                                                                               Y

                               SEPTEMBER 22, 2003

                       SUPPLEMENT NO. 2 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                                      DATED

                                 AUGUST 1, 2003

                   (SUPPLEMENT OFFERING BCTC IV SERIES 46 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement supersedes Supplement No. 1.

SERIES 46'S PURPOSE

- To invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate income housing.

TERMS OF OFFERING

- Series 46 is offering at least 250,000 ($2.5 million) and up to 3,000,000 ($30 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 46;

- the price of the certificates is $10 each with a minimum investment of $5,000;

- this offering will end no later than March 31, 2004; and

- your money will be held in escrow until at least 250,000 certificates are sold.

SERIES 46'S INVESTORS WILL RECEIVE

- federal housing tax credits;

- tax losses that can offset passive income from any other investments; and

- profits, if any, from the sale of the apartment complexes.

            PRIOR PERFORMANCE OF BOSTON ASSOCIATES AND ITS AFFILIATES

The offering of Series 45 has ended. Boston Capital received orders for a total of 3,968,867 Series 45 certificates ($39,688,670) and issued the last of these certificates on September 15, 2003. The fees paid as of September 15, 2003 to Boston Capital and its affiliates for Series 45 totaled $3,863,752. No additional Series 45 certificates will be issued. In addition, Boston Capital Tax Credit Fund IV L.P. ("Boston Capital") has issued other series in other offerings--Series 20 to Series 44. Boston Capital has issued a total of 74,990,778 certificates, raised $749,574,870 and admitted 33,291 investors within Series 20 through 44. To date, no apartment complexes have been sold from any of Boston Capital's prior series. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about Series 20 through 44.

                 INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Series 46's principal business is to invest, as a limited partner, in other limited partnerships (the "Operating Partnerships") each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus. The tax credit rules can be complicated and the failure of apartment complexes to comply with them can result in the loss and/or recapture of tax credits.

To achieve its investment objectives, Series 46 will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes, averaging approximately $.975-$1.025 per $10 certificate annually--9.75%-10.25% annual tax credit as a percentage of capital invested--for the ten-year credit period. After consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments, Series 46 has selected as an investment objective a 9.75%-10.25% annual tax credit as a percentage of capital invested. No additional tax credits will be available for the remaining term of the fifteen-year federal housing tax credit compliance period. Tax credits are not guaranteed and tax credits may be the only material benefit from the investment because investors may not get the capital back. This calculation assumes:

- the applicability of current tax law;

- each apartment complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period; and

- investors cannot use any passive tax losses generated by Series 46.

                        POSSIBLE INTERNAL RATE OF RETURN

The internal rate of return is the rate at which the present value of your future tax benefits would equal the cost of your investment. In essence, it illustrates your future tax credit benefit as a return of principal and interest in today's dollars. The internal rate of return assumes that all tax credit benefits are re-invested at the same rate of return as the internal rate of return. An investment in tax credits does not result in a rate of return comparable to an investment in certificates of deposit or bonds.

For investors in the 15%-38.6% tax bracket respectively, the tax-free rate of return goal is approximately 1.8%-3.9%, exclusive of any cash available for distribution, if:

- none of the apartment complexes invested in has any value at the end of the fifteen-year federal housing tax credit compliance period; and

- investors do use for tax purposes the assumed loss of the investor's entire capital contributions.

The tax-free rate of return will exceed 1.8%-3.9% if:

- the value of the apartment complexes exceeds indebtedness plus sale expenses; and

- investors receive distributions from these sales or refinancings.

The calculation of the rate of return includes the following variables:

- amount of the investor's capital contribution;

- stream of tax credits set forth in the immediately succeeding paragraph, using the lower tax credit investment goal in each range (for example, $0 in 2003); and

- investor's tax rate.

In accordance with the rules for the allocation of federal housing tax credits, Series 46's investment goal is for the following annual tax-free amounts for each $10,000 investment in Series 46: $0 - $100 in 2003; $350 - $550 in 2004;
$975 - $1,025 in 2005 - 2013; and $400 - $600 in 2014. This tax credit investment goal is based, in part, on the anticipated tax credits of the Operating Partnerships currently specified. This tax credit investment goal is not a forecast of anticipated tax credits, nor does it represent a yield or return on investment. Rather it is an investment goal of Series 46 for the credit period applicable to its investments. There is no assurance that any particular tax-free internal rate of return will be achieved. The Operating Partnership interests that Boston Capital currently anticipates acquiring are described beginning on page 3 of this Supplement and they represent 76% of the total money Series 46 expects to spend on the apartment complexes. The amount of annual tax credits to the investors expected to be generated by each Operating Partnership is disclosed in the table beginning on page 10 of this Supplement and is currently $2,253,200. The following chart is an example of how to calculate the annual amount of tax credits per certificate based on the currently specified operating partnerships:

Maximum certificates offered                                    3,000,000

Percent of portfolio specified                                  X   76.14%
                                                              ------------
Number of certificates needed to
  invest in currently specified portfolio                       2,284,134 (a)

Total annual tax credits expected to
  be generated by currently specified
  portfolio                                                   $ 2,253,200 (b)

Annual amount of tax credits per
  certificate                                                 $     0.986 (b)/(a)

Series 46's tax credit investment goals are based on extrapolations from these calculations and on Boston Associates' business experience.

The attainment of Series 46's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 46 will meet its investment objectives.

                             ANTICIPATED INVESTMENTS

Series 46 expects to invest in the sixteen Operating Partnerships described below. Each Operating Partnership will use a significant part of the funds invested by Series 46 to pay fees to the Operating General Partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While Boston Associates believes that Series 46 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the Operating Partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 46 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 46. If Series 46 raises the entire $30 million, the anticipated acquisition of the Operating Partnership interests, described below, will represent approximately 76% of the total money which Series 46 currently expects to spend on apartment complexes.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Because Series 46 is currently in the offering phase, it has no material assets or any operating history. Series 46 expects to acquire interests in the following 16 Operating Partnerships, which will develop, own and operate apartment complexes, 5 of which are to be newly constructed and 11 of which are to be rehabilitated. These Operating Partnerships are listed in the anticipated priority that Boston Capital intends to make investments. If only the minimum of $2,500,000 is raised, Boston Capital currently intends to invest only in the Havenwood Partnership and the Panola Partnership. As stated immediately above, there is no guarantee that Boston Capital will invest in any of these Operating Partnerships.

                                                         OPERATING GENERAL
             PARTNERSHIP                                    PARTNER(S)
   -----------------------------------                   -----------------
1. Havenwood Associates, L.P.                            Letchworth Development
     (the "Havenwood Partnership")                       Corporation
     New Construction

2. Panola Housing, Ltd.                                  R.D. 2000 Development
     (the "Panola Partnership")                          Company, LLC
     Property Rehabilitation

3. Rural Housing Partners of Kewaunee, L.P.              ABTK Inc.
     (the "Kewaunee Partnership")
     Property Rehabilitation

4. Memphis 150, L.P.                                     Harold Buehler
     (the "Memphis 150 Partnership")
     New Construction

5. PDC Sixty, L.P.                                       Phillips Small I, LLC
     (the "PDC Sixty Partnership")
     New Construction

6. Jacksonville Square Housing, Ltd.                     R.D. 2000 Development
     (the "Jacksonville Square Partnership")             Company, LLC
     Property Rehabilitation

7. Whispering Palms Housing, L.P.                        Native American
     (the "Whispering Palms Partnership")                Connections, Inc.
     Property Rehabilitation

                                                          OPERATING GENERAL
              PARTNERSHIP                                    PARTNER(S)
    -----------------------------------                   -----------------
8.  Bartlett Bayou, L.P.                                  Miles Hill
      (the "Bartlett Bayou Partnership")
      New Construction

9.  Davis Assisted, L.P.                                  Davis Nursing
      (the "Davis Partnership")                           Associates, Inc.
      New Construction

10. Warrensburg Housing Associates, L.P.                  Delta Area Economic
      (the "Apple Court Partnership")                     Opportunity Corporation
      Property Rehabilitation                             MACO

11. Senath Housing Properties, L.P.                       Delta Area Economic
      (the "Senath Partnership")                          Opportunity Corporation
      Property Rehabilitation                             MACO

12. Scott City Properties, L.P.                           Delta Area Economic
      (the "Scott City Partnership")                      Opportunity Corporation
      Property Rehabilitation                             MACO

13. Mountain Grove Properties, L.P.                       Delta Area Economic
      (the "Mountain Grove Partnership")                  Opportunity Corporation
      Property Rehabilitation                             MACO

14. Montgomery City Associates, L.P.                      Delta Area Economic
      (the "Montgomery City Partnership")                 Opportunity Corporation
      Property Rehabilitation                             MACO

15. Bell City Properties, L.P.                            Delta Area Economic
      (the "Bell City Partnership")                       Opportunity Corporation
      Property Rehabilitation                             MACO

16. Dexter Housing Associates, L.P.                       Delta Area Economic
      (the "Dexter Partnership")                          Opportunity Corporation
      Property Rehabilitation                             MACO

None of the Operating General Partners or the management companies are affiliated with Boston Associates.

Permanent mortgage loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each Operating Partnership.

The priority return base for Series 46 is $1.00 per certificate (10%). The priority return base is the level of return that investors must receive before Boston Associates may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the priority return base, Boston Associates does not represent that Series 46 is expected to provide this level of return to investors. Boston Associates will receive fees and compensation for services prior to investors receiving the priority return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

     OPERATING                                      BASIC        GOVERNMENT
     PARTNERSHIP        LOCATION         NUMBER    MONTHLY       ASSISTANCE
     NAME              OF PROPERTY      OF UNITS   RENTS(1)      ANTICIPATED
-----------------------------------------------------------------------------------
1.   Apple Court       Warrensburg,     24        $ 577 1BR      RHS Sec. 515
     Partnership       Missouri                   $ 607 2BR
                                                  $ 699 3BR

2.   Bartlett Bayou    Pascagoula,      48        $ 375-         Federal Housing
     Partnership       Mississippi                $ 395 2BR      Tax Credits
                                                  $ 410-
                                                  $ 425 3BR

3.   Bell City         Bell City,       24        $ 413 1BR      RHS Sec. 515
     Partnership       Missouri

4.   Davis             Pine Bluff,      40        $ 407 0BR      Federal Housing
     Partnership       Arkansas                   $ 435 1BR      Tax Credits

     OPERATING         PERMANENT             MORTGAGE     ANNUAL       PROPERTY          ANNUAL PROPERTY
     PARTNERSHIP       MORTGAGE              INTEREST     RESERVE     MANAGEMENT           MANAGEMENT
     NAME                LOAN                  RATE       AMOUNT        AGENT                  FEE
---------------------------------------------------------------------------------------------------------
1.   Apple Court       $544,607;                1%(2)    $  7,200     MACO                5% of net
     Partnership       State of Missouri     6.50%                    Management          rental income
                       tax exempt bonds                               Co., Inc.
                       $276,486(3)

2.   Bartlett Bayou    Boston Capital        6.50%       $  9,600     Southern            5% of net
     Partnership       Finance, LLC                                   Management          rental income
                       $924,952(4)                                    Group

3.   Bell City         $262,937;                1%(2)    $  7,200     MACO                5% of net
     Partnership       State of Missouri     6.50%                    Management          rental income
                       tax exempt bonds                               Co., Inc.
                       $264,217(5)

4.   Davis             Pine Bluff Hospital   6.25%       $ 12,000     Davis Nursing       12.65% of net
     Partnership       $1,250,421(6a)                                 Associates          rental income
                       South Arkansas           0%
                       Venture
                       Enterprises, Inc.
                       $150,000(6b)

----------
(1)  Exclusive of utilities, unless indicated otherwise.
(2) Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50-year amortization schedule.
(3) Ther terms of the Apple Court Partnership's anticipated permanent second mortgage loan in the amount of $276,486 are expected to include a term of 30 years, an interest rate of 6.5% and payments of principal and interest on the basis of a 50-year amortizeation schedule.
(4) The terms of the Bartlett Bayou Partnership's anticipated permanent first mortgage loan in the amount of $924,952 are expected to include a term of 15 years, an interst rate of 6.5% and payments of principal and interst on the basis of a 30-year amortization schedule.
(5) The terms of the Bell City Partnership's anticipated permanent second mortgage loan in the amount of $264,217 are expected to include a term of 30 years, an interest rate of 6.50% and payments of principal and interest on the basis of a 30-year amortization schedule.
(6) (a) The terms of the Davis Partnership's anticipated permanent first mortgage loan in the amount of $1,250,421 are expected to include a term of 40 years, an interest rate of 6.25% and payments of principal and interest on the basis of a 40-year amortization schedule.
     (b) The terms of the Davis Partnership's anticipated permanent second mortgage loan in the amount of $150,000 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

     OPERATING                                      BASIC        GOVERNMENT
     PARTNERSHIP        LOCATION         NUMBER    MONTHLY       ASSISTANCE
     NAME              OF PROPERTY      OF UNITS   RENTS(1)      ANTICIPATED
-----------------------------------------------------------------------------------
5.   Dexter            Dexter,          28        $ 426 1BR      RHS Sec. 515
     Partnership       Missouri                   $ 476 2BR
                                                  $ 561 3BR

6.   Havenwood         Batavia,         32        $ 502 1BR      RHS Sec. 515
     Partnership       New York

7.   Jacksonville      Jacksonville,    44        $ 257-         RHS Sec. 515
     Square            Texas                      $ 571 1BR
     Partnership                                  $ 308-
                                                  $ 558 2BR

8.   Kewaunee          Kewaunee,        38        $ 273-         RHS Sec. 515
     Partnership       Wisconsin                  $ 346 1BR
                                                  $ 486 2BR
                                                  $ 521 3BR

9.   Memphis 150       Memphis,         90        $ 525-         Federal Housing
     Partnership       Tennessee                  $ 625 3BR      Tax Credits

     OPERATING         PERMANENT             MORTGAGE     ANNUAL       PROPERTY          ANNUAL PROPERTY
     PARTNERSHIP       MORTGAGE              INTEREST     RESERVE     MANAGEMENT           MANAGEMENT
     NAME                LOAN                  RATE       AMOUNT        AGENT                  FEE
---------------------------------------------------------------------------------------------------------
5.   Dexter            $558,814;                1%(2)    $  8,400     MACO                5% of net
     Partnership       State of Missouri     6.50%                    Management          rental income
                       tax exempt bonds                               Co., Inc.
                       $266,410(7)

6.   Havenwood         $573,190;                1%(2)    $ 28,660     Genesee Valley      5% of net
     Partnership       New York State           1%                    Rural               rental income
                       Housing Trust                                  Preservation
                       Fund                                           Council
                       $1,147,299(8)

7.   Jacksonville      $1,136,761               1%(2)    $ 11,723     MAC-RE, LLC         $30 per
     Square                                                                               occupied unit
     Partnership                                                                          per month

8.   Kewaunee          $664,000                 1%(2)    $ 13,800     ABTK Inc.           $13 per
     Partnership                                                                          occupied unit
                                                                                          per month

9.   Memphis 150       Midland Muni Mae      8.25%       $ 27,000     Buehler             5% of net
     Partnership       $2,450,000(9)                                  Enterprises, Inc.   rental income

----------
(1)  Exclusive of utilities, unless indicated otherwise.
(2) Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50-year amortization schedule.
(7) The terms of the Dexter Partnership's anticipated permanent second mortgage loan in the amount of $266,410 are expected to include a term of 30 years, an interest rate of 6.50% and payments of principal and interest on the basis of a 30-year amortization schedule.
(8) The terms of the Havenwood Partnership's anticipated permanent second mortgage loan in the amount of $1,147,299 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30-year amortization schedule.
(9) The terms of the Memphis 150 Partnership's anticipated permanent first mortgage loan in the amount of $2,450,000 are expected to include a term of 15 years, an interest rate of 8.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

     OPERATING                                      BASIC        GOVERNMENT
     PARTNERSHIP        LOCATION         NUMBER    MONTHLY       ASSISTANCE
     NAME              OF PROPERTY      OF UNITS   RENTS(1)      ANTICIPATED
-----------------------------------------------------------------------------------
10.  Montgomery        Montgomery       32        $ 493 1BR      RHS Sec. 515
     City Partnership  City,                      $ 561 2BR
                       Missouri                   $ 650 3BR

11.  Mountain          Mountain Grove,  38        $ 429 1BR      RHS Sec. 515
     Grove             Missouri                   $ 501 2BR
     Partnership                                  $ 587 3BR

12.  Panola            Carthage,        32        $ 429-         RHS Sec. 515;
     Partnership       Texas                      $ 453 2BR      U.S. Department
                                                  $ 483-         of Housing and
                                                  $ 519 3BR      Urban Development
                                                                 Section 8 Housing
                                                                 Assistance
                                                                 Program

13.  PDC Sixty         Hopkinsville,    40        $380-          HOME
     Partnership       Kentucky                   $445 2BR       Investment
                                                  $480-          Partnerships
                                                  $490 3BR       Program(12b)

     OPERATING         PERMANENT             MORTGAGE     ANNUAL       PROPERTY          ANNUAL PROPERTY
     PARTNERSHIP       MORTGAGE              INTEREST     RESERVE     MANAGEMENT           MANAGEMENT
     NAME                LOAN                  RATE       AMOUNT        AGENT                  FEE
---------------------------------------------------------------------------------------------------------
10.  Montgomery        $ 738,818;               1%(2)    $  9,600     MACO                5% of net
     City Partnership  Missouri Housing      6.50%                    Management          rental income
                       Development                                    Co., Inc.
                       Commission tax
                       exempt bonds
                       $572,329(10)

11.  Mountain          $806,244;                1%(2)    $ 11,400     MACO                8.7% of net
     Grove             Missouri Housing         6%                    Management          rental income
     Partnership       Development                                    Co., Inc.
                       Commission tax
                       exempt bonds
                       $410,000(11)

12.  Panola            $813,281                 1%(2)    $  8,320     MAC-RE, LLC         $30 per
     Partnership                                                                          occupied unit
                                                                                          per month

13.  PDC Sixty         Kentucky Housing      8.15%       $ 12,000     Phillips            7.54% of net
     Partnership       Corporation                                    Management          rental income
                       $887,499(12a)
                       Kentucky HOME            1%
                       Funds
                       $415,000(12b)

----------
(1)  Exclusive of utilities, unless indicated otherwise.
(2) Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50-year amortization schedule.
(10) The terms of the Montgomery City Partnership's anticipated permanent second mortgage loan in the amount of $572,329 are expected to include a term of 30 years, an interest rate of 6.50% and payments of principal and interest on the basis of a 30-year amortization schedule.
(11) The terms of the Mountain Grove Partnership's anticipated permanent second mortgage loan in the amount of $410,000 are expected to include a term of 30 years, an interest rate of 6% and payments of principal and interest on the basis of a 30-year amortization schedule.
(12) (a) The terms of the PDC Sixty Partnership's anticipated permanent first mortgage loan in the amount of $887,499 are expected to include a term of 40 years, an interest rate of 8.15% and payments of principal and interest on the basis of a 40-year amortization schedule.
     (b) The terms of the PDC Sixty Partnership's anticipated permanent second mortgage loan in the amount of $415,000 are expected to include a term of 40 years, an interest rate of 1% and payments of principal and interest on the basis of a 40-year amortization schedule.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

     OPERATING                                      BASIC        GOVERNMENT
     PARTNERSHIP        LOCATION         NUMBER    MONTHLY       ASSISTANCE
     NAME              OF PROPERTY      OF UNITS   RENTS(1)      ANTICIPATED
-----------------------------------------------------------------------------------
14.  Scott City        Scott City,      40        $ 419 1BR      RHS Sec. 515
     Partnership       Missouri

15.  Senath            Senath,          48        $ 432 1BR      RHS Sec. 515
     Partnership       Missouri                   $ 479 2BR
                                                  $ 558 3BR

16.  Whispering        Phoenix,         20        $ 349-         Federal
     Palms             Arizona                    $ 458 1BR      Housing Tax
     Partnership                                  $ 426-         Credits
                                                  $ 557 2BR
                                                  $ 498-
                                                  $ 649 3BR

     OPERATING         PERMANENT             MORTGAGE     ANNUAL       PROPERTY          ANNUAL PROPERTY
     PARTNERSHIP       MORTGAGE              INTEREST     RESERVE     MANAGEMENT           MANAGEMENT
     NAME                LOAN                  RATE       AMOUNT        AGENT                  FEE
---------------------------------------------------------------------------------------------------------
14.  Scott City        $729,619;                1%(2)    $ 12,000     MACO                9.5% of net
     Partnership       Missouri Housing         6%                    Management          rental income
                       Development                                    Co., Inc.
                       Commission tax
                       exempt bonds
                       $240,000(13)

15.  Senath            $959,332;                1%(2)    $ 14,400     MACO                5% of net
     Partnership       Missouri Housing      6.50%                    Management          rental income
                       Development                                    Co., Inc.
                       Commission tax
                       exempt bonds
                       $477,765(14)

16.  Whispering        Boston Capital           7%       $  5,000     Native American     4.96% of net
     Palms             Finance, LLC                                   Connections,        rental income
     Partnership       $305,000(15a)                                  Inc.
                       Arizona State         5.98%
                       HOME Funds
                       $380,945(15b)
                       Affordable               0%
                       Housing Program
                       $170,000(15c)

----------
(1)  Exclusive of utilities, unless indicated otherwise.
(2) Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50-year amortization schedule.
(13) The terms of the Scott City Partnership's anticipated permanent second mortgage loan in the amount of $240,000 are expected to include a term of 30 years, an interest rate of 6% and payments of principal and interest on the basis of a 30-year amortization schedule.
(14) The terms of the Senath Partnership's anticipated permanent second mortgage loan in the amount of $477,765 are expected to include a term of 30 years, an interest rate of 6.50% and payments of principal and interest on the basis of a 30-year amortization schedule.
(15) (a) The terms of the Whispering Palms Partnership's anticipated permanent first mortgage loan in the amount of $305,000 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 30-year amortization schedule.
     (b) The terms of the Whispering Palms Partnership's anticipated permanent second mortgage loan in the amount of $380,945 are expected to include a term of 30 years, an interest rate of 5.98% and payments of principal and interest on the basis of a 30-year amortization schedule.
     (c) The terms of the Whispering Palms Partnership's anticipated permanent third mortgage loan in the amount of $170,000 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                        PERCENT OF
                                      TAX, CREDITS/     OPERATING
     OPERATING          SERIES 46     CASH FLOW/SALE     GENERAL          OPERATING
     PARTNERSHIP         CAPITAL       PROCEEDS TO       PARTNER           DEFICIT
     NAME             CONTRIBUTION     SERIES 46(1)    CONTRIBUTION      GUARANTEE(2)
----------------------------------------------------------------------------------------
1.   Apple Court       $   294,254      99.99/30/30      $  20,100    $150,000 in the
     Partnership                                                      aggregate for
                                                                      4 years after
                                                                      Breakeven

2.   Bartlett          $ 2,779,476      99.99/20/20      $     100    $100,000 in
     Bayou                                                            the aggregate
     Partnership                                                      for 3 years
                                                                      after Rental
                                                                      Achievement

3.   Bell City         $   188,210      99.99/30/30      $  15,100    $150,000 in the
     Partnership                                                      aggregate for
                                                                      4 years after
                                                                      Breakeven

4.   Davis             $ 1,885,079      99.99/99.99/     $     100    Unlimited in
     Partnership                        99.99                         duration and
                                                                      amount

5.   Dexter            $   293,651      99.99/30/30      $  15,100    $150,000 in the
     Partnership                                                      aggregate for
                                                                      4 years after
                                                                      Breakeven

                                        SERIES 46'S                       ANNUAL
                                        APPROXIMATE                      OPERATING
                                       AVERAGE ANNUAL   DEVELOPMENT     PARTNERSHIP        ASSET
     OPERATING           OPERATING      ANTICIPATED        FEE TO     MANAGEMENT FEE   MANAGEMENT FEE
     PARTNERSHIP       PARTNERSHIP'S   FEDERAL CREDIT   UNAFFILIATED   TO OPERATING      TO BOSTON
     NAME              CREDIT BASE(3)  TO INVESTORS(4)    DEVELOPER   GENERAL PARTNER    ASSOCIATES
------------------------------------------------------------------------------------------------------
1.   Apple Court        $   585,590       $  38,584      $  126,626      $   1,565        $  1,565
     Partnership

2.   Bartlett           $ 4,505,952       $ 357,361      $  488,085      $   3,000        $  3,000
     Bayou
     Partnership

3.   Bell City          $   458,211       $  24,679      $   86,499      $     764        $    764
     Partnership

4.   Davis              $ 3,035,500       $ 242,367      $  275,000      $   3,000        $  3,000
     Partnership

5.   Dexter             $   568,537       $  38,505      $  125,541      $   1,335        $  1,335
     Partnership

----------
(1) Each operating partnership has a fee simple ownership interest in its respective apartment complex. Though Boston Associates' calculation of the investors' rate of return assumes that Series 46 will not receive any proceeds from the sale of the apartment complexes, the investors may receive all or a portion of their capital back upon such a sale.
(2) Covers operating deficits after completion of the apartment complex construction or operating deficits prior to completion which are the unlimited obligation of the Operating General Partners.
(3) The credit base is the cost of constructing or rehabilitating the apartment complex subject to certain reductions, such as land and permanent loan costs.
(4) This amount is Series 46's share of the annual tax credit amount the appropriate state credit agency has preliminarily awarded the apartment complex.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                        PERCENT OF
                                      TAX, CREDITS/     OPERATING
     OPERATING          SERIES 46     CASH FLOW/SALE     GENERAL          OPERATING
     PARTNERSHIP         CAPITAL       PROCEEDS TO       PARTNER           DEFICIT
     NAME             CONTRIBUTION     SERIES 46(1)    CONTRIBUTION      GUARANTEE(2)
----------------------------------------------------------------------------------------
6.   Havenwood         $ 1,632,678      99.99/30/30      $     100    $150,000 in the
     Partnership                                                      aggregate for
                                                                      4 years after
                                                                      Breakeven

7.   Jacksonville      $   660,678      99.99/20/20      $     100    Unlimited
     Square                                                           for 3 years
     Partnership                                                      after Rental
                                                                      Achievement

8.   Kewaunee          $ 1,205,201      99.99/20/20      $     100    Unlimited
     Partnership                                                      until Rental
                                                                      Achievement
                                                                      then $170,000
                                                                      in the aggregate
                                                                      for 3 years

9.   Memphis 150       $ 2,817,941      99.99/20/20      $     100    $300,000 in
     Partnership                                                      the aggregate
                                                                      for 3 years
                                                                      after Rental
                                                                      Achievement

10.  Montgomery        $   466,936      99.99/30/30      $  20,100    $150,000 in
     City                                                             the aggregate
     Partnership                                                      for 4 years
                                                                      after Rental
                                                                      Achievement

                                        SERIES 46'S                       ANNUAL
                                        APPROXIMATE                      OPERATING
                                       AVERAGE ANNUAL   DEVELOPMENT     PARTNERSHIP        ASSET
     OPERATING           OPERATING      ANTICIPATED        FEE TO     MANAGEMENT FEE   MANAGEMENT FEE
     PARTNERSHIP       PARTNERSHIP'S   FEDERAL CREDIT   UNAFFILIATED   TO OPERATING      TO BOSTON
     NAME              CREDIT BASE(3)  TO INVESTORS(4)    DEVELOPER   GENERAL PARTNER    ASSOCIATES
------------------------------------------------------------------------------------------------------
6.   Havenwood          $ 2,705,450       $ 214,115      $  429,893      $   2,400        $  2,400
     Partnership

7.   Jacksonville       $   689,991       $  86,062      $   88,858      $   1,500        $  1,500
     Square
     Partnership

8.   Kewaunee           $ 1,716,657       $ 154,954      $  268,576      $   2,850        $  2,850
     Partnership

9.   Memphis 150        $ 4,828,415       $ 362,307      $  375,000      $   6,000        $  6,000
     Partnership

10.  Montgomery         $ 1,066,073       $  61,227      $  208,528      $   3,244        $  3,244
     City
     Partnership

----------
(1) Each operating partnership has a fee simple ownership interest in its respective apartment complex. Though Boston Associates' calculation of the investors' rate of return assumes that Series 46 will not receive any proceeds from the sale of the apartment complexes, the investors may receive all or a portion of their capital back upon such a sale.
(2) Covers operating deficits after completion of the apartment complex construction or operating deficits prior to completion which are the unlimited obligation of the Operating General Partners.
(3) The credit base is the cost of constructing or rehabilitating the apartment complex subject to certain reductions, such as land and permanent loan costs.
(4) This amount is Series 46's share of the annual tax credit amount the appropriate state credit agency has preliminarily awarded the apartment complex.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                        PERCENT OF
                                      TAX, CREDITS/     OPERATING
     OPERATING          SERIES 46     CASH FLOW/SALE     GENERAL          OPERATING
     PARTNERSHIP         CAPITAL       PROCEEDS TO       PARTNER           DEFICIT
     NAME             CONTRIBUTION     SERIES 46(1)    CONTRIBUTION      GUARANTEE(2)
----------------------------------------------------------------------------------------
11.  Mountain          $   547,826      99.99/30/30      $  31,815    $150,000 in
     Grove                                                            the aggregate
     Partnership                                                      for 4 years
                                                                      after Rental
                                                                      Achievement

12.  Panola            $   463,948      99.99/20/20      $     100    Unlimited
     Partnership                                                      for  3 years
                                                                      after Rental
                                                                      Achievement

13.  PDC Sixty         $ 1,868,942      99.99/20/15      $     100    Unlimited
     Partnership                                                      for 3 years
                                                                      after Rental
                                                                      Achievement

14.  Scott City        $   357,125      99.99/30/30      $  52,960    $150,000 in
     Partnership                                                      the aggregate
                                                                      for 4 years
                                                                      after Rental
                                                                      Achievement

15.  Senath            $   512,752      99.99/30/30      $  25,100    $150,000 in
     Partnership                                                      the aggregate
                                                                      for 4 years
                                                                      after Rental
                                                                      Achievement

                                        SERIES 46'S                       ANNUAL
                                        APPROXIMATE                      OPERATING
                                       AVERAGE ANNUAL   DEVELOPMENT     PARTNERSHIP        ASSET
     OPERATING           OPERATING      ANTICIPATED        FEE TO     MANAGEMENT FEE   MANAGEMENT FEE
     PARTNERSHIP       PARTNERSHIP'S   FEDERAL CREDIT   UNAFFILIATED   TO OPERATING      TO BOSTON
     NAME              CREDIT BASE(3)  TO INVESTORS(4)    DEVELOPER   GENERAL PARTNER    ASSOCIATES
------------------------------------------------------------------------------------------------------
11.  Mountain           $ 1,334,389       $  71,834      $ 200,424       $   1,693        $  1,693
     Grove
     Partnership

12.  Panola             $   478,181       $  60,435      $  64,524       $   1,500        $  1,500
     Partnership

13.  PDC Sixty          $ 2,979,641       $ 241,863      $ 275,000       $   2,000        $  2,000
     Partnership

14.  Scott City         $   644,584       $  46,828      $ 145,085       $   1,112        $  1,112
     Partnership

15.  Senath             $ 1,019,060       $  67,235      $ 220,069       $   2,286        $  2,286
     Partnership

----------
(1) Each operating partnership has a fee simple ownership interest in its respective apartment complex. Though Boston Associates' calculation of the investors' rate of return assumes that Series 46 will not receive any proceeds from the sale of the apartment complexes, the investors may receive all or a portion of their capital back upon such a sale.
(2) Covers operating deficits after completion of the apartment complex construction or operating deficits prior to completion which are the unlimited obligation of the Operating General Partners.
(3) The credit base is the cost of constructing or rehabilitating the apartment complex subject to certain reductions, such as land and permanent loan costs.
(4) This amount is Series 46's share of the annual tax credit amount the appropriate state credit agency has preliminarily awarded the apartment complex.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                        PERCENT OF
                                      TAX, CREDITS/     OPERATING
     OPERATING          SERIES 46     CASH FLOW/SALE     GENERAL          OPERATING
     PARTNERSHIP         CAPITAL       PROCEEDS TO       PARTNER           DEFICIT
     NAME             CONTRIBUTION     SERIES 46(1)    CONTRIBUTION      GUARANTEE(2)
----------------------------------------------------------------------------------------
16.  Whispering        $ 1,418,985      99.99/20/20      $ 822,750    $260,000 in
     Palms                                                            the aggregate
     Partnership                                                      for 5 years
                                                                      after Rental
                                                                      Achievement

                                        SERIES 46'S                       ANNUAL
                                        APPROXIMATE                      OPERATING
                                       AVERAGE ANNUAL   DEVELOPMENT     PARTNERSHIP        ASSET
     OPERATING           OPERATING      ANTICIPATED        FEE TO     MANAGEMENT FEE   MANAGEMENT FEE
     PARTNERSHIP       PARTNERSHIP'S   FEDERAL CREDIT   UNAFFILIATED   TO OPERATING      TO BOSTON
     NAME              CREDIT BASE(3)  TO INVESTORS(4)    DEVELOPER   GENERAL PARTNER    ASSOCIATES
-----------------------------------------------------------------------------------------------------
16.  Whispering         $ 2,366,632       $ 184,842      $ 336,684       $   1,500        $  1,500
     Palms
     Partnership

----------
(1) Each operating partnership has a fee simple ownership interest in its respective apartment complex. Though Boston Associates' calculation of the investors' rate of return assumes that Series 46 will not receive any proceeds from the sale of the apartment complexes, the investors may receive all or a portion of their capital back upon such a sale.
(2) Covers operating deficits after completion of the apartment complex construction or operating deficits prior to completion which are the unlimited obligation of the Operating General Partners.
(3) The credit base is the cost of constructing or rehabilitating the apartment complex subject to certain reductions, such as land and permanent loan costs.
(4) This amount is Series 46's share of the annual tax credit amount the appropriate state credit agency has preliminarily awarded the apartment complex.

                           THE APPLE COURT PARTNERSHIP
                            (APPLE COURT APARTMENTS)

Apple Court Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated in Warrensburg, Missouri. Apple Court Apartments will consist of 4 one-bedroom units, 16 two-bedroom units and 4 three-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, wall-to-wall carpeting, and cable television hook-up.

Rehabilitation of Apple Court Apartments is anticipated to begin in January, 2004. The Operating General Partners anticipate that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
            8            April, 2004           24              July, 2004
            8            May, 2004
            8            June, 2004

The Apple Court Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Apple Court Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                         THE BARTLETT BAYOU PARTNERSHIP
                           (BARTLETT BAYOU APARTMENTS)

Bartlett Bayou Apartments is a 48-unit apartment complex for families which is to be constructed on Bartlett Avenue in Pascagoula, Mississippi. Bartlett Bayou Apartments will consist of 20 two-bedroom units and 28 three-bedroom units contained in 7 buildings. The complex will offer a community room, individual storage and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, and cable television hook-up.

Construction of Bartlett Bayou Apartments is anticipated to begin in October, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           10            March, 2004           10              August, 2004
           10            April, 2004           10              September, 2004
           10            May, 2004             10              October, 2004
           10            June, 2004            10              November, 2004
            8            July, 2004             8              December, 2004

                            THE BELL CITY PARTNERSHIP
                             (BELL CITY APARTMENTS)

Bell City Apartments is an existing 24-unit apartment complex for senior citizens which is to be rehabilitated in Bell City, Missouri. Bell City Apartments will consist of 24 one-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, wall-to-wall carpeting, cable television hook-up, and an emergency call system.

Rehabilitation of Bell City Apartments is anticipated to begin in January, 2004. The Operating General Partners anticipate that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           24            July, 2004            24              July, 2004

The Bell City Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Bell City Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                              THE DAVIS PARTNERSHIP
                       (DAVIS ASSISTED LIVING APARTMENTS)

Davis Assisted Living Apartments is a 40-unit apartment complex for senior citizens which is to be constructed in Pine Bluff, Arkansas. Davis Assisted Living Apartments will consist of 18 studio units and 22 one-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, air conditioning, wall-to-wall carpeting, cable television hook-up, and an emergency call system.

Construction of Davis Assisted Living Apartments is anticipated to begin in December, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           40            January, 2005         10              January, 2005
                                               10              February, 2005
                                               10              March, 2005
                                               10              April, 2005

                             THE DEXTER PARTNERSHIP
                             (DEXTER II APARTMENTS)

Dexter II Apartments is an existing 28-unit apartment complex for families which is to be rehabilitated in Dexter, Missouri. Dexter II Apartments will consist of 10 one-bedroom units, 12 two-bedroom units and 6 three-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, wall-to-wall carpeting, and cable television hook-up.

Rehabilitation of Dexter II Apartments is anticipated to begin in January, 2004. The Operating General Partners anticipate that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           28            July, 2004            28              July, 2004

The Dexter Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Dexter Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                            THE HAVENWOOD PARTNERSHIP
                    (HAVENWOOD CONGREGATE LIVING APARTMENTS)

Havenwood Congregate Living Apartments is a 32-unit apartment complex for senior citizens which is to be constructed in Batavia, New York. Havenwood Congregate Living Apartments will consist of 32 one-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, wall-to-wall carpeting, cable television hook-up, and an emergency call system.

Construction of Havenwood Congregate Living Apartments is anticipated to begin in March, 2004. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           12            June, 2004            12              September, 2004
           10            July, 2004            10              October, 2004
            6            August, 2004           6              November, 2004
            4            September, 2004        4              December, 2004

                       THE JACKSONVILLE SQUARE PARTNERSHIP
                        (JACKSONVILLE SQUARE APARTMENTS)

Jacksonville Square Apartments is an existing 44-unit apartment complex for families which is to be rehabilitated in Jacksonville, Texas. Jacksonville Square Apartments will consist of 16 one-bedroom units and 28 two-bedroom units contained in 11 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, air conditioning, wall-to-wall carpeting, and cable television hook-up.

Rehabilitation of Jacksonville Square Apartments is anticipated to begin in October, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           11            June, 2004            11              June, 2004
           11            July, 2004            11              July, 2004
           11            August, 2004          11              August, 2004
           11            September, 2004       11              September, 2004

The Jacksonville Square Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Jacksonville Square Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                            THE KEWAUNEE PARTNERSHIP
                              (KEWAUNEE APARTMENTS)

Kewaunee Apartments is an existing 38-unit apartment complex for families which is to be rehabilitated in Kewaunee, Wisconsin. Kewaunee Apartments will consist of 20 one-bedroom units, 14 two-bedroom units and 4 three-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, air conditioning, wall-to-wall carpeting, and cable television hook-up.

Rehabilitation of Kewaunee Apartments is anticipated to begin in October, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           10            May, 2004             10              May, 2004
           10            June, 2004            10              June, 2004
           10            July, 2004            10              July, 2004
            4            August, 2004           4              August, 2004
            4            September, 2004        4              September, 2004

The Kewaunee Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Kewaunee Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                           THE MEMPHIS 150 PARTNERSHIP
                                  (MEMPHIS 150)

Memphis 150 is a development of 90-single family homes which is being constructed in Memphis, Tennessee. Memphis 150 will consist of 90 three-bedroom homes.

Individual homes will contain a refrigerator, range, dishwasher, washer/dryer hookups, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up, and a patio or porch.

Construction of Memphis 150 began in August, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           16            September, 2003        6              February, 2004
           16            October, 2003          6              March, 2004
           16            November, 2003         6              April, 2004
           16            December, 2003         8              May, 2004
           16            January, 2004          8              June, 2004
           10            February, 2004         8              July, 2004
                                                8              August, 2004
                                                8              September, 2004
                                                8              October, 2004
                                                8              November, 2004
                                                8              December, 2004
                                                8              January, 2005

                         THE MONTGOMERY CITY PARTNERSHIP
                          (MONTGOMERY CITY APARTMENTS)

Montgomery City Apartments is an existing 32-unit apartment complex for families which is to be rehabilitated in Montgomery City, Missouri. Montgomery City Apartments will consist of 12 one-bedroom units, 14 two-bedroom units and 6 three-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, wall-to-wall carpeting, and cable television hook-up.

Rehabilitation of Montgomery City Apartments is anticipated to begin in January, 2004. The Operating General Partners anticipate that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           32            July, 2004            32              July, 2004

The Montgomery City Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Montgomery City Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                         THE MOUNTAIN GROVE PARTNERSHIP
                          (MOUNTAIN GROVE I APARTMENTS)

Mountain Grove I Apartments is an existing 38-unit apartment complex for families which is to be rehabilitated in Mountain Grove, Missouri. Mountain Grove I Apartments will consist of 12 one-bedroom units, 24 two-bedroom units and 2 three-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, wall-to-wall carpeting, and cable television hook-up.

Rehabilitation of Mountain Grove I Apartments is anticipated to begin in January, 2004. The Operating General Partners anticipate that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           38            January, 2004         38              July, 2004

The Mountain Grove Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Mountain Grove Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                             THE PANOLA PARTNERSHIP
                               (PANOLA APARTMENTS)

Panola Apartments is an existing 32-unit apartment complex for families which is being rehabilitated in Carthage, Texas. Panola Apartments will consist of 16 two-bedroom units and 16 three-bedroom units contained in 6 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, air conditioning, wall-to-wall carpeting, and cable television hook-up.

Rehabilitation of Panola Apartments began in September, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
            8            April, 2004            8              April, 2004
            8            May, 2004              8              May, 2004
            8            June, 2004             8              June, 2004
            8            July, 2004             8              July, 2004

The Panola Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Panola Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                            THE PDC SIXTY PARTNERSHIP
                           (MASON'S POINTE APARTMENTS)

Mason's Pointe Apartments is a 40-unit apartment complex for families which is being constructed in Hopkinsville, Kentucky. Mason's Pointe Apartments will consist of 28 two-bedroom units and 12 three-bedroom units contained in 6 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, wall-to-wall carpeting, and cable television hook-up.

Construction of Mason's Pointe Apartments began in September, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
            7            June, 2004             7              September, 2004
            7            July, 2004             7              October, 2004
            7            August, 2004           7              November, 2004
            7            September, 2004        7              December, 2004
            6            October, 2004          6              January, 2005
            6            November, 2004         6              February, 2005

                           THE SCOTT CITY PARTNERSHIP
                             (SCOTT CITY APARTMENTS)

Scott City Apartments is an existing 40-unit apartment complex for senior citizens which is to be rehabilitated in Scott City, Missouri. Scott City Apartments will consist of 40 one-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, wall-to-wall carpeting, cable television hook-up, and an emergency call system.

Rehabilitation of Scott City Apartments is anticipated to begin in January, 2004. The Operating General Partners anticipate that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           40            July, 2004            40              July, 2004

The Scott City Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Scott City Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                             THE SENATH PARTNERSHIP
                               (SENATH APARTMENTS)

Senath Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated in Senath, Missouri. Senath Apartments will consist of 24 one-bedroom units, 16 two-bedroom units and 8 three-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, wall-to-wall carpeting, and cable television hook-up.

Rehabilitation of Senath Apartments is anticipated to begin in January, 2004. The Operating General Partners anticipate that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           48            January, 2004         48              January, 2004

The Senath Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Senath Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                        THE WHISPERING PALMS PARTNERSHIP
                          (WHISPERING PALMS APARTMENTS)

Whispering Palms Apartments is an existing 20-unit apartment complex for families which is to be rehabilitated on East Georgia Avenue in Phoenix, Arizona. Whispering Palms Apartments will consist of 5 one-bedroom units, 5 two-bedroom units and 10 three-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, microwave, air conditioning, wall-to-wall carpeting, and cable television hook-up.

Rehabilitation of Whispering Palms Apartments is anticipated to begin in November, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

     NUMBER OF UNITS     COMPLETION       NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
           20            November, 2004         5              December, 2004
                                                5              January, 2005
                                                5              February, 2005
                                                5              March, 2005

The Whispering Palms Partnership is being substantially rehabilitated and the new tenants will be required to comply with rent and income restrictions of the tax credit program. The tax credit operations of the apartment complex will be materially different from its prior operation. In addition, the financing, ownership and management of the apartment complex will change. Accordingly, no historical financial statements for The Whispering Palms Partnership are provided as they would not be indicative of its operation as a rehabilitated tax credit property.

                                 * * * * * * * *

[GRAPHIC]

PROSPECTUS
BOSTON CAPITAL
TAX CREDIT FUND IV L.P.
Series 45 AND 46

                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

   BOSTON CAPITAL'S PURPOSE--

   - To invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate income housing.

   TERMS OF OFFERING--

   - Series 45 will be offered first and Series 46 will begin after Series 45 is finished;

   - each series will offer a minimum of 250,000 Beneficial Assignee Certificates that are the equivalent of limited partnership interests in each series. It is anticipated that each series will offer a maximum of 3,500,000 certificates;

   - the price of the certificates is $10 each with a minimum investment of $5,000;
   - your money will be held in escrow until at least 250,000 certificates are sold.

   BOSTON CAPITAL'S INVESTORS WILL RECEIVE--

   - Federal housing tax credits;
   - tax losses that can offset passive income from any other investments;
   - profits, if any, from the sale of the apartment complexes.

   RISK FACTORS AS TO BOSTON CAPITAL, WHICH BEGIN ON PAGE 34 OF THIS
   PROSPECTUS--

   - tax credit rules can be complicated and the failure of apartment complexes to comply with them can result in the loss and/or recapture of tax credits sometimes years after tax credits are allocated;
   - the use of tax credits is limited, among other things, to the amount of tax liability not resulting from the alternative minimum tax and by the passive activity rules that limit the amount of tax credits an individual can use in any one year to as little as $7,000;

   - tax credits may be the only material benefit from the investment because the investors may not get back their capital;
   - tax credits are not guaranteed;

   - Boston Capital will generate a smaller amount of tax credits in the initial and final years of the investment;

   - when the apartment complexes are eventually sold, there may not be enough money to return the original investment;
   - there are limits on the transferability of the certificates including a prohibition of more than 50% of the certificates transferring in any 12-month period;

   - it is unlikely that there will be a market for the certificates;
   - any transactions between Boston Capital, its general partner, and their affiliates will be entered into without the benefit of arm's length bargaining and will involve potential conflicts of interest; Boston Capital's general partner and affiliates will receive substantial fees, including a share of capital distributions, which could equal approximately 11.5% of the offering.

                                               SELLING        PROCEEDS                       WORKING    FEES AND EXPENSES
                                  PUBLIC     COMMISSIONS     TO BOSTON      APARTMENT        CAPITAL   OF GENERAL PARTNER
                                  PRICE        AND FEES       CAPITAL       COMPLEXES        RESERVES   AND AFFILIATES
-------------------------------------------------------------------------------------------------------------------------
Per Certificate                $      10.00   $       0.90   $       9.10   $  7.51-7.61   $        .40   $  1.09-1.19
-------------------------------------------------------------------------------------------------------------------------
Per Series if minimum
amount raised                  $  2,500,000   $    225,000   $  2,275,000   $  1,877,500   $    100,000   $    297,500
-------------------------------------------------------------------------------------------------------------------------
Per Series if maximum
amount raised                  $  35,000,00   $  3,150,000   $ 31,850,000   $ 26,635,000   $  1,400,000   $  3,815,000
-------------------------------------------------------------------------------------------------------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   BOSTON CAPITAL TAX CREDIT FUND IV L.P. IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 AND IS NOT SUBJECT TO REGULATION THEREUNDER.

                                  August 1, 2003

The attorney general of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Boston Capital Services, Inc., an affiliate of Boston Capital, is the managing underwriter for this offering. No series of certificates will be sold unless at least 250,000 certificates are sold. This is a best efforts offering, which means no specified amount of capital will be raised. Boston Capital Services, Inc., may receive up to $0.90 (9%) of each certificate sold as compensation.

Any investor or prospective investor may obtain, without charge, a copy of any document included as an exhibit to the Registration Statement filed with the Securities and Exchange Commission with respect to the securities offered hereby upon written request to Boston Capital Tax Credit Fund IV L.P., c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, Massachusetts 02108,
Attention: Richard J. DeAgazio.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any prediction, written or oral, except as set forth in this Prospectus, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in Boston Capital is not permitted.

The investment described in this Prospectus has been registered with the Internal Revenue Service (the "IRS") as a tax shelter pursuant to procedures set forth in the Tax Reform Act of 1984. The IRS has given the fund registration tax shelter identification number 93355000022. Investors must include it on their tax returns for the period of time in which they are investors. Issuance of a registration number does not indicate that this investment or the claimed tax benefits have been reviewed, examined or approved by the IRS.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representation must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any state in which, or to any person to whom, it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Boston Capital since the respective dates at which information is given herein, at the date hereof; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                  SUITABILITY OF AN INVESTMENT IN CERTIFICATES

                                  ALL INVESTORS

The certificates being offered for sale through this Prospectus are suitable for all investors who (1) reasonably expect to have a tax liability during the next twelve years against which the tax credits can be used to offset their federal income tax liability, regardless of income; and (2) have adequate financial means to bear the lack of liquidity and the economic risks associated with long-term investments in real estate. Boston Capital does not deem sales of certificates completed until five business days after an investor has received this Prospectus, during which time you may receive a refund of your subscription.

The certificates may not be suitable for investors that must pay the alternative minimum tax or are tax-exempt. Moreover, if the investor distributes its certificates as a gift, the donor and the not the donee must satisfy all applicable suitability requirements.

                  ALTERNATIVE MINIMUM TAX/TENTATIVE MINIMUM TAX

The tax code imposes an alternative minimum tax on all taxpayers, except certain qualifying small corporations, to the extent that this tax exceeds their regularly computed income tax liability. Generally, the alternative minimum tax requires that taxpayers pay a percentage of income as taxes, regardless of the presence of certain items that the taxpayer would otherwise be able to deduct. Tax credits cannot be used to offset this tax. Consequently, an investment in certificates may not be a suitable investment for an investor expecting to be subject to the alternative minimum tax or an investor that expects the difference between your tax liability and the tentative minimum tax to be minimal.

Regardless of whether or not a prospective investor is otherwise subject to the alternative minimum tax, each prospective investor must determine what your tentative minimum tax would be, in order to determine the maximum amount of tax credits which you can use in any given year. The amount of tax credits which an investor may use in any year may not exceed the difference between (1) your income tax as computed under the normal formula for determining income tax liability and (2) your tentative minimum tax as computed under the alternative minimum tax formula.

For example, an investor, not otherwise subject to the alternative minimum tax, with $15,000 in regular income tax liability and $10,000 in tentative minimum tax liability, could use up to $5,000 in tax credits to offset your regular income tax liability. Any additional tax credits allocated to such investor for the applicable year which could not be utilized in that year, could be carried back one year or forward twenty years, subject to limitations on carry-backs for certain taxpayers. See the sections in this Prospectus entitled

"Risk Factors--Alternative Minimum Tax Could Reduce or Eliminate the Benefits of the Investment" and "Federal Income Tax Matters--Certain Other
Considerations--Alternative Minimum Tax."

                               TAX-EXEMPT ENTITIES

It is unlikely that a tax-exempt entity would be able to use tax credits because of its lack of income tax liability. However, if a tax-exempt entity has, and expects to continue to have, unrelated business taxable income ("UBTI"), it could use tax credits to offset the federal tax on such income. See "Federal Income Tax Matters--Investment by Tax-Exempt Entities."

                        CONSIDERATIONS FOR INDIVIDUAL AND
                          OTHER NON-CORPORATE INVESTORS

- investors must have minimum annual gross income for the current year of $35,000 and a net worth--excluding home, home furnishings and automobiles --of not less than $35,000; or net worth--excluding home, home furnishings and automobiles--of not less than $150,000.

- if more than one investor purchases certificates together, each investor must satisfy all applicable suitability requirements.

- individual taxpayers may use tax credits from passive activities to offset certain amounts of tax liability from non-passive sources. Individuals can utilize tax credits to offset taxes on up to $25,000 of active or portfolio income. Thus, an individual taxed at the 28% tax rate could use tax credits to offset $7,000 (28% x $25,000) in taxes on such income, and an individual taxed at the 33% or 35% tax rate could use tax credits to offset $8,250 and $8,750, respectively, in taxes on such income.

- married individuals filing separately may not use tax credits to offset taxes on non-passive income unless they live apart for the entire year.

- if married persons live apart for the entire year, each individual may use tax credits to offset taxes on up to $12,500 of non-passive income for that year.

- there are special rules governing an investor's ability to carry unused tax credits and historic tax credits forward to future years. See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations".

- investors can fully use the historic tax credit only if the adjusted gross income is not greater than $200,000 in that year; the use of the historic tax credit is phased out when adjusted gross income is between $200,000 and $250,000; and investors cannot use the historic tax credit at all if their adjusted gross income is greater than $250,000.

                      CONSIDERATIONS FOR FOREIGN INVESTORS

- definition: natural person and resident of the United States, but a citizen of another country.

- must have, and expect to have in the future, income subject to taxation by the United States sufficient to use the expected tax credits to offset federal income tax liability.

- the tax code may require Boston Capital to withhold up to 30% of any distributions.

- the Foreign Investment in Real Property Tax Act may require Boston Capital to withhold part of any distribution of proceeds from the sale of an apartment complex or interest in an operating partnership otherwise due.

- should consult a legal, tax and/or business advisor because your tax consequences of an investment in certificates by foreign investors may differ significantly from those described in this Prospectus.

Various states have established suitability standards for investors that are in addition to those established by Boston Capital and which must be met by investors residing in any such state, as illustrated by the following chart:

                                                                       ADDITIONAL
                                                                         MINIMUM
                                           ADDITIONAL                   NET WORTH
                                             MINIMUM                  (EXCLUSIVE OF
                                             ANNUAL                    HOME, HOME
                                              GROSS                   FURNISHINGS,
            STATE                            INCOME                   AUTOMOBILES)                    OTHER
-------------------------------   ------------------------------   --------------------   ------------------------------
Alabama                           $45,000                          $45,000 or
Alaska                            no minimum, plus                 $150,000
Arizona
Arkansas
Indiana
Kansas
Kentucky
Massachusetts
Minnesota
Mississippi
North Carolina
Oklahoma
Oregon
South Dakota
Texas
Vermont
Virginia
Wisconsin

California                        $60,000, plus                    $60,000, or            For investments by or
Iowa                              no minimum, plus                 $175,000               on behalf of a fiduciary
Washington                                                                                account, the suitability
                                                                                          requirements must be
                                                                                          met by either the donor
                                                                                          of the funds for
                                                                                          investment, or the
                                                                                          beneficiaries of the
                                                                                          fiduciary account (in
                                                                                          which case, the
                                                                                          beneficiaries' share of
                                                                                          the fiduciary account
                                                                                          may be included in
                                                                                          determining whether
                                                                                          such standards are met).

Maine                             $50,000, and                     $50,000, or            Additional investments
                                  no minimum, plus                 $200,000               not made at the time of
                                                                                          initial investment must
                                                                                          be for a minimum of
                                                                                          $5,000.
Michigan                          $60,000 plus                     $60,000, or
                                  no minimum, plus                 $225,000

                                                            ADDITIONAL
                                                             MINIMUM
                                     ADDITIONAL             NET WORTH
                                       MINIMUM            (EXCLUSIVE OF
                                       ANNUAL               HOME, HOME
                                        GROSS              FURNISHINGS,
            STATE                      INCOME              AUTOMOBILES)                  OTHER
-------------------------------  --------------------   -------------------  ------------------------------
Nebraska                         $45,000, and           $45,000, or          Investors are allowed at
                                 no minimum, plus       $150,000             least five business days
                                                                             after they receive this
                                                                             Prospectus until the sale
                                                                             of certificates is final;
                                                                             they may not invest
                                                                             more than ten percent
                                                                             (10%) of net worth in
                                                                             any series.

New Hampshire                    $50,000, plus          $125,000, or
                                 no minimum, plus       $250,000

New Mexico                       $60,000, plus          $60,000, or          Minimum Offering:
                                 no minimum, and        $225,000             New Mexico investors'
                                                                             money will not be
                                                                             released from escrow
                                                                             until at least
                                                                             $7,000,000 has been
                                                                             raised by Series 46.

                                                                             Minimum Investment:
                                                                             The minimum
                                                                             investment for New
                                                                             Mexico investors is
                                                                             $5,000 (500
                                                                             certificates).

                                                                             The Dealer-Manager
                                                                             and the Soliciting
                                                                             Dealers selling limited
                                                                             partnership interests in
                                                                             Boston Capital to the
                                                                             State of New Mexico are
                                                                             responsible for
                                                                             determining that an
                                                                             investment issuitable
                                                                             for each individual
                                                                             investor in light of the
                                                                             investor's age,
                                                                             education level,
                                                                             investment experience,
                                                                             investment objectives,
                                                                             financial situation and
                                                                             needs. The staff of the
                                                                             New Mexico Securities
                                                                             Division recommends
                                                                             that investors not
                                                                             invest money in
                                                                             Boston Capital which
                                                                             they might need for
                                                                             their future financial
                                                                             security.

                                                              ADDITIONAL
                                                                MINIMUM
                                      ADDITIONAL               NET WORTH
                                        MINIMUM              (EXCLUSIVE OF
                                        ANNUAL                HOME, HOME
                                         GROSS               FURNISHINGS,
           STATE                        INCOME               AUTOMOBILES)                 OTHER
-----------------------------  --------------------------  ------------------   ---------------------------
Ohio                           $45,000, plus               $45,000, or          Investors may not
Missouri                       no minimum, plus            $150,000             invest more than ten
                                                                                percent (10%) of
                                                                                liquid net worth.

Pennsylvania                   $45,000, plus               $45,000, or          Because the minimum
                               no minimum, and             $150,000             closing amount is less
                                                                                than $3,500,000,
                                                                                Investors are
                                                                                cautioned to carefully
                                                                                evaluate Boston
                                                                                Capital's ability to fully
                                                                                accomplish its stated
                                                                                objectives and to
                                                                                inquire as to the
                                                                                current dollar volume
                                                                                of subscriptions.
                                                                                Pennsylvania investors
                                                                                may not invest more than
                                                                                ten percent (10%) of net
                                                                                worth (exclusive of home,
                                                                                home furnishings and
                                                                                automobiles).

Tennessee                      $45,000, plus               $45,000, or          Investors may
                               no minimum, plus            $150,000             withdraw their
                                                                                subscriptions within
                                                                                five business days
                                                                                from receipt or
                                                                                confirmation,
                                                                                whichever is later.

Investors in the following states must execute an investor form provided by the Soliciting Dealer or Dealer-Manager on behalf of Boston Capital: Alabama, Arizona, Arkansas, California, Iowa, Maine, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, South Dakota, Texas, Washington and Wisconsin.

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
SUMMARY                                                                              14
ADDITIONAL SUMMARY INFORMATION FOR CORPORATE INVESTORS                               27
ESTIMATED USE OF PROCEEDS                                                            32
RISK FACTORS                                                                         34
   Tax Risks                                                                         34
    IRS may challenge Boston Capital's tax positions which could result in the
      loss or recapture of tax benefits                                              34
    IRS may audit Boston Capital which might increase the chance that
      investors' returns are audited                                                 34
    Apartment complexes must adhere to complex rules in order to be eligible
      for tax credits                                                                34
    If apartment complexes fail to comply with applicable income and rent restrictions for a 15-year period, previous tax credits received may be
      recaptured                                                                     35
    Under the tax code, investors are limited in what they can deduct from passive activities so it is possible that investors may not be able to use
      all of the tax benefits                                                        35
    The restrictions imposed by the alternative minimum tax and business
      credit issues may limit the tax liability that can be offset by tax credits    35
    IRS may unfavorably change the allocation of credits and losses                  35
    Investors may realize taxable gain on sale or disposition of certificates        36
    Investors may have tax liability in excess of cash                               36
   General Risks                                                                     36
    Investors will not be able to evaluate all of the apartment complexes
      in which the series will invest                                                36
    Boston Associates relies on the expertise of the operating general partners      36
    Sale of less than all certificates may result in fewer investments for
      Boston Capital                                                                 36
    Boston Associates may not be able to buy certificates to fund start up
      costs of Boston Capital                                                        37
    Investors may not receive cash if apartment complexes are sold                   37
    A decrease in an individual investor's taxable income will limit his
      benefit received from tax credits                                              37
    Investors may not be able to liquidate their investment promptly at a
      reasonable price                                                               37
    Investors are liable for up to three years for the amount of their returned
      contributions to any Boston Capital creditors                                  38
    Investors may have limited rights of action against Boston Associates            38
    A series may be liable for the liabilities of other series                       38
    An independent underwriter will not make an independent investigation
      of Boston Capital                                                              39
    The price of certificates was arbitrarily established at $10 per certificate     39
    The prohibition on mergers in the Fund Agreement may limit the
      operational flexibility of Boston Capital                                      39

                                                                                   PAGE
                                                                                   ----
    Third party lenders may be able to foreclose on an operating partnership
      interest prior to the sale of all of the certificates                          40
    There is no assurance that legal remedies for breach of fiduciary duties
      will be available to investors                                                 40
    The interests of investors may conflict with the interests of Boston Associates  41
   Real Estate Risks                                                                 41
    Occupancy rates in apartment complexes are affected by adverse changes
      in the general or local economic conditions                                    41
    If the expenses of apartment complexes are greater than their income,
      Boston Capital may have to pay any operating shortfalls                        41
    Leveraged investments may increase the risk of loss because of the debt
      payments                                                                       41
    Operating general partners have limited financial resources and if they fail to meet their obligations, Boston Capital may have limited remedies
      against them                                                                   42
    Government regulations regarding apartment complexes receiving government assistance may limit the flexibility of those complexes to rent to tenants or increase rents, thereby restricting the economic benefit of Boston
      Capital                                                                        42
FIDUCIARY RESPONSIBILITY OF BOSTON ASSOCIATES                                        43
CONFLICTS OF INTEREST                                                                45
    Inconsistent Interests                                                           45
    Common Management; Selection of Operating Partnership Interests                  47
    Public Limited Partnerships                                                      47
    Other Transactions with Boston Associates or Its Affiliates                      48
    Expenses                                                                         48
    Annual Report                                                                    49
    Services                                                                         49
    Joint Venture                                                                    50
    Miscellaneous                                                                    50
    Employment of Professionals                                                      51
COMPENSATION AND FEES                                                                51
INVESTMENT OBJECTIVES AND ACQUISITION POLICIES                                       55
    Investment Objectives                                                            55
    Acquisition Policies                                                             58
    Repurchase Events                                                                62
    Adjuster Provisions                                                              62
    Interim Third Party Loans                                                        63
    Loans to Operating Partnerships                                                  63
    Capital Contributions                                                            64
    Boston Capital's Limited Liability                                               66
    The Operating General Partners                                                   66
    Regulatory Restrictions                                                          68
    Unused or Returned Funds                                                         68
    Preliminary Investments and Reserves                                             69

                                                                                   PAGE
                                                                                   ----
    Borrowing Policies                                                               70
    Other Policies                                                                   70
INVESTMENT IN OPERATING PARTNERSHIPS                                                 71
TAX CREDIT PROGRAMS                                                                  72
    The Tax Credit                                                                   72
    Summary of the Tax Credit Program                                                73
    Qualified Apartment Complexes                                                    75
    Eligible Basis and Qualified Basis                                               77
    Use of the Tax Credit                                                            79
    Credits Subject to State Allocation                                              80
    Qualified Allocation Plans                                                       81
    Historic Tax Credit                                                              82
GOVERNMENT ASSISTANCE PROGRAMS                                                       83
    Rural Housing Service ("RHS") Programs                                           83
    USHUD Mortgage Loan Insurance Programs and Insurance Subsidy
      Programs                                                                       84
    USHUD Rental Assistance Programs                                                 88
    Rent Supplement Programs                                                         90
    Transfer of Physical Assets Procedure                                            91
    Government National Mortgage Association/Federal National Mortgage
      Association                                                                    91
    State and Local Financing Programs                                               91
    HOME Program                                                                     93
MANAGEMENT                                                                           94
    The General Partner                                                              94
    Boston Capital Corporation and Its Affiliates                                    96
PRIOR PERFORMANCE OF BOSTON ASSOCIATES AND ITS AFFILIATES                           101
    Private Placements (with Similar Investment Objectives)                         103
    Public Offerings                                                                103
DESCRIPTION OF CERTIFICATES                                                         106
    The Certificates                                                                106
    Transfers                                                                       106
SHARING ARRANGEMENTS: PROFITS, CREDITS, LOSSES, NET
   CASH FLOW AND RESIDUALS                                                          109
    From Boston Capital to the Investors                                            109
    From the Operating Partnerships to Boston Capital                               110
    Authority of the Boston Associates to Vary Allocations to Preserve and
      Protect Partners' and Investors' Intent                                       112
    Allocations of Profits, Credits and Losses and Cash Distributions Pending
      Final Issuance of Certificates                                                112
FEDERAL INCOME TAX MATTERS                                                          113
    General Considerations                                                          113
    Brief Overview of Federal Income Tax Considerations                             114
    Opinions of Counsel                                                             114

                                                                                   PAGE
                                                                                   ----
    Classification as a Partnership                                                 114
    Investments in Operating Partnerships                                           114
    Tax Treatment of Electing Large Partnerships                                    115
    Limitations on Use of Credits and Losses                                        115
    Allocation of Fund Income, Gain, Credits and Loss                               117
    Depreciation                                                                    118
    Historic Tax Credit and Its Recapture                                           118
    Tax Treatment of Certain Partnership Expenses                                   118
    Sales or Disposition of Operating Partnership Property                          118
    Sales or Disposition of Certificates                                            119
    Transferability--Termination of Boston Capital                                  119
    Tax Rates and Capital Gains                                                     119
    Alternative Minimum Tax                                                         120
    Tax Returns and Tax Information                                                 120
    Tax Shelter Registration                                                        120
    Changes in Tax Law                                                              120
    Opinions of Counsel                                                             120
    Tax Rates                                                                       122
    Classification as a Partnership                                                 123
    Classification of Investors as Partners for Tax Purposes                        124
    Fund Allocations and Distributions                                              125
    Federal Housing Tax Credit                                                      135
    State Designation of Apartment Complexes                                        135
    Historic Tax Credit                                                             136
    Passive Loss and Tax Credit Limitations                                         137
    Individuals                                                                     138
    Corporations                                                                    140
    All Taxpayers                                                                   141
    At-Risk Limitation on Credits and Losses                                        141
    Purchase of Existing Apartment Complexes from Tax-Exempt or
      Governmental Entities                                                         142
    Investment by Tax-Exempt Entities                                               144
    Recapture of Tax Credits                                                        145
    Depreciation                                                                    147
    Construction Period Expenditures                                                148
    Fees Paid From Capital Contributions or Boston Capital or Operating
      Partnership Cash Flow                                                         149
    Sale or Disposition of Certificates                                             150
    Sale or Other Disposition of an Apartment Complex and Interests in
      Operating Partnerships                                                        152
    Excess Investment Interest Limitation                                           153
    Certain Tax Elections                                                           153
    IRS Audit Considerations                                                        154

                                                                                   PAGE
                                                                                   ----
    Limitations for Deductions Attributable to Activities Not Engaged in
      for Profit                                                                    157
    Overall Evaluation of Tax Benefits                                              158
    Certain Other Tax Considerations                                                158
    "Tax Shelter" Registration                                                      161
    Future Federal Income Tax Legislation and Regulations                           161
    State and Local Taxes                                                           162
THE OFFERING                                                                        162
    Selling Arrangements                                                            165
    Escrow Arrangements                                                             168
SUMMARY OF PROVISIONS OF THE FUND AGREEMENT                                         168
    Withdrawal of Boston Associates                                                 169
    Removal of Boston Associates                                                    169
    Liability of Partners and Investors to Third Parties                            169
    Withdrawal of Capital and Redemption of Investors' Interest                     170
    Management of Boston Capital                                                    170
    Mergers and Rollups                                                             170
    Voting Rights and Meetings                                                      170
    Amendments to the Fund Agreement                                                172
    Dissolution and Liquidation                                                     172
    Tax Election                                                                    173
    Tax Matters Partner Designation                                                 173
    Books and Records                                                               173
    Successor in Interest                                                           173
    Power of Attorney                                                               173
    Applicable Law                                                                  174
SALES LITERATURE                                                                    174
EXPERTS                                                                             174
INVESTOR REPORTS                                                                    174
LEGAL MATTERS                                                                       175
REGISTRATION STATEMENT                                                              175
GLOSSARY                                                                            176
Reports of Independent Certified Public
Accountants, Financial
Statements and Tabular Information
Concerning Prior Limited Partnerships                                               I-1
EXHIBIT A--Fund Agreement                                                           A-1
EXHIBIT B--Investor Form                                                            B-1

                                     SUMMARY

THIS SUMMARY OUTLINES THE MAIN POINTS OF THE OFFERING, BUT DOES NOT REPLACE A FULL AND CAREFUL READING OF THIS PROSPECTUS, AND IS QUALIFIED BY THIS PROSPECTUS. ALL PROSPECTIVE INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY.

Boston Capital Tax Credit Fund IV L.P. ("Boston Capital") is organized as a limited partnership because that structure allows the pass through of tax benefits. Each series of certificates issued by Boston Capital assigns beneficial interests in the limited partner interests allocated to that series to the purchaser of those certificates. Certificates of beneficial interests are being issued instead of direct limited partner interests because dealing with the transfer of the certificates is less cumbersome than dealing with the transfer of direct limited partner interests. Each series of certificates issued by Boston Capital is separate from the other series. Each series will have no material assets other than the amounts raised by this offering and has no current operating history. The assets of the previous series offered by Boston Capital are not available to investors in Series 45 or 46. Accordingly, no financial statements of Boston Capital or its series are provided.

The structure of the investment in Boston Capital involves two tiers. In the bottom tier is the operating partnership which will be the owner of an apartment complex. Any tax credits, profits, losses or net cash produced by the operations of, or sale or refinancing transactions with regard to, an apartment complex for the operating partnership will be shared between Boston Capital and the general partners of the operating partnership in percentages to be negotiated between Boston Capital and each operating partnership. Boston Capital expects that it will usually receive 99% of the tax credits, profits and losses available from the operating partnership. Boston Capital will allocate 99% of the profits, losses, tax credits it receives and 99% of the net cash flow it has available from operations to the owners of the certificates and 1% of those items will go to the general partner, Boston Capital Associates IV L.P. ("Boston Associates").

Net proceeds from sale or refinancing transactions will be split 95% to investors and 5% to Boston Associates; however, if investors have not received a return from cash distributions and tax credits equal to 10% per year on a cumulative basis from the quarter in which they invested, Boston Associates' 5% share will be subordinated until investors have received enough to meet the priority return.

The following organization chart shows the basic structure of the investment and the identity of the parties:

-[CHART]

-----------------------
    Boston Capital
 Asset Management L.P.
(asset management fees)
-----------------------
          |
-----------------------    -------------------
    Boston Capital            Boston Capital      ----------------                                          -----------------
     Holdings L.P.              Corporation        John P. Manning                                              INVESTORS
  (acquisition fees)        (general partner)     100% Shareholder                                          -----------------
-----------------------    -------------------    ----------------                                          | 100% tax      |
          |                                              |                                                  | credits and   |
-----------------------              -----------------------------                                          | all proceeds  |
    Boston Capital                        C&M Management, Inc.                                              |               |
     Services Inc.                          (general partner)                      100% proceeds/           |           investors'
 (dealer manager fees)               -----------------------------                 100% tax benefits        |              capital
-----------------------                   |          |                                                      |        contributions
                                     ----------------------                                                 |               |
                                         BCA Associates                                                     |               |
                                       Limited Partnership                                            CERTIFICATES          |
                                        (general partner)                                                   |               |
                                     ----------------------                                                 |               |
                                      |       |                                             investors'      |               |
                                     -----------   capital               ----------------   capital         |               |
                                     General       contributions          Boston Capital    contributions   -----------------
                                     Partner       -------------------      Tax Credit      -------------   Assignor
                                     Boston        proceeds/               Fund IV L.P.     proceeds/       Limited Partner
                                     Associates    1% tax benefits(2)         SERIES        99% tax         BCTC IV
                                     IV L.P.       -------------------       45 & 46        benefits(3)     Assignor Corp.
                                     -----------                         ----------------   -------------   -----------------
                                                                                |     |
                                                       proceeds/                |     |
                                                       99.99% tax benefits(1)   |     |  capital contributions
                                                                                |     |
                                                                          limited partner
                                                                                |     |
                                                        0.01% tax               |     |
                                                        benefits(1)             |     |
                                 ------------------                      ----------------
                                  Operating         --------------------     Operating
                                  General Partners  --------------------    Partnership
                                 ------------------                      ----------------
                                                   capital contributions        |     |
                                                                                |     |
                                                                         tax    |     |
                                                                       benefits |     |  cost of apartment complex
                                                                       ---------------------
                                                                         Apartment Complex
                                                                       ---------------------

(1) NET CASH FLOW AND SALE OR REFINANCING PROCEEDS PERCENTAGE TO BE NEGOTIATED.

(2) 1% OF TAX CREDITS, PROFITS, LOSSES, NET CASH FLOW; 5% OF NET PROCEEDS FROM SALE OR REFINANCING TRANSACTIONS AFTER THE PRIORITY RETURN.

(3) 99% OF NET CASH FLOW; 95% OF NET PROCEEDS FROM SALE OR REFINANCING TRANSACTIONS AFTER RECEIVING THE PRIORITY RETURN.

                                  RISK FACTORS

Investors should be aware that an investment in Boston Capital entails risk. The "Risk Factors" section of this Prospectus contains a detailed discussion of the material risks.

General risks associated with Boston Capital's investments include:

- The only benefit of this investment may be tax credits. Investors may not get their capital back from the sale or refinancing of the apartment complexes. In such instance, a material portion of the tax credits will represent a return of the money originally invested in Boston Capital. To date, no apartment complexes have been sold from any of Boston Capital's prior series.

-  There is no guarantee that investors will receive tax credits.

- Boston Capital will depend upon the ability, integrity and expertise of Boston Associates, as general partner, in selecting the appropriate mix of properties.

- There is no trading market for certificates and there are no assurances that any market will develop. Accordingly, investors may not be able to sell their certificates promptly and should therefore consider certificates to be a long-term investment.

- Investors will not have the benefit of an independent underwriter's investigation of Boston Capital because the lead underwriter is an affiliate of Boston Associates.

Real Estate Risks:

- If a lender forecloses on an apartment complex that has not timely paid its mortgage, a significant portion of tax credits previously received will be taken back.

Tax Risks:

- The use of tax credits can be limited because of the complicated nature of the tax credit rules in the Internal Revenue Code. Failure to comply with any of these complicated rules by an apartment complex could cause the loss and/or recapture of some of the tax credits.

- Tax credits are generated over a ten-year period, but Boston Capital intends to hold the apartment complexes for at least fifteen years. Although investors are not required to hold their certificates for any particular period of time, there is no assurance a market will develop and there are restrictions on their transfer in the agreement of limited partnership.

- There are significant continuing occupancy requirements that each apartment complex must comply with for a fifteen-year period after the federal housing tax credits are first taken. Failure to comply with these requirements could result in the loss of some tax credits.

-  Tax credits cannot be used to offset alternative minimum tax.

                                  THE OFFERING

Boston Capital is offering certificates in separate series on a best efforts basis, which means that no specified amount of capital will be raised. Each series of certificates will consist of at least 2,000,000 certificates ($20,000,000). The price of each certificate will be $10. The price of the certificates was arbitrarily established. Only one series will be offered at a time. Boston Associates and the Dealer-Manager are responsible for deciding when one series stops and the next one starts. Boston Capital will separately account for, and issue information with respect to, each series. No series of certificates will be sold unless at least 250,000 certificates are sold. Each series will invest in separate pools of apartment complexes that qualify for tax credits. The description of the apartment complexes which the current series expects to invest in are described in the supplement delivered with this Prospectus. The investment and tax risks for each series will be materially identical.

THE CERTIFICATES OF DIFFERENT SERIES WILL SHARE IN DIFFERENT POOLS OF OPERATING PARTNERSHIP INTERESTS AND, THEREFORE, INVESTORS IN DIFFERENT SERIES MIGHT RECEIVE DIFFERENT RETURNS ON THEIR INVESTMENTS.

Because each series of Boston Capital will be treated as though it were a separate partnership sharing in a separate and distinct pool of operating partnership interests and because the purchase of certificates in any one series will not entitle an investor to any interest in any other series of Boston Capital, historical financial information regarding Boston Capital, which is comprised of prior series, is not provided in this Prospectus.

Boston Capital will place initial monies raised in an escrow account until the $2,500,000 minimum is achieved for each series. During that time, interest will be earned at savings account rates which is expected to be about 0.65%. The interest will be paid to the investor even if the minimum is not reached. If subscriptions for fewer than $2,500,000 have been received by the expiration or termination of the applicable series offering period, all funds received, without deduction, will be refunded within 10 days after the expiration or termination of the applicable series offering period.

Boston Capital will use approximately $0.75 to $0.76 of each dollar raised for investments in apartment complexes. About one-half of the balance will be used to pay fees and expenses to Boston Associates or its affiliates. See "Estimated Use of Proceeds" and "Compensation and Fees" in this Prospectus. The offering of each series will not exceed twelve months.

                  SUITABILITY OF AN INVESTMENT IN CERTIFICATES

           CONSIDERATIONS FOR                                      CONSIDERATIONS FOR
          INDIVIDUAL INVESTORS                                     CORPORATE INVESTORS
------------------------------------------------------------------------------------------------
- individuals should invest in tax                     -  tax credits cannot be used against
  credits only if they expect to have                     the corporate alternative minimum tax.
  income taxes which the tax credits can offset.

- tax credits cannot be used against the               -  the general limitations on business
  alternative minimum tax.                                tax credits apply.

- tax credits cannot be used in IRA, Keogh or          -  corporations generally have no
  other retirement plans.                                 limits on the amount of  tax credits
                                                          and passive losses they may use each year.
- non-resident aliens cannot use tax credits.

- married persons filing separately and living         -  closely held, personal service and
  together in any year may not use tax credits            S Corporations are specially limited in
  against taxes owed in that year on income               their use of tax credits.
  derived from wages, salaries, dividends or
  interest income.

See "Suitability of an Investment in Certificates" for a detailed explanation of these limitations for each category of investor and a description of the minimum net worth and income requirements that various states impose on investors.

                            ESTIMATED USE OF PROCEEDS

We will use the proceeds in the following way:

- invest approximately $0.75 to $0.76 of each dollar we raise directly in constructing or rehabilitating the apartment complexes;

-  hold $0.04 of each dollar in working capital reserves;

- use the rest to pay fees and expenses to Boston Associates and others. See "Estimated Use of Proceeds" for a detailed breakdown of Boston Capital's estimate of the use of the capital it raises.

                  FIDUCIARY RESPONSIBILITY OF BOSTON ASSOCIATES

Boston Associates will act as a fiduciary to Boston Capital. Boston Capital will partially indemnify Boston Associates, and therefore may be required to pay some of Boston Associates' business costs in connection with its operation of Boston Capital that Boston Capital would not otherwise be required to pay. As described under "Conflicts of Interest," Boston Associates will be permitted to engage in some activities that potentially may involve a conflict of interest, such as sponsoring other programs investing in apartment complexes that generate tax credits without providing the benefits of those activities to Boston Capital investors.

                              CONFLICTS OF INTEREST

The interests of investors may conflict with the interests of Boston Associates. Its affiliates are committed to the management of many other limited partnerships that have investments similar to those made by Boston Capital. As described in the chart on the following page, Boston Associates, Boston Capital Services Inc., Boston Capital Holdings Limited Partnership, and Boston Capital Asset Management Limited Partnership will receive substantial fees, commissions, compensation and other income from transactions with and by Boston Capital regardless of the success of your investment.

                              COMPENSATION AND FEES

Boston Associates will manage the business of Boston Capital, including the investment and management of its assets, and will receive substantial compensation and fees from Boston Capital and/or the apartment complexes in connection with this offering. The section of this Prospectus entitled "Compensation and Fees" specifies the compensation payable to Boston Associates and its affiliates. The most significant items of compensation are as follows:

      COMPENSATION                       WHO RECEIVES THE                                  WHAT THE COMPENSATION
        CATEGORY                          COMPENSATION                                             EQUALS
------------------------             -------------------------             ---------------------------------------------------
Reimbursement for                      Boston Associates                   -  equal to accountable and non-accountable
Non-Accountable Expenses                                                      expenses paid to Boston Associates for
(Organizational Phase)                                                        due diligence expenses and administrative
                                                                              costs related to the offering.
                                                                           -  up to $0.10 per certificate (1%) sold.
                                                                           -  could be up to $25,000 if $2,500,000
                                                                              is raised and $350,000 if $35,000,000 is raised.

Dealer-Manager Fee                     Boston Capital Services, Inc.       -  equal to $0.20 per certificate sold.
(Organizational Phase)                                                     -  also may receive selling commissions of up to
                                                                              $0.70 per certificate sold.
                                                                           -  also may receive accountable and non-accountable
                                                                              due diligence expense reimbursements of up to
                                                                              $0.15 per certificate sold.
                                                                           -  could be about $262,500 if $2,500,000 is
                                                                              raised and $3,675,000 if $35,000,000 is raised.

      COMPENSATION                       WHO RECEIVES THE                                   WHAT THE COMPENSATION
        CATEGORY                          COMPENSATION                                             EQUALS
------------------------             -------------------------             ---------------------------------------------------
Asset Acquisition Fee                  Boston Capital Holdings             -  equal to $0.54 per certificate sold as
(Organizational Phase)                 Limited Partnership                    a fee for selecting, evaluating,
                                                                              negotiating and closing series'
                                                                              investments in apartment complexes.
                                                                           -  could be about $135,000 if $2,500,000
                                                                              is raised and $1,890,000 if $35,000,000
                                                                              is raised.

Annual Fund                            Boston Capital Asset                -  annually equal to 0.5% of the aggregate
Management and                         Management Limited                     cost of the apartment complexes, which
Reporting Fees                         Partnership                            is the sum of equity invested by Boston
(Operational Phase)                                                           Capital in the apartment complex plus
                                                                              the amount of mortgage debt on the
                                                                              apartment complex. This fee is for
                                                                              managing the investments of Boston
                                                                              Capital and reporting services to
                                                                              investors.
                                                                           -  could be about $36,000 per year if
                                                                              $2,500,000 is raised and $504,000 if
                                                                              $35,000,000 is raised.

Share of Boston                        Boston Associates                   -  1% of tax credits;
Capital Distributions                                                      -  1% of any cash distributions;
(Liquidation Phase)                                                        -  5% of net proceeds of the sale of the
                                                                              apartment complexes.

                 INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Boston Capital's principal business is to invest, as a limited partner, in other limited partnerships (the "Operating Partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for tax credits in order to:

(1) GENERATE TAX CREDITS, WHICH CAN BE USED BY INVESTORS TO OFFSET FEDERAL INCOME TAXES FROM ALL SOURCES. These tax credits include federal housing tax credits, and a small number of historic tax credits in limited instances. Occupancy requirements must be met for each apartment complex during the initial fifteen-year period.

(2) PRESERVE AND PROTECT INVESTORS' CAPITAL. Boston Capital requires the general partners of the Operating Partnerships to:

-  guarantee completion of the apartment complex;

-  fund any construction cost overruns;

-  pay operating shortfalls for a limited period;

-  guarantee a specific amount of tax credits.

(3) PROVIDE TAX BENEFITS IN THE FORM OF PASSIVE LOSSES. Individual investors generally may deduct tax losses only to the extent of their income other than wages, salaries, dividends and interest.

(4) DISTRIBUTE NET CASH, IF ANY, FROM THE SALE OR REFINANCING OF APARTMENT COMPLEXES. Investors can get money back from the sale or refinancing of an apartment complex equal to their original investment only if the net sales price is large enough to pay fees and expenses paid in this offering, estimated to be 25% of your initial investment, plus all costs of the sale of the apartment complexes.

To achieve these investment objectives, each series will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes, averaging approximately $0.95 to $1.02 per certificate annually--9.5%-10.2% annual tax credit as a percentage of capital invested--for the ten-year credit period and passive tax losses averaging approximately $0.50 to $0.60 per certificate annually for the ten-year credit period. If only the annual tax credit goal is met, it should result in an approximate tax-free internal rate of return of 1.8%-3.9% even assuming none of the apartment complexes invested in has any value in excess of indebtedness plus sale expenses at the end of the fifteen-year federal housing tax credit compliance period, and investors use for tax purposes the assumed loss of the investor's entire capital contributions. There is no assurance that any particular tax-free internal rate of return will be achieved.

The internal rate of return is the rate at which the present value of your future tax benefits will be equal to the cost of your investment. In essence, it illustrates your future tax credit benefit as return of principal and interest in today's dollars. The internal rate of return assumes that all tax credit benefits are reinvested at the same rate of return as the internal rate of return. An investment in tax credits does not result in a rate of return comparable to an investment in certificates of deposit or bonds. The tax-free internal rate of return can exceed 1.8%-3.9% if the value of the apartment complexes exceeds indebtedness plus sale expenses and the investors receive distributions from those sale or refinancing transactions.

The calculation of the rate of return includes the following variables

-  amount of the investor's capital contribution;
- stream of tax credits set forth in the Supplement, using the lower tax credit investment goal in each range (for example, $100 in 2003); and
-  investor's tax rate.

After consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments, Boston Capital has selected as its investment objective a 9.5%-10.2% annual tax credit as a percentage of capital invested. No additional tax credits will be available for the remaining term of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

-  the applicability of current tax law;

- each apartment complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period;

-  investors cannot use any passive tax losses generated by Boston Capital.

The attainment of Boston Capital's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Boston Capital will meet its investment objectives.

                     BOSTON CAPITAL AND INVESTOR PROTECTIONS

Boston Capital will try to protect your investment in a number of ways. First, each series will invest its capital in each apartment complex in stages based on completion of construction, rental of apartments to qualified tenants and demonstrated experience in covering operating costs through rental income. In this way Boston Capital will try to put as little capital at risk as possible in the stages of an apartment complex's life cycle that are most uncertain.

Second, Boston Capital's permission will be required to make major decisions, such as the decision to sell an apartment complex. Other specific protections are as follows:

TAX CREDIT ADJUSTER. If the amount of tax credits achieved by an apartment complex is less than expected, Boston Capital will decrease its capital contribution to that apartment complex. Decreasing its capital contribution to one apartment complex may increase its effective return and may allow Boston Capital to buy other tax credits from another apartment complex.

CONSTRUCTION GUARANTEES. The operating general partner(s) will provide financial assurances that construction of the apartment complex will be completed in a timely manner and in accordance with all requirements necessary to obtain the required certificates of occupancy. The cost of completing the construction may be greater than the operating general partner's guarantee.

OPERATING DEFICIT GUARANTEES. The operating general partner(s) may guarantee to cover operating expenses arising from the operation of each apartment complex. The amount of such operating deficit guarantees may, in some instances, be limited to a specified term and/or dollar amount.

REPURCHASE OF OPERATING PARTNERSHIP INTEREST. The operating general partner(s) must repay Boston Capital's capital contributions if the apartment complex fails to: (1) receive the allocation of tax credits; (2) remain eligible for tax credits during the period when capital contributions of Boston Capital are due to the operating partnership; or (3) obtain permanent mortgage loan financing.

                               TAX CREDIT PROGRAMS

Section 42 of the tax code offers tax credits to encourage investments in qualified apartment complexes for use by persons of low and moderate income. The U.S. Bureau of Census estimates that in the year 2000, there was an unmet national demand for five million units of affordable rental housing.

The tax code has prefunded federal housing tax credits since 1987 and since 2002, will make available to eligible properties up to $4.9 billion of federal housing tax credits annually. In 1993, Congress passed permanent legislation that annually funds this ten-year tax credit allocation for additional tax credit properties. The allocation of tax credits to a particular building is for the full ten-year credit period and no reauthorization of the tax credit program is required for any such existing allocation of tax credits.

Investors in a partnership that owns an apartment complex are eligible to receive, for a ten-year period, a credit against federal tax liability. A tax credit is a dollar-for-dollar reduction in tax liability, while a tax deduction is a subtraction from adjusted gross income. The laws and rules authorizing tax credits defined:

- the types of apartment complexes that qualify for the federal housing tax credit;

-  the income attributes of tenants that must live in the apartment complex;

- the rents the tenants may be charged and costs of construction or renovation of the apartment complexes.

These rules are complicated and must be followed for investors to receive tax credits, and are described in the section of this Prospectus entitled "Tax Credit Programs."

Because tax credits do not reduce a taxpayer's basis, a taxpayer's gain upon the sale or other disposition of certificates is not increased by the allowed tax credits.

The federal housing tax credit program requires that its rules be complied with during the fifteen-year period after tax credits are first taken. To the extent the tax credit rules are not adhered to during the fifteen-year period, investors would have to repay a portion of the tax credits previously generated by the non-complying dwelling units in the applicable apartment complex. See "Tax Credit Programs--The Federal Housing Tax Credit."

Investors may use the increased cash flow from the use of tax credits to make other investments such as dollar cost averaging into mutual funds, saving for retirement or future college expenses, funding life insurance expenses or simply diversifying a tax advantaged or conventional investment portfolio. The tax credit benefit itself also may be used to offset the tax liability arising from retirement plan withdrawals or used to reduce quarterly estimated tax payments.

                                   MANAGEMENT

Boston Capital maintains its principal office c/o Boston Capital Corporation, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406, telephone
(617) 624-8900.

The general partner of Boston Capital Tax Credit Fund IV L.P. is Boston Capital Associates IV L.P. ("Boston Associates"), a Delaware limited partnership. The general partner of Boston Associates is BCA Associates Limited Partnership, a Massachusetts limited partnership whose sole general partner is C&M Management, Inc. The business address of Boston Associates is the same as that of Boston Capital.

Boston Associates has complete authority in the overall management and operation of each series and will have responsibility for supervising Boston Capital's selection, negotiation and investment in apartment complexes.

                     PRIOR PERFORMANCE OF BOSTON ASSOCIATES
                               AND ITS AFFILIATES

Affiliates of Boston Capital have raised approximately $3.0 billion in real estate equity from approximately 80,000 investors in more than 374 investment programs to acquire interests in approximately 2,350 properties containing approximately 112,000 apartment units and 90 commercial buildings in 48 states and territories, representing approximately $8.47 billion in original development and acquisition costs.

The section of this Prospectus entitled "Prior Performance of Boston Associates and Its Affiliates" contains a discussion of the prior real estate investment programs in which Boston Associates' affiliates have been involved and it is not intended as an assurance of future performance. The Prior Performance Tables attached to this Prospectus following the Financial Statements contain tabular and statistical data regarding the prior investment programs of Boston Associates' affiliates that have invested in low-income and government-assisted housing.

                           DESCRIPTION OF CERTIFICATES

Investors will invest in certificates, representing assignments of units of the beneficial interest of Boston Capital issued to BCTC IV Assignor Corp., a Delaware corporation that is owned by Manning (the "Assignor Limited Partner"). The Assignor Limited Partner was formed for the purpose of serving in that capacity for Boston Capital and will not engage in any other business. Investors will be entitled to all the rights and economic benefits of a limited partner of Boston Capital, including the rights to a percentage of Boston Capital's income, gain, credits, losses, deductions and distributions. No investor will be personally liable for the debts, liabilities, contracts or other obligations of Boston Capital. See "Summary of Provisions of the Fund Agreement-Liability of Partners and Investors to Third Parties." Investors will be bound by the terms of the Fund Agreement of Limited Partnership. The Assignor Limited Partner agrees that on any matter calling for a vote of the limited partners, it will vote the assigned limited partnership interests only if and as directed by the investors.

We anticipate the certificates to be transferable, subject to some restrictions. No more than 50% of the certificates will be permitted to be transferred in any twelve-month period. This prevents any potential recapture of tax credits upon the transfer of certificates. See "Description of Certificates," "Risk Factors--Certain Other Risks--Transferability" and "Federal Income Tax Matters--Recapture of Tax Credits." We will identify each certificate as representing a particular series.

                 SHARING ARRANGEMENTS: PROFITS, CREDITS, LOSSES
                           NET CASH FLOW AND RESIDUALS

Boston Capital will allocate or distribute, as applicable, to the investors:

-  99% of its tax credits and tax losses from normal operations;
-  99% of its cash generated after all expenses are paid, if any.

The remaining amount will go to Boston Associates provided that Boston Associates' distribution of cash will be subordinated to the achievement of the priority return to investors.

From Boston Capital to investors, if there is a sale or refinancing of an apartment complex or the sale of Boston Capital's interest in an operating partnership, Boston Capital will distribute 95% of the proceeds to the investors, and 5% of the proceeds to Boston Associates; provided that Boston Associates' distribution will be subordinated to the achievement of the priority return to investors.

                           FEDERAL INCOME TAX MATTERS

The section of this Prospectus entitled "Federal Income Tax Matters" contains a more detailed discussion of the numerous federal income tax issues already mentioned in this Summary. It is expected that each purchaser of a certificate (1) will be treated as a partner for federal income tax purposes; and (2) will be entitled to its allocable share of the tax credits, profits and losses from the respective series. It is also expected that federal income tax will be imposed only at the partner level with regard to an investment in Boston Capital avoiding the double taxation applicable to corporations. The "Federal Income Tax Matters" section of this Prospectus also contains the legal opinions of Nixon Peabody LLP as to all material federal income tax matters with respect to an investment in Boston Capital. See pages 121 through 122 of this Prospectus for a summarization of the precise nature of the legal opinions being given with respect to these matters.

                   SUMMARY OF PROVISIONS OF THE FUND AGREEMENT

The Fund Agreement that will govern the relationship between investors and Boston Associates is a legal document, described in the section of this Prospectus entitled "Summary of Provisions of the Fund Agreement." Other important portions of the Fund Agreement are summarized under "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals" and "Description of Certificates."

Investors should particularly be aware of the following terms of the Fund
Agreement:

- VOTING RIGHTS. The Fund Agreement gives a majority of certificates the right to:

   (1) approve or disapprove the sale of all or substantially all of the assets of a series at any one time;

   (2) amend the Fund Agreement, subject to important limitations;

   (3) remove Boston Associates with or without cause and elect a replacement;

   (4) dissolve Boston Capital.

The majority vote of each series will still bind investors who do not vote with the majority in interest of their fellow investors.

-  CHANGES IN THE RIGHTS OF INVESTORS.

The Fund Agreement may not be amended to:

   (1) alter the rights and obligations of each investor under the Fund
       Agreement;

   (2) modify the order of distributions or allocations of tax credits or cash distributions without the approval of any affected investor.

- CHANGES IN INVESTMENT OBJECTIVES AND POLICIES. Boston Associates cannot change the investment objectives or policies of a series unless the Fund Agreement is amended by the approval of a majority in interest of the investors in that series. If such an amendment is made, the majority vote will still bind investors who do not vote with the majority in interest of their fellow investors.

- MERGERS AND ROLLUPS. The Fund Agreement specifically prohibits the merger or combination of Boston Capital with any other entity.

Under the Revised Uniform Limited Partnership Act as enacted in the State of Delaware, a limited partner in a limited partnership is liable only for the amount of the capital contributions that the limited partner agrees to make.

If a limited partner does not participate in the management of a partnership and does not receive a distribution from the limited partnership, the limited partner will have no additional financial liability to the limited partnership or to creditors of the limited partnership. All rights accorded limited partners in a limited partnership under the laws of the State of Delaware extend to investors under the terms of the Fund Agreement.

                                INVESTOR REPORTS

Each investor will receive:

-  an acknowledgment of receipt of the investment;

- a letter after the applicable Closing Date, confirming the assignment of certificates;

- quarterly reports with unaudited financial information for each of the first three fiscal quarters of each year;

-  annual reports with audited financial statements;

-  Schedule K-1 and other necessary tax information.

                                     EXPERTS

Counsel for Boston Capital is:          Accountants for Boston Capital are:

   Nixon Peabody LLP                     Reznick Fedder & Silverman
   401 9th Street, N.W.                  7700 Old Georgetown Rd.,
   Washington, D.C. 20004                Suite 400
                                         Bethesda, Maryland 20814


                       ADDITIONAL SUMMARY INFORMATION FOR
                               CORPORATE INVESTORS

An investment in Boston Capital may enable C Corporations to reduce current taxes due, increase cash flow and increase net income for the purposes of financial reporting.

If the cost method of accounting is available to an investor, the investment in certificates would be carried as an asset on its balance sheet. The passive losses would not be recorded for the purposes of financial reporting.

                           USE OF LOSSES AND CREDITS

Generally, there are no special limitations on a corporation's ability to use either tax credits or passive losses to reduce its taxes on all sources of income, including active income, passive income and portfolio income, except for specific rules applicable to the use of all business tax credits and except in the case of closely held corporations and personal service corporations. Closely held corporations may not use tax credits and passive losses to reduce taxes on portfolio income, but may reduce taxes on active and passive income. Generally, personal service corporations will be allowed to use tax credits and passive losses to reduce taxes only on passive income. Because a corporation subject to Subchapter S of the tax code is treated as a pass-through entity for federal tax purposes, each shareholder is generally subject to the limitations on the use of tax credits and passive losses which apply to individuals. See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations" and "Suitability of an Investment in Certificates."

In computing alternative minimum tax, losses and credits from passive activities may be used only to offset income from passive activities of a taxpayer. See "Federal Income Tax Matters--Other Tax Considerations--Alternative Minimum Tax."

                   INCOME STATEMENT AND BALANCE SHEET EXAMPLE

Assume a C Corporation makes an investment of $1,000,000 in a series and Boston Capital allocates to the C Corporation $100,000 of tax credits and $60,000 of losses. Further, assume that the cost method of accounting is available to the corporation for its investment in the series. Such investment and allocations would have a number of effects upon the income statement and the balance sheet of the corporation. The following chart illustrates the expected principal effects:

         INCOME STATEMENT                                     BALANCE SHEET
--------------------------------------           ------------------------------------------
-  income tax liability can be reduced           -  current assets would increase by $123,000
   by up to $95,000--$102,000 of credits            because of the increase in cash flow
   (assuming 9.5%--10.2% annual tax                 caused by the reduction in tax liability;
   credit as a percentage of capital             -  the $1,000,000 investment would reduce
   invested for the ten-year credit                 current assets, but increase long term
   period) plus 35% of the $60,000 of               investment by the same amount;
   losses--if the corporation can fully
   use both losses at a 35% marginal
   rate and credits;

        INCOME STATEMENT                                      BALANCE SHEET
--------------------------------------          -------------------------------------------
-  the use of tax credits does not               -  under the cost method of accounting, the
   create a deferred tax liability and,             investment is shown at cost and is
   consequently, does affect net income             not reduced by losses; therefore, the use
   to the extent that the tax credits               of losses does not affect net income
   are used, thereby increasing earnings            for financial reporting purposes;
   per share;                                    -  the deferred income tax liability of $21,000
-  the use of losses creates a deferred             is recorded as a liability;
   tax liability and, consequently, does         -  depending upon the corporation's dividend
   not affect net income because the                policies, an increase in net earnings could
   reduction in current tax liability is            increase retained earnings by
   exactly offset by deferred tax                   $102,000--the amount of tax credits.
   liability.

Such an investment would likely have other effects on the income statement of a corporation. For example, if the corporation were to liquidate short-term investments such as certificates of deposit in order to generate funds to invest in Boston Capital, the income from such investments would no longer be available. While this would reduce the corporation's tax liability by the amount of tax on the foregone income from such investments, it would also reduce net income and earnings per share by the amount of foregone net after-tax income from such investments.

The example above assumes that the corporation is not a closely held corporation, a personal service corporation or a corporation subject to Subchapter S of the tax code which would limit their use of losses and credits from passive activities. Moreover, the above example assumes that the corporation is not subject to the alternative minimum tax or the limitations on the use of business tax credits, and that the corporation has sufficient tax liability to use the full amount of the tax credits and losses from passive activities.

The example above is presented for illustrative purposes only and should not be deemed a projection or representation with respect to the amount, availability, or timing of any benefit arising from an investment in certificates. The example above is not intended to be a complete discussion of all of the possible income tax effects or financial statement effects of the situation described. Each potential corporate investor is strongly advised to consult its own tax advisor regarding the effect of an investment in Boston Capital.

                     CONSIDERATIONS FOR CORPORATE INVESTORS

                                                               CLOSELY HELD                   PERSONAL SERVICE
                               C-CORPORATIONS                  CORPORATIONS                      CORPORATIONS
                          ------------------------     -----------------------------     ---------------------------
Definition                - not subject to             - more than 50% owned, by         - principal activity is the
                            Subchapter S of the tax      value directly or                 performance of personal
                            code.                        indirectly, by five or fewer      services by a
                                                         individuals, using the rules      corporation's
                                                         of ownership attribution, at      employees/owners.
                                                         any time during the last
                                                         half of the relevant taxable
                                                         year.

Income offset by tax      - income from all sources.   - active or passive income,       - passive income.
credits and losses                                       excluding portfolio income.

Time frame that you       - ten to twelve years        - ten to twelve years after       - ten to twelve years after
must reasonably expect      after your investment        your investment in                your investment in
to have appropriate         in certificates.             certificates.                     certificates.
income to offset

                                 PRIVACY NOTICE

SEC Regulation S-P requires that financial institutions such as Boston Capital Corporation provide its consumer customers with written notice of its policies and procedures for disclosure of its customers' nonpublic personal information.

Investors should be aware of the following policies relating to disclosure of their nonpublic personal information:

1. Boston Capital collects nonpublic personal information about investors from the following sources:

- Information received from an investor on applications or other forms; Information about your transactions with Boston Capital, its affiliates, or others.

2. Boston Capital does not disclose any nonpublic personal information about its investors or former investors to anyone, except as permitted by law.

3. Boston Capital restricts access to nonpublic personal information about investors to those employees who need to know that information to provide products or services to investors.

4. Boston Capital maintains physical, electronic, and procedural safeguards that comply with federal standards to guard investors' nonpublic personal information.

If an investor has any questions about these policies or the use, maintenance and disclosure of the investors' nonpublic personal information, please contact Boston Capital Corporation at 800-955-2733.

                            ESTIMATED USE OF PROCEEDS

The proceeds of the offering will provide all of the working capital, without which each series will not be able to achieve its investment objectives. The following table sets forth the estimated use of the sum of the proceeds of the sale of certificates for each series. These figures represent Boston Capital's present estimates; the actual figures may differ. We will use the proceeds in the following way:

- invest approximately $0.75 to $0.76 of each dollar we raise directly in constructing or rehabilitating the apartment complexes;

- hold $0.04 of each dollar in working capital reserves;

- use the rest to pay fees and expenses to Boston Associates and others.

Boston Capital will hold all proceeds of the offering in trust for the benefit of the investors to be used only for the purposes set forth below.

                                         MINIMUM                  MAXIMUM
                                  DOLLAR                    DOLLAR
                                  AMOUNT     PERCENTAGE     AMOUNT       PERCENTAGE
                               -----------   ----------   ------------   ----------
Gross Offering Proceeds
   per series                  $ 2,500,000        100.0%  $ 35,000,000        100.0%
                               ===========        =====   ============        =====
Less Public Offering
   Expenses:
   Selling Commissions (1)     $   175,000          7.0%  $  2,450,000          7.0%
   Dealer-Manager Fee               50,000          2.0%       700,000          2.0%
   Organization and
   Offering Expenses (2)           112,500          4.5%     1,225,000          3.5%
Total Offering Expenses            337,500         13.5%     4,375,000         12.5%
                               -----------        -----   ------------        -----
Amount Available after
   Offering Expenses:          $ 2,162,500         86.5%  $ 30,625,000         87.5%
                               ===========        =====   ============        =====
Acquisition Expenses (3)            50,000          2.0%       700,000          2.0%
Asset Acquisition Fee (3).         135,000          5.4%     1,890,000          5.4%
Working Capital Reserve (4)        100,000          4.0%     1,400,000          4.0%
                               -----------        -----   ------------        -----
Capital Contributions to
   Operating Partnerships (5)  $ 1,877,500         75.1%  $ 26,635,000         76.1%
                               ===========        =====   ============        =====

----------
(1) Selling Commissions of up to 7% payable to brokers, most of whom are not affiliated with Boston Capital. See "The Offering--Selling Arrangements."

(2) Includes among others legal, accounting, escrow, printing, travel, marketing, registration, qualification, distribution, filing and other accountable expenses paid by the series directly, or in connection with the organization of the series, the structuring of the series' investments and the offering of certificates. Organization and offering expenses also include an accountable expense reimbursement to Boston Capital in the amount of up to 0.5% of total offering proceeds, which is to be reallocated to non-affiliates, and a non-accountable expense allowance to Boston Capital in the amount of up to 1.0% of total offering proceeds to be paid to Boston Capital and its affiliates, as described under the caption "The Offering--Selling Arrangements." If actual organization and operating expenses exceed these estimates, they will still be paid from the offering proceeds; provided, however, if the organization and offering expenses and the selling commissions exceed 15% of the total offering proceeds, the excess will be paid by Boston Associates and not the series.

(3) Consists of legal and accounting fees and travel, communication and other expenses to be paid to third parties and amounts to be paid to Boston Associates for selecting, evaluating, negotiating and closing the series investments in apartment complexes. Acquisition expenses do not include, and Boston Capital will not incur, any expenses for mortgage origination and real estate brokerage fees from the proceeds of the offering.

(4) Money in the working capital reserve will be available for contingencies relating to the operation, management and administration of the apartment complexes, operating partnerships and Boston Capital, including payment of the annual Fund Management Fee, to the extent other funds are not so available. In addition, funds held in the working capital reserve can be used for option and/or other payments and interest expense incurred to secure the acquisition of apartment complexes.

(5) At a minimum, the amount of offering proceeds which will be invested in apartment complexes will be the greater of: (1) 82.5% of the total offering proceeds reduced by 0.1625% for each 1% of financing encumbering the apartment complexes, or (2) 69.5% of the total offering proceeds. It is anticipated that each apartment complex will be leveraged with significant mortgage debt.

                                  RISK FACTORS

Investing in certificates involves various risks. Therefore, prospective investors should consider, in addition to the matters set forth elsewhere in this Prospectus, the following risk factors before making a decision to purchase certificates.

                                    TAX RISKS

IRS MAY CHALLENGE BOSTON CAPITAL'S TAX POSITIONS WHICH COULD RESULT IN THE LOSS OR RECAPTURE OF TAX BENEFITS. Boston Capital will not request any tax rulings from the IRS. Thus, there is no certainty as to the tax consequences of investing in Boston Capital. Nixon Peabody LLP, counsel to Boston Capital and Boston Associates, provides its legal opinion with regard to many of the material tax issues involved in investing in Boston Capital. However, Nixon Peabody LLP's opinion does not cover some material tax issues because those issues depend upon the specific investments made by Boston Capital which have not yet been identified. Nixon Peabody LLP's opinion is not binding on the IRS or on any court. It is possible that the IRS will challenge tax deductions and tax credits Boston Capital claims. If such a challenge is successful, it will have a material and adverse effect on the tax benefits expected from an investment in Boston Capital. Each investor is urged to speak with his or her own tax advisor with respect to the federal and state tax consequences from an investment in Boston Capital.

IRS MAY AUDIT BOSTON CAPITAL WHICH MIGHT INCREASE THE CHANCE THAT INVESTORS' RETURNS ARE AUDITED. The IRS may audit the income tax returns of Boston Capital and the operating partnerships. In fact, the IRS has audited 33 limited partnerships of a total of more than 3,450 such limited partnerships with which affiliates of Boston Capital are associated. Twenty-seven of these audits have been settled with the IRS without material changes and six are still pending. If the income tax returns of Boston Capital or an operating partnership are audited, the returns of investors also may be audited.

APARTMENT COMPLEXES MUST ADHERE TO COMPLEX RULES IN ORDER TO BE ELIGIBLE FOR TAX CREDITS. In order for an investor to receive tax credits, the apartment complexes must satisfy the complex rules for the federal housing tax credit and, in some cases, the historic tax credit. The rules that determine whether an apartment complex is eligible for tax credits and the rules regarding the use of tax credits are complicated. The tax credits are generated during ten to twelve years of an investment in each apartment complex, with a smaller amount typically generated in the initial and final years. Therefore, investors must reasonably expect to owe federal income taxes for each of the next twelve years against which tax credits can be used. If an apartment complex is not built on time, or fails to meet applicable income and rent restrictions, it will not generate any tax credits. Typically, Boston Capital invests in an apartment complex before construction has been completed and before the apartment complex has been rented.

IF APARTMENT COMPLEXES FAIL TO COMPLY WITH APPLICABLE INCOME AND RENT RESTRICTIONS FOR A 15-YEAR PERIOD, PREVIOUS TAX CREDITS RECEIVED MAY BE RECAPTURED. Even though tax credits are generated during a ten to twelve-year period, the apartment complex must satisfy the applicable income and rent restrictions during an initial fifteen-year compliance period. If an apartment complex fails to satisfy the applicable income and rent restrictions at any time during the initial fifteen-year tax credit compliance period, there will be a recapture of a portion of the tax credits and a loss of tax credits for the year the failure took place and for future years. In addition, if Boston Capital sells its interest in an apartment complex during the initial fifteen-year compliance period, a portion of tax credits previously received could be recaptured. Prior to investing in any apartment complex, Boston Capital will require legal opinions that state, based on specific assumptions, that investors will be entitled to the tax benefits from the apartment complex owned by the operating partnership.

UNDER THE TAX CODE, INVESTORS ARE LIMITED IN WHAT THEY CAN DEDUCT FROM PASSIVE ACTIVITIES SO IT IS POSSIBLE THAT INVESTORS MAY NOT BE ABLE TO USE ALL OF THE TAX BENEFITS. The tax credits and losses allocated to investors will be "passive activity credits and losses" and may be deducted by investors only to the extent of their income from other passive activities or tax on net passive income, except in some limited circumstances. Individual taxpayers may use tax credits from passive activities to offset certain amounts of tax liability from non-passive sources. Individuals can utilize tax credits to offset taxes on up to $25,000 of active or portfolio income. Thus, an individual taxed at the 28% tax rate could use tax credits to offset $7,000 (28% x $25,000) in taxes on such income, and an individual taxed at the 33% or 35% tax rate could use tax credits to offset $8,250 and $8,750, respectively, in taxes on such income.

THE RESTRICTIONS IMPOSED BY THE ALTERNATIVE MINIMUM TAX AND BUSINESS TAX CREDIT ISSUES MAY LIMIT THE TAX LIABILITY THAT CAN BE OFFSET BY TAX CREDITS. Tax credits are subject to an IRS rule governing general business credits that limits the amount of tax liability that may be offset. Also, neither federal housing tax credits nor historic tax credits can be used to reduce any liability for the alternative minimum tax.

IRS MAY UNFAVORABLY CHANGE THE ALLOCATION OF CREDITS AND LOSSES. Boston Capital will allocate ninety-nine percent of all of its profits, credits and losses. If the IRS audits Boston Capital, it may try to reallocate profits, credits and losses in a manner less favorable to the investors. In the opinion of Nixon Peabody LLP, Boston Capital's attorneys, if the matter were litigated, it is more likely than not that the allocations will be respected. See "Federal Income Tax Matters--Allocation of Profits, Credits, Losses, and Other Items in Accordance with Fund Agreements" and "Calculation of Investor's Basis in His Certificates or Fund Interests" and "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals."

INVESTORS MAY REALIZE TAXABLE GAIN ON SALE OR DISPOSITION OF CERTIFICATES. Upon the sale or other taxable disposition of certificates, investors will realize taxable income to the extent that their allocable share of the nonrecourse mortgage indebtedness on the apartment complexes, together with the money they receive from the sale of the certificates, is greater than the original cost of their certificates. This realized taxable income is reduced to the extent that investors have suspended passive losses or credits. It is possible that the sale of certificates may not generate enough cash to pay the tax obligations arising from the sale. See "Federal Income Tax Matters--Depreciation," "--Sale of Fund Interests" and "--Certain Other Tax Considerations--Alternative Minimum Tax."

INVESTORS MAY HAVE TAX LIABILITY IN EXCESS OF CASH. Investors eventually may be allocated profits for tax purposes which exceed any cash Boston Capital distributes to them. Under these circumstances, unless an investor has passive losses or credits to reduce such tax liability, the investor will have to pay federal income tax without a corresponding cash distribution from Boston Capital. Similarly, in the event of a sale or foreclosure of an apartment complex or a sale of certificates, an investor may be allocated taxable income, resulting in tax liability, in excess of any cash distributed to him or her as a result of such event. See "Federal Income Tax Matters--Sale or Disposition of Certificates" and "--Sale or Other Disposition of an Apartment Complex and Interests in Operating Partnerships."

                                  GENERAL RISKS

INVESTORS WILL NOT BE ABLE TO EVALUATE ALL OF THE APARTMENT COMPLEXES IN WHICH THE SERIES WILL INVEST. Boston Associates has not yet identified all of the apartment complexes in which the series will invest. Investors must rely on the ability of Boston Associates to find suitable investments for Boston Capital. All of Boston Capital's investments are required to meet Boston Capital's investment objectives and acquisition policies, as described in the section of this Prospectus entitled "Investment Objectives and Acquisition Policies." Boston Capital does not guarantee that it will be able to find investments meeting its investment objectives or that any investment it does make will generate income for investors or increase in value over time.

BOSTON ASSOCIATES RELIES ON THE EXPERTISE OF THE OPERATING GENERAL PARTNERS. The sustained flow of tax credits is dependent upon the expertise of the operating general partners and their affiliates to construct, develop, and manage the apartment complexes. Boston Associates relies on this expertise in finding suitable investments for Boston Capital. In return, the operating general partners and their affiliates receive fees, such as development fees and property management fees.

SALE OF LESS THAN ALL CERTIFICATES MAY RESULT IN FEWER INVESTMENTS FOR BOSTON CAPITAL. The more certificates that are sold, the more money Boston

Capital will have to invest in apartment complexes. If fewer than all of the certificates in any series are sold, Boston Capital will invest in fewer apartment complexes. The fewer the apartment complexes Boston Capital invests in, the less diversified its portfolio of apartment complexes will be. Also if Boston Capital invests in several apartment complexes in the same geographic area, there will be less diversity. In such circumstances, apartment complexes which suffer poor operating results can have a greater negative effect on Boston Capital's operations as a whole.

BOSTON ASSOCIATES MAY NOT BE ABLE TO BUY CERTIFICATES TO FUND START UP COSTS OF BOSTON CAPITAL. Boston Capital can borrow money in order to make investments in apartment complexes before all of the money is raised from the offering. Any such loan is to be repaid from the money that is raised from the offering. If insufficient money is raised in the offering to repay such loans, Boston Associates has agreed to buy enough certificates to provide Boston Capital with money to repay such loan(s). If Boston Associates does buy certificates, they will be purchased on the same terms as any other investor, except Boston Associates will not pay commissions and fees that otherwise would go to it or its affiliates. There is a possibility that Boston Associates will not have enough money to meet these obligations.

INVESTORS MAY NOT RECEIVE CASH IF APARTMENT COMPLEXES ARE SOLD. There is no assurance that investors will receive any cash distributions from the sale or refinancing of an apartment complex. The price at which an apartment complex is sold may not be large enough to pay the mortgage and other expenses which must be paid at such time. If that happens, investors will not get all of their investment back, and the only benefit from an investment in Boston Capital will be the tax credits received. To date, no apartment complexes have been sold from any of Boston Capital's prior series.

A DECREASE IN AN INDIVIDUAL INVESTOR'S TAXABLE LIABILITY MAY LIMIT HIS BENEFIT RECEIVED FROM TAX CREDITS. A change in an individual investor's personal tax situation which reduces his taxable income will substantially reduce, defer or eliminate the benefits to him of the tax credits. If an investor's adjusted gross income increases to more than $200,000 in a particular year, any allocated historic tax credits also will be substantially reduced, deferred or eliminated. In addition, if an investor becomes subject to the alternative minimum tax, the tax credits cannot be used to offset this tax.

INVESTORS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENT PROMPTLY AT A
REASONABLE PRICE. Although it is possible that the certificates in all series may be listed on a national securities exchange, there is no guarantee that such a listing can or will be accomplished or that a public trading market will develop. Currently, no certificates have been listed on a national securities exchange. The transfer of certificates will be limited in some cases, including in the event more than 50% of the certificates are transferred during any twelve-month period. Investors should consider their investment in Boston Capital to be a long-term investment.

Boston Associates can impose restrictions on the transfers of certificates in order to prevent a termination of Boston Capital for tax purposes or prevent a classification of Boston Capital as something other than a partnership for federal income tax purposes. In addition, Boston Associates will not allow sales of certificates to an investor who does not meet the then-applicable suitability standards.

INVESTORS ARE LIABLE FOR UP TO THREE YEARS FOR THE AMOUNT OF THEIR RETURNED CONTRIBUTIONS TO ANY BOSTON CAPITAL CREDITORS. In general, limited partners are not liable for partnership obligations unless they take an active part in the day-to-day management or control of the partnership's business. The Delaware Revised Uniform Limited Partnership Act presently allows the investors to exercise all of their rights in the Fund Agreement without jeopardizing their limited liability. All rights given limited partners under the laws of the State of Delaware extend to investors under the terms of the Fund Agreement. Unless an investor is deemed to be taking part in the control of Boston Capital's business, his liability is limited to the amount invested in Boston Capital.

Under Delaware law, if an investor has received the return of any part of his investment without violation of Delaware law or the Fund Agreement, the investor is liable for a period of one year for the amount of his returned contribution which would be necessary to pay Boston Capital's creditors for liabilities incurred during the period the contribution was held by Boston Capital. However, if any of the money returned to an investor was returned in violation of applicable Delaware law or the Fund Agreement, then the investor is liable for a period of three years for the amount of the contribution wrongfully returned.

INVESTORS MAY HAVE LIMITED RIGHTS OF ACTION AGAINST BOSTON ASSOCIATES. Under Delaware law, Boston Associates is required to exercise good faith and integrity in handling the affairs of Boston Capital. The Fund Agreement provides that Boston Associates will not be liable to investors for its actions or omissions made in good faith and in a manner it reasonably believes was allowed under the Fund Agreement and in the best interest of Boston Capital. However, if Boston Associates' conduct constitutes fraud, bad faith, negligence or misconduct, it would be liable to investors. Therefore, investors may have more limited rights of action against Boston Associates than would otherwise be available, absent these provisions in the Fund Agreement.

A SERIES MAY BE LIABLE FOR THE LIABILITIES OF OTHER SERIES. Certificates are issued in series, and the Fund Agreement provides that each series will be treated for economic purposes as a separate partnership, sharing in a separate and distinct pool of apartment complexes. The rights of investors in all series will be identical in all other respects, except with respect to voting rights and accounting matters applicable only to a particular series.

It is possible, however, that each series may not stand on its own with respect to outside creditors. In such an event, such creditors would be able to reach all of the assets of Boston Capital, despite the fact that the matter affecting the creditor related only to a particular series. Therefore, in the event that a creditor makes a claim against the assets of Boston Capital and it can be determined that such claim relates to one series only, Boston Associates will assume liability for any such claim to the extent that the series does not have sufficient funds to satisfy the claim. In the event there is a proper claim against more than one series, if the proportional liability of a particular series can be determined, such series will be liable only for such proportional amount of the claim. Boston Capital intends to require that the various series reimburse each other to the extent that expenses relating to a particular series are borne by another series, but a series may be financially unable to do so. There is a risk, therefore, that investors in a particular series will be affected by the performance of another series. This could result in lower returns on their investments than would otherwise be the case. No claims have ever been alleged against one series by creditors of another series.

AN INDEPENDENT UNDERWRITER WILL NOT MAKE AN INDEPENDENT INVESTIGATION OF BOSTON CAPITAL. The Dealer-Manager will receive commissions and other compensation as an agent of Boston Capital. The Dealer-Manager has not retained counsel separate from Boston Capital's counsel, but has conducted such due diligence investigation as it deems necessary under the circumstances. However, because the Dealer-Manager is an affiliate of Boston Associates, investors will not have the benefit of an independent investigation of Boston Capital as is customarily made by independent underwriters.

THE PRICE OF THE CERTIFICATES WAS ARBITRARILY ESTABLISHED AT $10 PER CERTIFICATE. The $10 certificate price does not necessarily reflect the value of operating partnership interests to be invested in by Boston Capital. The determination of the offering price was based primarily on the perceived market value of the anticipated stream of tax credits expected per certificate. There is no assurance that when the apartment complexes are sold, there will be enough money to return any part of the original investment.

THE PROHIBITION ON MERGERS IN THE FUND AGREEMENT MAY LIMIT THE OPERATIONAL FLEXIBILITY OF BOSTON CAPITAL. Although at this time, Boston Associates has no intent to effect a merger of Boston Capital with any other entity, the presence of this prohibition in the Fund Agreement may make it more difficult to effect any sort of change in control that would involve a merger in the future.

THIRD PARTY LENDERS MAY BE ABLE TO FORECLOSE ON AN OPERATING PARTNERSHIP INTEREST PRIOR TO THE SALE OF ALL OF THE CERTIFICATES. To encourage the purchase of operating partnership interests, Boston Capital intends to make initial investments in operating partnerships or enter into commitments to make investments in operating partnerships at any time, including without limitation, any time prior to the commencement or completion of the sale of the Certificates for a particular series. Such investments or commitments to make investments would be made in anticipation of receiving offering proceeds. It is possible that Boston Capital will not receive sufficient offering proceeds to meet the obligations with respect to such investments or commitments. If Boston Capital fails to satisfy its obligations with respect to investments or commitments, an operating general partner could sue to require performance of such obligations.

As described in "Investment Objectives and Acquisition Policies--Third Party Loans," Boston Capital has obtained a non-recourse line of credit of up to $40 million from a national bank, Fleet Bank, as agent, to acquire operating partnership interests prior to receipt of sufficient offering proceeds to purchase such operating partnership interest. Boston Capital has secured its obligations under this line of credit by giving a security interest to the national bank in the operating partnership interest acquired using the line of credit. If Boston Capital does not receive sufficient proceeds to pay off any outstanding debt under the revolving line of credit or otherwise defaults under the revolving line of credit, Boston Capital could lose all or a significant portion of the operating partnership interest(s) which are securing the revolving line of credit. The line of credit is available to other series of Boston Capital.

The revolving line of credit imposes certain restrictions on Boston Capital which may limit the flexibility of Boston Capital. For example, Boston Capital may not acquire operating partnership interests in a particular series without providing the lender the opportunity to approve that transaction if the lender has lent money to the series. The best interest of the lender as a creditor may not always be in complete agreement with the best interest of investors and the acquisition disapproval power granted to the lender could restrict Boston Capital from making investments which Boston Capital believes is in the best interest of the investors.

THERE IS NO ASSURANCE THAT LEGAL REMEDIES FOR BREACH OF FIDUCIARY DUTIES WILL BE AVAILABLE TO INVESTORS. There is no specific Delaware judicial or statutory authority governing the question of whether an assignee of a limited partner has the right to bring a derivative action where a specific provision exists in the Fund Agreement granting such rights. Furthermore, there is no express statutory authority for a limited partner's class action in Delaware, and whether a class action may be brought by investors to recover damages for breach of the general partner's fiduciary duties in Delaware state courts is unclear. Accordingly, there is no assurance that legal remedies will be available or affordable if fiduciary duties are breached, although it is anticipated that the ability of the investors to enforce their rights against Boston Associates will be substantially the same as the rights of the limited partners.

THE INTERESTS OF INVESTORS MAY CONFLICT WITH THE INTERESTS OF BOSTON ASSOCIATES. Boston Associates' affiliates are committed to the management of many other limited partnerships that have investments similar to those made by Boston Capital. Boston Associates and its affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with and by Boston Capital regardless of the success of your investment. Also, Boston Capital's interests in the operating partnerships may be inconsistent in some respects with the interests of the applicable operating general partners. These inconsistent interests arise due to: (1) Boston Associates' interest in Boston Capital, (2) Boston Associates' receipt of fees from Boston Capital, and in some cases, from one or more operating partnerships, and (3) Boston Associates' ongoing business relationships with some of the operating general partners.

                                REAL ESTATE RISKS

OCCUPANCY RATES IN APARTMENT COMPLEXES ARE AFFECTED BY ADVERSE CHANGES IN THE GENERAL OR LOCAL ECONOMIC CONDITIONS. Factors such as excessive building, changes in neighborhood values, high unemployment, and unanticipated increases in utility costs may affect the ability of the apartment complex to maintain high levels of occupancy.

IF THE EXPENSES OF APARTMENT COMPLEXES ARE GREATER THAN THEIR INCOME, BOSTON CAPITAL MAY HAVE TO PAY ANY OPERATING SHORTFALLS. If the expenses of an apartment complex are greater than its income, Boston Capital may have to provide money to pay the shortfall. Otherwise, the apartment complex may need to be sold on disadvantageous terms in order to raise money. Also, if the apartment complex does not generate enough income to pay its mortgage payments and property taxes, the lender could foreclose and Boston Capital could lose its investment, including a partial recapture of tax credits.

LEVERAGED INVESTMENTS MAY INCREASE THE RISK OF LOSS BECAUSE OF THE DEBT PAYMENTS. Each of the apartment complexes will have mortgage debt, in an amount projected to be supported by the rental income of the apartment complex and approved by Boston Associates, which leverages Boston Capital's investment in the apartment complex. Leveraging allows Boston Capital to increase the amount of property that can be invested in with the amount of money raised from the offering, and thus increase the amount of tax credits available to Boston Capital. However, leveraging also can increase the risk of loss. If there is a foreclosure of a mortgage loan on an apartment complex, there can be a tax liability to investors including a partial recapture of tax credits previously taken.

OPERATING GENERAL PARTNERS HAVE LIMITED FINANCIAL RESOURCES AND IF THEY FAIL TO MEET THEIR OBLIGATIONS, BOSTON CAPITAL MAY HAVE LIMITED REMEDIES AGAINST THEM. The operating general partner is responsible for completing the construction or renovation and then renting and operating the apartment complex. If there are cost overruns in the construction or renovation, or if rental income is not enough to pay operating expenses, the operating general partner usually is required to pay such shortfalls with its own money. In addition, the operating general partners generally will be required to pay Boston Capital some amounts if the amount of tax credits generated by the apartment complex falls below an agreed upon level. There is no guarantee that such operating general partners will have enough money to meet their obligations. If any of the operating general partners fail to meet their obligations to make these payments, the remedies of Boston Capital may be limited to removing the operating general partner as general partner of the operating partnership.

GOVERNMENT REGULATIONS REGARDING APARTMENT COMPLEXES RECEIVING GOVERNMENT ASSISTANCE MAY LIMIT THE FLEXIBILITY OF THOSE COMPLEXES TO RENT TO TENANTS OR INCREASE RENTS, THEREBY RESTRICTING THE ECONOMIC BENEFIT TO BOSTON CAPITAL. Some of the apartment complexes may receive government assistance like governmental rental subsidies and low interest mortgage loans. Generally, rents in an apartment complex receiving government assistance cannot be increased without the prior approval of the applicable government agencies. If needed rent increases are not approved in a timely manner, an apartment complex may have operating deficits.

In return for the government assistance, some government regulations may restrict the type of tenants that can rent apartments in the apartment complex. This would reduce the pool of potential renters available to rent apartments in the apartment complex. In addition, government assistance programs providing rent supplement payments to tenants are fixed in amount, unless Congress and/or the appropriate agency has approved funding for an increase in the payments. If there are no increases in rent supplement payments, the operating expenses of an apartment complex could increase without a corresponding increase in rental income, ultimately leading to a foreclosure on the apartment complex and the loss or recapture of tax credits.

Apartment complexes that receive government assistance generally are subject to restrictions on when and how they can be sold or refinanced. These restrictions include prohibiting the sale of the apartment complex during the term of the government assistance or limiting the amount of profit the operating partnership can distribute. Due to these restrictions, it may not be possible to sell or refinance an apartment complex when it is in the economic interest of Boston Capital or investors to do so.

                           FIDUCIARY RESPONSIBILITY OF
                                BOSTON ASSOCIATES

Boston Associates, as general partner, is accountable to the limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling Boston Capital's affairs. A court in which any legal action against Boston Associates is instituted will interpret what constitutes good faith and integrity.

Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners--a class action--to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership--a partnership derivative action--to recover damages from third parties.

The Fund Agreement provides that an investor may bring a derivative action on behalf of a series to recover a judgment to the same extent as a limited partner has such rights under the Delaware Revised Uniform Limited Partnership Act (the "Act"). The Act provides for such rights although it requires that the person bringing a derivative action be a limited partner of the partnership.

There is no specific Delaware judicial or statutory authority governing the question of whether an assignee of a limited partner has the right to bring a derivative action where a specific provision exists in the Fund Agreement granting such rights. Furthermore, there is no express statutory authority for a limited partner's class action in Delaware, and whether a class action may be brought by investors to recover damages for breach of the general partner's fiduciary duties in Delaware state courts is unclear. Accordingly, there is no assurance that legal remedies will be available or affordable if fiduciary duties are breached, although it is anticipated that the ability of the investors to enforce their rights against Boston Associates will be substantially the same as the rights of the limited partners.

Under applicable Delaware law, Boston Associates, as general partner, is accountable to investors as a fiduciary and, consequently, is required to exercise good faith and integrity in handling the affairs of the series. However, the Fund Agreement provides that Boston Associates and its affiliates shall not be liable, responsible, or accountable in damages or otherwise to Boston Capital or to any of the investors for any act or omission performed or omitted by Boston Associates or its affiliates in good faith and in the best interest of Boston Capital, except for conduct constituting fraud, bad faith, negligence, misconduct or breach of fiduciary duty. Boston Capital also indemnifies Boston Associates and its affiliates against and for loss, liability or damages--including all judgments, costs and attorneys' fees and amounts expended in the settlement of any claims of liability or damages--incurred by them in good faith and in a manner reasonably believed by them to be in Boston Capital's best interests, in connection with any act or omission in connection with the business of Boston Capital, provided that the course of conduct which caused the loss or liability is not attributable to fraud, bad faith, negligence, misconduct or breach of fiduciary duty with respect to any such act or omission. Such indemnification is recoverable only out of the assets of Boston Capital and not from investors. Under the provisions of the Fund Agreement, investors may have a more restricted right of action against Boston Associates and some of its affiliates than would be the case absent these provisions.

The Fund Agreement provides that neither Boston Associates, nor its affiliates, the Dealer-Manager nor Boston Capital shall be indemnified against such liabilities arising under federal or state securities laws, rules or regulations, unless: (1) Boston Associates, or its affiliates, the Dealer-Manager or Boston Capital are successful in defending such action, such claim is dismissed or a court of competent jurisdiction approves a settlement of such claim and (2) such indemnification is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission and the securities department of Massachusetts and other applicable state securities laws administrators regarding indemnification for violations of securities law. Notwithstanding the foregoing, the Assignor Limited Partner shall be indemnified only as long as it is an affiliate of Boston Associates.

TO THE EXTENT THAT THE PROVISIONS OF THE FUND AGREEMENT INCLUDE INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, SUCH INDEMNIFICATION IS, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION AND CERTAIN STATE SECURITIES DIVISIONS, CONTRARY TO PUBLIC POLICY AND THEREFORE UNENFORCEABLE. IN ANY CLAIM FOR INDEMNIFICATION FOR FEDERAL OR STATE SECURITIES LAW VIOLATIONS, THE PARTY SEEKING INDEMNIFICATION WILL PLACE BEFORE THE COURT THE POSITION OF THE SECURITIES AND EXCHANGE COMMISSION AND CERTAIN STATE SECURITIES DIVISIONS WITH RESPECT TO THE ISSUE OF INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS.

Investors should also be aware that Boston Associates could have various defenses available to it if the investors were to bring an action for breach of its fiduciary duty. Such defenses could include technical defenses such as those based on statutes of limitations. Also, Boston Associates could attempt to establish that even though it made an error in judgment, it had, in good faith, attempted to act in the best interest of Boston Capital. In other words, a mere mistake in judgment may not constitute a breach of fiduciary duty.

The matter of the fiduciary responsibility of general partners is an evolving area of the law and investors who have questions concerning the duties of Boston Associates should consult with their legal counsel. Boston Capital will not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability, the indemnification for which is prohibited within this Prospectus.

                              CONFLICTS OF INTEREST

Boston Associates and the Dealer-Manager are affiliates. John P. Manning and Richard J. DeAgazio equally own all the stock of BCS Group, Inc., the parent company of the Dealer-Manager. Any transactions between Boston Capital and Boston Associates and its affiliates will be entered into without the benefit of arm's-length bargaining and will involve conflicts of interest.

Management and operation of Boston Capital will subject Boston Associates to certain conflicts of interest. Some agreements and arrangements among Boston Capital and Boston Associates and its affiliates have been established by Boston Associates and are not the result of arm's-length negotiations. Although some provisions of the Fund Agreement are designed to mitigate such conflicts of interest by limiting the authority of Boston Associates and its ability to enter into transactions with Boston Capital, such conflicts cannot be completely eliminated. See "Fiduciary Responsibility of Boston Associates" for a discussion of Boston Associates' fiduciary duties to the investors, which, in general, require Boston Associates to consider the best interests of investors in managing Boston Capital.

In considering the risks and merits of an investment in Boston Capital, prospective investors should carefully consider the following potential conflicts of interest:

                             INCONSISTENT INTERESTS

Your interests may be inconsistent in some respects with Boston Associates' interests. Also, Boston Capital's interests in the operating partnerships may be inconsistent in some respects with the interests of the applicable operating general partners.

These inconsistent interests arise due to: (1) Boston Associates' interest in Boston Capital, (2) Boston Associates' receipt of fees from Boston Capital, and in some cases, from one or more operating partnerships and (3) Boston Associates' ongoing business relationships with some of the operating general partners.

Conflicts of interest between Boston Associates and its affiliates also arise in connection with their performance of activities, such as the decisions they can make in the following circumstances without your prior consent:

- withholding payments of capital contributions to the operating partnerships;

- removing any of the operating general partners;

- exercising the repurchase obligation of the operating general partners upon the occurrence of a repurchase event.

Other transactions, such as terminating Boston Capital's business, selling operating partnership interests, selling or refinancing an apartment complex, or liquidating an operating partnership, may produce profits for Boston Associates and/or its affiliates and/or the operating general partner(s) at a time when it produces adverse tax or other consequences for you. Conversely, Boston Capital's or an operating partnership's decision to continue business may be advantageous to them at a time when termination may be advantageous to you.

Each Operating Partnership Agreement will restrict the right of the applicable operating general partner(s) to sell or otherwise dispose of an apartment complex and to refinance the permanent mortgage loan as to an apartment complex without the approval of Boston Associates. In general, Boston Associates will consent to the sale or disposition of an apartment complex where such sale or disposition is consistent with Boston Capital's investment policies. See "Investment Objectives and Acquisition Policies--Acquisition Policies."

The operating general partners of some or all of the operating partnerships may receive a Sales Preparation Fee upon the sale of the applicable apartment complex for their services in preparing that apartment complex for sale. The amount of the Sales Preparation Fee is expected to be 3% of the gross sale price of the applicable apartment complex. It is not expected that any comparable fee will be payable for any refinancing of the permanent mortgage loan for an apartment complex. Therefore, the interest of the operating general partners to arrange for the sale of an apartment complex--and thereby receive a Sales Preparation Fee--may be in conflict with the interest of Boston Capital, and therefore the investors, to receive benefits from a refinancing of the permanent mortgage loan.

The inherent conflict caused by the affiliation of a builder of an apartment complex and an operating general partner causes certain government agencies to require that an independent architect review the work of each builder so affiliated. Because many of the management agents are expected to be affiliated with the operating general partners, a continuing conflict of interest will exist because there may not be any independent review of their performance on behalf of the operating partnership.

Each Operating Partnership Agreement should provide that if an apartment complex is subject to substantial building code violations which are not cured within six months after notice from the applicable governmental agency or department, or if certain operational performance standards are not met, then, at Boston Associates' request and subject to the applicable agency's approval, the operating general partners must terminate the Management Agreement and appoint a new management agent, which shall not be an affiliate of the operating general partners.

Under the Fund Agreement and the Operating Partnership Agreements, Boston Associates or the operating general partner(s), as applicable, are or will be authorized to employ their respective affiliates to perform services for, or to sell goods to, Boston Capital or the operating partnership, as applicable, thus, potentially causing additional conflicts of interest.

The Fund Agreement, however, sets forth significant restrictions on the terms of agreements for the provision of any goods and services to Boston Capital by Boston Associates and its affiliates. Such restrictions generally require the terms of transactions with affiliates to be no less favorable to Boston Capital than the terms obtainable from nonaffiliated entities rendering similar services as an ongoing activity in the same geographical location. As general partner of Boston Capital, Boston Associates must fulfill its fiduciary duty to exercise good faith and integrity in handling all of Boston Capital's affairs.

                         COMMON MANAGEMENT; SELECTION OF
                         OPERATING PARTNERSHIP INTERESTS

Boston Associates and its affiliates are committed to the continuing management of numerous public and private limited partnerships which have invested or will invest in limited partnerships that own apartment complexes similar to the operating partnerships in which Boston Capital will invest. The operating general partners also are committed to the continuing management of other limited partnerships which are similar to the operating partnerships. Moreover, operating general partners may be general partners of other partnerships that may own apartment complexes located proximate to or in the same market area, and compete with Boston Capital's apartment complexes.

                           PUBLIC LIMITED PARTNERSHIPS

If Boston Associates or any of its affiliates offer interests in public limited partnerships with similar investment objectives as Boston Capital and which will acquire operating partnership interests that would satisfy the same criteria and standards of operating partnership interests to be acquired by Boston Capital, Boston Associates and its affiliates will review the investment portfolio of each partnership, including any series being offered by each such entity. To the extent that they have selected and/or evaluated operating partnership interests, they will in their sole determination decide which entity will acquire the investment on the basis of various factors.

These factors include: (1) the amount of funds available and the length of time the funds have been available for investment, (2) the cash requirements of each entity and (3) the effect of the acquisition on each entity's portfolio.

If funds should be available to two or more public limited partnerships to acquire a given investment and all factors have been evaluated and deemed equally applicable to each entity, then Boston Associates and its affiliates will acquire investments for the entities on a basis of priority determined by the dates of formation of the entities, including any series being offered by each partnership.

In the event that two or more of Boston Capital's series have funds available at the same time for investment, and investment opportunities become available in operating partnership interests, conflicts may arise as to which of Boston Capital's series should invest in the investments involved. In that event, Boston Associates and its affiliates will review the investment portfolio of any such series in the same manner in which they evaluated the public limited partnerships in the preceding paragraph. Boston Capital will not invest, with respect to any series of certificates, in any operating partnership owned or controlled by any of its affiliates.

Boston Associates and its affiliates, will devote only as much of their time to Boston Capital's business as in their judgment and experience is reasonably required. Because Boston Associates' officers and employees are also officers and/or employees of other affiliates of Boston Associates, they will have conflicts of interest in allocating management time, services and functions among Boston Capital and any present and future partnerships or other ventures which are or may be organized by Boston Associates' affiliates. If necessary, Boston Capital will hire its own employees to help carry out its business and operations. Boston Associates and its affiliates will allocate their management time, services and functions among the various operating partnership interests, and if additional series of certificates are issued, among the several series of certificates, as in their discretion best serves the interest of Boston Capital and investors. For an indication of the number and size of partnerships which are presently being managed by Boston Associates' affiliates, see "Prior Performance of Boston Associates and Its Affiliates."

                    OTHER TRANSACTIONS WITH BOSTON ASSOCIATES
                                OR ITS AFFILIATES

Boston Associates and its affiliate(s) should provide services to Boston Capital in connection with finding, analyzing, structuring and acquiring operating partnership interests. Boston Associates and its affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with Boston Capital as described in this Prospectus and the Fund Agreement. See "Compensation and Fees."

                                    EXPENSES

All of Boston Capital's expenses must be billed directly to and paid by the respective series. Boston Associates and its affiliates may be reimbursed for the actual costs of goods and materials used for or by Boston Capital; provided, however, that unless Boston Associates or its affiliates purchase the goods or materials on behalf of Boston Capital from an independent third party, the reimbursement to Boston Associates or its affiliates therefor shall not exceed the lesser of the cost of such goods and materials or 90% of the competitive price which would be charged by non-affiliated persons. If Boston Associates or its affiliates purchase goods or materials from an independent third party which are used by Boston Capital, Boston Associates may be reimbursed at its cost as set forth in Section 5.01(e) of the Fund Agreement.

No reimbursement shall be permitted for services for which Boston Associates or its affiliates are entitled to compensation by way of a separate fee. Also excluded from the allowable reimbursement, except as permitted under Section 5.01(e) of the Fund Agreement, shall be general overhead expenses in connection with the ongoing administration of Boston Capital during its operational phase, such as rent or depreciation, utilities, capital equipment, other administrative expenses or salaries or fringe benefits incurred by or allocated to any of their controlling persons, as defined in Section V.E.1. of the NASAA Guidelines, which includes any of their officers, directors, senior management personnel or persons owning 5% or more of the equity of Boston Associates or any affiliate thereof, or persons having the power to cause the direction of the Boston Associates or any of its affiliates.

                                  ANNUAL REPORT

Boston Capital's annual report must contain a breakdown of any costs reimbursed to Boston Associates and its affiliates. Boston Associates and its affiliates shall cause its accountants to verify the allocation of such costs to Boston Capital. The method of verification shall, at minimum, provide: (1) a review of the time records of individual employees, the cost of whose services were reimbursed and (2) a review of the specific nature of the work performed by each of those employees. Accountants will itemize the additional costs of the verification on a program-by-program basis. Boston Capital may reimburse Boston Associates for these costs in accordance with this provision only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above.

                                    SERVICES

Any services beyond those described under "Compensation and Fees" and in the Fund Agreement that Boston Associates or its affiliates perform for Boston Capital may be provided only under extraordinary circumstances and must meet the following criteria:

- the compensation, price or fee must be comparable and competitive with the compensation, price or fee of any other person who is render-ing comparable services or selling or leasing comparable goods which could reasonably be made available to Boston Capital and shall be on competitive terms; provided, however, that the services will be provided at a price which does not exceed the lesser of the cost of such services to Boston Associates or its affiliates or 90% of the competitive price which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location;

- the fees and other terms of the contract for services shall be disclosed in a supplement to this Prospectus if the services are rendered during the offering period or in the annual reports to be provided to investors pursuant to
  Article IX of the Fund Agreement;

- Boston Associates or its affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of Boston Capital and as an ordinary and ongoing business;

- all services or goods for which Boston Associates or its affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid. Each contract must contain a clause allowing termination without penalty on sixty days' notice. In addition, all such services must be necessary to the prudent operation of Boston Capital.

                                  JOINT VENTURE

Operating partnership interests may be invested in jointly by series of certificates, or may be invested in jointly by a series of certificates with another similar public offering, provided that (1) the two programs have similar investment objectives, (2) there are no duplicate property management or other fees, (3) the compensation to the sponsors of each program is substantially similar, (4) each program will have a right of first refusal if the other program wishes to sell its operating partnership interest and (5) the investment of each program is on substantially the same terms and conditions.

There is a potential risk that investors in a series of certificates may not acquire a controlling interest in a joint investment or, that if an equal interest is acquired by each program, there may be a potential risk of impasse on decisions.

                                  MISCELLANEOUS

No rebates or give-ups may be received by Boston Associates or its affiliates, nor may Boston Associates or its affiliates participate in any reciprocal business arrangements that would circumvent the Fund Agreement. Furthermore, reciprocal business arrangements that would circumvent the restrictions of the Fund Agreement against dealing with affiliates are prohibited.

Boston Capital's monies may not be commingled with the funds of any other person. Nothing contained in this provision, however, shall prohibit Boston Associates from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of affiliated entities.

Boston Capital may obtain loans from Boston Associates or any affiliate of Boston Associates, subject to the limitations as to interest rates set forth under "Compensation and Fees," and as to borrowing policies under "Investment Objectives and Acquisition Policies--Borrowing Policies." However, Boston Associates may not borrow money from Boston Capital.

                           EMPLOYMENT OF PROFESSIONALS

Nixon Peabody LLP in Washington, D.C., is Counsel to Boston Capital, Boston Associates and affiliates of the Boston Associates, the Assignor Limited Partner, the Dealer-Manager and to other entities in which affiliates of Boston Associates are general partners.

If any dispute should arise between Boston Capital and Boston Associates or any affiliate of Boston Associates, depending on the nature of the dispute, Boston Associates may cause Boston Capital to retain separate counsel for such matters as and when appropriate.

Reznick Fedder & Silverman, of Bethesda, Maryland, are accountants and auditors for Boston Capital, Boston Associates, the Assignor Limited Partner and for other entities in which Boston Associates and/or its affiliates are general partners.

                              COMPENSATION AND FEES

The amounts and kinds of all of the compensation and fees to be paid to Boston Associates and its affiliates, during the various phases of the organization, operation and termination of Boston Capital are summarized below. None of the fees to be paid to Boston Associates and its affiliates has been or will be negotiated at arm's-length. No compensation that duplicates the fees to be paid to Boston Associates and its affiliates will be paid to the operating general partners or their affiliates in connection with organization and operation of the operating partnerships. Compensation and/or fees in one category in excess of the maximum amounts disclosed below may not be recovered by reclassifying them under a different category. Boston Capital shall not pay, directly or indirectly, a commission or fee to Boston Associates or its affiliates in connection with the reinvestment or distribution of sale or refinancing proceeds of the apartment complexes.

    COMPENSATION              WHO RECEIVES THE                WHAT THE COMPENSATION
      CATEGORY                  COMPENSATION                          EQUALS
-----------------------   ------------------------   --------------------------------------
Reimbursement for         Boston Associates          - equal to all costs and expenses
Organization & Offering                                paid in connection with the
Expenses                                               organization of Boston Capital
                                                       and offering of certificates,
                                                       including but not limited to
                                                       legal, accounting and investor
                                                       communications and computer
                                                       services, printing, travel,
                                                       distribution and filing.
                                                     - actual amount depends on the
                                                       number of certificates sold, but
                                                       is not expected to exceed
                                                       $1,225,000 if the maximum of
                                                       $35,000,000 of certificates are
                                                       sold in each series.
                                                     - if the Front End Fees,
                                                       including Organization and Offering
                                                       Expenses and Selling Commissions,
                                                       exceed the amount allowed by
                                                       Section IV.C.2 of the NASAA
                                                       Guidelines--up to 30.5% of the
                                                       Gross Offering Proceeds--
                                                       Boston Associates will pay the
                                                       excess.

Selling Commissions       Boston Capital Services,   - equal to $0.70 per certificate
                          Inc.                         (7%) sold.

Dealer-Manager Fee        Boston Capital Services,   - equal to $0.20 per certificate
                          Inc.                         (2%) sold.
                                                     - all or a portion of which may
                                                       be reallowed to Soliciting Dealers.

Non-Accountable Expense   Boston Associates          - equal to accountable and non-
Allowance                                              accountable expenses paid to
                                                       Boston Associates for due
                                                       diligence expenses and
                                                       administrative costs related
                                                       to the offering.
                                                     - equal to up to $0.10 per
                                                       certificate (1%) sold.

    COMPENSATION              WHO RECEIVES THE                WHAT THE COMPENSATION
      CATEGORY                  COMPENSATION                         EQUALS
-----------------------   ------------------------   --------------------------------------
Asset Acquisition Fee     Boston Capital Holdings LP - equal to $0.54 per certificate
                                                       (5.4%) sold.*

Reimbursement for         Boston Associates          - equal to all costs and expenses
Investment Expenses                                    paid in connection with the
                                                       structuring and making of
                                                       Boston Capital's investments,
                                                       including the reimbursement of
                                                       any interest expense incurred in
                                                       obtaining funds with which to
                                                       make:
                                                       1. loans and/or option and/or
                                                          deposit payments to operating
                                                          partnerships prior to Boston
                                                          Capital's acquisition of an
                                                          interest.
                                                       2. investments in operating
                                                          partnerships prior to the sale
                                                          of the number of certificates
                                                          whose net offering proceeds
                                                          would enable Boston Capital
                                                          to acquire interests.
                                                     - these reimbursements will not
                                                       exceed $15 million.

Annual Fund Management    Boston Capital Asset       - annually equal to 0.5% of the
and Reporting Fees        Management Limited           aggregate cost of the apartment
                          Partnership                  complexes, which is the sum of
                                                       equity invested by Boston
                                                       Capital in the apartment
                                                       complex plus the amount of
                                                       mortgage debt on the apartment
                                                       complex.
                                                     - could be about $383,250 per
                                                       year if $35,000,000 of certificates
                                                       are sold in each series.
                                                     - the annual Fund Management Fee will
                                                       be reduced by the amount of any
                                                       Reporting Fees paid to affiliates of
                                                       Boston Associates to the extent the
                                                       combined amounts of the Fund
                                                       Management Fee and the Reporting
                                                       Fees exceed 0.5% of the aggregate
                                                       cost of the applicable apartment
                                                       complexes on an annual basis.

    COMPENSATION              WHO RECEIVES THE                WHAT THE COMPENSATION
      CATEGORY                  COMPENSATION                         EQUALS
-----------------------   ------------------------   --------------------------------------
Property Management       Affiliates of Boston       - equal to the lesser of:
Fee**                     Associates                   (1)5% of the gross receipts of
                                                       any apartment complex with
                                                       respect to which property
                                                       management services are
                                                       provided by an affiliate of
                                                       Boston Associates;
                                                       (2)the competitive fees for
                                                       those services in the area.

Loan Interest from        Boston Capital or          - not to exceed the interest or
Boston Associates or      Operating Partnership        similar charges or fees of
Affiliates                                             unrelated lending institutions for
                                                       similar loans.

Share of Profits, Losses  Boston Associates
and Credits and of Net                               - 1% of tax credits and losses;
Cash Flow Distribution                               - 1% of any net cash flow
                                                       distributions (subordinated to
                                                       the achievement of priority return);
                                                     - 5% of net proceeds of the sale
                                                       of the apartment complexes.

----------

* Reduced to the extent that any acquisition fees, development fees or consulting fees are paid to the Boston Affiliates or its affiliates by operating partnerships or operating general partners.
** Affiliates of Boston Associates will not manage any of the apartment complexes, and therefore not receive the Property Management Fee, unless the property manager is removed for cause and an affiliate of Boston Associates becomes the replacement property manager.

                 INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

                             INVESTMENT OBJECTIVES

Each Series' principal business is to invest, as a limited partner, in other limited partnerships (the "operating partnerships"), each of which will develop, own and operate an apartment complex that is expected to qualify for federal housing tax credits and/or (in less than 10% of the apartment complexes) historic tax credits. These apartment complexes may be newly constructed or substantially renovated. In addition, most of such apartment complexes are expected to be the recipients of further government assistance through government direct grant or loan, loan guarantee, mortgage insurance and/or subsidy programs.

Some of the operating partnerships in which Boston Capital intends to invest have been identified and are described in the supplement accompanying this Prospectus. Boston Capital will again supplement this Prospectus if and when negotiations with respect to acquisition of an operating partnership interest have progressed to an extent that there is a reasonable probability that Boston Capital will acquire that particular operating partnership interest. Boston Capital will supply these supplement(s) to all investors in the series of certificates then being offered and to all prospective investors.

Boston Capital has four objectives for its investments in operating partnerships, in order of importance:

(1) GENERATE TAX CREDITS DURING THE FIRST TEN TO TWELVE YEARS OF AN INVESTMENT IN EACH OPERATING PARTNERSHIP WHICH INVESTORS CAN USE TO OFFSET FEDERAL INCOME TAXES FROM ALL SOURCES. These tax credits include federal housing tax credits, and in limited circumstances a small amount of historic tax credits. Each apartment complex must meet continuing occupancy requirements for the initial fifteen-year period beginning once tax credits are first taken. Tax credit rules can be complicated and the failure of apartment complexes to comply with them can result in the loss and/or recapture of tax credits sometimes years after tax credits are allocated.

(2) PRESERVE AND PROTECT INVESTOR'S CAPITAL. Boston Capital requires the general partners of the operating partnerships to:

- guarantee completion of the apartment complex;

- fund any construction cost overruns;

- pay operating shortfalls for a limited period;

- guarantee a specific minimum amount of tax credits.

While these safeguards provide additional protection, there can be no assurance that these measures will adequately protect investments in the respective partnerships.

(3) PROVIDE TAX BENEFITS IN THE FORM OF PASSIVE LOSSES. Individual investors generally may deduct any tax losses allocated to them only to the extent of your income derived from passive activities, namely, income other than wages, salaries, dividends and interest. See "Risk Factors--Tax Risks Associated with the Partnership Investments."

(4) DISTRIBUTE NET CASH, IF ANY, FROM THE SALE OR REFINANCING OF APARTMENT COMPLEXES. Under certain favorable market and regulatory conditions, Boston Capital will distribute to investors part or all of their original investment when some or all of the properties are sold or refinanced. You can get money back from the sale or refinancing of an apartment complex equal to your original investment only if the net sales price is large enough to pay fees and expenses paid in this offering, estimated to be 25% of your initial investment, plus all costs of the sale. Tax credits may be the only material benefit from the investment because the investors may not get back their capital.

Generally, the sale of Boston Capital's interest in an operating partnership or the sale by an operating partnership of its apartment complex will be subject to various restrictions including, but not limited to, the necessity of obtaining the approval of any governmental agency(ies) providing government assistance to the apartment complex, obtaining the consent of the operating general partner(s) and the furnishing of various legal opinions. These restrictions could lead to a longer holding period for certain apartment complexes or a sale of apartment complexes or operating partnership interests, as applicable, to purchasers subject to certain government restrictions and/or conditions.

Boston Capital will undertake to hold operating partnership interests for the initial fifteen-year federal housing tax credit compliance period. Boston Capital currently anticipates selling operating partnership interests, or the underlying apartment complexes, as soon as practicable after that time, consistent with the terms of the applicable Operating Partnership Agreements, the Fund Agreement, applicable governmental restrictions and the best interests of the investors. However, after the expiration of the ten-year period, an interest in an operating partnership may be sold, or Boston Capital may agree to the sale of the underlying apartment complex, in the sole discretion of Boston Associates when it deems such action to be in the best interest of investors. However, the continuing restrictions and compliance requirements of the federal housing tax credit program, as well as the uncertainty of a market for buildings such as the apartment complexes, may make it impossible for Boston Capital to liquidate some of its investments until well after the fifteenth year, even though tax credits are available only for a ten-year period as to each apartment complex.

To achieve these investment objectives, each series will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes, averaging approximately $0.95 to $1.02 per certificate annually--9.5%-10.2% annual tax credit as a percentage of capital invested--for the ten-year credit period and passive tax losses averaging approximately $0.50 to $0.60 per certificate annually for the ten-year credit period. If only the annual tax credit goal is met, it should result in a tax-free internal rate of return of 1.8%-3.9% even assuming none of the apartment complexes invested in has any value in excess of indebtedness plus sale expenses at the end of the fifteen-year federal housing tax credit compliance period, and investors use for tax purposes the assumed loss of the investor's entire capital contributions. There is no assurance that any particular tax-free internal rate of return will be achieved. Tax credits are not guaranteed. The use of tax credits are limited, among other things, to the amount of tax liability not resulting from the alternative minimum tax and by passive activity rules that limit the amount of tax credits an individual can use on any one year to as little as $7,000.


The internal rate of return is the rate at which the present value of your future tax benefits will be equal to the cost of your investment. In essence, it illustrates your future tax credit benefit as return of principal and interest in today's dollars. The internal rate of return assumes that all tax credit benefits are reinvested at the same rate of return as the internal rate of return. An investment in tax cedits does not result in a rate of return comparable to an investment in certificates of deposit or bonds. The tax-free internal rate of return can exceed 1.8%-3.9% if the value of the apartment complexes exceeds indebtedness plus sale expenses and the investors receive distributions from those sale or refinancing transactions.

The calculation of the rate of return includes the following variables

-  amount of the investor's capital contribution;
- stream of tax credits set forth in the Supplement, using the lower tax credit investment goal in each range (for example, $100 in 2003); and
-  investor's tax rate.

After consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments, Boston Capital has selected as its investment objective a 9.5%-10.2% annual tax credit as a percentage of capital invested. No additional tax credits will be available for the remaining terms of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

- the applicability of current tax law;

- each complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period;

- investors cannot use any passive tax losses generated by the series.

The attainment of these investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that any series will meet its investment objectives.

Boston Capital selected the investment objectives after consulting with the Dealer-Manager regarding tax-free investments currently available to investors in other similar tax credit investments. Tax credits will not be available for an apartment complex until it has been placed in service and, with respect to tax credits, until its apartment units are occupied by qualified tenants. No tax credits will be available with respect to an apartment complex after the ten-year credit period applicable to each apartment complex. See "Tax Credit Programs--Use of the Tax Credit."

                              ACQUISITION POLICIES

Boston Capital will make investments in operating partnerships which Boston Associates believes to be consistent with Boston Capital's investment objectives. In the event that the applicable provisions of the tax code are not interpreted in the way Boston Associates has interpreted such provisions, and as are set forth in this Prospectus, or tax law changes occur which would materially adversely affect the ability of Boston Capital to attain its investment objectives by pursuing the acquisition policies described below, Boston Associates will have the right to modify appropriately such acquisition policies so as to afford Boston Capital a better opportunity to achieve its investment objectives subject to the Fund Agreement. If Boston Capital modifies the acquisition criteria and policies in the Fund Agreement, a material amendment to the Fund Agreement would require your consent.

Boston Capital competes with other entities making investments in affordable housing. These competitors may drive up the price Boston Capital must pay for operating partnership interests or may succeed in acquiring these interests themselves. If Boston Capital pays higher prices for operating partnership interests, investors may experience a lower return on your investment. Boston Capital does not believe that there are any dominant competitors in the area of public tax credit partnerships.

Each operating partnership must use the straight line method of depreciation over a recovery period of 27.5 years, or forty years in the event Boston Capital elects to do so, with respect to the applicable apartment complex; provided, however, that with respect to any non-profit operating partnership, an amount equal to the tax-exempt entity's proportionate share of the ownership of the applicable apartment complex will be depreciated over forty years using the straight line method, unless certain allocations are made.

Boston Capital and/or its affiliates may arrange for Boston Capital to borrow funds from lending institutions in order to acquire previously specified investments in operating partnerships after the minimum offering of 250,000 certificates with respect to a particular series has been sold and before sufficient additional net offering proceeds have been raised in a particular series to make such an investment. Any such loans shall be repaid, with interest, by Boston Capital from the net offering proceeds of the applicable series. Any such reimbursement of interest expense will be made (1) only from net offering proceeds allocated to the category of acquisition expenses as set forth in "Estimated Use of Proceeds", and (2) only in accordance with the applicable limitations on Front End Fees as provided in this Prospectus.

If the minimum offering with respect to the particular series of certificates is sold and a sufficient number of certificates to provide Boston Capital with sufficient funds to repay the loan(s) has not been sold prior to the termination of the offering of the series of certificates, then Boston Associates and/or its affiliates will purchase a sufficient number of certificates to provide Boston Capital with funds to repay such loan(s). These certificates will be purchased on the same terms and conditions as other investors except Boston Associates will not pay selling commissions, the Dealer-Manager Fee, or other organization and offering expenses otherwise payable to the Dealer-Manager from Boston Capital.

In no event will the investment in any operating partnership interest acquired by Boston Capital exceed 20% of the gross offering proceeds of such series, based upon the maximum amount of certificates offered with respect to such series, unless investors are informed of such proposed investment by: (1) supplement to this Prospectus during the offering of such series, or (2) a report sent to investors within forty-five days of the close of the quarter in which the investment is made, if a reasonable probability that such investment will be made does not occur until after the offering of such series has concluded. In addition, Boston Capital will not invest in any operating partnership whose operating general partner is an affiliate of Boston Associates. The apartment complexes which are owned by the operating partnerships to be invested in by Boston Capital can be located anywhere in the United States, its territories or possessions. Boston Associates intends to seek as much diversity as reasonably possible in terms of the locations and sizes of the apartment complexes.

Boston Capital uses the following criteria to select particular operating partnerships for its investment:

- capability of the development group, including the history and performance of the sponsor, general contractor, architect, managing agent and others associated with development and operation of the apartment complex and their respective relationships with the operating general partner(s);

- the financial strength of the operating general partner(s);

- analysis of all data supplied by the operating general partner(s) to the conventional lenders and/or applicable government agencies to obtain mortgage loan commitments, with special attention to the cost of construction, including provisions for assuring completion of construction of the apartment complex, geographic distribution, proposed rents, and costs of property operations;

- general rental market conditions in the area of the proposed apartment complex, including vacancy rates;

- the operating expenses of comparable apartment complexes;

- in the case of existing apartment complexes, the history and performance of the apartment complex.

If Boston Capital proposes to invest in an operating partnership that owns or expects to acquire and substantially renovate an older--ten or more years--apartment complex, Boston Associates will investigate the condition of the apartment complex and, if it determines that it is in the best interest of Boston Capital to do so, will obtain an engineering report and/or an appraisal pursuant to section V.L. of the NASAA Guidelines. Any appraisal obtained is only an estimate of value and should not be relied on as a measure of realized value. The appraised value of prospective apartment complexes will not be provided in supplements to this Prospectus.

Phase I environmental reports are required for all apartment complexes prior to investing, and Boston Capital will not invest in an apartment complex with environmental conditions or hazards that are not mitigated.

The size of the tax credit base and the percentage interest to be acquired by Boston Capital in each operating partnership will be important factors in determining the acquisition price for each operating partnership interest. Boston Capital will generally attempt to acquire the following interests in each operating partnership:

- a 90%-99% interest in the profits, credits and losses;

- a 15%-99% interest in the distributable cash flow of each operating partnership;

- the balance remaining with the operating general partner(s).

In addition, Boston Associates anticipates that the interest of a series in liquidation, sale or refinancing proceeds of each operating partnership will be between 15% and 95%, with the balance remaining with the operating general partner(s).

In order to preserve and protect each series' interest in the profits, credits and losses allocated, and the net cash flow distributed by the operating partnerships, the Operating Partnership Agreement will contain provisions that are intended to assure compliance with Section 704(b) of the tax code and the regulations thereunder, and Counsel will advise Boston Associates that it is more probable than not that, assuming that the capital account balances of the partners of the operating partnership are not significantly adjusted by reason of capital contributions other than those provided for in provisions of the Operating Partnership Agreement corresponding to Article IV of the Fund Agreement, the distributive share of each partner of the operating partnership of income, gain, credit, loss or deduction will be determined and allocated substantially in accordance with the initial intent of the partners of the operating partnership.

If construction or renovation of any apartment complex has not been completed as of the date a series invests in the applicable operating partnership,

Boston Capital will obtain from the operating general partners assurances and financial guarantees intended to reduce the risks inherent during the construction period. The Operating Partnership Agreements will provide for construction completion assurances from the operating general partners or their affiliates, whereby completion will be substantially in accordance with the approved plans and specifications, and all requirements necessary to obtain the required certificates of occupancy for dwelling units will be met within an agreed-upon period from the date of commencement of construction.

These assurances are expected to be secured by one or more of the following mechanisms for the benefit of Boston Capital and the construction and/or permanent mortgage lender, and acceptable to Boston Associates, including but not limited to:

- payment and performance bonds;

- a letter of credit for all or some portion of the guarantee or assurance;

- the establishment of a reserve of funds held by an independent escrow agent or other party acceptable to Boston Associates;

- the right of Boston Capital to withhold funds payable by Boston Capital to the operating partnership or by the operating partnership to the operating general partner or its affiliates, and to apply such funds to the completion of the apartment complex.

The specific types of security backing the construction guarantees will be negotiated with the operating partnerships prior to the execution of definitive acquisition agreements and will depend on Boston Associates' determination as to the relative financial strength of individual operating general partners and the status of construction at the time of the signing of definitive acquisition agreements. These security arrangements may not be sufficient to provide security for one hundred percent of the operating general partner's obligations.

Boston Associates also will attempt to negotiate guarantees from the operating general partners to cover debt service and operating expenses arising from the operation of the applicable apartment complex. The amount of these operating deficit guarantees may be limited to a specified term and/or dollar amount. Throughout the offering period, this Prospectus will be supplemented to set forth descriptions of any operating partnerships in which the respective series has invested or in which Boston Associates reasonably believes such series will invest. The material terms of any operating deficit guarantee will be disclosed in that supplement. Each operating partnership will arrange for comprehensive casualty insurance coverage which is customary for property similar to the applicable apartment complex.

If a particular series invests in operating partnerships with the same or affiliated operating general partners representing an excess of 20% of the gross offering proceeds of a particular series, financial data for operating general partners giving construction and/or operating deficit guarantees will be provided to investors in a supplement to this Prospectus.

                               REPURCHASE EVENTS

We anticipate that the operating general partner(s) of each operating partnership will be obligated to repurchase the operating partnership interest if the operating partnership:

- fails to qualify for tax credits in the year that the applicable apartment complex is placed in service;

- fails to cause the applicable apartment complex to be placed in service or to achieve certain occupancy levels by a date certain;

- fails to achieve permanent mortgage loan closing by a date certain;

- fails to continue to qualify for tax credits during the period when capital contributions of Boston Capital are due to the operating partnership.

Additionally, we anticipate that if any applicable government agency disapproves, or fails to give any required approval of, the admission of Boston Capital within 180 days of the admission of Boston Capital to an operating partnership, then, unless Boston Associates waives this requirement, the applicable operating general partner(s) will be obligated to repurchase the operating partnership interest of Boston Capital and to refund to it the installments of capital contribution which have been paid.

                              ADJUSTER PROVISIONS

Each Operating Partnership Agreement is expected to contain adjuster provisions which will operate to reduce the amount of capital contributions that a series is obligated to make to an operating partnership in the event that, during the first several years of a series' investment but generally not less than sixty months (the "adjustment period"), the actual credit achieved by the operating partnership is less than 90%-100% of the projected credit with respect to the operating partnership. Any such reduction in, or return of, capital contributions to Boston Capital as described above will be available for reinvestment within the time period(s) allowed for investment described under "Unused or Returned Funds" below in this section; thereafter, any such funds will be returned to investors on a pro rata basis as a return of money originally invested.

We anticipate that the Operating Partnership Agreements will provide that, in the event that any such shortfall in the projected credit occurs after the adjustment period, Boston Capital will be treated as having made a constructive advance to the operating partnership with respect to that year (a "credit recovery loan") as to a certain percentage of the shortfall, plus the amount of any recapture, interest or penalty payable as a result of the shortfall for that year which will be repaid from liquidation, sale or refinancing proceeds with respect to that operating partnership. The credit recovery loan will bear interest at a rate to be negotiated.

It is anticipated that the above-described repurchase provisions, which are anticipated to apply with respect to tax credits expected to be generated by each operating partnership, will not be applicable, or will be limited, with respect to historic tax credits expected to be generated by an operating partnership, if applicable. See "Federal Income Tax Matters--Historic Tax Credit."

                           INTERIM THIRD PARTY LOANS

Boston Capital and a national bank have entered into an agreement to give Boston Capital a revolving line of credit which it can use to purchase operating partnership interests before a series has received sufficient capital contributions to purchase the operating partnership interest(s). Boston Capital has agreed that: (i) it will not use the line of credit to purchase any operating partnership interest without the national bank's prior approval; and
(ii) it will place the capital contributions received from the Investors in a separate interest bearing account of Boston Capital pending the use of such funds in Boston Capital's business. Boston Capital has secured its obligations under this revolving line of credit by giving the national bank a security interest in the following assets of the series which is acquiring the operating partnership interest(s): (i) the operating partnership interests which were acquired utilizing the line of credit; (ii) the capital contributions of the investors for the series; and (iii) the reserves of the respective series. In the event that there is a default under the revolving line of credit, the national bank may exercise its rights with respect to its security interest or convert the outstanding debt into a capital contribution to Boston Capital and become an investor therein in the series. The revolving line of credit is non-recourse to Boston Capital, Boston Associates and investors.

                        LOANS TO OPERATING PARTNERSHIPS

In determining whether or not to acquire an interest in a particular operating partnership, Boston Capital and/or Boston Associates and/or its affiliates may make, or arrange for the making of loans, or option or deposit payments to one or more operating partnerships and/or the applicable operating general partner(s) prior to Boston Capital's acquisition of an interest(s). Boston Capital and/or Boston Associates and/or its affiliate may also enter into purchase contracts providing for a deposit.

The loan(s) may be repaid, with or without interest, by the applicable operating partnership from capital contributions made by Boston Capital to the operating partnership after the acquisition by Boston Capital of an interest therein. In some cases, the interest expense incurred by Boston Associates and/or its affiliates, in obtaining the funds with which to make such loan(s), may be reimbursed to the applicable entity by Boston Capital.

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In any such case, any reimbursement of interest expense by Boston Capital will be made only in the following circumstances:

- after the acquisition by Boston Capital of an interest in the applicable operating partnership, or in the event Boston Capital is unable or chooses not to invest in the operating partnership to which funds were loaned, only after such determination not to invest is made;

- from net offering proceeds allocated to the category of Acquisition Expenses;

- only in accordance with the applicable limitations on Front End Fees as set forth in "Estimated Use of Proceeds."

Any interest charged by, or paid or reimbursed to, Boston Associates and/or its affiliate(s) in connection with any loan(s) will not exceed the interest cost to such entity(ies) in obtaining the funds with which to make such loan(s). The amount paid for such an option, or the amount of such a contract deposit, usually would not be returned if the investment were not made, and normally would be credited against Boston Capital's agreed-upon capital contributions to the applicable operating partnership if the investment were made. Boston Capital also may incur other costs, such as inspections, market studies, and appraisals, which cannot be recouped if Boston Capital determines not to invest in the particular operating partnership under consideration.

Consistent with Boston Capital's investment objectives, Boston Associates has discretion to select operating partnerships which have structured the financing of the applicable apartment complexes in any manner and from any source that the applicable operating general partner(s) believe(s) is feasible for the property, and that Boston Associates believes is both (1) feasible for the particular property, and (2) beneficial for investors. The financing may include, but is not limited to, tax-exempt bond financing, balloon mortgages, variable interest rates, renegotiable interest rates, deferral or principal payments and wraparound loans.

                             CAPITAL CONTRIBUTIONS

We anticipate making our capital contributions to each operating partnership in approximately four installments, although we may pay the entire capital contribution to an operating partnership in full upon our admission as a limited partner of such operating partnership. To the extent that capital contributions to an operating partnership are made in multiple installments, such installments are expected to be conditioned upon the occurrence of specific events pertaining to qualifying for tax credits and/or to the construction or operation of the apartment complex. We anticipate such events to include:

- allocation of tax credits;

- occupancy of dwelling units;

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- issuance of certificates of occupancy;

- construction loan closing;

- admission of a series to the operating partnership as a limited partner;

- substantial completion of construction or rehabilitation of the apartment complex;

- final closing or funding of the permanent mortgage loan;

- operation of the apartment complex at a specified occupancy and/or at a net income level for a specified period of time. The shorter the installment period, the less opportunity we will have to condition our capital contributions to an operating partnership and/or to currently reduce our capital contributions to an operating partnership pursuant to the above-described reduction provisions.

As a condition to Boston Capital's payment of the initial installment of capital contribution to an operating partnership, Boston Capital is expected to receive an opinion from counsel to the operating partnership which is anticipated to state, among other things, that:

- the interest of Boston Capital in the operating partnership is the interest of a limited partner with no personal liability for the obligations of the operating partnership;

- the operating partnership has good and marketable legal title to the apartment complex;

- the operating partnership is duly formed under the laws of its state of origin as a limited partnership.

The operating general partners are expected to make certain representations and warranties to Boston Capital regarding, among other matters:

- compliance with requirements of obtaining and retaining tax credits;

- the status of the operating partnership as a limited partnership in good standing;

- the fact that there are no defaults existing or anticipated under any material provisions of the project documents;

- the net worth of the operating general partners;

- adherence to certain standards with regard to the construction, or rehabilitation, development and operation of the apartment complex.

Boston Capital will also require the delivery of the opinion of Counsel that, assuming qualification for, and continuing compliance with the requirements of, tax credits, it is more likely than not that an investor will be entitled to his share of Boston Capital's share of tax credits generated by the apartment complex.

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                       BOSTON CAPITAL'S LIMITED LIABILITY

Unless it is deemed, under applicable state law, that Boston Capital is taking part in the management or control of an operating partnership's business, Boston Capital will not have any liability for obligations of an operating partnership beyond its agreed-upon capital contributions to the operating partnership. Therefore, with the objective of limiting the liability of Boston Capital in each operating partnership to the amount of its capital contributions to the operating partnership, we anticipate that each Operating Partnership Agreement will state that: (1) Boston Capital will have no right to take part in the management or control of the business of the operating partnership, or to transact any business in the name of the operating partnership, and (2) Boston Capital will have certain rights under the terms of the Operating Partnership Agreements, which are expected to include:

- the right to approve or disapprove any sale or refinancing of the applicable apartment complex;

- the right to replace the applicable operating general partner(s) on the basis of the performance and discharge of the operating general partner(s)' obligations;

- the right to approve or disapprove the dissolution of the applicable operating partnership;

- the right to approve or disapprove amendments to the Operating Partnership Agreement materially and adversely affecting Boston Capital's investment in the operating partnership;

- the right to direct the operating general partners to convene meetings and to submit matters to a vote.

In addition, Boston Capital and investors are expected to have access to the books and records of the operating partnerships and to receive annual and quarterly reports.

BCTC 94, Inc., a Delaware corporation, and an affiliate of Boston Associates, may be a special limited partner in some operating partnerships, with the right to become a general partner under limited circumstances relating to the operating partnership's or the applicable operating general partner's failure to perform its obligations under the applicable Operating Partnership Agreement.

                         THE OPERATING GENERAL PARTNERS

Under the terms of an Operating Partnership Agreement, we anticipate that the operating general partner(s) will be required to assume responsibility for:

- the achievement of permanent mortgage loan funding as to the applicable apartment complex, including the provision of all funds in excess of the construction loan, the permanent mortgage loan and net interim

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  income necessary to close, and obtain funding of, the applicable permanent mortgage loan;

- the completion of the construction and development of the apartment complex owned by such operating partnership, including the provision of all funds in excess of proceeds of the construction loan and the permanent mortgage loan, and other funds available therefor, necessary to pay all costs of such construction or renovation, and thereafter;

- the management and operation of the operating partnership, including the oversight of the rent-up and operational stages of the apartment complex.

The Operating Partnership Agreement also is expected to provide for the withdrawal of an operating general partner from the operating partnership upon the election of the operating general partner, subject to certain conditions. Upon such withdrawal, a substitute general partner, which may or may not be an affiliate of the operating general partner, may replace the withdrawing operating general partner.

                    FEES AND COMPENSATION ARRANGEMENTS WITH
                OPERATING GENERAL PARTNERS AND THEIR AFFILIATES

In consideration for the operating general partner(s) performance of various services to the operating partnership, including the numerous obligations set forth above, the operating general partner(s) or their affiliates receive fees paid from your investment and the cash flow of the apartment complex. These fees typically include:

- development fees;

- incentive operating partnership management fees;

- in certain cases, other fees for additional services.

The actual amounts of the fees for the apartment complexes are described in the Supplement under the tabular section entitled "Terms of Investment in Operating Partnerships."

In addition, for their services to an operating partnership, the operating general partners or their affiliates will receive a certain percentage of the cash flow from the operations of the operating partnership and/or available proceeds resulting from the sale or refinancing of an apartment complex or the liquidation of the operating partnership, after payment of certain priority items. Further, the operating general partner(s) or their affiliates may receive a real estate brokerage commission and/or a Sales Preparation Fee in connection with the disposition of an apartment complex by the operating partnership, which shall be limited to a competitive real estate commission, in an amount not to exceed 6% of the contract price for the sale of the apartment complex. Neither Boston Associates nor

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its affiliates will receive any such real estate brokerage commission or Sales
Preparation Fee.

When the operating general partner's affiliate is the property manager for the apartment complex, it receives a property management fee. The property management fee to be paid for the apartment complexes is described in the Supplement under the tabular section entitled, "Information Concerning the Apartment Complexes."

We also anticipate that, as the operating general partners will have no direct participation in Boston Capital or its affairs, including the offering, Boston Capital and/or Boston Associates and/or its affiliates may indemnify the operating general partners against liabilities arising from the offering and/or Boston Capital's investment in an operating partnership, other than liabilities arising from the operating general partners' negligence.

                            REGULATORY RESTRICTIONS

Each of the operating partnerships will be restricted in the manner in which it can operate the applicable apartment complex under the terms of the permanent mortgage loan documents and a Regulatory Agreement with the applicable state agency allocating tax credits and/or any regulatory agency providing government assistance. See "Tax Credit Programs--The Federal Housing Tax Credit" and "Government Assistance Programs."

                            UNUSED OR RETURNED FUNDS

Any portion of the capital contributions received from investors with respect to an applicable series of certificates available for the acquisition of operating partnership interests which has not been so used, or committed for use, within twenty-four months from the date of commencement of such series offering(s), subject to Boston Capital's authority to substitute operating partnership interests for previously identified operating partnership interests, shall be promptly returned to investors in that series. If subsequent series of certificates are offered, the funds will be returned only to the investors in that series in which the funds were raised.

The return of funds that were otherwise available for investment in operating partnership interests will include the return of funds used for any selling commission, but will not include interest on those funds, as any interest will be distributed as part of a series' net cash flow. Funds shall be deemed committed for use if they are included in the Working Capital Reserve or if written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings with respect to operating partnership interests have been executed, regardless of whether these acquisitions are consummated.

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If, for any reason, including legislative changes in the tax laws, acquisition of operating partnership interests would no longer provide tax credits to the investors, any funds which have not been used for investment in operating partnership interests and which have not been deposited into the Working Capital Reserve will be promptly returned pro rata to investors, less expenses of Boston Capital.

Any return of capital contributions previously made by Boston Capital to operating partnerships during the first twenty-four months after the making of such capital contributions, and any other funds which have been earned or returned to Boston Capital with respect to operating partnership interests and any liquidation, sale or refinancing proceeds otherwise received within thirty-six months from Boston Capital's acquisition of operating partnership interests shall, in the discretion of Boston Associates, be invested in additional operating partnership interests, placed in the Working Capital Reserve or returned to the investors in proportion to their respective capital accounts as a return of the investors' money originally invested; provided however, that in no event shall Boston Associates make any reinvestments in operating partnership interests later than thirty-six months from the final investment date. Any funds, which are not so invested or placed in the Working Capital Reserve within six months of the completion of the construction period of all of the apartment complexes owned by the operating partnerships, shall be returned to investors in proportion to their respective capital accounts, as a return of the investor's money originally invested; provided however, that a sufficient portion of these funds shall be distributed to investors to cover their estimated income tax liabilities, if any, arising out of the receipt of the funds.

                      PRELIMINARY INVESTMENTS AND RESERVES

Until investor funds are released by the Escrow Agent to Boston Capital, they will be invested in short-term certificates of deposit or time or demand deposits in commercial banks and in short-term government securities certificated by the full faith and credit of the United States Government. Thereafter, uninvested funds, otherwise available for investment in operating partnership interests, will be invested in permitted temporary investments. Permitted temporary investments are short-term, highly liquid investments, including without limitation, money market funds which invest in investment grade debt securities. Boston Capital will establish the Working Capital Reserve from the proceeds of this offering in an amount currently anticipated to be 4% of the gross offering proceeds; in no event will the Working Capital Reserve initially be established in an amount less than 4% of the gross offering proceeds. The reserves may be used to cure any problems arising from the apartment complexes; in addition, most apartment complexes will have their own additional reserve requirements.

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Boston Capital may also use funds held in the Working Capital Reserve for options, loans and/or other payments and interest expense incurred which may be necessary to secure the acquisition of operating partnership interests. To the extent that the reserves are not needed for said purposes, they will be utilized to pay Boston Capital's expenses, including the annual Fund Management Fee, to the extent other Boston Capital monies are not available.

                               BORROWING POLICIES

Boston Capital will finance its investments entirely out of the net offering proceeds. However, Boston Capital can incur indebtedness for:

- the acquisition of operating partnership interests before sufficient net offering proceeds have been raised as long as those loan(s) are repaid in their entirety by Boston Capital from net offering proceeds and are non-recourse to Boston Capital, Boston Associates and investors;

- working capital purposes;

- the prevention of default with respect to liens against the apartment complexes, if any;

- the discharge of such liens entirely or otherwise to protect Boston Capital's investment in operating partnership interests.

Boston Capital may, but does not presently intend to, borrow from Boston Associates or its affiliates. Any borrowing would be subject to the limitations set forth under "Compensation and Fees."

                                 OTHER POLICIES

- Boston Capital will not issue senior securities; invest in other issuers for the purpose of exercising control unless such investments meet the criteria set forth in "Risk Factors--Joint Investment" or underwrite the securities of other issuers or offer certificates in exchange for property.

- Boston Capital and/or Boston Associates and/or its affiliates may agree to make and/or guarantee certain interim loans which may be made to operating general partners and/or the operating partnerships and/or prospective operating partnerships not yet identified for possible investment by Boston Capital, and/or the applicable operating general partner(s) ("development loans"), and these development loans may be secured by payments of fees or installments of capital contribution to be made to the operating general partners or operating partnerships to the extent Boston Capital acquires an operating partnership interest.

- Boston Capital will not invest in operating partnership interests jointly with other programs, except as described in "The Offering--Issuance of Certificates in Series."

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- Boston Capital may not repurchase or otherwise reacquire certificates.

- Boston Capital will distribute annually to investors certain reports providing information as to each series of certificates, including audited financial statements.

- Boston Capital may not sell, lease or lend its property to Boston Associates or any affiliate of Boston Associates, or purchase or lease property from Boston Associates or its affiliates, or acquire property from a program in which Boston Associates or its affiliates have an interest.

- Boston Capital, Boston Associates, and their affiliates may not sell property to an operating partnership.

- Boston Capital will not invest in real estate mortgages; however, the operating partnerships in which Boston Capital intends to invest will own apartment complexes that are subject to mortgage indebtedness.

- Boston Capital will not loan any money to Boston Associates, its affiliates or their officers, directors or equity owners.

                      INVESTMENT IN OPERATING PARTNERSHIPS

Boston Capital anticipates acquiring interests in operating partnerships that will develop, or renovate or own an interest in apartment complexes generating tax credits. The operating partnerships, the apartment complexes owned by the operating partnerships, and the terms of the acquisitions, financing and management are not presently known.

At such time during negotiations for any operating partnership interest with respect to any series, when, in the opinion of Boston Associates, a reasonable probability exists that the investment under negotiation will be made, this Prospectus will be supplemented to describe the proposed investment and the anticipated terms of the investment.

Upon the termination of any series offering period, we will make no further supplements to this Prospectus to investors in that series. Investors will not have any right to vote on or otherwise approve or disapprove any particular investment to be made by Boston Capital. Investors should not rely upon the initial disclosure of any proposed investment as an assurance that Boston Capital will ultimately consummate that proposed investment, or that any information provided concerning a proposed investment, including its agreed-upon terms, will not change between the date of such information and actual investment. Any supplement to this Prospectus relating to the offering of subsequent series of certificates will set forth any standards that will be applicable to substitution for operating partnership interests described therein, if any.

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                              TAX CREDIT PROGRAMS

This section describes the federal housing tax credit program contained in
Section 42 of the tax code, as originally authorized by the Tax Reform Act of 1986 (the "1986 Tax Act"), and as modified by certain provisions of the Technical and Miscellaneous Revenue Act of 1988 (the "1988 Tax Act"), the Omnibus Budget Reconciliation Act of 1989 (the "1989 Tax Act"), the Omnibus Budget Reconciliation Act of 1990 (the "1990 Tax Act"), the Omnibus Budget Reconciliation Act of 1993 (the "1993 Tax Act") and the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Tax Act"). The changes to the program occasioned by the 1989 Tax Act and the 1990 Tax Act generally are effective only with respect to apartment complexes which receive allocations of tax credits after 1989 or 1990, respectively. Such apartment complexes are hereinafter referred to as "New Projects." Except as noted below, operating partnerships may use the tax credit in conjunction with other government assistance programs that are described in the section entitled "Government Assistance Programs."

                                 THE TAX CREDIT

The 1986 Tax Act created a major government-assisted housing program with respect to low income housing that is constructed, rehabilitated or acquired after December 31, 1986, by providing a tax credit to investors in certain low income housing projects. The tax code provided that the tax credit be allocated by states, or in some cases local agencies, with a volume cap of $1.75 annually per resident of the state for each year, but only the credit arising in the first year of an apartment complex's credit allocation is counted against this limit. Beginning in 2003, the volume cap will be indexed for inflation. In addition, smaller states will be entitled to $2,000,000 of tax credits regardless of the state's population as a minimum amount allocated annually. Once the tax credit is allocated to a particular building, the building owner does not need to reapply for the credit in later years, nor does the aggregate amount of the credit allocated to such building for later years reduce the amount of credits available for allocation to other apartment complexes in later years.

Properties financed with the proceeds of tax-exempt bonds fall outside of this allocation restriction if 50% or more of the costs of the property are so financed.

Unlike other federal housing programs that are administered by USHUD or the Rural Housing Service of the U.S. Department of Agriculture (formerly known as the Farmers Home Administration) ("RHS"), this program is administered by the U.S. Department of the Treasury (the "Treasury Department"). As of the date of this Prospectus, the Treasury Department has issued regulations pertaining to a portion of the program; proposed regulations covering other important programmatic aspects have not been

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published and it cannot be predicted when such proposed regulations will be promulgated or what specific subjects will be covered. Accordingly, the program description set forth below is general and is based on the partial program regulations and statutory text, as amplified by the legislative history published in conjunction with the 1986 Tax Act, the 1988 Tax Act, the 1989 Tax Act, the 1990 Tax Act and the 1993 Tax Act.

                       SUMMARY OF THE TAX CREDIT PROGRAM

For a ten-year period known as the credit period, investors in a partnership that owns an apartment complex providing low-income housing units are eligible to receive a credit against federal tax liability, i.e., a dollar-for-dollar reduction in that liability. The annual amount of this tax credit is determined by multiplying the annual credit percentage (the "applicable percentage") by the basis of that portion of an apartment complex which is occupied by low-income tenants (the "Qualified Basis," discussed below under "Eligible Basis and Qualified Basis").

The applicable percentage varies essentially according to two major factors: (a) whether an apartment complex is newly constructed, which includes certain substantially rehabilitated apartment complexes, or is an existing apartment complex, and (b) whether or not an apartment complex is federally subsidized. There are three basic tax credit categories:

(1) Non-federally subsidized new construction or substantial rehabilitation apartment complexes receive a tax credit in an amount up to a present value over ten years of 70% of the Qualified Basis of the apartment complex (the "70% Credit"). The 70% figure is the applicable percentage expressed in present value terms, assuming the credit is received over ten years. The Treasury Department is required on a monthly interval to re-determine the appropriate yearly percentage that will yield a 70% present value over ten years, utilizing a prescribed discounting methodology based on the applicable federal rate of interest in effect in that month. Once established in the month an apartment complex is placed in service, the applicable percentage will apply to the entire credit period. For apartment complexes placed in service in July 2003, for example, the applicable percentage is equal to 7.78%.

Substantial rehabilitation is defined in the tax code as capital expenditures in connection with rehabilitation of a building, excluding the acquisition costs aggregated over a period of up to twenty-four months of at least $3,000 per low income unit or 10% of the owner's basis in the apartment complex, whichever is higher. The 70% Credit for substantial rehabilitation may be utilized by an owner of an existing apartment complex without any transfer of ownership, or it may be utilized by a new owner after a change of ownership.

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The 1988 Tax Act permits the taxpayer to elect to use, in lieu of the applicable percentage for the placed-in-service date, the applicable percentage for the month in which a binding agreement as to the building's credit allocation is entered into between the taxpayer and the appropriate credit agency. In addition, if the building is financed by the proceeds of tax-exempt bonds, the taxpayer may elect to utilize the applicable percentage in effect for the month the bonds were issued.

(2) Federally subsidized new construction or substantial rehabilitation apartment complexes receive a tax credit in an amount up to a present value over ten years of 30% of the Qualified Basis of the apartment complex (the "30% Credit"). As with the 70% Credit, the Treasury Department is directed to determine the appropriate percentage for apartment complexes placed in service in order to yield a tax credit with a 30% present value; for example, for apartment complexes placed in service in July 2003, the applicable percentage is 3.33%.

For purposes of the federal housing tax credit program, federal subsidies include only financing received from the proceeds of tax-exempt bonds and financing from direct or indirect federal loans with below market interest rates--such as the RHS Permanent Mortgage Loans anticipated to be obtained with respect to some of the apartment complexes--proceeds of which are or were used directly or indirectly with respect to the apartment complex. In some respects, the use of the term "federally subsidized" in Section 42 of the tax code is narrower than its customary definition. For example, subsidies under the USHUD
Section 8 Program and Community Development Block Grant funds are not considered federal subsidies for purposes of the tax credit. See "Government Assistance Programs" for a discussion as to whether a particular program is considered federally subsidized within the meaning of the Tax Reform Act of 1986.

An owner has the option of excluding federally subsidized loans from basis in calculating the credit amount and then using the 70% Credit against the remaining basis.

(3) Existing apartment complexes are eligible to receive the 30% Credit upon acquisition by new owners; provided however, that an owner also must accomplish substantial rehabilitation in order to receive the 30% acquisition credit. Existing apartment complexes are not eligible for the 30% Credit if the apartment complex was transferred, or if it underwent certain rehabilitation work, during the prior ten years, although the Treasury Secretary may waive this rule with respect to certain federally assisted or federally financed properties in order to avert certain mortgage assignments or claims against federal mortgage insurance funds or in certain other instances of financial distress. The 1989 Tax Act broadened this waiver authority to include properties purchased from failed thrift institutions, their receivers or conservators,

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    or in order to preserve low income occupancy for certain federally assisted properties, effective upon enactment of the 1989 Tax Act. The owner of such an apartment complex may also utilize the 70% Credit with respect to the expenditures incurred to perform the required substantial rehabilitation, if such expenditures are not federally subsidized.

In addition to the three basic credit percentages, an owner may elect to make more of an apartment complex eligible for the tax credit after the ten-year credit period has already begun. The so-called "addition to Qualified Basis" provides an additional credit equal to two-thirds of the applicable percentage noted above, applied to the amount of such addition to Qualified Basis; any such additional credits are to be claimed and such credits are received over the remainder of the fifteen-year compliance period. Such additional credits, under certain circumstances, are subject to the state credit allocation described in "Tax Credit Programs--Credits Subject to State Allocation," but are not subject to recapture.

                         QUALIFIED APARTMENT COMPLEXES

The tax credit is available only with respect to buildings in qualified low-income housing apartment complexes. Qualified low-income housing apartment complexes are generally residential rental properties in which (1) 20% or more of the aggregate residential rental units are occupied by individuals with incomes of 50% or less of area median income, as adjusted for family size (the "20-50 Set-Aside Test"), or (2) 40% or more of the aggregate residential rental units are occupied by individuals with incomes of 60% or less of area median income, as adjusted for family size (the "40-60 Set-Aside Test"). In each case, the units are rent-restricted.

This requirement, referred to as the Minimum Set-Aside, must be met in order for any portion of the apartment complex to qualify for tax credits. All low income units must be suitable for occupancy, must be used on a non-transient basis, and must be offered to the general public. Once the Minimum Set-Aside has been satisfied, all other low income units meeting the Minimum Set-Aside will be taken into account in determining the Qualified Basis and hence, the amount of tax credits that are available. See "Tax Credit Programs--Eligible Basis and Qualified Basis."

Additionally, the gross rent paid by tenants of qualified low-income units cannot exceed 30% of the applicable qualifying income for a family of its size (the "Rent Restriction Test"). The Rent Restriction Test is based on the number of bedrooms in a unit, with an assumed number of occupants for each type of unit. Thus, as an example, all two bedroom units in a given apartment complex will have the same rent, based upon the assumption that three people occupy the unit, regardless of the actual number of residents.

Gross rent for this purpose includes the cost of any utilities, other than telephone. The Internal Revenue Service has issued a Notice (No. 89-6) stating that owners must generally follow USHUD, RHS or local housing

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authority utility allowances, depending on the type of building involved, and whether the tenant directly pays the cost of any utilities except telephone. Rental assistance payments such as those under the USHUD Section 8, Rent Supplement or Rental Assistance Payments Programs, described below in this section, and similar state or local rental subsidy programs, are not included in gross rent and thus an owner may receive a rental subsidy payment under such a program in addition to the amount paid by the tenant.

The Internal Revenue Service has issued a Notice (No. 89-6) stating that the cost of any services, such as meals or social services, that are paid by the tenant on a mandatory basis, must be included in the gross rent. However, the 1989 Tax Act allows certain fees paid to owners by governmental agencies or non-profit organizations for support services to tenants--which services allow residents to live independently--to be excluded from gross rent with respect to new projects.

Pursuant to Section 42(g)(3) of the tax code, an apartment complex must, in general, meet the requirements with respect to the 20-50 Set-Aside Test or 40-60 Set-Aside Test, as well as the Rent Restriction Test, not later than at the end of the first year of the credit period. Special rules are provided in the case of apartment complexes that consist of multiple buildings.

The taxpayer may elect whether it will meet the 20-50 Set-Aside Test or the 40-60 Set-Aside Test; but once made, the election is irrevocable. The apartment complex must remain in compliance with the rules governing the federal housing tax credit program for a period of fifteen years, commencing with the beginning of the credit period, which is the first year the credit is taken with respect to a building. Boston Capital intends to require the operating general partners of each operating partnership in which it invests to represent that either the 20-50 Set-Aside Test or the 40-60 Set-Aside Test will be met by the end of the first year of the credit period.

For projects substantially rehabilitated, there is a separate fifteen-year compliance period that commences in the year that the substantial rehabilitation is completed. Thus, with respect to a building undergoing substantial rehabilitation, the effective compliance period will be increased by the time differential between acquisition and the completion of the substantial rehabilitation. With respect to new projects, the credit period for the 30% Credit for acquisition may not commence until the tax credit for substantial rehabilitation is allowed.

The 1989 Tax Act provides for an extension of the compliance period for new projects. Under this provision, the credit agency and owner must enter into an agreement establishing an extended compliance period of at least thirty years. The owner of a property, however, may, one year prior to the end of the fifteen-year compliance period, request that the credit

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agency present a contract to purchase the apartment complex or the low-income portion of the apartment complex. The purchase price would be equal to the sum of (1) the outstanding mortgage debt on the property, (2) the cash invested with respect to the apartment complex, increased by a cost of living adjustment, not to exceed 5% in any year, plus (3) other capital contributions, minus (4) cash distributions from or available for distribution from, the apartment complex.

In the event that the apartment complex is not initially occupied entirely by low income tenants, this provision relates only to the low-income portion of the apartment complex. If the credit agency does present such a contract to the owner, the apartment complex can be sold for that price, but the apartment complex would continue to be subject to the restrictions of the federal housing tax credit program for at least a total of thirty years, including the initial fifteen-year compliance period. If no contract is presented, then the owner may sell the apartment complex at any price obtainable and without use restrictions or convert it to market rate use, with the qualification that existing low income tenants may not be evicted--except for good cause--or have their rents raised beyond amounts allowed under the Rent Restriction Test for a three-year period after the initial fifteen-year compliance period. Furthermore, the low-income restrictions would terminate upon a foreclosure or deed-in-lieu of foreclosure.

                       ELIGIBLE BASIS AND QUALIFIED BASIS

The Qualified Basis of a building within a qualified low-income housing apartment complex is defined generally as the portion of the Eligible Basis in a qualified building attributable to low-income rental units. This proportion is the lesser of (1) the proportion of occupied low-income units to all residential rental units, whether or not occupied, or (2) the proportion of floor space in the occupied low income units to the total floor space of the residential rental units, whether or not occupied, in the building.

In general, the Eligible Basis of a building within a low income housing apartment complex is its adjusted basis. With respect to new construction, Eligible Basis will be the cost of new construction determined as of the end of the first year of the credit period, under an amendment contained in the 1989 Tax Act, effective retroactively to 1987. For substantial rehabilitation, Eligible Basis would be comprised of rehabilitation costs aggregated over a period not exceeding twenty-four months, which expenditures meet the threshold levels described under "Summary of the Federal Housing Tax Credit Program." No acquisition credit is allowable in the absence of substantial rehabilitation.

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Land costs may not be included in Eligible Basis. Because only the adjusted basis of a building may be included in Eligible Basis, adjustments to basis described under Section 1016 of the tax code, except for depreciation, must be taken into account. For example, the reduction in basis equal to any historic tax credit allowed with respect to an apartment complex would be taken into account when computing Eligible Basis. In contrast, the tax credit does not reduce a building's basis.

Further, for purposes of determining Qualified Basis, the Eligible Basis includes not only the adjusted basis of the residential rental units, but also the adjusted basis of facilities and certain personal property, such as major appliances, for use by the tenants, as well as other facilities reasonably required by the apartment complex.

The IRS has recently released a series of technical advice memoranda ("TAMs") regarding the inclusion Eligible Basis of certain soft costs, including but not limited to, construction period costs, impact fees, financing costs, land preparation costs, development fees and bond costs. In general, the TAMs provide that: (1) land preparation costs are includable in Eligible Basis only to the extent that they are so closely associated with a depreciable asset that they would have to be retired, abandoned or replaced contemporaneously with that depreciable asset, otherwise they are treated as part of the cost of land, (2) deferred development fees may be included in Eligible Basis under appropriate circumstances, the most important of which is that the deferred amount is reasonably certain to be paid, (3) development fees must be allocated among different assets and may not necessarily be entirely includable in Eligible Basis, and (4) construction period interest must be capitalized and allocated among produced property which includes land, building and site improvements, a portion of which may be included in Eligible Basis, although no part of bond issuance costs may be so included. Such TAMs are applicable only to the taxpayer involved, and do not necessarily reflect the state of the law and cannot be cited as legal precedent, although they are generally considered to evidence the view of the IRS on the issues addressed. The IRS may contest the ability to include deferred development fees, payable from future capital contributions to the operating partnership or from cash flow of the operating partnership. In Eligible Basis because payment of such amounts may depend on the operating performance of the apartment complex and therefore may be too contingent to accrue. Deferred development fees may also result in a deferral of the utilization of tax credits with respect to costs funded by such fees under the at-risk rules applicable to closely-held C Corporations.

Residential rental property may qualify for the tax credit even though a portion of the building in which the residential rental units are located is available for commercial use. However, no portion of the cost of such

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non-residential property may be included in the Eligible Basis. The Statement of
Managers of the 1986 Tax Act states the intention of Congress that the costs of such mixed use facilities would be allocated according to a reasonable method that properly reflects proportionate benefit to be derived directly or indirectly by the non-residential rental property and the residential units. The portion of the cost of apartment complexes owned by operating partnerships allocable to commercial space, if any, may be determined on a pro rata basis using a ratio of the square footage of commercial space to the total square footage of the apartment complex.

Eligible Basis may not include in any taxable year the amount of any federal grant, regardless of whether such grant is includable in gross income. A federal grant--as opposed to a loan or a rental subsidy--includes any grant funded in whole or in part by the federal government, to the extent funded with federal funds. Grants which may not be included in Eligible Basis include any Urban Development Action Grants, Rental Historic Grants and Housing Development Action Grants.

                             USE OF THE TAX CREDIT

Taxpayers who own an interest in a qualified low-income apartment complex over a ten-year period can claim tax credits. In the first year the tax credit is claimed, the allowable tax credit amount is determined using an averaging convention to reflect the number of months that units comprising the Qualified Basis were occupied by low-income individuals during the year and is reduced to reflect the period of time during the first year that the operating partnership owned the building(s) in question.

For example, if half of the low-income units included in Qualified Basis were first occupied in October and the remaining half were first occupied in December, the allowable tax credit in the first year would reflect that these units were occupied on average only two months or one-sixth of the year for a calendar year owner. As another example, if an operating partnership purchased a fully occupied building on July 1 and the building remained fully occupied throughout that first year, the allowable tax credit to the applicable operating partnership in that first year would be equal to one-half of the total tax credit for which the building would be eligible for that year.

To the extent that there is such a reduction of the tax credit amount in the first year, an additional tax credit in the amount of that reduction is available in the eleventh taxable year. Furthermore, a partner's allocable share of tax credit in the year in which that partner is admitted or a year in which the partner disposes of his interest will be determined under general partnership allocation rules, according to the legislative history accompanying the 1986 Tax Act. Thus, the amount of tax credit available to an investor will be affected not only by the first year averaging convention

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described in this paragraph, but also by the period of time an investor holds an interest in Boston Capital during any particular year in the credit period. See "Federal Income Tax Matters--Allocation of Profits, Credits and Losses to Investor in Year of Purchase of Certificates" and "--Allocation of Profits, Credits and Losses Upon Sale of Certificates."

In order to use the tax credit fully, a taxpayer who is an individual, an S Corporation or a closely held corporation other than a leasing company must be at risk with respect to his investment in such low-income housing.

Generally, the qualified basis of any low-income housing apartment complex is reduced for at-risk purposes by the amount of any non-qualified nonrecourse financing with respect to that property. Such a reduction would reduce a partner's qualified investment in a low-income apartment complex and therefore, directly reduce such partner's share of any tax credit.

Qualified commercial financing is not considered non-qualified nonrecourse financing, and therefore a taxpayer will be considered to be at-risk for purposes of the tax credit with respect to such financing. For purposes of the tax credit, qualified commercial financing is defined as financing with respect to any property if (1) the property is acquired by the taxpayer from a person who is not a related person, and (2) the financing is borrowed from a qualified person or represents a loan from any federal, state or local government instrumentality.

A qualified person for purposes of the tax credit is a person who is actively and regularly engaged in the business of lending money and who is not (1) the person from whom the taxpayer acquired the property, or (2) a person who receives a fee with respect to the taxpayer's investment in the property.

                      CREDITS SUBJECT TO STATE ALLOCATION

All buildings, except those financed through proceeds of tax-exempt bonds subject to the tax-exempt bond limitation included in the tax code, must be allocated tax credit authority by the applicable state or local credit agency in the jurisdiction in which the apartment complex is located. Boston Capital will only acquire interests in operating partnerships owning apartment complexes which have received a preliminary tax credit allocation by the appropriate credit agency. Although an actual allocation of tax credit authority may not be made until the year a building is placed in service, credit agencies are permitted to enter into binding commitments to allocate future credit authority. A provision contained in the 1988 Tax Act allows an allocation to be made if an owner's basis in the apartment complex, including the cost of land, at the close of the allocation year is more than 10% of the reasonably anticipated basis in such apartment complex as of the close of the second year after the allocation year, and the building is placed in service by the close of the second year following the allocation.

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Furthermore, the possibility exists that an existing building may receive an allocation for a year but not meet the 10% requirement described in the immediately preceding paragraph and not be placed in service until the following year, in which case under present law, the allocation would be lost and there is no assurance that the credit agency would make credit available during the following year. We anticipate that each of the Operating Partnership Agreements will provide that we may require the operating general partner(s) to repurchase our interest in the operating partnership in the event that the apartment complex is not placed in service in the year for which the tax credit is allocated and does not meet the above-described 10% test. In addition, the credit agency is required to reduce the applicable percentage and/or the Qualified Basis from the amounts for which the apartment complex would otherwise be eligible if the credit agency believes that the full amounts are not necessary in light of other sources of assistance which are available to the apartment complex.

                           QUALIFIED ALLOCATION PLANS

Credit agencies must publish, after public comment is received, qualified allocation plans which set forth selection criteria to be used in determining housing priorities of the credit agency. The 1989 Tax Act mandates that, during the stage at which the credit agency is determining which apartment complexes to select for an allocation, it give preference to apartment complexes that serve the lowest income tenants for the longest periods of time.

The credit agencies also must take other criteria into account in selecting apartment complexes for an allocation. Boston Associates is unable to predict what impact, if any, this entire provision will have with respect to any apartment complex or the availability of apartment complexes for investment. Furthermore, the 1989 Tax Act requires that for new projects, credit agencies evaluate certain financial information relating to apartment complexes and allocate tax credits in an amount that does not exceed the amount determined necessary for the financial feasibility and long-term viability of the apartment complex. In making this determination, the credit agency must consider the following:

- source and use of funds;

- total financing for the apartment complex;

- proceeds expected to be generated as a result of tax benefits;

- the percentage of tax credits used for project costs other than the cost of intermediaries.

Boston Associates is unable to predict how this provision will affect any apartment complex or the availability of apartment complexes for investment. However, each state credit agency has adopted a qualified alloca-

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tion plan and has procedures in place for analyzing the amount of tax credits to be allocated, which plans and procedures differ in many respects from each other. In addition, pursuant to the 1989 Tax Act, credit agencies have procedures in place to monitor compliance affirmatively and to report any noncompliance with the tax credit program to the IRS.

                              HISTORIC TAX CREDIT

The tax code also provides for a separate tax credit equal to 20% of qualified rehabilitation expenditures for certified historic structures and certain other buildings originally placed in service before 1936 (the "historic tax credit"). Certain of the apartment complexes may qualify for this credit in addition to the tax credit. A certified historic structure is defined as a building which
(1) is listed in the National Register of Historic Places, or (2) is located in a registered historic district and is certified by the Secretary of the Interior as being of historic significance to the district. Qualified rehabilitation expenditures are defined as amounts properly chargeable to the capital account, incurred for real property, and made in connection with a qualified rehabilitated building. In general, a qualified rehabilitated building is one that has been substantially rehabilitated. The rehabilitation also must be certified rehabilitation, which is rehabilitation certified by the Secretary of the Interior as consistent with the historic character of the property or the district in which the property is located. Costs of acquiring a building or enlarging it are not qualified rehabilitation expenditures.

The tax basis of a rehabilitated structure is reduced by 100% of the allowed historic tax credit. Accordingly, the basis of an apartment complex receiving historic tax credits could be reduced for purposes of computing the tax credit for the year.

The use of the historic tax credit by individuals, including shareholders of S Corporations or closely held corporations, is limited by the amount that the taxpayer has at-risk with respect to the investment that generates the historic tax credit. In general, the taxpayer must satisfy the same at-risk requirements applicable to the tax credit. See "Federal Income Tax Matters--At-Risk Limitations." In addition, to be considered at-risk with respect to an investment which generates historic tax credits, it is also necessary that (1) the amount of any nonrecourse financing with respect to the property not exceed 80% of the credit base of the property, and (2) the financing not be provided by a person who is related to the taxpayer.

Historic tax credits used by investors are subject to full or partial recapture by an investor who transfers one-third or more of his certificates within five years of the date which the applicable apartment complex was placed in service, in proportion to the percentage of certificates so transferred. In addition, if an apartment complex is sold or otherwise disposed of during this five-year period, the historic tax credits will be recaptured in an

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amount that varies depending on the date of sale or disposition. See "Federal
Income Tax Matters--Recapture of Tax Credits."

                         GOVERNMENT ASSISTANCE PROGRAMS

The tax credit can be used in conjunction with apartment complexes that are not government assisted as well as those that receive assistance from federal, state or local governments. Boston Capital intends to acquire interests in operating partnerships owning apartment complexes that are assisted by federal, state or local programs, although we may invest in non-assisted apartment complexes as well. Following is a summary of various major government assistance programs now in existence which can be used with the tax credit.

In order to qualify for tax credits, an operating partnership and its related apartment complex must meet the basic rules for the federal housing tax credit program set forth in the tax code in addition to the applicable administrative rules for the housing assistance programs discussed in this section. There are presently some inconsistencies between the federal housing tax credit program requirements and certain other government assistance program rules which will complicate or block the full use of some assistance programs.

Although the following discussion presents several examples of the inconsistencies, it is not inclusive. At the present time, the procedures for the resolution of inconsistencies and the likelihood of favorable clarification are not clear. Furthermore, there can be no assurance that the terms of the applicable programs, or the regulations governing them, will not change. Boston Associates is unable to predict at this time which of the government assistance programs described below will be utilized with respect to apartment complexes owned by the operating partnerships in which Boston Capital may undertake to acquire interests.

                     RURAL HOUSING SERVICE ("RHS") PROGRAMS

Section 515 of the Housing Act of 1949 authorizes the U.S. Department of Agriculture to provide direct below-market-rate mortgage loans for rural rental housing. As of May 1, 1995, the responsibility for administration of the Section 515 program has been reassigned to RHS. Such loans are extended to qualified sponsors, organized exclusively for the purpose of providing housing, in amounts up to 97% of the total development cost of the applicable apartment complex, as determined pursuant to RHS regulations, and for terms up to fifty years. In addition, RHS may provide an owner with mortgage interest subsidies, which effectively lower the interest rate on a permanent mortgage loan made by RHS to 1% after the satisfactory completion of construction of the apartment complex, the benefits of which the owner must pass on to eligible tenants in the form of lower rents.

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RHS regulations limit cash distributions to owners of apartment complexes which it finances with both mortgage loans and interest subsidies to a maximum annual return of 8% per annum, on a cumulative basis, on the required 3% to 5% equity contribution. RHS also requires that monthly payments to a reserve account be made until the maximum amount of 10% of the total construction cost of the apartment complex has been set aside.

An owner wishing to sell the apartment complex must obtain RHS approval. For apartment complexes funded after December 21, 1979, applicable law and regulations also require the owner to utilize the assisted housing for tenants eligible under the Section 515 Program for the twenty-year period following the closing of the RHS mortgage. With respect to apartment complexes funded before December 21, 1979, Congress, in the Housing and Community Development Act of 1987, adopted a measure to preserve the low income tenancy of the apartment complex by requiring that the owner sell the apartment complex at its fair market value to a non-profit organization rather than prepay the loan, or otherwise accept incentives for the extension of low income use restrictions, to the extent available. On November 21, 1989, Congress passed the Department of Housing and Urban Development Reform Act of 1989 (the "1989 USHUD Act"). Pursuant to the 1989 USHUD Act, loans obligated after December 15, 1989, provide that the owner cannot prepay during the fifty-year term of the mortgage.

Although a RHS mortgage may not be prepaid during its fifty-year term, an owner may sell or otherwise transfer its apartment complex upon RHS approval, subject to the mortgage. Furthermore, RHS approval is required before an owning partnership may encumber title to its apartment complex, admit or remove a general partner or permit a general partner to maintain a certain percentage interest in that operating partnership.

Section 515 apartment complexes are eligible only for the 30% credit, because they are the beneficiaries of a federal below-market-rate loan.

                   USHUD MORTGAGE LOAN INSURANCE PROGRAMS AND
                           INSURANCE SUBSIDY PROGRAMS

Boston Capital may invest, through operating partnerships, in apartment complexes having mortgage loans which are insured by USHUD. Such mortgage insurance by itself is not considered a federal subsidy for purposes of the federal housing tax credit program, and USHUD-insured apartment complexes having no other federal subsidy would be eligible for the 70% credit. However, Boston Capital currently anticipates that any USHUD-insured apartment complexes it invests in would have additional federal, state or local assistance, so that the applicable credit would be either the 30% or the 70% credit, depending upon the particular form of assistance.

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(1) SECTION 221(d)(4) MORTGAGE INSURANCE PROGRAM. Section 221(d)(4) of the
    National Housing Act of 1934, as amended, provides for federal insurance of private construction and permanent mortgage loans to finance new or rehabilitated rental apartment complexes containing five or more units. This program provides housing for families of moderate income, families eligible for assistance under the USHUD Section 8 Program and families that have been displaced as a result of urban renewal, government action or disaster.

Under USHUD regulations, the amount of any USHUD-insured mortgage loan cannot exceed the lesser of the amount of the USHUD insurance commitment, as amended from time to time, or 90% of the replacement cost of the apartment complex, as determined by a certified public accountant following the accounting procedures specified by USHUD. Under current regulations, the maximum interest rate that may be charged on the mortgage loans insured by USHUD shall be at the rate agreed to by the borrower and the lender. Further, USHUD must approve each disbursement made from the construction loan, and determine when the apartment complex is 100% complete.

A permanent mortgage loan insured under Section 221(d)(4) is to be repaid over a term not to exceed forty years from the final closing date. Payments of principal, interest and USHUD mortgage insurance premiums are to be made in equal monthly installments. Under the terms of USHUD-approved loan documents applicable to this mortgage insurance program, neither an owning partnership nor any partner of such partnership will have personal liability to repay the construction or permanent mortgage loans or to pay the interest on such loans.

Under current USHUD regulations, up to 15% of the original principal amount of the permanent mortgage loan may be prepaid at any time, in any one calendar year, without penalty. A mortgage loan insured under Section 221(d)(4) may be prepaid without the consent of USHUD. This prepayment right may be prohibited by, or subject to the approval of, USHUD and the lender, in the case of apartment complexes financed with tax-exempt bonds. In those cases when the Government National Mortgage Association ("GNMA") is the "take-out" lender and purchases the permanent mortgage loan from a private mortgagee at final closing, GNMA imposes a 3% penalty (which penalty declines at the rate of one-eighth of 1% per year) which is charged for any prepayment made in excess of the allowable 15% in any year prior to the twenty-fourth anniversary of the date of the mortgage note. In cases where the permanent mortgage loan is held by other parties, a prepayment penalty also may apply.

At the initial closing of a USHUD-insured apartment complex mortgage loan, USHUD and the apartment complex owner enter into a Regulatory

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Agreement. Operation and sale, transfer or other disposition of the apartment complex, or change in the ownership of the apartment complex, are governed by the terms of such Regulatory Agreement.

Under current USHUD regulations, rental rates for an apartment complex are initially determined by USHUD with the objectives of not exceeding apartment complex rents for comparable units in the same market area at the estimated time of occupancy and of providing some cash available for distribution after payment of mortgage interest and principal, USHUD mortgage insurance premium, required reserve fund deposits, and estimated operating expenses. All rent increases must be approved by USHUD prior to their becoming effective unless, pursuant to USHUD regulations effective in 1983, an owner has exercised its authority to establish alternative rents and charges. Where an owner makes an election of deregulation of USHUD rent procedures, local rent control may apply to the apartment complex.

In the event of a default by the mortgagor of a USHUD-insured mortgage loan, which is not cured within thirty days or such extended time period to which USHUD and the mortgage lender consent, the mortgage lender has the right to elect either to foreclose upon the mortgage securing the loan, or to assign the loan to USHUD in return for payment of its insurance benefits. If the loan is assigned to USHUD, the owner retains legal title to the apartment complex. However, if the default continues, USHUD may foreclose upon the mortgage and become the legal owner.

(2) SECTION 220 MORTGAGE INSURANCE PROGRAM. Section 220 of the National Housing Act, as amended, provides for federal insurance of private mortgages in a similar manner to Section 221(d)(4), but is restricted to residential property in certain urban areas that are in need of revitalization. The requirements and conditions under Section 220 are otherwise substantially as described above for the Section 221(d)(4) mortgage insurance program.

(3) SECTION 236 MORTGAGE INSURANCE AND SUBSIDY PROGRAM. Section 236 of the National Housing Act, as amended, also provides for federal insurance of private mortgages with terms of up to forty years for up to 90% of the replacement cost of apartment complexes. Rentals for applicable apartment complexes were required to be initially established so that, at 95% occupancy, after payment of mortgage interest and principal payments, reserves, and operating expenses, the cash available for distribution to the owner would not exceed a 6% return on its USHUD-determined equity investment in such apartment complex, although shortfalls in any year may be paid in subsequent years.

The Section 236 program also provides interest subsidies, which are interest reduction payments from USHUD to the public or private lender, on

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behalf of the apartment complex owner, in the amount of the difference between the payment required for principal, interest and USHUD mortgage insurance premiums on the permanent mortgage loan, and that which would be required if the permanent mortgage loan carried an interest rate of 1% per year. The owner must pass on the benefits of the interest rate subsidy to the eligible tenants in the form of lower rents.

(4) SECTION 221(d)(3) MORTGAGE INSURANCE PROGRAM AND 221(d)(3) (BMIR) SUBSIDY PROGRAM. Section 221(d)(3) of the National Housing Act, as amended, provides for federal insurance of private mortgages in a manner similar to the
    Section 221(d)(4) mortgage insurance program, but allows for insurance of 100% of the total development cost of apartment complexes for non-profit and cooperative mortgagors. In addition, the statutory maximum mortgage amount per dwelling unit is less for Section 221(d)(3) than for Section 221(d)(4).
    Section 221(d)(3) mortgage loan insurance may be obtained by public agencies, non-profit, limited dividend or cooperative organizations, and private builders or investors who sell apartment complexes to those organizations.

(5) SECTION 223(f) MORTGAGE INSURANCE-PURCHASE AND/OR REFINANCING OF EXISTING APARTMENT COMPLEXES. Pursuant to Section 223(f) and Section 207 of the National Housing Act, as amended, USHUD provides for federal insurance of private mortgage loans in connection with the purchase and/or refinancing of existing apartment complexes. This program is intended to provide for the preservation of existing housing and neighborhoods through moderate rehabilitation of the property and improved maintenance and management. If an apartment complex were "substantially rehabilitated" under the tax code definition using financing pursuant to the Section 223(f) program, the 70% Credit would be applicable with respect to the rehabilitation expenditures.

Under USHUD regulations, the apartment complex must be at least three years old, consist of five or more dwelling units, generally, have attained an occupancy level which produces rental income sufficient to pay operating expenses and annual debt service, and have established a reserve fund for replacement. Generally, a Section 223(f) insured mortgage loan cannot exceed 85% of the USHUD-estimated value of the apartment complex, or 70% if the apartment complex is to be refinanced without a change in ownership. The term of the mortgage loan cannot be less than ten years nor greater than thirty-five years.

A mortgage loan insured under either Section 223(f) program contains provisions restricting prepayment, except after a specified period or with approval of USHUD. The mortgage may contain provisions for a prepayment charge.

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                        USHUD RENTAL ASSISTANCE PROGRAMS

(1) SECTION 8 HOUSING ASSISTANCE PAYMENTS PROGRAMS. Although the Section 8 Programs applicable to new construction and substantial rehabilitation have been repealed, Boston Capital may invest in operating partnerships which own apartment complexes that were originally assisted under these programs. It should be noted that the definition of "federally assisted" contained in Section 42 of the tax code does not include the Section 8 Program. Accordingly, a newly constructed or substantially rehabilitated apartment complex receiving Section 8 subsidy assistance may be entitled to the 70% credit with respect to the entire Qualified Basis, if newly constructed, or with respect to the rehabilitation expenditures, if substantially rehabilitated within the meaning of Section 42 of the tax code, if it is placed in service after acquisition by Boston Capital of an interest in the applicable operating partnership.

(a) THE SECTION 8 NEW CONSTRUCTION AND SUBSTANTIAL REHABILITATION PROGRAMS. The
Section 8 Programs provide for monthly payments to apartment complex owners on behalf of qualified tenants who are occupying the number of dwelling units in the apartment complex agreed to between USHUD and the apartment complex owner as being eligible for Section 8 payments. The Section 8 Programs do not provide construction or permanent financing and are not mortgage insurance programs, although apartment complexes assisted by the Section 8 Programs can be financed by a USHUD-insured mortgage loan. See "Government Assistance Programs--USHUD Mortgage Insurance-221(d)(4) Program." Payments to the apartment complex owner under the Section 8 new construction or substantial rehabilitation programs are made pursuant to the terms of a Housing Assistance Payments Contract ("HAP Contract") for periods generally not exceeding twenty years, commencing when the eligible dwelling units are completed, are ready for occupancy and have been inspected by USHUD.

Generally, only very low income families are eligible to rent units assisted with Section 8 payments. Very low income families or elderly or handicapped persons must have annual incomes, determined pursuant to USHUD regulations, that do not exceed 50% of the median income of the community, adjusted to reflect family size as determined by published USHUD figures.

Tenants must, in most instances, pay rent to the apartment complex owner, plus a USHUD-approved allowance for utilities if utilities are separately charged to the tenants, which together equals 30% of the tenant family's annual income and does not exceed 50% of the median income of the community, adjusted to reflect family size as determined by published USHUD figures.

USHUD establishes a contract rent for each unit in an apartment complex which is equal to the total rental revenue that the apartment complex

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owner is to receive for that unit. That part of the contract rent that is not covered by the tenant's rent obligation is paid to the apartment complex owner under the HAP Contract. If a tenant's annual income subsequently increases, the portion of the rent he pays will increase and the corresponding Section 8 payments to the owner will be reduced, assuming that the contract rent of the unit does not increase. The 1988 Tax Act allows an owner to increase the rent of a Section 8 tenant whose income had increased in order to compensate for the decreased Section 8 subsidy payment notwithstanding the Rent Restriction Test. See "Government Assistance Programs--The Federal Housing Tax Credit-Qualified Apartment Complexes." Rent subsidies, for these or any programs, may decrease or be interrupted for the period a unit is unrented.

USHUD may cause the Section 8 payments for an apartment complex to cease if, after due notice to the apartment complex owner and an opportunity to remedy the situation, USHUD determines that the apartment complex owner is not providing decent, safe and sanitary housing or is in default under any of its contractual undertakings to USHUD.

Initially established prior to construction, contract rents normally cannot be changed when the HAP Contract is executed. Thereafter, however, the contract rents will be adjusted in accordance with annual adjustment factors determined yearly by USHUD. While application of these factors can either increase or decrease the contract rents, provided that they cannot drop below the initially established contract rents, it is anticipated that the contract rents will be increased each year. In addition, USHUD may permit additional adjustments to the contract rents to reflect increases in the actual and necessary expenses of owning and maintaining the units resulting from substantial general increases in real property taxes, assessments, utility rates or utilities not covered by regulated rates, if the owner can demonstrate that such general increases have caused increases in operating costs not adequately covered by the contract rent increase calculated by applying the annual adjustment factors. Contract rent adjustments generally, may not result in material differences between the contract rents and the rents for comparable unassisted units in the apartment complex or in the community. Pursuant to the Housing and Community Development Act of 1987 and the Stewart B. McKinney Homeless Assistance Amendments Act of 1988, USHUD may not reduce contract rents in effect on April 15, 1987, unless the apartment complex's mortgage loan has been refinanced.

One requirement imposed by USHUD regulations on apartment complexes with HAP Contracts effective after November 1979 is to limit the amount of the owner's annual cash distribution from operations to 10% of the owner's equity investment in an apartment complex if the apartment complex is intended for occupancy by families, and to 6% of the owner's equity investment in an apartment complex intended for occupancy by elderly persons.

The owner's equity investment in the apartment complex is 10% of the apartment complex's replacement cost as determined by USHUD. If cash distributions in any year are less than the established ceiling, the amount of the shortfall may be paid out in a subsequent year without counting against that subsequent year's established ceiling on cash distributions. The limitations on cash distributions do not apply to non-elderly apartment complexes of fifty units or fewer, or to apartment complexes where not more than 20% of the units are receiving Section 8 payments.

(b) THE SECTION 8 EXISTING HOUSING LEASING PROGRAM. Under the Section 8 existing housing leasing program, operated through local housing authorities ("PHAs"), tenants are given a housing certificate or voucher which is used to pay a significant portion of the tenant's rent in the private market. After the tenant obtains a certificate or voucher, the tenant is allowed to search for housing available in the private market, subject to housing quality and suitability standards. Although the certificate and voucher program differ in certain key respects, they both are dependent on the availability of an adequate stock in the existing rental market.

Pursuant to the Housing and Community Development Act of 1987 and the Stewart B. McKinney Homeless Assistance Act of 1988, PHAs are provided authority to assign up to 15% of the assistance which has been made available to that PHA to particular structures for a period of five years, with options to renew for up to an additional ten years, subject to the availability of funds for this program.

(c) HAP CONTRACT RENEWALS. Many HAP Contracts are reaching expiration within the next several years. No program has been established for the universal renewal of such contracts. All project-based contracts expiring in fiscal year 1997 are renewable for one year at current rents, up to 120% of fair market rents. USHUD is also implementing plans for certain loans to be marked-to-market. This entails reducing payments under a project-based HAP Contract as part of a restructuring of the project's USHUD-insured mortgage loan.

                            RENT SUPPLEMENT PROGRAMS

Section 236(f)(2) of the National Housing Act, as amended, and Section 101 of the Housing and Urban Development Act of 1965, as amended, each provide for the making by USHUD of rent supplement payments to low income tenants in apartment complexes which receive other forms of federal assistance, such as Section 236 interest reduction payments. The payments for each tenant, made directly to the owner of the apartment complex, generally will be in such amounts as to enable the tenant to pay rent equal to 30% of adjusted family income. Generally, 20%-40% of the units in an apartment complex receiving other subsidy assistance are eligible for this additional assistance.

USHUD has converted rent supplement assistance to assistance under the Section 8 program. Such Section 8 payments generally provide higher rents to owners than rent supplement payments, but are paid only if a tenant is occupying the unit.

                     TRANSFER OF PHYSICAL ASSETS PROCEDURE

Federal regulations provide that certain types of transfers of ownership in apartment complexes that receive USHUD mortgage insurance and/or subsidies must be approved in advance by USHUD. This transfer of physical assets process must be pursued when there is a transfer of the partnership interests of a partnership which affects or changes the control of the partnership. RHS also has instituted similar approval procedures for transfers of ownership interests in RHS-assisted apartment complexes.

                   GOVERNMENT NATIONAL MORTGAGE ASSOCIATION/
                     FEDERAL NATIONAL MORTGAGE ASSOCIATION

Government National Mortgage Association ("GNMA"), a governmental corporation within USHUD, was established to provide a secondary market for certain federally assisted or subsidized mortgages.

Under the tandem programs, no longer in effect, GNMA purchased mortgages from primary lenders at prices favorable to the lenders, and then resold those mortgages to the Federal National Mortgage Association ("FNMA") and others at market prices, absorbing the difference as a subsidy. Mortgage loans eligible for purchase were insured under certain USHUD programs, including Sections 220, 221(d)(3), 221(d)(4) and 236.

                       STATE AND LOCAL FINANCING PROGRAMS

A number of states and some local governmental entities have established housing finance agencies ("HFAs") to assist in the development and financing of low and moderate income housing. While the majority of HFAs are independent public authorities governed by an appointed board of directors or commissioners, certain HFAs have been established as agencies or departments of the applicable state or local government.

HFAs are empowered by their enabling legislation to issue their own obligations--short-term notes and long-term revenue bonds--which, due to the status of the HFAs as governmental entities, are under certain conditions exempt from federal income taxation. These obligations are sold in the tax-exempt municipal bond market at interest costs to the HFAs below conventional money market rates. The HFAs then use the proceeds of the sale of their notes and/or bonds to make or purchase mortgage loans for low and moderate-income multifamily apartment complexes.

Several HFAs provide mortgage financing for multifamily housing developments financed with USHUD-insured mortgage loans. Generally, in cases where the mortgage loans of HFAs also are USHUD-insured, the underwriting and regulatory standards and procedures of USHUD pursuant to the applicable USHUD mortgage insurance program are employed without any substantial additional requirements.

Most HFAs provide direct construction and permanent mortgage loans for multifamily housing without USHUD mortgage insurance by self-insuring the loans. In cases where the mortgage loans of HFAs are not USHUD-insured, the HFAs generally undertake the processing and evaluation of the mortgage loan application itself, review the loan application for economic feasibility, and review the market need and demand for, and the architectural and construction characteristics of, the multifamily apartment complex. In such cases, the HFAs generally also monitor the construction progress, marketing, rent-up and management of the apartment complex.

Although HFAs' criteria and requirements for non-USHUD insured direct construction and permanent mortgage loans vary, generally such loans are available to limited partnership private owners in an amount up to 90% of an HFAs' estimate of the total development cost of the housing development, and are for terms of up to forty years. The loans can finance newly constructed or substantially rehabilitated multifamily rental housing intended for occupancy by individuals and families, elderly individuals and handicapped individuals of low and moderate income, and limit the amount of operating income from the apartment complex which may be distributed to the owner annually. The HFAs' direct loan programs frequently include requirements as to operating assurances, escrow, working capital and other deposits which may be greater in amount and extend for a longer period than similar requirements under USHUD mortgage insurance programs. While certain of these operating assurances may be funded from mortgage loan proceeds, most are to be provided by the developer/owner either in cash, in the form of letters of credit or through the pledge of certain equity syndication proceeds.

In addition to the limitation on cash flow distributions from apartment complex operations noted above, HFAs' direct mortgage loan programs generally impose limitations on the prepayment of the mortgage loan and on the sale, refinancing or change in use of the apartment complex. They also may require that a restrictive covenant be placed on record prohibiting the use of the apartment complex for any purpose other than rental housing. Further, they may require approval of the sale of certain interests in an owning limited partnership.

In order to maintain the tax-exempt nature of obligations issued by HFAs, owners must comply with restrictions in the tax code. In this respect, the 1986 Tax Act added certain restrictions on the use of tax-exempt financing by state and local housing financing agencies under Section 103(b) of the tax code that make this program more restrictive. Before passage of the 1986 Tax Act, 20% of the units were required to be rented to households with incomes at or below 80% of median income, and there was no adjustment for the size of the family. Under the 1986 Tax Act, 20% of the units must be rented to households at 50% of median income, or 40% of the units must be rented to households at 60% of area median income--the same targeting as for the tax credit--and adjustment for family size is required. In addition, the low income occupancy requirements must be met for at least a fifteen-year period. The amount of tax-exempt bond authority available to a state or local agency is subject to a strict state bond cap.

The tax credit may be utilized with respect to apartment complexes financed by tax-exempt bonds issued by state or local agencies. In such cases, the credit allocation is not subject to the state credit cap, as the bonds are subject to the state bond allocation cap. However, apartment complexes financed through tax-exempt bond financing are considered federally assisted, and thus are only eligible for the 30% Credit.

                                  HOME PROGRAM

The HOME Investment Partnership Act ("HOME") is authorized under Title II of the Cranston-Gonzalez National Affordable Housing Act, enacted into law in 1990. HOME is a formula-based federal housing program intended to support a wide variety of state and local affordable housing programs, with an emphasis on rental housing.

HOME funds, which are allocated by USHUD on a formula basis to participating state and local governments, can be used by such governments to expand the supply of affordable housing and increase the number of households who can be served by assisted housing programs. Funds can be used for acquisition, construction, moderate or substantial rehabilitation activities or for tenant-based rental assistance programs.

State and local jurisdictions are statutorily required to meet matching requirements in order to qualify for HOME funding. This match requirement is currently 25%.

Participating jurisdictions are allowed to use funds for equity investments, interest-bearing or non-interest-bearing loans, advances, interest subsidies or other forms of assistance that USHUD finds to be consistent with the purpose of law. Any loan to a project with an interest rate below the applicable federal borrowing rate, would be eligible only for the 30% Credit because the project would be considered to be federally subsidized.

However, apartment complexes receiving below market interest rate loans pursuant to the HOME program which are newly constructed or substantially rehabilitated could be eligible for the 70% Credit. In order to qualify for this treatment, the owner must agree that not less than 40% of the dwelling units must be occupied by individuals whose incomes are 50% or less of the area median gross income for the area in which the property is located; in the case of properties in New York City, 40% is reduced to 25%. Moreover, the increase in Eligible Basis allowed for projects situated in qualified census tracts and difficult development areas does not apply to properties subject to this provision. This amendment is effective for loans made after August 10, 1993.

The amount of funds which a participating jurisdiction may invest on a per-unit basis in an apartment complex may not exceed the per-unit limits established by USHUD under Section 221(d)(3) of the National Housing Act.

Generally, 90% of the families assisted under the HOME Program must have incomes that do not exceed 60% area median income, with the remaining 10% having incomes not exceeding 80% of area median income, adjusted for family size. It should be noted that the rents allowed for such remaining units may exceed the amounts permitted for units under the federal housing tax credit program.

                                   MANAGEMENT
                              THE GENERAL PARTNER

Boston Capital Associates IV L.P. ("Boston Associates"), the general partner of Boston Capital Tax Credit Fund IV L.P. ("Boston Capital"), is a Delaware limited partnership, the general partner of which is BCA Associates Limited Partnership, a Massachusetts limited partnership, whose sole general partner is C&M Management, Inc., a Massachusetts corporation. John P. Manning is the principal of C&M Management, Inc., which ultimately controls Boston Capital. The limited partner of Boston Associates is a general partnership whose partners are certain officers and employees of Boston Capital and its affiliates and they exercise no management or

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

control over Boston Capital. The following chart illustrates the organizational structure of Boston Associates:

[CHART]

         -----------------------
             John P. Manning
         -----------------------
                    |
       ---------------------------
             C & M Management                    -------------------------
                   Inc.           --------------- Officers and Directors
            (general partner)                    -------------------------
       ---------------------------                           |
                    |                            -------------------------
         -----------------------                  John P. Manning
              BCA Associates                      Director
           Limited Partnership                    since May 23, 2001
            (general partner)                    -------------------------
         -----------------------                             |
                    |                            -------------------------
       ---------------------------                John P. Manning
        Boston Capital Associates                 President
                 IV L.P.                          since May 23, 2001
       ---------------------------               -------------------------
                                                             |
                                                 ---------------------------
                                                  Jeffrey H. Goldstein
                                                  Executive Vice President,
                                                  Treasurer and Clerk
                                                  since July 1, 2002
                                                 ---------------------------
                                                             |
                                                 ---------------------------
                                                  Kevin P. Costello
                                                  Executive Vice President
                                                  since July 1, 2002
                                                 ---------------------------
                                                             |
                                                 ---------------------------
                                                  Marc N. Teal
                                                  Senior Vice President,
                                                  Assistant Treasurer and
                                                  Assistant Clerk
                                                  since July 1, 2002
                                                 ---------------------------

Boston Associates has only a nominal net worth but its general partner BCA Associates Limited Partnership has a net worth of not less than $1,000,000. BCA Associates Limited Partnership has contingent liabilities with regard to prior programs and investors are urged to review the audited Balance Sheet of BCA Associates Limited Partnership and the notes thereto.

BCA Associates Limited Partnership does not have directors and officers, but its general partner, C&M Management, Inc. does have them, as described in the chart above.

Unless bankrupt or dissolved, Boston Associates may sell, transfer, or assign its general partner interest in Boston Capital only with the prior consent of a majority in interest of investors. Boston Associates does not intend to withdraw from Boston Capital.

The Investment Committee of Boston Capital will have exclusive responsibility for approving investments for each series. The Investment Committee will initially be comprised of the persons identified below. In addition to approving investments, the Committee will establish the terms and conditions pursuant to which such investments will be made.

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

The members of the Investment Committee are:

Richard J. DeAgazio, President of the Dealer-Manager and Executive Vice President of Boston Capital Corporation; Jeffrey H. Goldstein, Chief Operating Officer of Boston Capital Corporation; John P. Manning, President and Chief Executive Officer, Boston Capital Corporation; Kevin P. Costello, Executive Vice President of Boston Capital Corporation.

                 BOSTON CAPITAL CORPORATION AND ITS AFFILIATES

Boston Capital Corporation is a real estate investment banking firm specializing in the equity financing of multi-family residential properties through the use of public and private limited partnerships.

Boston Capital Corporation is the successor in interest through merger of Greater Boston Development, Inc., which was founded in 1974 by Herbert F. Collins and John P. Manning.

While Boston Capital is not a direct subsidiary of Boston Capital Corporation, each of the entities is under the common control of John P. Manning. Mr. Manning does not receive any direct compensation from the offering other than from his role of ultimately controlling Boston Associates and its affiliates. Boston Associates and its affiliates have not and do not intend to acquire any assets from Mr. Manning.

Boston Capital Services, Inc., the Dealer-Manager and an affiliate of Boston Capital Corporation was founded in 1982 by Messrs. Herbert F. Collins,
John P. Manning and Richard J. DeAgazio, who is the President of the Dealer-Manager and an Executive Vice President of Boston Capital Corporation. The Dealer-Manager is an SEC-registered soliciting dealer and a member of the National Association of Securities Dealers, Inc.

Boston Capital Holdings L.P. finds, analyzes and presents potential investments to the Investment Committee for which it receives the 8.5% Asset Acquisition Fee. Boston Capital Holdings L.P. is owned by Boston Capital Corporation.

Boston Capital Asset Management Limited Partnership ("Boston Capital Asset Management") either manages directly or monitors the management of the portfolio of real estate-based assets which Boston Capital has syndicated.

Boston Capital Asset Management's management responsibilities include the collection, analysis and distribution of pertinent information to the investors who have invested in the Boston Capital Corporation real estate portfolio.

BCTC IV Assignor Corp., as limited partner of Boston Capital, does not exercise any management or control over Boston Capital, and does not receive any compensation or fees from Boston Capital. Its sole purpose is to allow changes in investors without re-executing the Fund Agreement. John P. Manning is president and sole director of BCTC IV Assignor Corp.

JOHN P. MANNING, age 55, is co-founder, and since 1974 has been the President and Chief Executive Officer of Boston Capital Corporation, where he is primarily responsible for strategic planning and business development. In addition to his responsibilities at Boston Capital Corporation, Mr. Manning is a proactive leader in the industry. He served in 1990 as a member of the Mitchell-Danforth Task Force, which reviewed and suggested reforms to the Low Income Housing Tax Credit program. He was the founding President of the Affordable Housing Tax Credit Coalition, is a former member of the board of the National Leased Housing Association, and currently sits on the Executive Committees of the National Housing Conference and the National Multi Housing Council. During the 1980s, he served as a member of the Massachusetts Housing Policy Committee as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee on the critical role of the private sector in the success of the Low Income Housing Tax Credit Program. In 1996, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. In 1998, President Clinton appointed Mr. Manning to the President's Export Council which is the premiere committee comprised of major corporate CEOs that advise the President on matters of foreign trade and commerce. Mr. Manning sits on the Board of Directors of the John F. Kennedy Presidential Library in Boston where he serves as Chairman of the Distinguished Visitors Program. He also serves as a member of the Advisory Board of the Woodrow Wilson Institute for International Scholars in Washington D.C. Mr. Manning is a graduate of Boston College.

Mr. Manning is the principal shareholder of C&M Management, Inc., a Massachusetts corporation which is the ultimate general partner of Boston Capital. Mr. Manning is also the principal of Boston Capital Corporation. While Boston Capital is not a direct subsidiary of Boston Capital Corporation, each of the entities is under the common control of Mr. Manning.

RICHARD J. DEAGAZIO, age 57, has been the Executive Vice President of Boston Capital Corporation, and President of Boston Capital Services, Inc., Boston Capital's NASD registered broker/dealer since 1981. Mr. DeAgazio formerly served on the national Board of Governors of the National Association of Securities Dealers (NASD). He recently served as a member of the National Adjudicatory Council of the NASD. He was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee and the Direct Participation Program Committee. He is a founder and past President of the National Real Estate Investment Association, past President of the Real Estate Securities and Syndication Institute (Massachusetts Chapter) and the Real Estate Investment Association. Prior to joining

Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresdner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/Advest. He has been a member of the Boston Stock Exchange since 1967. He is on the Board of Directors of FurnitureFind.com and Cognistar Corporation. He is a leader in the community and serves on Board of Trustees for Bunker Hill Community College, the Business Leaders Council of the Boston Symphony, Board of Trustees of Junior Achievement of Northern New England, the Board of Advisors for the Ron Burton Training Village and is on the Board of Corporators of Northeastern University. He graduated from Northeastern University.

JEFFREY H. GOLDSTEIN, age 41, has been the Chief Operating Officer and Director of Real Estate of Boston Capital Corporation since 1996. He directs Boston Capital Corporation's comprehensive real estate services, which include all aspects of origination, underwriting, due diligence and acquisition. As COO, Mr. Goldstein is responsible for the financial and operational areas of Boston Capital Corporation and assists in the design and implementation of business development and strategic planning objectives. Mr. Goldstein previously served as the Director of the Asset Management division as well as the head of the dispositions and troubled assets group. Utilizing his 16 years experience in the real estate syndication and development industry, Mr. Goldstein has been instrumental in the diversification and expansion of Boston Capital Corporation's businesses. Prior to joining Boston Capital Corporation in 1990, Mr. Goldstein was Manager of Finance for A.J. Lane & Co., where he was responsible for placing debt on all new construction projects and debt structure for existing apartment properties. Prior to that, he served as Manager for Homeowner Financial Services, a financial consulting firm for residential and commercial properties, and worked as an analyst responsible for budgeting and forecasting for the New York City Council Finance Division. He graduated from the University of Colorado and received his MBA from Northeastern University.

KEVIN P. COSTELLO, age 57, has been the Executive Vice President and Director of Institutional Investing for Boston Capital Corporation since 1994.
Kevin Costello directs Boston Capital Corporation's institutional investment business. He has overseen this segment of Boston Capital Corporation's investment business which encompasses investment activities for corporate institutional funding, private proprietary funds and state CRA funds, since its inception in 1992. Mr. Costello has over 20 years experience in the real estate syndication and investment services industry, including previous roles at Boston Capital Corporation leading the acquisition team and managing the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital Corporation in 1987, he held senior management positions with Reynolds Securities, Bache & Company and First Winthrop where he focused on real estate syndication. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.

FRANK L. CHANDLER, age 41, was promoted to Senior Vice President, National Sales Director for Boston Capital Services, Inc., in 2003. From 2002 to 2003, he was Vice President and Director of Sales for Boston Capital Services, Inc. From 2000 to 2002, he was Assistant Vice President and Director of Internal Sales. From 1997 to 2000 he was the Sales Desk Manager for Boston Capital Services, Inc. He is currently in charge of the firm's sales force, key accounts and direct sales. Prior to joining Boston Capital Services, Inc. in 1997, Mr. Chandler was the President and founder of a financial services video marketing company. Prior to that, he was a financial executive and Vice President at Bear Stearns & Company and a Registered Representative at both Drexel Burnham Lambert and Smith Barney. Mr. Chandler attended Syracuse University prior to receiving a Bachelor of Arts from Skidmore College.

EILEEN P. O'ROURKE, age 47, has been Senior Vice President and Director of Taxation and Housing Compliance for Boston Capital Corporation since 2002.
Ms. O'Rourke has over twenty years experience in taxation and accounting.
Ms. O'Rourke served as the Director of Asset Management for Boston Capital Corporation from 1997 to 2002. Prior to joining Boston Capital Corporation, she was the Partnership Tax Controller at First Data Investor Services Group, Inc. where she directed the tax compliance of real estate public partnerships and the issuance of 200,000 investors' K-1's annually. Before that she held positions as a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C. and as a Senior Auditor with the Internal Revenue Service. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant. She is Co-Chair of the Housing Credit Certified Professional Board of Governors and is a member of the American Institute of Certified Public Accountants, Massachusetts and North Carolina Societies of Certified Public Accountants as well as New England Women in Real Estate.

DANIEL P. PETRUCCI, age 38, has been Senior Vice President, Director of Structured Finance and Portfolio Management of Boston Capital Corporation since 1998, and is responsible for all corporate and retail fund portfolio management. Prior to accepting his current responsibilities, he performed duties in the areas of real estate origination, underwriting and acquisitions. Mr. Petrucci has more than 15 years of real estate, finance and syndication experience. Prior to joining Boston Capital Corporation in 1990, he was responsible for conducting all aspects of due diligence on commercial and multifamily acquisition candidates for the Krupp Companies, a leading real

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

estate syndication, development and lending institution. He is a graduate of Marquette University, Milwaukee, Wisconsin.

STEVEN M. SPALL, age 40, has been Senior Vice President and Director of Asset Management since 2002. Mr. Spall joined Boston Capital Corporation in 1993 as a Vice President of Acquisitions with previous experience as an Asset Manager with the Weisberg Development Corporation in Arlington, VA and The Grossman Companies in Quincy, MA. For the past 10 years he has worked with the Acquisitions Department and has been responsible for developing and maintaining successful relationships with many of Boston Capital's most important general partners. He has an MBA with a concentration in Finance from Suffolk University and a BA in Economics from the State University of New York at Oswego.

MARC N. TEAL, age 39, has been Senior Vice President and Director of Accounting of Boston Capital Corporation since 1990. He oversees all of the accounting, financial reporting, SEC reporting, budgeting, audit, tax and compliance for Boston Capital, its affiliated entities and all Boston Capital Corporation sponsored partnerships. Additionally, he is responsible for maintaining all banking and borrowing relationships of Boston Capital Corporation and management of all working capital reserves. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Accountant for Cabot, Cabot & Forbes, a multifaceted real estate company, and prior to that was a Senior Accountant for Liberty Real Estate Corp. He received a Bachelor of Science Accountancy from Bentley College and a Masters in Finance from Suffolk University.

THEODORE TRIVERS, age 49, has been Senior Vice President and Director of Real Estate Acquisitions for Boston Capital Corporation since 2002. He directs the underwriting and acquisition of properties for the Boston Capital portfolios and serves on the Investment Committee and the Disposition Committee. From 1993 to 2002, Mr. Trivers served as Chief Underwriter and Director of Underwriting and Due Diligence. He has 23 years experience in real estate development, construction, finance and property management. Prior to joining Boston Capital in 1993, Mr. Trivers was Treasurer of New England Communities, Inc., a regional real estate acquisition, asset management and property management company located in Massachusetts. Mr. Trivers received a Bachelor of Science degree in Business and a Master of Business Administration from Babson College.

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

            PRIOR PERFORMANCE OF BOSTON ASSOCIATES AND ITS AFFILIATES

During the ten-year period from January 1, 1993 to December 31, 2002, affiliates of Boston Associates and their respective predecessors in interest have served as general partners of two public limited partnerships and thirty-seven private limited partnerships including twenty-seven corporate limited partnerships and ten direct placement corporate limited partnerships for a total of thirty-nine real estate programs. The two public limited partnerships had public offerings of 29 series, namely Series 15 through 43. All of the thirty-seven private limited partnerships are organized in a two-tier structure. In a two-tier structure, investors acquire an interest in a limited partnership (the "upper tier") which in turn acquires a limited partnership interest in a limited partnership which owns the real estate (the "lower tier"). A two-tier structure allows an investor to indirectly own interests in more than one lower-tier limited partnership through their investment in a single upper-tier partnership.

Affiliates of Boston Associates and their respective predecessors in interest raised $2,424,138,943 in subscriptions from 46,812 investors during this ten-year period. A total of 1,131 properties(1), with a total development cost of $4,318,300,708 were acquired for the public and private limited partnerships. These properties are geographically located 12% in the Northeast, 10% in the Mid-Atlantic, 30% in the Southeast, 25% in the Midwest, 14% in the Southwest, and 9% in the West.

The foregoing information covering the period from January 1, 1993 to December 31, 2002, can be summarized as follows:


     PROGRAMS                    PROPERTIES                     INVESTORS
--------------------   -----------------------------   -----------------------------        AVERAGE
                                          TOTAL                                             CAPITAL
                                      DEVELOPMENT                                          INVESTED
 TYPE       NUMBER       NUMBER           COST           NUMBER          CAPITAL         PER PROPERTY
-------   ----------   ----------   ----------------   ----------   ----------------   ----------------
Public         2           555      $  1,650,741,876     46,624     $    866,166,500   $      1,560,660
Private       37           576      $  2,667,558,832        188     $  1,557,972,443   $      2,704,813
              --         -----      ----------------     ------     ----------------   ----------------
Total         39         1,131      $  4,318,300,708     46,812     $  2,424,138,943   $      2,143,359

                                     REGIONS

             NORTHEAST     MID-ATLANTIC      SOUTHEAST        MIDWEST        SOUTHWEST         WEST
           ------------    ------------    ------------    ------------    ------------    ------------
Public           6%              5%             15%             13%              6%             4%
Private          5%              6%             15%             12%              7%             6%
                --              --              --              --              --
Total           12%             10%             30%             25%             14%             9%

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

Of these 39 prior limited partnerships, all have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows:(2)

Alabama                      15
Arizona                       8
Arkansas                     18
California                   54
Colorado                     29
Connecticut                  17
Delaware                      3
District of Columbia          2
Florida                      22
Georgia                      60
Illinois                     16
Indiana                      11
Iowa                         13
Kansas                       19
Kentucky                     52
Louisiana                   102
Maine                        13
Maryland                     18
Massachusetts                15
Michigan                     57
Minnesota                     7
Mississippi                  50
Missouri                     47
Montana                       3
Nebraska                      4
Nevada                        3
New Hampshire                 5
New Jersey                   13
New Mexico                    8
New York                     61
North Carolina               24
North Dakota                 17
Ohio                          7
Oklahoma                     29
Oregon                        1
Pennsylvania                 17
Puerto Rico                   4
Rhode Island                  2
South Carolina               12
South Dakota                  2
Tennessee                    15
Texas                        86
Utah                          4
Vermont                       4
Virginia                     46
Virgin Islands               11
Washington                    3
West Virginia                 6
Wisconsin                    11
Wyoming                       0

----------
(1) Includes seventy-eight properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of seventy-nine shared investments.
(2) The total number of properties by state does not reflect the eighty-five shared investments of seventy-eight operating partnerships. The net number of properties reflected is 1,046.

The thirty-nine government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period.

Of the total offerings during the ten-year period, thirty-nine invested in government-assisted properties and had investment objectives which were similar to the investment objectives of Boston Capital, to the extent that the limited partnerships intended to provide, in order of priority; (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

No apartment complexes have been sold to date from any of Boston Capital's prior series.

Information concerning the public limited partnerships organized between January 1, 2000 and December 31, 2002 is contained in Appendix I-Tabular Information Concerning Prior Limited Partnerships.

                               PRIVATE PLACEMENTS
                      (WITH SIMILAR INVESTMENT OBJECTIVES)

During the ten-year period ending December 31, 2002, interests in thirty-seven of the limited partnerships with similar investment objectives were sold to approximately 188 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $1,557,972,443 in subscriptions was raised. Interests were acquired in a total of 576 properties, with a total development cost of $2,667,558,832.

The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $1,430,564,793 in addition to the equity investment of the prior limited partnerships of $1,557,972,443. The purchased properties equalled 100% of the total development cost of all non-commercial and non-conventional properties invested in by private limited partnerships.

                                PUBLIC OFFERINGS

During the ten-year period ending December 31, 2002, interests in 29 series with investment objectives similar to those of Boston Capital, were sold to approximately 46,624 investors in public offerings registered under the Securities Act of 1933. A total of $866,166,500 in subscriptions was raised. A total of 555 properties were purchased at a total development cost of $1,650,741,876.

Information regarding the public offerings is summarized as follows as of December 31, 2002:

                                   INVESTORS              PROPERTIES                  TYPE OF PROPERTIES
                   ---------------------------------------------------------------------------------------------
                                                                   TOTAL
                                                                  DEVELOP-       RECENTLY     UNDER     HISTORIC
                                                                    MENT           COMP-       CON-       TAX
   PROGRAM         CLOSED   NUMBER       CAPITAL      NUMBER        COST          LETED     STRUCTION    CREDIT
----------------------------------------------------------------------------------------------------------------
Boston
  Capital Tax
  Credit
  Fund III L.P.
  (Series 17
  through 19).       1993    7,476   $  126,962,000    109     $   290,143,950     101         N/A         8
Boston
  Capital Tax
  Credit
  Fund IV L.P.
  (Series 20
  through 43).              39,148   $  734,204,500    446     $ 1,360,597,926     425         17          4

A total of 41.88% of the properties listed in the chart above received additional federal subsidies and, thus, the 30% tax credit; the remaining percentage did not receive additional federal subsidies, but received the 70% tax credit. See "Tax Credit Programs--Summary of the Tax Credit Program" for information regarding the two different kinds of tax credits.

The foregoing prior performance information does not include Series 44 because Series 44 closed on April 30, 2003, having raised $27,019,730 from 1,306 investors. At that time, Series 44 had invested in four apartment complexes, two located in the mid-Atlantic region, one in the South East, and one in the West, for a total development cost of $19,583,909. Series 44 has not experienced any adverse business developments or conditions.

During the four-year period ending December 31, 2002, affiliates of Boston Associates sponsored one public investment limited partnership offering consisting of 10 different series with similar investment objectives. This public limited partnership owns interests in 116 operating partnerships which include eleven properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of eleven shared investments. The total number of properties by state does not duplicate the eleven shared investments. The net number of properties reflected is 105 located in:

Alabama                       0
Arizona                       1
Arkansas                      1
California                    2
Colorado                     12
Connecticut                   1
Florida                       0
Georgia                       5
Illinois                      5
Indiana                       2
Iowa                          0
Kansas                        5
Kentucky                     10
Louisiana                    12
Maine                         1
Maryland                      1
Massachusetts                 1
Michigan                     11
Minnesota                     0
Mississippi                   1
Missouri                      3
Montana                       0
Nebraska                      0
Nevada                        0
New Hampshire                 2
New Jersey                    0
New Mexico                    1
New York                      6
North Carolina                0
North Dakota                  0
Ohio                          0
Oklahoma                      3
Oregon                        1
Pennsylvania                  0
Puerto Rico                   0
Rhode Island                  0
South Carolina                0
South Dakota                  1
Tennessee                     1
Texas                         8
Utah                          0
Vermont                       0
Virginia                      1
Virgin Islands                2
Washington                    1
West Virginia                 2
Wisconsin                     2

All of the operating partnership acquisitions of the public limited partnership involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgage indebtedness aggregating approximately $165,621,018 in addition to the equity investment of the investing partnerships of $246,558,000. These properties equalled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 2002.

During the three-year period ending December 31, 2002, prior series acquired interests in properties as summarized below. ALL OF THESE PROPERTIES ARE FROM PRIOR SERIES AND AN INVESTOR IN SERIES 45 OR SERIES 46 WILL HAVE NO INTEREST IN ANY OF THESE PROPERTIES. All of the properties listed below are tax credit apartment complexes which have been financed with a combination of mortgage indebtedness and tax credit equity.

                 NUMBER OF PROPERTIES                 REGION
                 --------------------               ------------
                          9                         Northeast
                          5                         Mid-Atlantic
                          15                        Southeast
                          35                        Midwest
                          8                         Southwest
                          15                        West

During the period January 1, 1988 through December 31, 2002, four public partnerships sponsored by affiliates of Boston Associates have received tax credits. Table III-A in Appendix I shows the tax credits received on a yearly and cumulative basis for each series as a percentage of capital invested by the investor, and compares the actual tax credits received to the overall tax credit objective for each series. Some series have not yet reached their overall tax credit objective, and some series have already surpassed their overall tax credit objective. Of the series no longer generating tax credits, only one series has failed to meet its overall tax credit objective and it failed to meet its objective by less than 1%.

Currently, of the 555 tax credit properties invested in by the four public funds sponsored by affiliates of Boston Associates, only 5 properties have been subject to tax credit recapture. In 1989, Series 1 and Series 4 jointly invested in a property called Unity Park which defaulted on its mortgage loan due to poor market conditions. The property was transferred to the mortgage lender in lieu of foreclosure. In 2000, the amount of tax credit recaptured on an aggregate basis was $0.51 per certificate for Series 1 and $0.54 per certificate for Series 4. Both Series 1 and 4 have achieved their respective overall tax credit objectives. In 1991, Series 5 and 14 jointly invested in a property called Glenhaven Park which defaulted on its mortgage loan due to poor market conditions. A portion of the property was transferred to the mortgage lender in lieu of foreclosure. In 2002, the amount of tax credits recaptured on an aggregate basis was $0.14 per certificate for Series 5 and $0.003 per certificate for Series 14. Both Series 5 and 14 have achieved their respective overall tax credit objectives. In 1990, Series 7 and 9 jointly invested in a property called New Holland which defaulted on its mortgage loan due to poor market conditions. The property was transferred to the designee of the mortgage lender in lieu of foreclosure. In 1999, the amount of tax credits recaptured on an aggregate basis was $0.38 per certificate for Series 7 and $0.08 per certificate for Series 9. Both Series 7 and 9 have achieved their respective overall tax credit objectives. In 1990, Series 10 invested in a property called 46 North Connecticut which defaulted on its mortgage loan due to poor market conditions. The property was transferred to the mortgage lender in lieu of foreclosure. In 1999, the amount of tax credits recaptured on an aggregate basis was $0.09 per certificate for Series 10. Series 10 has achieved its overall tax credit objectives. Lastly, in 1989 Series 3 invested in a property called Rainbow Housing that had some units which failed to comply with certain tax credit requirements. In 1999, the amount of tax credits recaptured on an aggregate basis was $0.09 per certificate. Series 3 has achieved its overall tax credit objectives.

Upon request, the most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings will be provided to investors at no charge and the exhibits to each such Form 10-K and Form 10-Q will be provided for a reasonable fee. Table VI, included as an exhibit to the Registration Statement of which this Prospectus forms a part, presents a more detailed description of certain of these properties. Boston Associates will provide Table VI to any prospective investor without fee upon request. Any investor or prospective investor may obtain a copy of the most recent Form 10-K, Form 10-Q or Table VI upon written request to Boston Capital Tax Credit Fund IV L.P. c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, MA 02108-4406, Attn: Richard J. DeAgazio.

                                    * * * * *

Since the inception of Boston Capital's predecessor in interest, affiliates of Boston Associates and their respective predecessors in interest have raised approximately $3.0 billion in real estate equity from approximately 80,000 investors to acquire interests in approximately 2,350 properties containing approximately 112,000 apartment units and 90 commercial buildings in 48 states, Puerto Rico, the Virgin Islands and Washington, D.C., representing more than $8.47 billion in total development and acquisition costs.

SEE "TABULAR INFORMATION CONCERNING CERTAIN PRIOR LIMITED PARTNERSHIPS," APPENDIX I, FOR DETAILED INFORMATION CONCERNING THE ABOVE LIMITED PARTNERSHIPS. THE INFORMATION SUMMARIZED IN THESE TABLES IS NOT NECESSARILY INDICATIVE OF THE RESULTS THAT BOSTON CAPITAL MAY EXPERIENCE. IT SHOULD NOT BE ASSUMED THAT INVESTORS WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PARTNERSHIPS. THE OPERATING HISTORY OF MANY OF THESE PRIOR PARTNERSHIPS IS BRIEF, AND TAX RETURNS AND FINANCIAL STATEMENTS FROM ONLY THE INITIAL YEARS OF SOME OF THESE LIMITED PARTNERSHIPS HAVE BEEN FILED.

                           DESCRIPTION OF CERTIFICATES

THE CERTIFICATES

Investors will invest in certificates, representing assignments of units of the beneficial interest of Boston Capital issued to BCTC IV Assignor Corp., a Delaware corporation (the "Assignor Limited Partner"). The Assignor Limited Partner was formed for the purpose of serving in that capacity for Boston Capital and will not engage in any other business. Investors will be entitled to all the rights and economic benefits of a limited partner of Boston Capital, including the rights to a percentage of Boston Capital's income, gain, credits, losses, deductions and distributions. No investor will be personally liable for the debts, liabilities, contracts or other obligations of Boston Capital. See "Summary of the Voting Rights Provisions of the Fund Agreement-Liability of Partners and Investors to Third Parties." Investors will be bound by the terms of the Fund Agreement of Limited Partnership. The Assignor Limited Partner agrees that on any matter calling for a vote of the limited partners, it will vote the assigned limited partnership interests only if and as directed by the investors.

Under the Fund Agreement, all of the ownership attributes of limited partnership interests held by the Assignor Limited Partner are assigned to investors, including the right to receive a percentage of Boston Capital's income, gain, credits, losses, deductions, and distributions, as well as the right to take certain actions without the approval of Boston Associates and the right to inspect Boston Capital's books and records. All rights accorded limited partners under the laws of the State of Delaware extend to the investors under the terms of the Fund Agreement subject to the limitations set forth under "Fiduciary Responsibility of Boston Associates." Investors of different series will participate in different pools of operating partnership interests. The rights and ownership attributes of investors in all series will be identical in all other respects, except with respect to voting rights and accounting matters applicable to any particular series.

TRANSFERS

We anticipate the certificates of each series to be transferable, subject to some restrictions, thirty days after the issuance of the final certificates with respect to the applicable series. To the extent that transfers are permitted, transferees of certificates will be recognized as investors on the first business day of the calendar month after which Boston Capital or its agent receives all necessary documentation with respect to the transfer.

Although we anticipate certificates to be issued in a form facilitating trading, there are currently limitations on the transferability of certificates necessitated by the tax credit recapture provisions in the tax code. See "Federal Income Tax Matters--Federal Housing Tax Credit." The certificates of all series may be listed on a national securities exchange or included for quotation on NASDAQ only if deemed by Boston Associates to be in the best interest of Boston Capital and the investors, which is not currently anticipated.

If, however, prior to permitting the free transferability of certificates, our interpretations of the tax code would indicate that free transferability would cause Boston Capital to be treated as a corporation for federal income tax purposes, transferability of certificates will be restricted. Even if certificates are made freely transferable, in order to avoid recapture of tax credits upon the transfer of certificates, no more than 50% of the certificates will be permitted to be transferred in any twelve-month period.

No certificates will be listed for trading until Counsel renders its opinion that it is substantially more likely than not that such listing will not cause Boston Capital to be treated as a corporation for federal income tax purposes. Should listing occur, Boston Associates has the authority to make cash and property distributions and adjust capital accounts in order to permit certificates to be economically equal for purposes of public trading. Furthermore, there is no assurance that exchange listing or inclusion on NASDAQ will be accomplished or will be deemed by Boston Associates to be in the best interest of Boston Capital or the investors. Accordingly, there is no assurance that the certificates will be freely transferable. Furthermore, even if trading is not restricted, there is no assurance that a public trading market will develop. See "Risk Factors--Transferability" and "--Certain Federal Income Tax Risks--Tax Treatment of Publicly Traded Partnerships."

To the extent that transfers of certificates are otherwise permitted, neither a transfer nor an assignment of certificates will be permitted if such transfer or assignment would be in violation of any applicable federal or state securities laws, including investor suitability requirements. We do not anticipate that the suitability requirements will be applicable in the event that the certificates are listed on a national securities exchange. Boston Associates will be required to determine that transferees meet the then-applicable investor suitability standards prior to permitting a transfer of certificates.

Boston Associates will stop or defer a transfer or assignment of certificates if it could result in the transfer of 50% or more of all limited partnership interests in Boston Capital within a twelve-month period, and Boston Associates believes that the resulting termination of Boston Capital for tax purposes would result in recapture of tax credits by some investors or would otherwise adversely affect the economic interests of the investors. In the event of a suspension, Boston Associates will notify the transferring or assigning investor and any deferred transfers or assignments will be effected, in chronological order to the extent practicable, as of the first day of the next succeeding period in which such transfers or assignments can be effected without either premature termination of Boston Capital for tax purposes or any adverse effects from such premature termination, as the case may be. In the event transfers or assignments are suspended for the foregoing reasons, Boston Associates will give notice of the suspension to investors as soon as practicable.

In its sole discretion, Boston Associates may at any time:

(1)  halt trading in certificates;

(2) fail to list and/or cause the delisting of certificates from public trading markets;

(3) cause each purchaser of certificates to be admitted to Boston Capital as a beneficiary;

(4)  require the investors to become limited partners (at no cost to investors);

(5)  restrict the circumstances under which certificates may be transferred;

(6) take such other action as it may deem necessary or appropriate, including making any amendments to the Fund Agreement, in order to preserve the tax status of Boston Capital as a partnership, prevent Boston Capital's termination for federal income tax purposes, prevent the recapture of tax credits, prevent federal income tax treatment of Boston Capital as an association taxable as a corporation, insure that investors will be treated as limited partners of Boston Capital for federal income tax purposes or qualify Boston Capital as a pass-through entity.

Investors who wish to exchange their certificates for limited partnership interests may do so after the termination of the applicable series offering period by (1) delivering such documents as may be required by Boston Associates; and (2) paying Boston Capital's expenses in accomplishing such exchange, currently estimated to be $500. Such exchange will not be effective until Boston Associates consents, which consent cannot be unreasonably withheld or delayed. A holder of limited partnership interests may not reconvert his limited partnership interests into certificates. Limited partnership interests will not be transferable except by operation of law or with the consent of Boston Associates, which may be withheld in its sole discretion. The limited partnership interests are not liquid and will not be listed on any national securities exchange and it is not anticipated that any trading market will exist for such limited partnership interests. Conversions of certificates into limited partnership interests shall be accomplished at such times as Boston Associates shall determine, but not less frequently than semiannually.

   SHARING ARRANGEMENTS: PROFITS, CREDITS, LOSSES, NET CASH FLOW AND RESIDUALS

Profits and losses are not the same as cash distributions. Profits and losses are determined for federal income tax purposes and include certain non-cash deductions allowable for federal income tax purposes such as depreciation. Accordingly, the Fund Agreement provides separately for allocations of profits and losses, net cash flow from operations, and sale or refinancing proceeds.

Allocations of profits, credits and losses and distributions of cash will be made on two separate levels. First, operating partnership allocations and distributions will be made between the applicable operating general partners and Boston Capital. Second, these allocations and distributions to Boston Capital will be further allocated and distributed by Boston Capital between Boston Associates and the investors.

The following discussion summarizes the provisions in the Fund Agreement and the expected provisions of the Operating Partnership Agreements for the allocations of profits, credits and losses and for the distribution of net cash flow, and liquidation, sale and refinancing proceeds. Investors' capital accounts will be reduced by all distributions made to them by Boston Capital. Accordingly, in order to assure proper treatment of the capital accounts, the capital account of each investor will be increased by the amount of all profits of Boston Capital, and will be reduced by the amount of all losses and certain credits of Boston Capital, in each case to the extent allocated to such investor.

Boston Capital will make the following allocations and distributions separately for each series of certificates:

FROM BOSTON CAPITAL TO THE INVESTORS

1. ANNUAL CASH PAYMENTS AND DISTRIBUTIONS FROM NORMAL OPERATIONS. Boston Capital will allocate or distribute to investors 99% of its net cash flow after it pays expenses, if any, to Boston Associates and its affiliates. These expenses include preparing tax returns, acquiring the property and paying the Fund Management Fee. Boston Associates will receive 1% of net cash flow after expenses are paid; provided, however, that investors have already received enough to meet the priority return. Before investors do receive the priority return, Boston Associates will receive some fees and compensation for services.

We do not anticipate that any significant amount of net cash flow will be distributed to the investors on an annual basis.

2. PROFITS, CREDITS AND LOSSES. Boston Capital will allocate or distribute to investors 99% of its profits, credits and losses from normal operations.

Gains and losses recognized by Boston Capital upon the sale, exchange or other disposition of all or substantially all of the property owned by an operating partnership or Boston Capital's interest in an operating partnership shall be allocated in the order as follows:

(1) gain will be allocated to the partners and investors and Boston Associates in the amount of their negative capital accounts;

(2) gain will be allocated to the investors in amounts equal to any unreturned capital contributions;

(3)  gain will be allocated 99% to the investors and 1% to Boston Associates.

Any losses will be allocated first to reduce any partners' or investors' positive capital accounts in proportion to their interest in Boston Capital; second in the amount of any unreturned capital contributions; and third, either to any partners who bear(s) the economic risk of any remaining losses, if any, or all in accordance with Boston Capital interests.

3. DISTRIBUTIONS OF LIQUIDATION, SALE OR REFINANCING PROCEEDS. If there is a sale or refinancing of an apartment complex or the sale of Boston Capital's interest in an operating partnership, Boston Capital will use the proceeds in the following order:

(1)  pay all of its third party debts and liabilities;

(2)  establish any necessary reserves;

(3)  repay any loans to Boston Associates or its affiliates;

(4) distribute any unreturned capital contributions to the partners and investors;

(5) distribute 95% of the proceeds to investors and 5% to Boston Associates; provided that Boston Associates' distribution will be subordinated to the achievement of the priority return to investors.

Before investors do receive the priority return, Boston Associates will receive some fees and compensation for services.

FROM THE OPERATING PARTNERSHIPS TO BOSTON CAPITAL

1. ANNUAL CASH PAYMENTS AND DISTRIBUTIONS FROM OPERATIONS. We anticipate to make payments and distributions annually from the net cash flow of each operating partnership as follows, if and to the extent available and subject to the restrictions which may be imposed by the permanent mortgage loan documents and by a Regulatory Agreement. After the payment of the reporting fee, repayment of any subordinated loans and payment of any operating partnership management fees, the balance will be distributed to the partners in accordance with their interests in the operating partnership, anticipated to be from 10% to 99% to Boston Capital.

Boston Capital's actual percentage share of net cash flow, as well as sale or refinancing proceeds, is determined during negotiations with each operating general partner. Subject to the tax code's requirement that Boston Capital receive at least 10% of the distributions available in net cash flow and sale or refinancing proceeds, Boston Capital can share distributions in such a manner as to achieve desired economic outcomes. For example, in markets where the operating general partner has more financial leverage, it may obtain a higher share of distributions. Boston Capital evaluates these sharing arrangements with an overall objective to maximize the investors' returns.

We do not anticipate that any significant amount of cash distributions will be made to us on an annual basis.

2. PROFITS, CREDITS AND LOSSES. The profits, credits and losses from normal operations are anticipated to be allocated 90%-99% to Boston Capital and 1%-10% to the operating general partner(s).

Gains and losses recognized by the operating partnership upon the sale, exchange or other disposition of all or substantially all of its property are anticipated to be allocated in the order as follows:

(1) gain will be allocated to the partners in the amount of their negative capital accounts;

(2) gain will be allocated to the partners in amounts equal to their unreturned capital contributions;

(3) gain will be allocated in accordance with the provisions of each Operating Partnership Agreement, which is anticipated to result in an allocation to Boston Capital of between 50% and 95%.

Any losses will be allocated first to reduce any partners' positive capital accounts in proportion to their interests in the operating partnership, second in the amount of any unreturned capital contributions, and third, either to any partners who bear the economic risk of such losses, if any, or all in accordance with the partners' interests in the operating partnership.

3. DISTRIBUTIONS OF LIQUIDATION, SALE OR REFINANCING PROCEEDS.

Liquidation, sale or refinancing proceeds realized by any operating partnership on the sale of the applicable apartment complex or the refinancing of the applicable permanent mortgage loan are anticipated to be applied and/or distributed in the order as follows:

(1) payment of all third-party debts and liabilities of the operating partnership will be paid;

(2)  establishment of any necessary reserves;

(3) payment of any unpaid debts and liabilities owed to the partners of the operating partnership of any affiliates, including payment of any Sales Preparation Fee and repayment of any loans, excluding any working capital loans attributable to operating partnerships with RHS financing;

(4) in some circumstances, distribution of any unreturned capital contributions to the partners, with a minimum of 5% of any proceeds going to the operating general partner(s) in operating partnerships receiving RHS financing;

(5) distribution of the remainder, if any, in accordance with the terms of the Operating Partnership Agreement, between 20% and 95% anticipated to go to Boston Capital.

There can be no assurance that there will be any liquidation, sale or refinancing proceeds with respect to any apartment complex available for distribution to the partnership.

AUTHORITY OF THE BOSTON ASSOCIATES TO VARY ALLOCATIONS TO PRESERVE AND PROTECT PARTNERS' AND INVESTORS' INTENT

In order to preserve and protect the determinations and allocations provided for in the Fund Agreement, Boston Associates is authorized and directed to allocate income, gain, loss, deduction, or credit arising in any year differently from otherwise provided for in the Fund Agreement to the extent that allocating income, such items in the manner provided for in the Fund Agreement, in the judgment of the tax advisors to Boston Capital, would cause the determinations and allocations of each partner's and investors' distributive share of such items not to be permitted by Section 704(b) of the tax code and its Treasury Regulations. No amendment of the Fund Agreement or approval of any partner or investor shall be required in connection with any such new allocation. See "Federal Income Tax Matters--Fund Allocations and Distributions." An operating general partner of each operating partnership will have authority identical to that described above.

ALLOCATIONS OF PROFITS, CREDITS AND LOSSES AND CASH DISTRIBUTIONS PENDING FINAL ISSUANCE OF CERTIFICATES

In the event that there is more than one date of issuance of certificates (an "investment date"), any cash available for distribution, and all profits, credits and losses allocable to the investors as a class for the period commencing with the first day following the previous investment date and ending on the last day preceding the next succeeding investment date shall be distributed or allocated solely to those persons who held certificates as of or prior to the investment date occurring within such period, on the basis of an interim closing of Boston Capital's books on such dates.

Profits, credits and losses will be allocated each month to the holder of record of a certificate as of the last day of such month. Allocation of profits, credits and losses among investors will be made in proportion to the number of certificates held by each investor.

Any distributions of net cash flow or liquidation, sale or refinancing proceeds will be made within 180 days of the end of the annual period to which they relate. Distributions will be made to the holders of record of a certificate as of the last day of each month in the ratio which the certificates held by such person on the last day of the calendar month bears to the aggregate number of certificates outstanding on the last day of the month.

                           FEDERAL INCOME TAX MATTERS

GENERAL CONSIDERATIONS

The following discussion is solely a discussion of the material federal tax aspects of an investment in certificates by an investor, and is not a comprehensive treatment of all tax considerations affecting an investment in Boston Capital. In addition, although this discussion addresses issues with respect to which Boston Capital has obtained, and expects to obtain in connection with each investment date, an opinion of Counsel, it also discusses certain matters for information purposes only and other matters with respect to which Counsel does not or cannot opine. Boston Capital does not anticipate requesting a ruling from the IRS confirming any opinion of Counsel or with respect to any aspect of this offering, and Counsel's opinion is not binding on the IRS or on any court.

The following statements, together with the opinions of Counsel referred to below, are based upon the provisions of the tax code, existing and proposed regulations thereunder, current administrative rulings, and court decisions. However, no assurance can be given that legislative or administrative changes or future court decisions may not significantly modify the statements or opinions expressed here. Any changes may or may not be retroactive with respect to transactions prior to the effective date of the changes. In particular, as a result of the 1986 Tax Act, which significantly revised federal income tax law, the Treasury Department has been given broad authority to promulgate regulations implementing the provisions of the tax code and subsequent amendments thereof.

Although Boston Capital will be guided by competent tax advisors, uncertainty exists concerning certain tax aspects of the transactions being undertaken by Boston Capital. The IRS has announced, and is implementing, policies and procedures for the audit of tax shelter programs pursuant to which there is a significant possibility that partnerships such as Boston Capital and/or the operating partnerships, will be audited. Some of the tax positions being taken by Boston Capital and/or the operating partnerships may be challenged by the IRS, and there is no assurance that any chal-

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lenge will not be successful. Thus, there can be no assurance that all of the anticipated tax benefits of a purchase of certificates will be realized.

Counsel's overall evaluation regarding the availability to an investor of the material tax benefits from an investment in Boston Capital, in the aggregate, begins on page 158.

The tax consequences of an investment in certificates will depend upon an investor's own personal tax and financial situation; therefore, each investor is urged to consult his own tax advisor with respect to the federal and state tax consequences arising from the purchase of certificates.

BRIEF OVERVIEW OF FEDERAL INCOME TAX CONSIDERATIONS

This section briefly summarizes certain of the federal income tax considerations associated with an investment in Boston Capital. Investors should read the sections that follow this "Brief Overview of Federal Income Tax Considerations" for a more detailed discussion of these federal income tax considerations.

OPINIONS OF COUNSEL. Many tax issues involve rapidly evolving areas of the law and are not free from doubt. In addition, many tax issues involve factual issues that will depend on the individual circumstances present at the time an event occurs and therefore cannot be opined upon at this time. See "Opinions of Counsel" below for a more complete discussion of these issues.

CLASSIFICATION AS A PARTNERSHIP. The ability of Boston Capital and the operating partnerships to pass through all income, credits, losses and deductions to the investors is dependent upon their classification as partnerships for tax purposes. Boston Capital does not plan to apply for a ruling from the IRS as to its status or the status of the operating partnerships as partnerships for federal income tax purposes, although Boston Capital will receive an opinion from Counsel that Boston Capital will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes. Prior to investing in any operating partnership, Boston Capital will obtain an opinion of Counsel that the operating partnership will be classified as a partnership for tax purposes. However, these opinions are based on various assumptions and representations and will not be binding on the IRS or the courts. If Boston Capital were determined to be a corporation for tax purposes, Boston Capital would be taxed on its earnings at corporate rates and any distributions to the investors would be treated as corporate distributions, which would be taxable as dividends to the extent of the earnings and profits of Boston Capital, and most importantly, the tax credits could not be passed through at that level. If the operating partnerships are treated as corporations for federal income tax purposes, similar consequences would follow on the operating partnership level. See "Classification as a Partnership" below for a more complete discussion of these items.

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INVESTMENTS IN OPERATING PARTNERSHIPS. The availability to prospective investors of the tax benefits that are anticipated to be derived from a purchase of certificates is dependent, in the first instance, on the following general principles of partnership taxation:

1. Each of the operating partnerships must be classified as a partnership for federal income tax purposes.

2. The allocation of the items of income, gain, tax credits, loss and deduction to Boston Capital by each operating partnership must have substantial economic effect or otherwise be in accordance with Boston Capital's interest in such operating partnership.

3. Boston Capital's tax basis in each of the operating partnerships must exceed the amount of losses allocated and cash distributed to Boston Capital from that operating partnership.

4. Boston Capital's amount at-risk in each of the operating partnerships must exceed the amount of losses allocated and cash distributed to Boston Capital from that operating partnership.

5. Boston Capital's amount at-risk with respect to expenditures of each operating partnership that qualify for tax credits must equal or exceed the amount of those expenditures allocated to Boston Capital. See "Classification as a Partnership," "Calculation of Investor's Basis in the Certificates," "Allocation of Profits, Credits, Losses and Other Items in Accordance with the Fund Agreements," and "At-Risk Limitation on Credits and Losses" below for a more complete discussion of these issues.

TAX TREATMENT OF ELECTING LARGE PARTNERSHIPS. The 1997 Taxpayer Relief Act made certain changes in the reporting requirements of partnerships with more than 100 partners which elect to be "large partnerships."

For example, limitations have been placed on miscellaneous itemized deductions which may be taken. The 1997 Taxpayer Relief Act provides that 70% of miscellaneous itemized deductions are disallowed at the partnership level, thereby reducing the benefit of those deductions. Boston Capital does not presently intend to elect to be a "large partnership" subject to these new requirements.

LIMITATIONS ON USE OF CREDITS AND LOSSES. Several rules exist that may limit the ability of an investor to deduct his or her share of Boston Capital's deductions and losses and use Boston Capital's tax credits. These limitations are:

(a) Passive Activity Loss and Credit Limitation. The tax code divides income and losses into three categories-active, passive, and portfolio, and divides tax credits into two categories--active and passive. Except to the extent of the exception described below, passive losses and credits can be applied to offset a taxpayer's tax liability attributed to passive income, but cannot be

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used to offset other types of income. These passive loss and credit limitations apply to taxpayers who are individuals, personal service corporations, estates and trusts. Regular "C" corporations which are not personal service corporations are not subject to these rules, although closely held corporations--defined as a corporation in which 50% or more of the stock is held, directly or indirectly, by five or fewer individuals--may use passive losses and credits to offset active trade or business income and tax liability resulting therefrom, but may not use passive losses and tax credits to offset portfolio income or tax liability resulting therefrom.

There is an exception to these passive activity rules which provides that tax credits will be eligible to offset the amount of tax liability attributable to up to $25,000 of non-passive income if the taxpayer is an individual, subject to certain specific additional limitations, relating to the alternative minimum tax and the rules governing general business credits. For example, this $25,000 allowance permits the use of $8,750, $8,250, or $7,000 of tax credits per year for individuals with at least $25,000 of income in the 35%, 33% or 28% marginal tax bracket, respectively. Taxpayers with income subject to tax at lower rates can use lesser amounts of tax credits in each case subject to the specific additional limitations referred to above. For example, an individual taxpayer with a full $25,000 of income in the 25% marginal tax bracket could use $6,250 of tax credits per year, and an individual taxpayer with $25,000 of income taxable at the minimum 15% rate would be able to use $3,750 of tax credits to offset that tax liability assuming he meets the other suitability requirements. See "Federal Income Tax Matters--Tax Rates."

Boston Capital is expected to be treated as a passive activity and therefore, the profits and losses (other than the portfolio income) and tax credits will be treated as derived from a passive activity. Counsel has rendered no opinion regarding the manner in which the limitations on losses and credits from passive activities will apply to any particular investor, because these limitations are applied to the particular investor rather than at the Boston Capital level and will depend on the particular circumstances of each investor. Each investor is strongly advised to consult his or her own tax advisor regarding the effect on such investor of the limitation on the allowance of passive losses and credits. See "Passive Loss and Tax Credit Limitations" below for a more complete discussion of these issues.

(b) Basis Limitation. For each year, an investor may only take deductions and losses from his or her taxable income to the extent those deductions and losses do not exceed that investor's basis in his or her certificates at the end of the year. An investor's tax basis for his or her certificates generally will be equal to the capital contribution made plus his or her share of Boston Capital's nonrecourse liabilities to the extent that they do not exceed the fair market value of the assets subject thereto. Each year, such

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tax basis will be increased by the amount of profits allocated, and decreased by the amount of losses allocated, to the investor, and decreased by the amount of cash distributed to him or her. In addition, increases or decreases in an investor's share of nonrecourse debt will result in corresponding increases or decreases in the investor's tax basis. An investor may carry forward any disallowed deductions and losses and deduct them in later years when the investor's basis has increased (subject to application of the other limitations). It is anticipated that each investor will have sufficient basis to claim all of Boston Capital's deductions and losses. See "Calculation of Investor's Basis in Certificates" below for a more complete discussion of these issues.

(c) At-Risk Limitation. For each year, an investor who is an individual or a closely held corporation may not deduct from taxable income his or her share of Boston Capital's deductions and losses to the extent they exceed the investor's at-risk amount at the end of the year. An investor will generally have an initial at-risk amount equal to the purchase price of the certificates. This initial at-risk amount will increase by (1) such investor's share of Boston Capital's income and gains and (2) increases in such investor's share of qualified nonrecourse debt and will decrease by (1) such investor's share of Boston Capital's deductions and losses, (2) the amount of cash and other distributions made to such investor and (3) decreases in such investor's share of qualified nonrecourse debt. The utilization of tax credits by an investor who is an individual or a closely held corporation will also be subject to at-risk limitations which provide that, in order to fully utilize the tax credits, the investor must be at-risk with respect to the tax credit property.

Based upon Boston Capital's anticipated investments, the at-risk rules should not limit the deductions or federal housing tax credit available to investors. See "At-Risk Limitation on Credits and Losses" below for a more complete discussion of these issues.

ALLOCATION OF FUND INCOME, GAIN, CREDITS AND LOSS. Allocations of a partnership's income, gain, credits, loss or deduction under a partnership agreement will be given effect for federal income tax purposes if the allocations have "substantial economic effect" or are otherwise in accordance with the partner's interest in the partnership, taking into account all facts and circumstances. It is the opinion of Counsel that substantially all of Boston Capital's allocations will be respected for tax purposes. Boston Capital will not invest in an operating partnership without obtaining an opinion of Counsel that substantially all of the allocations under such Operating Partnership Agreement will be respected for tax purposes. There can be no assurance, however, that the IRS will not successfully challenge the allocations of profits and losses or tax credits under the Fund Agreement or any Operating Partnership Agreement.

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DEPRECIATION. In determining profits and losses for tax purposes, a partnership's income for any year is reduced by deductions representing depreciation of the partnership's assets. While deductions will be made on a property-by-property basis, Boston Capital generally expects to claim straight line depreciation over 27.5 or 40 years with regard to all depreciable real property owned by the operating partnerships.

HISTORIC TAX CREDIT AND ITS RECAPTURE. In addition to the federal housing tax credit, the historic tax credit generally is available for certain rehabilitation expenditures incurred in improving certified historic structures and certain other buildings originally placed in service before 1936. If an expenditure is a qualified rehabilitation expenditure on a certified historic structure, the taxpayer is entitled to a credit equal to 20% of the expenditure against his or her income tax liability for that year.

Boston Capital may invest in operating partnerships that incur rehabilitation expenditures that will qualify for such historic tax credit, which would then be available to investors to reduce their federal income taxes, but the ability of an investor to utilize such credits may be restricted by the passive loss and credit limitation rules.

Any historic tax credit taken for qualified rehabilitation expenditures is subject to recapture in the event of early disposition of the property within five years from the date it is placed in service. See "Historic Tax Credit" and "Recapture of Tax Credits" below for a more complete discussion of these issues.

TAX TREATMENT OF CERTAIN PARTNERSHIP EXPENSES. Boston Capital and each operating partnership may incur costs for which there is a conflict of authority regarding deductibility or the timing of deductibility and there is no assurance that the IRS will not challenge certain claimed deductions. The tax treatment of these items depends, to a significant extent, upon factual issues as the exact type and description of the services to be provided, whether in fact the payments are made as compensation for such services or whether such payments are actually cash distributions or syndication fees, whether the services provided are ordinary and necessary to the business of the partnership in question, and whether the amounts of the payments are reasonable. Since these issues vary on a case by case basis, Counsel cannot render an opinion on these issues. See "Certain Fees and Expenses" below for a more complete discussion of these issues.

SALES OR DISPOSITION OF OPERATING PARTNERSHIP PROPERTY. Each operating partnership's gain on a sale of property will be measured by the difference between the sale proceeds (including the amount of any indebtedness to which the property is subject) and the adjusted basis of the property. Consequently, the amount of tax payable by an investor on his or her share of

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Boston Capital's allocable share of such gain may in some cases exceed his or her share of the cash proceeds therefrom.

Where a taxpayer disposes of his or her entire interest in a passive activity in a transaction in which all of the gain or loss realized on such disposition is recognized, any loss from that activity that was disallowed by the passive loss rules will cease to be treated as a passive loss and any loss on such disposition will not be treated as arising from a passive activity. Depending upon the circumstances, the disposition of a property by an operating partnership may be subject to these rules. See "Sales or Other Disposition of an Apartment Complex and Interest in Operating Partnerships" below for a more detailed discussion of these issues.

SALES OR DISPOSITION OF CERTIFICATES. Any gain realized on a sale of certificates by an investor who is not a "dealer" in the certificates or other similar securities generally will be a capital gain. In determining the amount received upon the sale or exchange of a certificate, an investor must include, among other things, his or her allocable share of Boston Capital's allocable share of each operating partnership's nonrecourse indebtedness.

Where a taxpayer disposes of his or her entire interest in a passive activity in a transaction in which all of the gain or loss realized on such disposition is recognized, any loss from that activity that was disallowed by the passive loss rules will cease to be treated as a passive loss and any loss on such disposition will not be treated as arising from a passive activity. Depending upon the circumstances, the disposition by an investor of his or her certificates may result in the application of this rule. See "Sale or Disposition of Certificates" for a more complete discussion of these issues.

TRANSFERABILITY--TERMINATION OF BOSTON CAPITAL. The tax code provides that if 50% or more of the capital and profit interests in a partnership are sold or exchanged within a single twelve-month period, such partnership generally will terminate for federal income tax purposes. Consequently, under the Fund Agreement, 50% or more of the certificates may not be sold or exchanged within a single twelve-month period.

TAX RATES AND CAPITAL GAINS. The maximum individual tax rate is now 35% for ordinary income. In addition, capital gains income is generally subject to a maximum marginal tax rate of 15%. However, with regard to the sale or exchange of real property, capital gains which represents the recapture of depreciation taken on such property will be taxed at a maximum rate of 25%.

The maximum corporate tax rate is 35%, which commences at a taxable income of over $10 million, income up to $10 million is taxed at 34%; income up to $50,000 is taxed at 15% and income between $50,000 and $75,000 is taxed at 25%, with the benefits of these graduated rates phased out beginning at $100,000.

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ALTERNATIVE MINIMUM TAX. Noncorporate and corporate taxpayers, except for certain qualifying small corporations, are subject to an alternative minimum tax. Tax credits cannot be used to offset alternative minimum tax liability. Tax credits which cannot be used because of the alternative minimum tax restrictions, may be carried back one year or forward twenty years, with certain restrictions. See "Certain Other Tax Considerations--Alternative Minimum Tax" below for a more complete discussion.

TAX RETURNS AND TAX INFORMATION. Although partnerships are not subject to federal income taxation, they must file annual partnership income tax returns. For each taxable year, each investor must report on his or her federal income tax return his or her share of Boston Capital's income, gains, losses, deductions and credits, regardless of whether he or she has received any cash distributions from Boston Capital. The IRS is paying increased attention to the proper application of the tax laws to limited partnerships whose interests are sold to a large number of investors. As a consequence, IRS audits of Boston Capital's tax information returns are likely. Investors should note that a federal income tax audit of Boston Capital's tax information returns may result in an audit of the returns of some or all of the investors.

TAX SHELTER REGISTRATION. The tax code includes two special provisions with respect to tax shelters. First, it requires the promoters of tax shelters to maintain lists of investors and to make such lists available to the IRS. Second, it requires that the tax shelter register with and furnish certain information to the IRS. Boston Capital will be treated as a tax shelter for purposes of these requirements.

CHANGES IN TAX LAW. There may be changes to the tax code in future years (including amendments having a retroactive effect) which could adversely affect an investment in Boston Capital.

                               OPINIONS OF COUNSEL

Counsel is of the opinion that, to the extent that the summary of federal income tax consequences to the investors set forth in this "Federal Income Tax Matters" section and under the headings "Risk Factors--Federal Income Tax Risks" and "Government Assistance Programs--Low Income Housing Tax Credit" involves matters of law, such statements are accurate in all material respects under the tax code, regulations and existing interpretations thereof and address fairly the principal aspects of each material federal income tax issue relating to an investment in Boston Capital. Based on the assumptions and representations described herein, Counsel is of the opinion that for federal income tax purposes: (1) Boston Capital will be classified as a partnership and not as an association taxable as a corporation; (2) Boston Capital will not be treated as a publicly traded partnership for purposes of Section 7704 or Section 469(k) of the tax

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code; (3) each investor will be permitted to include in his or her tax basis his or her share of the non-recourse liabilities of Boston Capital, including Boston Capital's share of such liabilities of each operating partnership; (4) the profits and losses and tax credits will be allocated among the investors substantially in accordance with the Fund Agreement; and (5) the profits and losses (other than the portion thereof classified as portfolio income) and tax credits of Boston Capital will be treated as derived from a passive activity.

Boston Capital has not yet identified any particular investment in an operating partnership, however, and the tax benefits available to investors necessarily will depend in large part upon the characteristics of the particular investments acquired. Prior to investing in any operating partnership, Boston Capital will obtain an opinion of Counsel, which may be based on assumptions and on representations from Boston Associates and the general partners of that operating partnership, and on certain opinions of counsel to that operating partnership, substantially to the effect that for federal income tax purposes
(1) the operating partnership will be classified as a partnership and not as an association taxable as a corporation; (2) the operating partnership will be the owner of the relevant apartment complex; (3) the profits and losses and tax credits of the operating partnership will be allocated to the Partnership substantially in accordance with the Operating Partnership Agreements; (4) for purposes of determining its tax basis and amount at-risk for the operating partnership, Boston Capital will be permitted to take into account its properly allocable share of such operating partnership's nonrecourse liabilities; and
(5) assuming (a) that the apartment complex owned by the operating partnership satisfies the income and rent restrictions applicable to apartment complexes generating federal housing tax credits, (b) that the apartment complex receives its State Designation and (c) that the apartment complex continues to comply with the income and rent restrictions, that an investor will be entitled to his or her share (based on his or her interest in the losses of Boston Capital) of Boston Capital's share (based on Boston Capital's interest in losses of the operating partnership) of federal housing tax credits generated by an apartment complex. No investment in any operating partnership will be made unless the opinion of Counsel referred to in this paragraph is obtained. See "Investment Objectives and Acquisition Policies--Acquisition Policies."

However, no legal opinion has been obtained, and it is not anticipated that an opinion will be obtained in connection with an investment in an operating partnership, regarding determinations, the correctness of which depends in significant part on future factual circumstances, as to matters peculiar to certain investors or as to matters on which opinions are not customarily obtained. Such determinations may include (1) the allocation of basis among various components of a property, particularly as between

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buildings, the cost of which is depreciable, and the underlying land, the cost of which is not depreciable; (2) the characterization of various expenses and payments made to or by Boston Capital or an operating partnership (for example, the extent to which such payments represent deductible fees or interest); (3) the portion of the cost of any apartment complex that qualifies for the tax credits, including the federal housing tax credit or the historic tax credit; and (4) the application to any specific investor of the limitation on the availability of passive activity losses and credits. There can be no assurance, therefore, that some of the deductions to be claimed by Boston Capital or the allocation of items of income, gain, credits, loss and deduction among the investors, will not be challenged by the IRS and that such challenge will not be sustained by the courts. Such challenge, if successful, could have a detrimental effect on the ability of Boston Capital to realize its investment objectives. See also "Risk Factors--Tax Risks Associated with Boston Capital's Investments."

                                    TAX RATES

Effective in 2003, there wil be six marginal tax rates for individual taxpayers, namely, 10%, 15%, 25%, 28%, 33%, and 35%. The 10% marginal tax rate applies to the first $12,000 of taxable income for a joint return and the first $6,000 in taxable income for a single person's return. The 15% marginal tax rate applies to taxable income between $12,000 and $57,850 for a joint return and taxable income between $6,000 and $30,950 for a single person's return. The current 25% marginal tax rate applies to taxable income between $59,250 and $128,000 for a joint return and taxable income between $31,700 and $76,800 for a single return. From that point taxable income is taxed at the current 28% marginal tax rate up to $195,050 and $160,250 for joint and single returns. Then the current 33% marginal tax rate applies until $348,350 in both joint and single returns. Any taxable income over $348,350 is currently taxed at the 35% marginal tax rate. Capital gains income is generally subject to a maximum marginal tax rate of 15% for individuals. However, with regard to the sale or exchange of real property, capital gains which represents the recapture of depreciation taken on such property will be taxed at a maximum rate of 25%.

The tax code provides for a graduated corporate tax rate. For corporations, taxable income up to $50,000 will be taxed at 15%, taxable income over $50,000 but not over $75,000 will be taxed at 25%, taxable income over $75,000 will be taxed at 34%, and taxable income over $10 million will be taxed at 35%. The benefit of the graduated rates is gradually phased out for corporations with more than $100,000 of taxable income. If for any year a corporation is subject to tax at rates in excess of 35%, any net capital gain recognized by the corporation in that year is taxed at 35%, and the remainder of the income is taxed at the higher rate.

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                         CLASSIFICATION AS A PARTNERSHIP

The availability of any tax benefits to an investor is dependent upon the classification of Boston Capital and the operating partnerships as partnerships, rather than as associations taxable as corporations, for federal income tax purposes.

Boston Capital does not intend to request a ruling from the IRS that it will be classified as a partnership for federal income tax purposes. Counsel has rendered, and in connection with each investment date, will render its opinion that Boston Capital will be classified as a partnership for federal income tax purposes. In addition, Boston Capital will require, in connection with its acquisition of interests in any operating partnership, that Counsel render an opinion to the effect that the operating partnership will be classified as a partnership for federal income tax purposes. Boston Associates and Counsel are aware that the IRS would not issue an advance ruling to Boston Capital or the operating partnerships with respect to their classification as partnerships for federal income tax purposes because, pursuant to its published procedures, the IRS will not issue such an advance ruling where the general partners of a partnership are not obligated to restore deficits in their capital accounts to the extent of 1% of the capital contributions to such partnership of all limited partners.

The IRS has recently published new regulations that remove some of the uncertainty regarding whether an entity will be classified as a partnership. These new regulations provide that entities that are not required to be treated as corporations may now elect their tax classification. For domestic entities, a newly created entity with at least two members will automatically be treated as a partnership, unless it elects to be treated otherwise. Neither Boston Capital nor the operating partnerships will make such an election.

If the IRS were to challenge the classification of Boston Capital or any of the operating partnerships as partnerships, Counsel is of the opinion that such challenge would be unsuccessful. If, however, an IRS challenge were successful, or if there is a material change in the law or the circumstances surrounding Boston Capital or any of the operating partnerships, Boston Capital or any of the affected operating partnership(s), might be treated as associations taxable as corporations. In such event, the income of each such entity would be taxable directly to such entity and any distributions to its partners would be treated as dividends to the extent of current and accumulated earnings and profits of the partnership. Moreover, tax credits and partnership losses (which include depreciation) would then be reflected only on the partnership's tax return, rather than being passed through to investors. This would eliminate substantially all of the tax benefits of a purchase of certificates. Furthermore, such change in the tax status of Boston Capital and/or any of the operating partnerships could create tax liability for an investor.

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The 1987 Tax Act enacted new tax code Section 7704, which provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. A publicly traded partnership is a partnership in which interests are traded on a securities exchange or on a secondary market or the substantial equivalent thereof. The Report of the Senate-House Conference Committee accompanying the 1987 Tax Act indicates that if interests in a partnership are readily tradable, then even in the absence of any established market, if trading in such interests occurs, interests in the partnership may be treated as publicly traded. IRS regulations and a notice from the IRS (Advance Notice
88-75) provide guidance on the types of transfers that will result in a partnership being deemed to be publicly traded. A partnership which is publicly traded will not be treated as a corporation if at least 90% of its gross income consists of qualifying "passive-type" income. This income includes interest, dividends, rents from real property and gain from the sale of real property. Boston Associates has represented that at least 90% of Boston Capital's gross income will consist of qualifying "passive-type" income.

It is the opinion of Counsel that, if the foregoing representation is correct, Boston Capital will not be treated as a corporation pursuant to Section 7704 of the tax code for federal income tax purposes. There is limited guidance available for interpreting this provision of the 1987 Tax Act, however, and no assurance can be given that the IRS will concur with this view. In the event this passive income exception were not to apply to Boston Capital, Boston Capital could be taxable as a corporation if it did not meet one of the "safe harbors" in the above-referenced IRS regulations and notice. If in the future Boston Capital becomes taxable as a corporation, under the Fund Agreement, Boston Associates may take any and all such actions it may deem necessary or appropriate to qualify Boston Capital (or a successor entity) for taxation as a pass-through entity. Such action may include, but shall not be limited to, amending the Fund Agreement, reorganizing Boston Capital into some other form of pass-through entity, or imposing restrictions on the transferability of certificates. Some forms of reorganization may cause Boston Capital (and therefore investors) to recognize the appreciation in Boston Capital's assets as taxable income. Boston Associates is required to effectuate any such qualification, amendment or reorganization so that, to the extent possible and legally permissible under the circumstances, the respective interests of the investors and Boston Associates in the assets and income of Boston Capital (or successor entity), immediately following such qualification, amendment or reorganization, are substantially equivalent to such interests immediately prior thereto.

            CLASSIFICATION OF INVESTORS AS PARTNERS FOR TAX PURPOSES

The availability of any tax benefits to an investor is also dependent on the investor being treated as a limited partner of Boston Capital for federal

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income tax purposes. Under Delaware law, investors will not be partners of
Boston Capital. Rather, investors will hold an assignment from the Assignor Limited Partner of an interest in the Assignor Limited Partner's limited partnership interest in Boston Capital. Counsel is of the opinion, however, that investors will be treated as partners of Boston Capital for federal income tax purposes, and that their payments for certificates will be treated as direct capital contributions to Boston Capital in exchange for such certificates. If investors were not considered to be partners of Boston Capital for federal income tax purposes, ownership of certificates might be treated as the ownership of an equity interest in the Assignor Limited Partner or the ownership of some other contractual right against the Assignor Limited Partner, in which case none of the profits, credits and losses of Boston Capital would be passed through to them directly from Boston Capital. Such treatment might cause Boston Capital's distributions to be included in the gross income of investors for federal income tax purposes.

                       FUND ALLOCATIONS AND DISTRIBUTIONS

(1) GENERAL. No federal income tax is paid by a partnership. Boston Capital will file an information return with the IRS, however, and each investor is required to report on his own federal income tax return his allocable share of the income, gains, credits, losses and deductions of Boston Capital, whether or not any cash distribution was made to such investor during such taxable year.

A partner is permitted to offset his allocable share of partnership losses in any taxable year against his income from other sources, but only to the extent of his adjusted basis for his interest in Boston Capital at the end of the partnership year in which such losses occur. Any excess of such losses over such adjusted basis may be deducted by a partner in subsequent tax years to the extent that such partner's adjusted tax basis at the end of any such year exceeds zero before reduction by such loss in such year.

The Operating Partnerships are expected to incur certain tax credits and losses. Counsel has advised Boston Capital that an investor may report on his federal income tax return his allocable share, as finally determined for federal income tax purposes, of Boston Capital's share of such credits and losses incurred by each of the operating partnerships. However, an opinion of counsel is not binding on the IRS, and Boston Capital has not requested and will not receive an advance ruling concerning whether such "pass-through" of profits, credits and losses will be recognized for tax purposes. Were such "pass-through" to be denied, the tax benefits of a purchase of certificates would be very substantially reduced.

In general, each investor must treat Boston Capital items on his return consistently with the treatment of those items on Boston Capital's return. The tax code imposes restrictions on the ability of individual taxpayers,

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personal service corporations, estates and trusts to use credits and losses from interests in activities in which the taxpayer does not materially participate ("passive activities"), such as limited partnership interests; such restrictions will apply to certificates. With exceptions for special provisions applicable to tax credits, such taxpayers can only use such credits and losses from such passive activities to offset income or tax liability from passive activities, and may not use such losses to offset active income or portfolio income (e.g. interest, dividends, royalties).

These rules do not apply to most C Corporations. Such corporations may use losses from passive activities to offset any form of income. C Corporations that are closely held are subject to limited passive loss restrictions. Such corporations may use passive losses to offset active income or tax liability, but not portfolio income or tax liability. See "Passive Loss and Credit Limitations" below in this section.

(2) CALCULATION OF INVESTOR'S BASIS IN HIS CERTIFICATES. Subject to the at-risk rules discussed below, a partner's tax basis for his interest in a limited partnership includes principally the amount of money he contributes to such partnership, his allocable share of the partnership's recourse liabilities to the extent that he bears the economic risk of loss for such liability, and his allocable share of liabilities as to which neither the partnership nor any partner nor any person related to any partner is personally liable ("nonrecourse liabilities"), to the extent such liabilities (including interest that accrues with respect thereto and effectively is added to principal) do not exceed the fair market value of the property securing such liabilities. A partner's tax basis is increased by his allocable share of any partnership income, and it is decreased (but not below zero) by: (1) distributions received by him from the partnership (including for this purpose his allocable share of a decrease in nonrecourse liabilities), (2) his allocable share of partnership losses and (3) his allocable share of the partnership's share of any reduction in the basis of an apartment complex attributable to historic tax credits. However, no reduction in a partner's tax basis is required as a result of the allocation of federal housing tax credits.

Boston Capital will not itself directly own the apartment complexes but is to be a limited partner in the operating partnerships which own the apartment complexes. Counsel will render its opinion to Boston Capital that the tax basis of each investor will include his allocable share of Boston Capital's share of any mortgage and other indebtedness incurred by the operating partnerships, provided that neither the operating partnerships nor any partner therein has personal liability with respect to such indebtedness. In giving its opinion, Counsel will be relying, in part, on a published Revenue Ruling of the IRS. However, Boston Capital does not intend to request an IRS advance ruling with respect to this issue, and such opinion of Counsel is not binding on the IRS.

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In certain circumstances, all or a portion of the debt incurred by an operating partnership may be guaranteed by an operating general partner or a person related to an operating general partner. This would result in all or portion of such debt being treated as recourse debt. Boston Capital, and thus the investors, would not be able to include any such guaranteed portion of such debt in basis. See "Allocation of Profits, Credits, Losses and Other Items in Accordance with the Fund Agreements."

Boston Capital will require, in connection with its acquisition of an interest in any operating partnership, that Counsel render an opinion to the effect that any mortgage indebtedness incurred by the operating partnership constitutes a nonrecourse liability (except to the extent of any guaranteed portion in the circumstances described above) for federal income tax purposes. Such opinion of Counsel will be based, and rely, upon an opinion of counsel to the operating partnership that, under local law, no partner of the operating partnership has or will have personal liability with respect to such mortgage indebtedness.

A partner's pro rata share of the nonrecourse liabilities includable in basis is calculated in accordance with (1) such partner's share of the minimum gain of the partnership and (2) such partner's proportionate share of the profits of the partnership. If an investor's share of the profits of Boston Capital were to be challenged and successfully reallocated by the IRS, it could result in a reduction of such investor's basis in Boston Capital. Since an investor cannot deduct losses in an amount greater than his adjusted tax basis at the end of Boston Capital's tax year, any reduction in basis could have the effect of limiting the ability of an investor to deduct losses currently and could consequently trigger gain. Unused losses may be carried forward and may be deductible in subsequent years to the extent that such investor has available tax basis in such years. See "Allocation of Profits, Credits, Losses and Other Items in Accordance with the Fund Agreements," below.

(3) ALLOCATION OF PROFITS, CREDITS, LOSSES AND OTHER ITEMS IN ACCORDANCE WITH THE FUND AGREEMENT. Section 704(b) of the tax code provides that tax credits be allocated in accordance with the respective partners' shares of losses or deductions attributable to the expenditures that give rise to such credits. Accordingly, tax credits will be allocated to Boston Capital by each operating partnership, and to the investors by Boston Capital, respectively, in accordance with their respective shares of the losses of each operating partnership, and of Boston Capital, respectively.

Regulations under Section 704(b) of the tax code governing allocations of losses attributable to guarantees of nonrecourse debt by affiliates of partners treat any nonrecourse indebtedness of a partnership which is guaranteed or held in whole or in part by a partner or "a person related to a partner" (as that term is defined in the tax code), as recourse indebtedness

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for purposes of allocating profit and loss. This means that losses attributable to the deemed recourse indebtedness, and associated credits, would be allocated to those partners who bore the economic risks associated with the guarantee.

It is possible that, in certain circumstances, all or a portion of the debt incurred by an operating partnership will be guaranteed by an operating general partner or a person related to an operating general partner. This would result in the guaranteed portion of the debt being treated as recourse debt. Accordingly (except as described in the next sentence), losses attributable to such debt would be allocated to such operating general partner, and federal housing tax credits attributable to such losses would also be allocated to such operating general partner, rather than to Boston Capital and the investors. However, the allocation of such credits and losses to any such operating general partner would be required only to the extent that capital contributions of Boston Capital to the applicable operating partnership were insufficient to offset fully the losses allocable to it pursuant to the applicable Operating Partnership Agreement. Boston Associates anticipates that Boston Capital will only make acquisitions of interests in operating partnerships which will permit the substantially full allocation (to the extent of the share of credits allocable pursuant to the applicable Operating Partnership Agreement) of federal housing tax credits to Boston Capital and, through it, to the investors.

Section 704(b) of the tax code provides that each partner's distributive share of the profits, losses and other items of a partnership is determined in accordance with the partnership agreement unless (a) the partnership agreement does not provide for the allocation of each partner's distributive share of profits or loss (or other item) or (b) the allocation to the partners under the partnership agreement does not have "substantial economic effect," in which case allocations will be made in accordance with such partners' interest in the partnership (taking into account all facts and circumstances). Substantial economic effect is generally recognized to exist where the allocation of taxable profits and losses actually affects the partners' shares of economic income or loss independent of tax consequences.

Regulations with respect to the determination of partners' distributive shares of partnership items provide clarification of the two part test for substantial economic effect: (1) that all allocations have economic effect and (2) that such effect must be substantial. With respect to the requirement of economic effect, the Regulations provide, in general, that allocations have economic effect if:
(a) the partners' capital accounts are maintained properly and allocations of items are reflected in adjustments to capital accounts, (b) liquidation proceeds are required to be distributed in accordance with the partners' capital account balances, and (c) following the distribution of such proceeds, partners are required to restore any deficits in their capital accounts to the partnership. The determination of

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whether an allocation has economic effect is made as of the end of the partnership's taxable year to which the allocation relates. An allocation that does not satisfy requirement (c) may nevertheless be deemed to have substantial economic effect if the partnership agreement contains a "qualified income offset."

The Regulations state that a partnership agreement contains a "qualified income offset" if and only if it provides that a partner who unexpectedly receives certain types of adjustments, allocations, or distributions in connection with transfers of partnership interests and distributions of partnership property which cause or increase a deficit balance in his capital account will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

If an agreement satisfies the first two requirements above and has a "qualified income offset" provision, then an allocation to a partner will have economic effect to the extent such allocation (other than an allocation attributable to nonrecourse debt) does not cause or increase a deficit in such partner's capital account which is greater than such partner's obligation to contribute additional capital to the partnership. In making this determination, the partner's capital account must first be reduced to take into account certain allocations of loss or deduction and/or distributions which have not yet occurred but which are reasonably expected to occur in the future.

With respect to the substantiality requirement, the Regulations generally state that an allocation must have a reasonable possibility of affecting the dollar amounts to be received by the partners independent of tax consequences in order to be substantial. An allocation is insubstantial if, as a result of the allocation, the after-tax economic consequences of at least one partner may be enhanced while there is a strong likelihood that the after-tax economic consequences of no partner will be diminished. Furthermore, the Regulations provide that allocations are insubstantial if they merely shift tax consequences within a partnership taxable year or are likely to be offset by other allocations in subsequent taxable years.

Regulations with respect to allocations of loss and deductions attributable to nonrecourse debt provide that allocations cannot have economic effect because it is the creditor (rather than any partner) who bears the economic risk of loss with respect to such indebtedness, but the Regulations provide that allocations of loss and deductions attributable to such debt will be deemed to be made in accordance with the partners' interests in the partnership if the following four requirements are met: (a) partnership capital accounts are properly maintained and liquidation distributions are made in accordance with capital account balances, (b) the allocations of loss and deduction attributable to nonrecourse debt are made in a manner that is reasonably consistent with some other significant partnership item attributable to partnership property securing the nonrecourse debt that has substantial

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economic effect, (c) the partnership agreement must contain an obligation to restore deficit capital account balances upon liquidation or a minimum gain chargeback and (d) all other material partnership allocations and capital account adjustments must have substantial economic effect.

A minimum gain chargeback is a provision in a partnership agreement which requires that, if there is a net decrease in partnership minimum gain during a partnership taxable year, all partners with deficit capital account balances at the end of such year (in excess of any amount which such partner is obligated to restore upon liquidation and such partner's share of partnership minimum gain) will be allocated, before any other allocations for such taxable year, items of income and gain for such year (and, if necessary, for subsequent years) in the amount and in the proportions needed to eliminate such deficits as quickly as possible.

The amount of partnership minimum gain is computed with respect to each nonrecourse liability of the partnership by determining the amount of gain which would be realized by the partnership if it disposed of the partnership property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed. Special rules are provided for cases where property is subject to more than one liability, and where property is subject to a debt that is partially recourse and partially nonrecourse.

Regulations under Section 704(b) of the tax code also utilize a concept of partner nonrecourse debt which includes indebtedness which is nonrecourse to the partnership but with respect to which a partner or a related person is deemed to bear the economic risk of loss. Such indebtedness is includable solely in the tax basis of the partner or partners who bear the economic risk of loss, and any allocations attributable to such indebtedness must be made to those partner(s) who bear the economic risk of loss.

The Regulations under Section 704(b) also require that to the extent the minimum gain attributable to partnership nonrecourse debt or partner nonrecourse debt is reduced, there must be a minimum gain chargeback (of income) to those partners that had previously received allocations of losses or deductions attributable to the minimum gain with respect to such debt.

In the case of Boston Capital, all allocations will result in adjustments in Capital Accounts which will be maintained in accordance with the requirements of the Regulations. Additionally, the Fund Agreement will contain a qualified income offset provision, minimum gain chargeback provisions, and a provision stating that liquidation proceeds will be distributed in accordance with each partner's capital account. Consequently, it is anticipated that the allocations provisions of the Fund Agreement will meet the requirements of the Regulations.

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Regulations issued under Section 704 of the tax code provide that tax credits, other than tax credits specifically subject to the Regulations under Section 46 of the tax code, are to be allocated in accordance with the allocation of the deductions attributable to the expenditures relating to such credits. In the case of the federal housing tax credits, the allocation would follow the allocation of depreciation deductions of the apartment complex. Since expenditures relating to the federal housing tax credits are expected to be funded with investor capital contributions and nonrecourse indebtedness, the allocation of federal housing tax credits to investors should be permitted in the same ratio as the deductions for depreciation, which should permit substantially all federal housing tax credits to be allocated to the investors of Boston Capital. However, if Boston Capital's (as the limited partner of the operating partnership) capital account has been reduced to zero at any time during which the operating general partner has a positive capital account or has personal liability with respect to operating partnership debt, then deductions (and hence federal housing tax credits if during the credit period) would be allocated to the operating general partner. It is possible that the IRS may contend that an operating general partner's obligation to fund operating deficits results in such operating general partner having personal liability on an otherwise nonrecourse loan.

With respect to the allocation of historic tax credits, Regulation Section 1.46-3(f) provides that, in the case of a partnership, each partner takes into account his share of the credit basis as if he were the direct purchaser of that share of the property. A partner's share of the credit basis is determined in accordance with his share of partnership profits on the date on which the property involved is placed in service by the partnership.

Finally, because of certain fees payable to the operating general partners or their affiliates by the operating partnerships, it is unlikely that Boston Capital will receive any cash flow distributions from the operating partnerships for a substantial period of time. On this basis, the IRS could contend that Boston Capital has no economic interest in the operating partnerships and therefore should not be treated as a partner of such operating partnerships, and thus is not entitled to allocations of profits, losses or tax credits of the operating partnerships. However, Boston Capital is legally entitled to cash earnings of the operating partnerships if cash earnings are available in excess of amounts required to pay fees, and to cash benefits if an apartment complex is sold or refinanced, and the IRS has recognized the limited value of cash distributions in low income housing investments in Revenue Ruling 79-300. Accordingly, even though no cash flow is expected for a substantial period of time, Boston Capital should still be treated as a partner in each of the operating partnerships.

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Upon review of the Fund Agreement and assuming the Fund Agreement will be executed in substantially this form, it is the opinion of Nixon Peabody LLP that the allocations set forth in the Fund Agreement have "substantial economic effect" and/or are in accordance with the interests of the partners (and investors) in Boston Capital and that, while the outcome of litigation cannot be predicted with certainty, it is more likely than not that, if the issue were litigated, a court would so hold. Boston Capital will obtain an opinion of Nixon Peabody LLP prior to making any investment in any operating partnership to the effect that the allocations set forth in the Operating Partnership Agreement have "substantial economic effect" and/or are in accordance with the interests of the partners in the operating partnership and that, while the outcome of litigation cannot be predicted with certainty, it is more likely than not that, if the issue were litigated, a court would so hold.

It is possible that in certain circumstances all or a portion of the debt incurred by an operating partnership will be guaranteed by an operating general partner or a person related to an operating general partner. This would result in the guaranteed portion of the debt being treated as recourse debt. Accordingly, losses attributable to such debt would be allocated to the operating general partner and federal housing tax credits attributable to such losses would also be allocated to the operating general partner, rather than to Boston Capital and investors. However, the allocation of such losses and credits to the operating general partner would be required only to the extent that capital contributions of Boston Capital to the operating partnership were insufficient to offset fully the losses allocable to it pursuant to the Operating Partnership Agreement. Boston Associates anticipates that Boston Capital will only make acquisitions of interests in operating partnerships which will permit the substantially full allocation of federal housing tax credits to Boston Capital and the investors.

Counsel's opinion assumes that the capital account balances (as that term is defined in the Fund Agreement and the Operating Partnership Agreements) of the partners of Boston Capital, or the partners of an affected operating partnership, as applicable, are not significantly adjusted by reason of a termination of Boston Capital or an operating partnership, or by reason of capital contributions (such as, for example, unanticipated advances of capital from general partners which may be deemed for federal income tax purposes to be capital contributions), other than the capital contributions provided for in the Fund Agreement and the Operating Partnership Agreements. Counsel's opinion also assumes, in those instances where there are guarantees of operating partnership debt by an operating general partner or a person related to an operating general partner, that the capital account balances of Boston Capital in such operating partnerships are sufficient to permit the allocation of credits and losses to

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Boston Capital. If such capital accounts are insufficient, Counsel would be unable to render such opinion.

Because unanticipated circumstances may occur with respect to Boston Capital which would affect the allocations of profits, credits and losses, the Fund Agreement provides, and the Operating Partnership Agreements will provide, authority to the appropriate general partner, upon the advice of the tax advisors to the applicable partnership, to vary the allocations of profits, losses and credits, or any item thereof, from that contained in the partnership agreements in any year in order to preserve and protect the allocations of profits and losses to all partners (and investors) of Boston Capital and all partners (including Boston Capital) of the operating partnerships. See "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residual--Authority of Boston Associates to Vary Allocations to Preserve and Protect Partners' and Investors' Intent."

If a court were to conclude that any of such allocations lack substantial economic effect and are not in accordance with the partners' (and investors') interests in Boston Capital or the applicable partners' interests in an operating partnership, partnership income, gain, credit, loss or deduction (or items thereof) could be reallocated to Boston Capital and/or its partners and investors in a manner substantially less favorable than that set forth in the applicable Operating Partnership Agreement and/or the Fund Agreement.

(4) ADVANCES TREATED AS DEBT FOR FEDERAL INCOME TAX PURPOSES. If a partnership borrows funds and the terms of the loan, as well as other facts and circumstances surrounding the loan, indicate that the funds may be in the nature of an equity contribution rather than a loan, the IRS could contend that the advance should not be treated as debt for federal income tax purposes. Advances by partners or affiliates in the form of nonrecourse loans are particularly susceptible to such a challenge. If such a challenge were successful, (a) no interest deductions would be permitted with respect to the advance, (b) the "lender" may be treated as a partner in the partnership entitled to a distributive share of partnership items of income, gain, credit, loss or deduction, and (c) the other partners would not be permitted to include the loan as a partnership liability for purposes of computing their tax basis in their partnership interests. If the lender is already a partner, and the funds were to be treated as an additional equity contribution, the IRS might contend that such partner is entitled to a greater share of the losses and credits of the partnership than those allocated to the partner in the partnership agreement.

It is uncertain how the law in this area may be applied to particular facts. Because of such uncertainty and because the terms and conditions of future advances, if any, by either the applicable general partner(s) of an operating partnership or of Boston Capital cannot be foreseen, Counsel is

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unable to predict at this time the outcome of any challenge by the IRS to Boston
Capital's or an operating partnership's treatment of any such loans.

(5) ALLOCATION OF PROFITS, CREDITS AND LOSSES TO INVESTORS IN YEAR OF PURCHASE OF CERTIFICATES. Subject to the rules governing basis limitations and passive losses, an investor will be entitled to deduct his pro rata share of Boston Capital's losses in the year he purchases certificates, based upon the length of time that he is an investor during the year. Although the tax code does not specifically provide for any method other than a daily allocation method, the legislative history of the 1984 Tax Act indicates that until regulations are issued by the Treasury Department providing for the appropriate method, a partner admitted to a partnership may be permitted to receive his share of the partnership's profits and losses for the entire month he is admitted to Boston Capital, regardless of what day in the month the admission occurs. The Treasury Department has the authority to issue regulations which are more restrictive than this monthly convention.

The legislative history of the 1986 Tax Act indicates that allocations of federal housing tax credits to partners of partnerships should be determined in accordance with the same rules as the general partnership profit and loss allocation rules. Boston Capital intends to allocate such tax credits on the basis of the interest in losses of an investor, or of Boston Capital in an operating partnership, as applicable, beginning with the month in which such investor purchases certificates, or Boston Capital acquires an interest in an operating partnership, as applicable.

The rules for allocating historic tax credits are different from those rules for federal housing tax credits discussed above, however, and provide that only investors who are admitted to Boston Capital on or prior to the date the building as to which such tax credits are claimed is placed in service will be allocated their share of the historic tax credits; correspondingly, Boston Capital must have acquired its interest in the applicable operating partnership on or prior to the date the applicable building is placed in service in order to receive any allocation of the historic tax credits.

With respect to federal housing tax credits, special rules for determining the amount of credit that is available apply for the first year that a building is occupied by low-income tenants. See "Tax Credit Programs--The Federal Housing Tax Credit-Utilization of the Federal Housing Tax Credit."

(6) ALLOCATION OF PROFITS, CREDITS AND LOSSES UPON SALE OF CERTIFICATES. The Fund Agreement provides that on the sale of certificates, Boston Capital's profits, credits and losses and cash distributions during the year of the sale will be allocated and distributed to the purchaser from and after the first day of the month following the transfer, or by any other agreed upon method approved by Boston Capital's tax advisors. There can be no assurance that the IRS would not challenge the use of any such allocation other

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than a daily allocation method. See "Sale or Disposition of Certificates" below in this section.

                           FEDERAL HOUSING TAX CREDIT

The tax code provides for a tax credit for investments in low income housing constructed, acquired or rehabilitated after 1986, as described under "Tax Credit Programs--The Federal Housing Tax Credit."

Boston Capital will not acquire interests in an operating partnership unless it receives an opinion from Counsel that, assuming (a) that the apartment complex owned by the operating partnership satisfies the income and rent restrictions applicable to apartment complexes generating federal housing tax credits, (b) that the apartment complex receives its State Designation and (c) continuing compliance with the income and rent restrictions, it is more likely than not that an investor will be entitled to his share (based on his interest in the losses of Boston Capital) of Boston Capital's share (based on Boston Capital's interest in losses of the operating partnership) of federal housing tax credits generated by an apartment complex. However, because of the many factual issues, no opinion will be rendered as to whether any particular apartment complex qualifies for the federal housing tax credit. See "Tax Credit Programs--The Federal Housing Tax Credit."

                    STATE DESIGNATION OF APARTMENT COMPLEXES

All apartment complexes, except those financed through the proceeds of tax-exempt bonds subject to the tax-exempt bond limitation included in the tax code, must be allocated federal housing tax credit authority by the applicable state or local credit agency. Failure of an apartment complex to receive State Designation or to meet initially the applicable income and rent restrictions would result in the denial of all federal housing tax credits with respect to an apartment complex. This would materially reduce the tax benefits to an investor of a purchase of certificates. At the time Boston Capital is admitted to an operating partnership, it is possible that the operating partnership will not yet have received its State Designation, or will not have rented a sufficient number of units in the apartment complex to know whether the income level and the rent restriction tests can be met. The Operating Partnership Agreements are anticipated to provide for a repurchase of Boston Capital's interest by the operating general partners if, among other things, an apartment complex does not receive its State Designation in the year in which the apartment complex is placed in service or has not met both the income level and rent restriction tests within twelve months after an apartment complex is placed in service. See "Investment Objectives and Acquisition Policies--Acquisition Policies." Although Boston Associates will use its best efforts to reinvest promptly any funds received on such a repurchase in operating partnerships owning apartment complexes eligible for federal housing tax credits (subject to the limitations set forth in "Investment Objectives and Acquisition Policies--Acquisition

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Policies"), there is no assurance that Boston Associates will be able to reinvest the proceeds of such a repurchase in new operating partnerships. Any reinvestment is likely to cause a delay in obtaining tax credits. In addition, it is possible that the proceeds may be reinvested in operating partnerships that have already begun the ten-year federal housing tax credit period, which would result in a reduced amount of federal housing tax credits. See "Investment Objectives and Acquisition Policies--Unused or Returned Funds."

                               HISTORIC TAX CREDIT

As described in "Tax Credit Programs--Historic Tax Credit," the tax code provides for a separate tax credit equal to 20% of qualified rehabilitation expenditures for certified historic structures. It is anticipated that a portion of the net proceeds of the offering may be used to invest in operating partnerships owning apartment complexes eligible for historic tax credits.

With respect to any non-profit operating partnership, an amount of otherwise qualified rehabilitation expenditures equal to the tax-exempt entity's highest proportionate share of any interest in an apartment complex will not be eligible for historic tax credits.

The entire historic tax credit can be claimed only in the year in which the property generating the credit is placed in service. Each investor would be entitled to take into account separately his allocable share of the historic tax credit attributable to any qualified investment on the date the property is placed in service. Investors acquiring certificates after such date will not be entitled to any portion of the historic tax credit.

The use of the historic tax credit is limited by the amount that the taxpayer has at-risk with respect to the investment that generates the historic tax credit. In addition to the at-risk requirements described in "Federal Income Tax Matters--At Risk Limitations," a taxpayer must be at-risk for a minimum of 20% of the credit base of the property. To the extent that a taxpayer is protected against loss through guarantees, stop-loss agreements, or other similar arrangement, a taxpayer may not be considered at-risk with respect to his investment. Capital contributions made by Boston Capital to an operating partnership may be subject to an adjuster, repurchase or other "stop-loss" provision. It is possible that the IRS will argue that investors will not be deemed to be at-risk with respect to their capital contributions until such provision terminates, thus deferring their ability to utilize tax credits for expenditures funded with their capital contributions. Based on the Proposed Regulations under Section 465 of the tax code, the determination of this issue would likely depend upon whether any adjuster or repurchase provision would effectively protect investors against loss in all likely situations. It is possible that the IRS will argue that an obligation given to Boston Capital by an operating partnership to repurchase its operating partnership interest or to return its capital contributions

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will be treated as a guarantee or stop-loss agreement. Given the lack of direct authority on this issue, Counsel is unable to predict the outcome of any such challenge. If a court were to conclude that a repurchase obligation provides protection against loss in a similar manner as a guarantee or stop-loss agreement, then the credit base for purposes of determining historic tax credits may be reduced in an amount equal to Boston Capital's equity investment in the applicable operating partnership, resulting in a denial of historic tax credits.

Certain Operating Partnership Agreements could, but are not currently anticipated to, provide for a repurchase of Boston Capital's operating partnership interest (or in certain circumstances a reduction in the capital contributions of Boston Capital to the applicable operating partnership) in the event the apartment complex does not receive certification from the United States Secretary of the Interior within certain time limits, but only if Boston Capital receives an opinion of Counsel that it is more likely than not that such repurchase and reduction obligations would not be treated as a guarantee or stop-loss agreement. As of the date of this Prospectus and based on current law, Counsel anticipates that it will be unable to render a favorable opinion in such a situation. In the event that such repurchase and reduction obligations are included in an Operating Partnership Agreement and either of such events occurs, there is no assurance that Boston Associates will be able to reinvest the proceeds in operating partnership interests meeting the investment objectives of Boston Capital, and any reinvestment would probably cause a delay in obtaining any tax credits, and any such tax credits might or might not include historic tax credits. See "Investment Objectives and Acquisition Policies."

Boston Capital will not acquire interests in an operating partnership owning an apartment complex eligible for historic tax credits unless it receives an opinion of Counsel that assuming that: (a) an apartment complex meets the requirements for the historic tax credit and (b) Boston Capital has acquired its interest in the operating partnership at or prior to the time the apartment complex owned by the operating partnership is placed in service, each investor who acquired his certificates at or prior to the time the apartment complex is placed in service will be entitled to his share (based on his interest in the profits of Boston Capital) of Boston Capital's share (based on Boston Capital's share of profits in the applicable operating partnership) of historic tax credits generated by such apartment complex. However, because of the many factual issues, no opinion will be rendered as to whether any particular apartment complex qualifies for the historic tax credit.

                     PASSIVE LOSS AND TAX CREDIT LIMITATIONS

Tax code Section 469 imposes limits on the ability of certain taxpayers as described below to use losses and credits from so-called "passive activities"

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to offset taxable income and tax liability arising from non-passive sources. A passive activity includes (a) one which involves the conduct of a trade or business in which the taxpayer does not materially participate, or (b) any rental activity. With certain limited exceptions, a limited partner will not be treated as materially participating in a limited partnership's activities. With the exception of the portion of the partnership's income that is portfolio income, based on the anticipated activities of Boston Capital, Counsel is of the opinion that the profits, credits and losses of Boston Capital will be treated as derived from a passive activity.

Portfolio income generally includes net income from the activity that is derived from interest, dividends, annuities or royalties, unless such income is derived in the ordinary course of a trade or business, and any gain or loss from the disposition of property that produces portfolio income or that is held for investment. Any income, gain or loss that is attributable to an investment of working capital also will be treated as portfolio income. Although the matter is not free from doubt due to the factual nature of the issue, it is anticipated that the activities of Boston Capital will constitute the conduct of a trade or business. Consequently the portfolio income of Boston Capital will primarily consist of interest earned on its invested reserves, which could amount to a substantial allocation of portfolio income. Prospective investors should be aware that the Department of Treasury has reserved the right to recharacterize other types of income from passive activities as portfolio income, and that proposed regulations have been issued which would recharacterize certain types of "self-charged" interest income as passive activity income. Foreign tax credits are not subject to the passive loss rules.

INDIVIDUALS. Individual taxpayers may use tax credits from passive activities to offset certain amounts of tax liability from non-passive sources. Individuals can utilize tax credits to offset taxes on up to $25,000 of active or portfolio income. Thus, an individual taxed at the year 2006 and beyond 28% tax rate could use tax credits to offset $7,000 (28% x $25,000) in taxes on such income, and an individual taxed at the year 2006 and beyond 33% or 35% tax rate could use tax credits to offset $8,250 and $8,750, respectively, in taxes on such income. Married individuals filing separately may each use tax credits to offset taxes on up to $12,500 of non-passive income, but only if they have lived apart for the entire year. Otherwise, married individuals filing separately may not utilize tax credits to offset taxes on non-passive income.

Tax credits in excess of the $25,000 limit are subject to the general rules governing passive activities. Under these general rules in tax code Section 469, individual taxpayers generally are allowed to use credits or deduct losses generated by passive activities only to the extent of income or tax liability generated by passive activities. If an individual investor has

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no passive income for a taxable year against which losses can be offset, or no passive income tax liability against which passive credits may be used, any losses and credits allocated to him will be carried forward to the succeeding taxable year. Thus, tax credits in excess of the $25,000 limit can be used by such taxpayers only against tax liability arising from passive activities or carried forward pursuant to the passive activity loss limitation rules.

Losses of limited partners from limited partnerships owning apartment complexes are not eligible for the $25,000 allowance. Thus, they are subject to the general rules under Section 469 and can only be used against passive income or be carried forward. Upon disposition of an interest, any unused passive losses that were carried forward by an investor may be used without limitation, first to offset any capital gain realized upon disposition and any remaining losses may be used to offset any active income as directed by Section 469. Notwithstanding the foregoing, investors subject to the alternative minimum tax would still have to take into account the alternative minimum tax passive loss limitations.

For taxpayers with adjusted gross income of less than $150,000, and who actively manage rental real estate properties, there is an exception to the general rule which allows their losses from these properties to be eligible for up to a $25,000 allowance each year. For taxpayers with adjusted gross income of between $100,000 and $150,000 there is a gradual phaseout of the $25,000 yearly allowance. However, the $25,000 amount each year is an aggregate allowance for both credits and losses of the same taxpayer. Accordingly, if a taxpayer has both eligible credits and losses, the losses from the active rental activities must be used before the credits. In addition, credits other than federal housing tax credits (such as historic tax credits) must be used before federal housing tax credits.

With respect to historic tax credits only (and not with respect to federal housing tax credits), individual taxpayers will have this special $25,000 exception phased out if their adjusted gross income is in excess of $200,000.

With respect to federal housing tax credits, pursuant to the Omnibus Budget Reconciliation Act of 1989, the previously existing $200,000-$250,000 adjusted gross income limitation was repealed with respect to federal housing tax credits generated by apartment complexes which are placed in service after 1989 and as to which an interest is acquired after 1989.

Under the 1987 Tax Act, income, credits and losses of a partnership classified as a publicly traded partnership are also characterized as passive income, credits and losses from a separate activity. Credits and losses from an investment in a publicly traded partnership can only be used as an offset against income subsequently generated by the publicly traded partnership, and income from a publicly traded partnership cannot be sheltered

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by losses from other passive activities. Federal housing tax credits or historic tax credits generated by a publicly traded partnership must first be used to reduce the income of the publicly traded partnership before it may reduce income from other sources. However, it is not anticipated that Boston Capital will be classified as a publicly traded partnership. See "Classification as a Partnership" above in this section.

CORPORATIONS. Except as described below, corporations are generally not subject to limitations on their use of passive credits and losses and can utilize such credits and losses against any type of income or the tax liability attributable to any type of income, except as provided below. Two types of corporations, however, are subject to limitations: closely held C Corporations and personal service corporations. Closely held C Corporations are those C Corporations that at any time during the last half of the taxable year were more than 50% owned, by value, directly or indirectly by five or fewer individuals. For the purposes of such a determination, stock held by related parties is taken into account pursuant to special stock attribution rules. Members of a family who are a spouse, a brother or sister, or an ancestor or lineal descendant of a shareholder are counted together with that shareholder as a single shareholder. Unlike regular C Corporations, closely held C Corporations may not use passive losses and credits to offset tax liability attributable to portfolio income. Closely held corporations which are not personal service corporations are allowed to utilize their passive activity losses and their passive activity credits to offset their tax liabilities arising from net active income. Generally this special exemption would allow such closely held corporations to shelter their taxable income from other sources, other than portfolio income, with credits and losses from passive activities; however, because of the at-risk limitations discussed below, closely held C Corporations could receive a lower yield on their investment than other investors if an apartment complex receives financing which is not qualified nonrecourse financing for purposes of the at-risk rules in sections 465 and 49 of the tax code.

Personal service corporations are only allowed to use passive credits and losses, including tax credits, to shelter passive income or tax liability attributable to passive income. For this purpose, the term "personal service corporation" is defined to mean a corporation the principal purpose of which is the performance of personal services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts, or consulting, and such services are substantially performed by any employee who owns, on any day during the year, any of the outstanding shares of such corporation. For this purpose, stock held by related parties is taken into account pursuant to special stock attribution rules generally similar to those described in the previous paragraph for closely held corporations. In general, if the compensation paid in any manner to the shareholders of the corporation who perform such services is more than

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20% of the total compensation paid to all employees, the corporation will be classified as a personal service corporation. Corporations, the principal purpose of which is the performance of personal services, are strongly advised to consult their professional advisors regarding their classification as personal service corporations for this purpose.

Since a corporation subject to Subchapter S of the tax code is treated as a pass-through entity for federal tax purposes, each shareholder is generally subject to the limitations on the use of tax credits and passive losses which apply to individuals.

ALL TAXPAYERS. Notwithstanding the exemption from the passive activity limitations for most C Corporations, two other restrictions may prevent current use of tax credits by all taxpayers. First, tax credits cannot be used to offset tax attributable to the alternative minimum tax. Second, tax credits are subject to the rules governing general business credits which limit the amount of tax liability which may be offset by business credits in any one year. Under this rule, the amount of tax credits which may be used is equal to $25,000 of regular tax liability plus 75% of any remaining regular tax liability, subject to the limits of the tentative minimum tax. Once tax credits have been made available under the $25,000 limitation, those tax credits are treated as credits arising from an active, rather than a passive, activity. Tax credits which cannot be used because of the foregoing restrictions of the alternative minimum tax and general business credit rules may be carried back one year or forward twenty years. For taxpayers subject to the passive loss rules, those taxpayers with tax liabilities attributable to net passive income may use tax credits to offset that tax, subject to the limitation on business credits described above and the alternative minimum tax. Any excess passive tax credits may be carried forward and used indefinitely, but not back, against tax liability attributable to net passive income in future years, subject to the above limitations in those years.

                    AT-RISK LIMITATION ON CREDITS AND LOSSES

Sections 465 and 49 of the tax code place limits on the amount of credits, and of losses, that may be used by individuals and closely-held corporations, which limits relate to the amount which any such taxpayer has at-risk. Generally, partners will be deemed to be at risk for purposes of calculating credit base, and of deducting losses, with respect to nonrecourse financing if it is qualified nonrecourse financing.

Under Section 465 of the tax code, the deduction of losses from an activity, including real estate activities, is limited to the amount such a taxpayer has at-risk with respect to the activity. However, the tax code provides an exemption from the at risk rule for real property, if it is financed with certain third-party nonrecourse debt.

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Under Section 49 of the tax code, the credit base for purposes of determining the amount of available tax credits is limited to the basis of the property less any nonqualified nonrecourse financing. In addition, with respect to historic tax credits, no more than 80% of the credit base for purposes of computing the historic tax credit may consist of nonrecourse financing, nor may the financing be obtained from a related party. See "Historic Tax Credit" above in this section.

It is anticipated that, in most instances, the permanent mortgage loan obtained by an operating partnership will be nonrecourse financing from third parties unaffiliated with Boston Capital, the operating partnership or any partners, and that such financing will qualify as qualified nonrecourse financing for purposes of Section 465 and Section 49 of the tax code.

In certain instances, however, all or a portion of otherwise nonrecourse debt may be guaranteed by an operating general partner or a person related to an operating general partner. This would result in Boston Capital and the investors being unable to include such financing in the basis for purposes of the at-risk rules, and could delay or prevent the allocation of losses, and credits attributable to depreciation losses, to Boston Capital and the investors, but would not adversely affect the at-risk basis for purposes of generating credits. Nonetheless, Boston Associates anticipates making acquisitions only in those operating partnerships which will not limit the availability of credits. Assuming that the permanent mortgage loans are qualified nonrecourse financing, in the opinion of Counsel it is more probable than not that the at-risk rule will not limit the availability to an investor of credits, nor limit the deduction by an investor of losses, resulting from inclusion in basis of such permanent mortgage loans.

It is anticipated that the operating partnerships will pay Development Fees to the operating general partner or its affiliates. It is likely that such Development Fees will accrue in one taxable year but be paid over a two to three-year period. The operating partnerships intend to include the full amount of such accrued Development Fees in Eligible Basis for purposes of federal housing tax credits, and, where applicable, in basis for purposes of computing historic tax credits. The IRS may contend that any portion of the Development Fee which will not be paid currently is not properly includable in basis. If the IRS were successful, the amount of the tax credits would be delayed or reduced. Because of the lack of judicial or regulatory guidance with respect to this issue, Counsel is unable to predict the outcome of such a challenge.

    PURCHASE OF EXISTING APARTMENT COMPLEXES FROM TAX-EXEMPT OR GOVERNMENTAL
                                    ENTITIES

For purposes of the at-risk rules, qualified nonrecourse financing includes any loan from a federal, state or local government and certain financing

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from a "qualified person." The definition of qualified person generally excludes the person from whom the taxpayer acquired the property. Therefore, purchase money indebtedness is generally excluded from the at-risk basis for purposes of the federal housing tax credits. However, Section 42 of the tax code provides an exception to this rule for purchase money indebtedness from a qualified nonprofit organization, which is generally defined to include tax-exempt organizations, including governmental entities, engaged in fostering low-income housing. If (a) no more than 60% of the tax credit basis represents such purchase money indebtedness, (b) the interest rate on the indebtedness is not lower than 1% less than the applicable federal rate, (c) the financing is secured by the qualified low-income building (which in certain instances would require prior approval of any government agency providing government assistance) and (d) the financing will be repaid on or before the earlier of maturity or the end of the initial fifteen-year compliance period, then the full amount of such financing may be included in the federal housing tax credit basis.

Boston Capital may acquire interests in operating partnerships which will use the above described form of financing to purchase existing apartment complexes from tax-exempt entities. It is anticipated that the sale by a tax-exempt entity of an apartment complex to an operating partnership would be for a combination of cash, assumption of any mortgage indebtedness and a purchase money note. It is likely that in any such transaction, the tax-exempt entity will have recently acquired the apartment complex from an unrelated taxable entity. Under such circumstances, it is likely that the taxable entity sold the apartment complex to the tax-exempt entity for a price below its fair market value, with the difference between the sale price and fair market value being treated as a charitable contribution. Such a transaction is known as a bargain sale.

If an operating partnership acquires an apartment complex from a tax-exempt entity under such circumstances, the IRS may attempt to recharacterize the transaction. The IRS may argue that the bargain sale to the tax-exempt entity by the taxable entity and the subsequent resale to an operating partnership should be ignored for tax purposes, and may seek to treat the transaction as a direct purchase by the operating partnership from the taxable entity. If the IRS were successful, any purchase money indebtedness would be excluded from the tax credit basis for the apartment complex, thus materially reducing the tax benefits to investors. Counsel is unable to predict the outcome of any such challenge.

As a separate matter, even if the IRS were to respect the form of the transaction, the IRS could challenge the value of an apartment complex acquired with purchase money indebtedness notwithstanding the proper inclusion of such indebtedness for at-risk purposes. An owner of property may not include in basis indebtedness deemed not to be bona fide

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indebtedness for federal income tax purposes. Cases and rulings by the IRS have held that a nonrecourse purchase money note may not be included in basis for federal income tax purposes unless the fair market value of the property at least approximately equals the sum of all indebtedness incurred in connection with the property.

If an operating partnership were to acquire an apartment complex using purchase money indebtedness, an appraisal will be obtained from an independent qualified appraiser supporting the purchase price of the apartment complex (and any anticipated accrued but unpaid interest on indebtedness in connection with the financing thereof). However, because the issue of fair market value is essentially factual, and because such value is not presently ascertainable, Counsel cannot predict the outcome if the value of such an apartment complex were challenged by the IRS.

In any event, not more than 20% of Boston Capital's investment in operating partnership interests with respect to any series of certificates will be comprised of acquisitions of interests in operating partnerships using the form of acquisition financing described above.

                        INVESTMENT BY TAX-EXEMPT ENTITIES

Investments in the certificates may be offered to tax-exempt entities which have and expect to continue to have income subject to federal income taxation sufficient to use the tax credits expected to be derived from an investment in Boston Capital.

Tax-exempt entities, such as pension funds and non-profit corporations, generally are exempt from taxation except to the extent that "unrelated business taxable income" ("UBTI") (determined in accordance with Sections 511-514 of the tax code) exceeds $1,000 during any fiscal year. A tax-exempt entity may have UBTI from other businesses in which it owns an interest. In addition, it will have UBTI if a partnership in which it has an interest either (1) is determined to be a publicly traded partnership (see discussion under "Classification as a Partnership" above in this section), or (2) owns "debt-financed property," that is, property in which there is "acquisition indebtedness" (in accordance with Section 514(d) of the tax code), and the partnership earns interest income from the debt-financed property or realizes gains or losses from the sale, exchange or other disposition of the debt-financed property.

The tax code does not impose restrictions on the acquisition of interests in partnerships such as Boston Capital by pension plans and non-profit corporations. However, the application of the rules governing federal housing tax credits as applied to tax-exempt entities is unclear. This is a complicated area and those entities should consult their own tax advisors with regard to the tax aspects of such investments.

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Persons maintaining pension plans should bear in mind that the tax attributes of an investment in Boston Capital by such plans do not flow through to the individual maintaining the accounts. Thus, for example, an individual beneficiary of a pension plan that purchases certificates will not receive the tax benefit of credits or deductions from Boston Capital because he cannot claim such credits or deductions on his own individual income tax return and they are of no benefit to the tax-exempt entity as long as it is exempt from tax.

The trustee or custodian of a pension plan which purchases certificates may be required to file Form 990-T (Exempt Organization Business Income Tax Return) with the IRS to report UBTI, if any, and to pay from the employee pension benefit plan the tax on any such income in excess of $1,000.

                            RECAPTURE OF TAX CREDITS

An investor who has received federal housing tax credits will be subject to the recapture of a portion of such credits taken in prior years, plus interest, if either: (1) an apartment complex fails to remain in compliance with the income and rent restrictions, (2) Boston Capital disposes of its interest in an operating partnership or (3) an operating partnership sells an apartment complex.

Generally, any change in ownership of a building during the federal housing tax credit compliance period is an event of recapture, unless a bond is posted, or treasury securities are pledged, by the seller with the Secretary of the Treasury in an amount satisfactory to the Treasury, and it can be reasonably expected that the building will continue to be operated as a qualified low income building for the remainder of such compliance period. Similarly, a disposition by Boston Capital of its interest in an operating partnership will result in recapture of the accelerated portion of the federal housing tax credits taken with respect to the applicable apartment complex unless Boston Capital posts a bond as described above. In either event--the disposition of a building or the disposition of Boston Capital's interest in an operating partnershipthe posting of the bond or the pledging of treasury securities allows Boston Capital to avoid recapture of any federal housing tax credits previously taken with respect to the applicable operating partnership.

An apartment complex eligible initially to receive federal housing tax credits must remain in compliance with the income and rent restrictions for a period of fifteen years beginning with the first day of the first taxable year in which the credit is claimed. Failure of an apartment complex to meet the income and rent restrictions will result in a recapture of a portion of all of such credits taken in prior years, plus interest, and will result in a disallowance of the credit for the year of the recapture event. During the first eleven years of the compliance period, if requirements are not met,

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one-third of the credits earned up to that point are recaptured, plus interest;
between years eleven and fifteen, the recapture is phased out ratably so that in year fifteen only 1/15 of previously taken credits attributable to the non-complying dwelling units in the applicable apartment complex would be recaptured, plus interest.

If there is a decrease in the Qualified Basis of an apartment complex, but the Minimum Set-Aside Test and Rent Restriction Test are still being met with respect to other units in the apartment complex, there would be a recapture with respect to the decrease in Qualified Basis under the same formula as described in the immediately preceding sentence. See "Tax Credit Programs--The Federal Housing Tax Credit-Eligible Basis and Qualified Basis."

In addition to the recapture of previously taken federal housing tax credits, failure to maintain the income and rent restrictions throughout the compliance period would also result in loss of credits for future years. However, correction of the noncompliance within a "reasonable" time period would prevent the occurrence of a recapture event.

Recapture of prior years' credits and loss of future years' credits would materially reduce the tax benefits to an investor and the recapture could have significantly adverse tax consequences to an investor.

Pursuant to Section 42(j)(5) of the tax code, certain partnerships are deemed to be "treated as the taxpayer" for purposes of the recapture, which means that partners in such partnerships may transfer their interests without recapture and without posting a bond or pledging securities. Such partnerships are those which have at least thirty-five partners. Because Boston Capital has at least that many investors, Boston Capital intends to elect to be treated as the taxpayer under Section 42(j)(5). Thus, no recapture will result to the transferor investor on the disposition of certificates (as long as within a twelve-month period at least 50% (in value) of the ownership is unchanged). However, if a recapture event occurs during the period the transferee investor owns certificates, the transferee investor will be required to recapture a portion of the federal housing tax credits previously taken by the transferor investor.
See "Tax Credit Programs--The Federal Housing Tax Credit."

With respect to any historic tax credits claimed, such credits will be recaptured if a qualifying apartment complex is disposed of by an operating partnership, or Boston Capital disposes of its interest in an operating partnership, prior to the expiration of five years from the date the rehabilitated apartment complex was placed in service. For purposes of determining the recapture of historic tax credits, a disposition is deemed to occur upon any sale, exchange, transfer, distribution, involuntary conversion, gift or lease of the property, or the occurrence of any other event which causes the property to cease to qualify for the historic tax credit.

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The recapture amount would be equal to 100% of the historic tax credit if disposition occurs within the first year, phasing down ratably to 20% of the credit in year five. In addition, even if the apartment complex is not sold, or Boston Capital does not dispose of its interest in the operating partnership, recapture will be triggered if a partner's or investor's interest in profits is reduced to two-thirds or less of the interest in profits that such partner held when the apartment complex was placed in service. Once this threshold is met, the recapture amount is equal to the extent of the reduction of the partner's or investor's interest in profits. There is no recapture of historic tax credits after the apartment complex has been in service for five years.

If a taxpayer is subject to recapture, and is liable for any additional tax, no unused credits may be used to offset that liability.

                                  DEPRECIATION

(1) GENERAL. The tax code permits owners of depreciable real and personal property to take an annual deduction for depreciation based on the entire cost of such property (without regard to salvage value) over a statutorily determined recovery period. Deductions for depreciation commence when depreciable property is placed in service.

(2) DEPRECIATION OF REAL AND PERSONAL PROPERTY. The recovery period over which depreciation deductions will be taken with respect to the real property of the apartment complexes is 27.5 years using the straight line method, pursuant to the provisions of the tax code. However, with respect to any non-profit operating partnership, an amount equal to the tax-exempt entity's highest proportionate share of any interest in an apartment complex will be depreciated over forty years using the straight line method.

The operating partnerships also will use shorter recovery periods and the accelerated depreciation methods prescribed by the tax code for personal property used in the apartment complexes. As a result of such election, most personal property used in the apartment complexes, such as appliances, will be depreciated over a seven-year period based on the 200% declining balance method, switching to the straight line method at a time that will maximize the allowable deductions.

Although the tax code prescribes the recovery period that a taxpayer may use for its depreciable assets, there are, however, still some issues relating to the computation of depreciation with respect to which there may be uncertainty. These include, for example, the allocation of costs among depreciable and nondepreciable property and among different classes of depreciable property, the inclusion of certain capitalized fees in the depreciable basis of the property, and the proper time for commencing depreciation, that is, when the improvements are first placed in service. Such

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issues are factual, and, for that reason, Counsel cannot predict the outcome of a challenge with regard to them.

                        CONSTRUCTION PERIOD EXPENDITURES

(1) CONSTRUCTION PERIOD INTEREST AND TAXES. Pursuant to the tax code, construction period interest and taxes must be capitalized. Accordingly, all construction period interest and taxes attributable to the apartment complexes will be added to the depreciable basis of the apartment complexes.

In addition, in the case of partnerships, except to the extent provided in yet to be released regulations, this provision applies at the partner level to the extent that any partnership debt is less than the total capitalized cost of constructing an apartment complex. Although it is not yet entirely clear, to the extent that a partner has interest expense attributable to a trade or business unrelated to his interest in a partnership, it is possible that such interest expense may be required to be capitalized.

For purposes of the tax code, the relevant "construction period" is determined on a building-by-building basis for each of the buildings in an apartment complex. The construction period begins when the construction of each building commences and ends when the building is ready to be placed in service. "Construction period interest" includes interest accrued during the construction period on any construction loan and interest on any deferred development fees payable to general partners during this period.

(2) OTHER EXPENSES INCURRED DURING THE CONSTRUCTION PERIOD. Section 195 of the tax code classifies certain expenditures as start-up expenditures that must then be permanently capitalized or, at the election of the taxpayer, amortized over a period of sixty months beginning with the month in which the active trade or business begins. A start-up expenditure is defined to include an amount paid or incurred in connection with "any activity engaged in for profit and for the production of income before the day on which the active trade or business begins in anticipation of such activity becoming an active trade or business," and which would be otherwise allowable as a deduction if paid or incurred in connection with an existing active trade or business. Under tax code Section 195, the Treasury Department is authorized to prescribe regulations which will determine when an active trade or business begins. In light of its position in certain litigation before the enactment of tax code Section 195 in its current form, the IRS is expected to take the position that a real estate partnership has not begun carrying on an "active trade or business" until the dwelling units it is constructing are ready for occupancy. Accordingly, each operating partnership will treat that portion of the operating partnership's management fees, if any, and other ordinary and necessary expenses incurred before its first dwelling units are ready for occupancy as start-up expenses, to be amortized over a period of sixty months.

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       FEES PAID FROM CAPITAL CONTRIBUTIONS OR BOSTON CAPITAL OR OPERATING
                              PARTNERSHIP CASH FLOW

Boston Capital intends to pay various fees to Boston Associates and/or its affiliates. The operating partnerships intend to pay the operating general partner(s) and/or their affiliates certain fees. Boston Capital will pay an Acquisition Fee to Boston Capital Holdings Limited Partnership, and certain other offering and syndication fees to affiliates of Boston Associates, from the capital contributions of the investors, for services rendered to Boston Capital in acquiring and managing the business and assets of Boston Capital. It is anticipated that the operating partnerships will pay Development Fees to the operating general partners or their affiliates, from the capital contributions of Boston Capital to the applicable operating partnership, for services rendered to the applicable operating partnership in the development of the applicable apartment complex, Boston Capital will pay an annual Fund Management Fee to Boston Capital Asset Management Limited Partnership from the cash flow of Boston Capital, and it is anticipated that the operating partnerships will pay annual Reporting Fees to an affiliate of Boston Associates, and annual partnership management fees and property management fees to the operating general partners or affiliates thereof, in each case from cash flow of the applicable operating partnership.

Boston Capital and the operating partnerships will not deduct or amortize any amounts relating to the above fees which are deferred until such amounts are paid, unless specifically provided by the tax code. Further, any portion of such fees related to services performed in the acquisition of property used in an apartment complex owned by an operating partnership will be amortized over 27.5 years. The Acquisition Fee will be amortized over a period roughly corresponding to the depreciable life of the apartment complex (and a portion over forty years with respect to a non-profit operating partnership).

Offering expenses will be capitalized by Boston Capital and not deducted or amortized. Organization expenses will be amortized over sixty months.

Under Section 267 of the tax code, a partnership may not deduct unpaid amounts of deductible business expenses accrued and owing to a cash basis partner (or any person related to that partner) until those amounts are paid or taken into income. Boston Capital and the operating partnerships intend to deduct all expenses in accordance with these provisions.

All fees attributable to the construction of the apartment complexes will be capitalized in accordance with Section 263A of the tax code.

All expenditures of Boston Capital and the operating partnerships must constitute ordinary and necessary business expenses in order to be deducted when incurred, unless the deduction of any such item is otherwise

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expressly permitted by the tax code (e.g., interest and certain taxes). In addition, the expenditures must be reasonable in amount and be for services which do not represent an expense required to be capitalized and which are performed during the taxable years in which paid or accrued, rather than for future years. Any compensation paid to a partner for services must be for services rendered other than in his capacity as a partner or must be determined without regard to partnership income.

The payment of the various fees for services from capital contributions is not determined by arm's-length negotiations. Instead, the amounts of the payments are determined on the basis of the experience of Boston Associates and its affiliates in this area and on the basis of their (and in connection with the operating partnerships, the operating general partners') judgment of the value of the services provided. Boston Associates believes that the fees described above represent compensation for services rendered, and that such fees are reasonable and comparable to the compensation that would be paid to unrelated parties for similar services.

It is possible, however, that the IRS will challenge one or more of these payments and contend that the amount paid for the services exceeds the reasonable value of those services, in which case the IRS would seek to disallow as a deduction that portion of the amount paid which is determined to be in excess of the reasonable value of the services. It is probable that an amount disallowed as a deduction would be capitalized and amortized over some period of years. In addition, the IRS might accept the reasonableness of a fee, but contend that the fee should be deducted in a later year, or be capitalized rather than deducted, or be amortized over a period longer than the period chosen by Boston Capital or an operating partnership. Because the issues of the reasonableness of such fees, or the period to which such fees relate, are factual, Counsel cannot predict the outcome in the courts of a challenge by the IRS with respect to such issues. However, if in fact the payments are made as compensation for services, if the services provided are ordinary and necessary to the business of Boston Capital or an operating partnership, and if the amount of any fee is determined to be reasonable, Counsel believes that it is more probable than not that, if litigated, the treatment of such fee described above would be upheld.

                       SALE OR DISPOSITION OF CERTIFICATES

Pursuant to the 1997 Taxpayer Relief Tax Act, gain or loss recognized by an investor on the sale of certificates will generally be taxed at the same rate as the investor's other ordinary income, except that for capital gains a ceiling on the tax for individuals is set at 20% (except with regard to the sale or exchange of real property, in which case the capital gains which represent the recapture of depreciation taken on such property are taxed at a maximum rate of 25%) and for corporations at 35%. In computing

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such gain or loss, the selling investor's allocable share of Boston Capital's share of any existing nonrecourse liabilities of the apartment complexes is included in the amount realized, and an investor may offset against any gain by the amount of any suspended passive losses. An investor who does not have suspended passive credits or losses to offset any gain may realize taxable gain and the sale may not result in cash proceeds sufficient to pay the tax obligations arising from such sale. Investors may also be subject to recapture of a portion of prior tax credits claimed if they sell or dispose of all or a portion of their certificates, if such disposition, in connection with other dispositions of their interests by other investors, results in 50% or more of all interests in Boston Capital being disposed of within a twelve-month period. See "Calculation of Investor's Basis in His Certificates," "Passive Loss and Tax Credit Limitations" and "Recapture of Tax Credits" above.

A gift of certificates may also have federal income and/or gift tax consequences. See "Certain Other Tax Considerations--Consequences of Gift or Death" below in this section.

Although it is unlikely that a market will develop, and therefore investors may not be able to dispose of their certificates, Boston Capital anticipates issuing certificates in a form permitting trading. See "Description of Certificates--Transfers." If 50% or more of the total interests in Boston Capital profits and capital (including certificates) are sold or exchanged within a twelve-month period, Boston Capital will terminate for federal income tax purposes. If a termination occurs, the assets of Boston Capital will be deemed to be constructively contributed to a new partnership, and then the interests in this new partnership are deemed to be distributed to the partners. Boston Associates has the authority under the Fund Agreement to (1) halt trading of the certificates, (2) fail to list and/or cause the delisting of certificates from public trading markets, (3) cause each purchaser of certificates to be admitted to Boston Capital as a limited partner, (4) require investors to become limited partners or (5) take such other action as may be necessary or appropriate in order to preserve the status of Boston Capital as a partnership or to prevent certain other adverse federal income tax consequences, however, no assurance can be given that such action(s) could be taken prior to a deemed termination. An investor would not realize gain upon the deemed distribution of Boston Capital's assets unless the portion of Boston Capital's cash constructively distributed to an investor exceeds his adjusted basis in his certificates. Boston Associates does not anticipate that available cash would exceed the aggregate basis of the investors' interests; therefore, it is anticipated that no gain will be realized upon a termination.

Section 754 of the tax code permits a partnership to elect to adjust the transferee's share of basis of partnership property upon the transfer of an interest in the partnership by the partner; this provision is equally applicable

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to a transfer of certificates. Boston Capital does not currently intend to make such an election.

  SALE OR OTHER DISPOSITION OF AN APARTMENT COMPLEX AND INTERESTS IN OPERATING
                                  PARTNERSHIPS

In determining the amount received upon the sale, exchange or other disposition of an apartment complex, an operating partnership must include, among other things, the amount of any liability to which such apartment complex is subject if the purchaser assumes, or takes the apartment complex subject to, such liability. For these purposes, a foreclosure of a mortgage on an apartment complex is deemed to be a disposition of the property. The amount of any outstanding nonrecourse mortgage indebtedness to which transferred property is subject will be treated as money received by the seller, even when the fair market value of the property in question is less than the outstanding balance of the mortgage indebtedness secured by the property. Accordingly, the unpaid principal balance of any mortgage loan indebtedness discharged by foreclosure will reduce any loss which might otherwise result upon foreclosure or could produce a taxable gain even though the operating partnership receives no cash from the foreclosure.

To the extent that Boston Capital's assets sold constitute Section 1231 property (i.e., real property used in a trade or business and held for more than one year and depreciable personal property used in a trade or business and held for more than one year), an investor's share of the gains and losses would be combined with any other Section 1231 gains or losses incurred by the investor in that year and the net Section 1231 gain or loss would be treated as long-term capital gain (subject to depreciation recapture, if any) or ordinary loss, as the case may be. See "Tax Rates" for a discussion of tax rates applicable to capital gains.

In the event that Boston Capital or an operating partnership sells any personal property at a gain, 100% of all cost recovery allowances previously deducted are subject to recapture as ordinary income.

An apartment complex may be sold under an installment plan. Gain from installment sales by non-dealers of real property used in a taxpayer's trade or business or held for the production of rental income can be reported in the year payments are received from the purchaser in the profit ratio represented by each payment. However, interest is required to be paid with respect to the deferred tax liability attributable to an installment obligation that arises out of such a sale during a year and is outstanding as of the close of the year if the face amount of all such obligations that arise during a year and which are outstanding at the close of the year for such taxpayer and certain related taxpayers exceed $5 million. If interest is required to be paid with respect to an obligation during the year in which the obligation arises, interest must be paid for any remaining deferred tax

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liability in any subsequent taxable year if any portion of the obligation is outstanding at the end of that year.

Section 42 of the tax code permits, but does not require, the owner of an apartment complex to grant to the tenants, a qualified nonprofit organization or a governmental agency a right of first refusal to purchase the apartment complex for an amount equal, at least, to the amount of the indebtedness secured by the building and all taxes attributable to the sale. It is possible that some of the operating partnerships may enter into such agreements. The investors would be taxed on the purchase price, including the amount attributable to the taxes on the sale.

                      EXCESS INVESTMENT INTEREST LIMITATION

The deductibility of investment interest by a non-corporate taxpayer is subject to substantial limitation by Section 163(d) of the tax code. In the case of Boston Capital, such limitation would be applied to each investor individually rather than to Boston Capital. Investment interest is interest incurred on funds borrowed to acquire or carry property held for investment. Pursuant to the 1986 Tax Act and subject to certain phase-in rules, excess investment interest is investment interest incurred in a year in excess of net investment income. The excess is not deductible in the current year but the amount not deductible in the current year may be deductible in subsequent years, subject to the same limitation.

The 1986 Tax Act expanded the definition of investment interest to include all interest expense of a limited partnership allocable to a limited partner. However, interest incurred in connection with a "passive activity" that is subject to the passive activity loss restriction is not subject to the investment interest limitation. Since Boston Capital will be subject to the passive activity loss restriction, most interest expense incurred by Boston Capital will not be subject to the investment interest limitation. Interest expense, if any, attributable to the production of portfolio income would be subject to the investment interest limitation.

                              CERTAIN TAX ELECTIONS

Boston Capital may make various elections for federal income tax reporting purposes which could result in various items of Boston Capital's income, gain, credit, loss and deduction being treated differently for tax and partnership purposes than for accounting purposes. The tax code provides for optional adjustments to the basis of Boston Capital's property for measuring both depreciation and gain upon distributions of Boston Capital's property (Section
734) and transfers of Boston Capital's interests (including certificates) (Section 743), provided that a Boston Capital election has been made pursuant to
Section 754. The general effect of such an election is that transferees of Boston Capital's interests (including certificates) are treated, for purposes of computing depreciation and gain, as though they had

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acquired a direct interest in Boston Capital's assets, and Boston Capital is treated for such purposes, upon certain distributions to partners (including investors), as though it had newly acquired an interest in Boston Capital's assets and therefore acquired a new cost basis for such assets. A Section 754 election will not affect the amount of tax credits available to any partner (or investor) or his transferee. Any such election, once made, is irrevocable without the consent of the IRS. If Boston Associates does not agree to make such an election, any benefits which might be available to the investors by reason of such an adjustment to basis will be foreclosed. In addition, if the election is not made, an investor may have greater difficulty in selling his certificates, since a purchaser will obtain no current tax benefits from his investment to the extent that such investment exceeds his allocable share of Boston Capital's basis in its assets and since, upon a subsequent disposition of the property by Boston Capital, such purchaser may be required to recognize taxable income to the extent of such excess even though he does not realize any economic profit.

                            IRS AUDIT CONSIDERATIONS

(1) BOSTON CAPITAL TAX RETURNS AND AUDITS. The IRS may audit the information returns filed by Boston Capital. Such an audit could result, among other things, in the disallowance of certain deductions. In addition, it could possibly lead to an audit of an investor's tax return with respect to non-Boston Capital items.

The IRS has audited 33 limited partnerships with which affiliates of Boston Associates are associated. Twenty-seven of these audits have now been settled with the IRS without material change and six are still pending. None of the limited partnerships invested in by Boston Capital have audits still pending.

(2) AUDIT PROCEDURES FOR BOSTON CAPITAL AND OPERATING PARTNERSHIP TAX RETURNS. The IRS is paying increased attention to the proper application of the tax laws to limited partnerships. As a consequence, audits by the IRS of Boston Capital's or operating partnerships' information returns have become more likely. Investors should note that a federal income tax audit of Boston Capital's or an operating partnership's tax information return may result in an audit of the return of the investor, and that such an examination could result in adjustments both to items that are related to Boston Capital and unrelated items. An audit of Boston Capital's return will be a single proceeding at the Boston Capital level. Boston Associates, as to Boston Capital, and an operating general partner, as to each operating partnership, will be designated as the "tax matters partner" and will have considerable authority to make decisions both during the audit and in subsequent administrative and judicial proceedings that could affect all investors. Moreover, Boston Associates, or the operating general partner, as applicable, has the right to extend the statute of limitations for all partners

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with respect to the assessment of tax involving Boston Capital or operating partnership items, as applicable.

(3) PENALTIES DUE TO SUBSTANTIAL UNDERSTATEMENT OF TAX LIABILITY. Section 6662 of the tax code imposes a penalty on a taxpayer when there is a "substantial understatement of income tax" liability on the income tax return of such taxpayer. For this purpose, an understatement is the excess of the amount of tax required to be shown in the return over the amount of tax in fact reported on the return. There is "substantial understatement of income tax" if the amount of the total understatement on the income tax return for the taxable year attributable to income, gain, loss, deduction or credit from all sources exceeds the greater of (a) $5,000 ($10,000 for corporations) or (b) 10% of the tax liability required to be shown on the return. The penalty does not apply to the extent that the understatement is attributable to (a) an item if there is or was "substantial authority" for the tax treatment of such item or (b) an item with respect to which the relevant facts concerning the treatment of the item are disclosed on the taxpayer's return.

Special rules apply, however, to items on the taxpayer's return that are attributable to an investment in a "tax shelter" as that term is defined in
Section 6662 of the tax code ("Section 6662 Tax Shelter"). Section 6662 of the tax code defines a tax shelter to mean a partnership or other entity (such as a corporation or trust), an investment plan or arrangement, or any other plan or arrangement if the principal purpose of the entity, plan, or arrangement, based on objective evidence, is the avoidance or evasion of federal income tax. The Regulations under Section 6662 state that the principal purpose of an entity, plan, or arrangement is not the avoidance or evasion of federal income tax if the entity, plan, or arrangement has as its purpose the claiming of exclusions from income, accelerated deductions, or other tax benefits in a manner consistent with congressional purpose. Because it is anticipated that the principal items of tax benefit resulting from an investment in Boston Capital will include tax credits, depreciation deductions and interest on the mortgage indebtedness of the apartment complexes, which are specifically provided for by Congress, it is reasonable to anticipate that Boston Capital will not be considered to be a Section 6662 Tax Shelter. However, because such Regulations are relatively recent and because the definition of a Section 6662 Tax Shelter ultimately must be determined by judicial decisions, there still remains considerable uncertainty concerning the meaning of the term. Thus, Counsel is unable to predict the outcome if the question of whether Boston Capital is a
Section 6662 Tax Shelter were to be litigated.

If Boston Capital is determined to be a Section 6662 Tax Shelter, the penalty under Section 6662 for a substantial understatement will not apply to the extent that the understatement is attributable to an item if (a) there

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is or was "substantial authority" for the treatment of the item, and (b) the taxpayer reasonably believed that the tax treatment of such item was more likely than not the proper treatment.

The Secretary of the Treasury has promulgated regulations under Section 6662 that set forth his interpretation of the phrase "substantial authority," but both because such regulations are relatively recent and because "substantial authority" ultimately must be determined by judicial decisions, there still remains considerable uncertainty concerning the meaning of that phrase. Thus, as stated above, Counsel is unable to predict the outcome if the question of whether there were substantial authority for certain material tax issues were to be litigated, if Boston Capital or an operating partnership were determined to be a Section 6662 Tax Shelter.

The penalty imposed by Section 6662 is equal to 20% of the amount of any underpayment attributable to the understatement of tax (as reduced for items described above), and it applies without regard to whether the taxpayer was negligent or otherwise improperly prepared his return. The penalty is in addition to any other penalties and any interest payable with respect to the underpayment.

The IRS has the authority to waive all or any part of the penalty if there was reasonable cause for the understatement and the taxpayer acted in good faith.

(4) PENALTIES DUE TO OVERSTATEMENT OF VALUE. Under Section 6662 of the tax code, a penalty is imposed where the value of property, or the adjusted basis of property, claimed on a return exceeds 200% of the amount determined to be the correct value or adjusted basis, or if the price for services or property in connection with transactions between certain affiliated entities is 200% or more of the correct price. Boston Associates does not anticipate that the determination of the value or adjusted basis of apartment complexes, or payment for services, would give rise to such a penalty. However, there can be no assurance that, for example, in the case of uncertainty in the allocation of basis among personal property, depreciable real property improvements and nondepreciable land, the IRS would not challenge the determination of the value or adjusted basis of apartment complexes.

(5) INTEREST ON UNDERPAYMENT OF TAX. If it is finally determined that a taxpayer has underpaid tax for any taxable year, the taxpayer must pay the amount of underpayment, plus interest on the underpayment from the date the tax was originally due. The interest rate is the federal short-term rate plus three percentage points in the case of underpayments of tax, and the federal short-term rate plus two percentage points in the case of overpayments.

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LIMITATIONS FOR DEDUCTIONS ATTRIBUTABLE TO ACTIVITIES NOT ENGAGED IN FOR PROFIT

Section 183 of the tax code provides limitations for deductions by individuals and S Corporations attributable to "activities not engaged in for profit." The term "activities not engaged in for profit" means any activity other than one that (a) constitutes a trade or business or (b) is engaged in for the production or collection of income, or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all the facts and circumstances. Where income for an activity exceeds the deductions from the activity for at least three out of five consecutive years, there is a presumption that the activity is engaged in for profit.

The test for whether an activity is engaged in for profit is normally determined at the partnership level. However, it is possible that each investor may have to independently meet this test as well. Generally, an activity is engaged in for profit if there is a bona fide objective of obtaining economic profit from the activity. In determining whether this profit objective exists, the Regulations under Section 183 list certain factors which, along with others, should normally be taken into account, although the Regulations state that no one factor is determinative. These factors include:

-    the manner in which the taxpayer carries on the activity;

-    the expertise of the taxpayer or his advisors;

-    the time and effort expended by the taxpayer in carrying on the activity;

-    the expectation that assets used in the activity may appreciate in value;

- success of the taxpayer in carrying on other similar or dissimilar activities;

-    the taxpayer's history of income or losses with respect to the activity;

-    the amount of profits, if any, which are earned;

-    the financial status of the taxpayer;

-    any elements of personal pleasure or recreation.

The IRS has published a Revenue Ruling holding that the construction and operation of an apartment complex for low- and moderate-income housing under
Section 236 of the National Housing Act is not an activity to which Section 183 of the tax code applies. Consequently, the IRS has announced that it will not assert the "not for profit" argument to any otherwise appropriate deductions. Although few, if any, of the apartment complexes may be constructed or operated under Section 236 of the National Housing Act, all of the apartment complexes will constitute low or moderate income housing and will possess certain of the other attributes which the Revenue Ruling recites as factors in the IRS's decisions. To the extent that the IRS

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relied in its Revenue Ruling on Congress's intention that availability of tax benefits be allowed to encourage investment in apartment complexes providing decent housing for low or moderate income families, similar considerations are involved here. The federal housing tax credits were specifically enacted in the 1986 Tax Act. In addition, the IRS has recently issued regulations which state that Section 183 will not be applied to Section 42. Accordingly, Counsel is of the opinion that it is more probable than not that Section 183 would not be applied to disallow deductions arising from the ownership of the apartment complexes.

                       OVERALL EVALUATION OF TAX BENEFITS

Assuming that the investment objectives and acquisition policies of Boston Capital are substantially realized as set forth in this Prospectus, including, but not limited to the qualification for, and continuing compliance of the apartment complexes with the requirements for, tax credits, Counsel is of the opinion that it is more likely than not that the material tax benefits in the aggregate (a significant majority) of a purchase of certificates will be realized by qualified investors (i.e., individual investors whose adjusted gross income does not exceed the limits for historic tax credits or who are not subject to the alternative minimum tax).

Counsel's opinion with respect to the aggregate of the tax benefits to be realized by a qualified investor is based upon, and assumes the continuing applicability to an investment in Boston Capital of, existing federal income tax law. Counsel's opinion assumes that the capital account balances (as that term is defined in the Fund Agreement and the Operating Partnership Agreements) of the partners are not significantly adjusted by reason of a termination of Boston Capital or the operating partnerships or by reason of capital contributions (such as, for example, unanticipated advances of capital from Boston Associates, or working capital loans or operating deficit loans from the applicable operating general partner(s), which may be deemed for federal income tax purposes to be capital contributions), other than the capital contributions provided for in Article V of the Fund Agreement and the corresponding section of the Operating Partnership Agreements, and that in those instances where a portion of the debt incurred by an operating partnership is recourse, that the capital accounts are sufficient to allocate the losses to Boston Capital as provided for in the applicable Operating Partnership Agreement. See "Federal Income Tax Matters--Fund Allocations and Distributions," "--Federal Housing Tax Credit" and "--Certain Other Tax Considerations-Alternative Minimum Tax."

                        CERTAIN OTHER TAX CONSIDERATIONS

Certain other provisions of the tax code should be considered by investors in determining whether to purchase certificates.

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(1) ALTERNATIVE MINIMUM TAX. Individuals and corporations, except for certain qualifying small corporations, are subject to an alternative minimum tax ("AMT"). The AMT tax base is (a) regular taxable income, (b) increased by certain preference items, including the amount by which a corporate taxpayer's income for financial reporting purposes exceeds its AMT income, (c) adjusted for items requiring a substitute AMT method, such as depreciation on real and personal property, and (d) reduced by an exemption amount of $49,000 for the married filing jointly category, $35,750 for a single return and $24,500 for the married filing separately category (phased out at the rate of $0.25 cents for each $1.00 that AMT income exceeds $150,000, $112,500 and $75,000, respectively). Once AMT income is computed, a flat tax rate of 20% for corporations and 26% for individuals with AMT income up to $175,000 and 28% on amounts in excess of $175,000 is imposed that is payable to the extent it exceeds the taxpayer's regular income tax liability.

Neither federal housing tax credits nor historic tax credits can be used to offset alternative minimum tax. Taxpayers subject to the alternative minimum tax may be limited in the amount of tax credits that can be used in a tax year. In addition, taxpayers not otherwise subject to the alternative minimum tax nonetheless may be limited as to the amount of tax credits which can be used in a tax year. The maximum amount of tax credits that an investor can use in a tax year may not exceed the difference between regular income tax liability and tentative minimum tax. Tax credits that could not be utilized for the applicable year may be carried back one year or forward twenty years (subject to limitations on carry-backs for certain taxpayers).

For taxpayers subject to the alternative minimum tax, the primary adjustments and preferences applicable to an investor are likely to be (1) the adjustment to taxable income for depreciation on real property, using a forty-year life and the straight-line method, and personal property, using the 150% declining balance method, and (2) for corporations, the addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

(2) INTEREST ON DEBT RELATED TO PURCHASING OR CARRYING TAX EXEMPT OBLIGATIONS.
Section 265(a)(2) of the tax code disallows any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax-exempt obligations. Boston Capital will not purchase or carry any such obligations. However, such provision could apply to any investor who might own or acquire tax-exempt obligations. The IRS has announced in a published Revenue Procedure that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment." The Revenue Procedure further states that, although a partnership's purpose in incurring indebtedness will

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be attributed to its general partners, a limited partnership interest will be regarded as a "portfolio investment." Therefore, in the case of an investor owning tax-exempt obligations, the IRS might take the position that his allocable portion of the interest paid by Boston Capital on its borrowings or any interest paid by an investor in connection with the purchase of certificates should be viewed as incurred to enable him to continue carrying tax-exempt obligations, and that such investor should not be allowed to deduct his full allocable share of such interest. The outcome of these issues would depend upon facts concerning each investor, and Counsel will not render an opinion on this issue. An investor who owns, or anticipates acquiring, tax-exempt obligations should consult with his tax advisor as to the possible impact of Section 265(a)(2) of the tax code.

(3) CONSEQUENCES OF GIFT OR DEATH. Generally, no gain or loss is recognized for income tax purposes as a result of a gift of property. Gifts of certificates may be subject to a federal gift tax imposed pursuant to the rules generally applicable to all gifts of property. A gift of certificates does not trigger suspended passive losses or credits, and does not result in any recapture of credits previously taken.

A gift of certificates may be treated as a sale of the certificates. For purposes of computing gain or loss realized upon the gift, the amount realized would include the donating investor's share of the nonrecourse liabilities from which the investor is relieved. Consequently, an investor could recognize taxable income as a result of making a gift of his interest.

In the event of the death of the owner of certificates, the fair market value of the certificates as of the date of death (or as of the alternative valuation date provided for in the federal estate tax law) will be included in the estate of the owner for federal estate tax purposes. Generally, the owner's heirs will, for federal income tax purposes, then take as their basis for the certificates the same fair market values determined for federal estate tax purposes.

If the certificates have appreciated in value during the lifetime of the owner, his heirs will have the benefit of this "stepped-up" basis when they sell or otherwise dispose of the certificates.

(4) SUITABILITY OF AN INVESTMENT IN CERTIFICATES BY TAX-EXEMPT ENTITIES. It is not likely that a tax-exempt entity would be able to utilize tax credits, therefore an investment in certificates is not likely to be suitable for a tax-exempt entity. However, if a tax-exempt entity has, and expects to continue to have, unrelated business taxable income, tax credits could be used to offset the federal tax on such income. See "Federal Income Tax Matters--Investment by Tax-Exempt Entities."

(5) MINOR CHILDREN. Under the tax code, unearned income of a child under fourteen years of age is taxed to the child at the parent's highest marginal

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tax rate. The child is treated as a separate taxpayer from his parents and thus the limitation on the use of tax credits to offset tax under the passive activity rules of tax code Section 469 is determined with regard to the child's adjusted gross income rather than the parent's adjusted gross income. Thus, if the child's adjusted gross income does not exceed $200,000 (with respect to historic tax credits only), tax credits generated by the ownership of certificates may be used to reduce the child's taxes on up to $25,000 of income regardless of the parent's annual adjusted gross income. However, the child will be subject to an alternative minimum tax on his unearned income equal to the amount of alternative minimum tax that would have been imposed on his parents had the child's unearned income been included in the parent's alternative minimum taxable income.

(6) FOREIGN INVESTORS. The tax consequences of the purchase of certificates by a foreign citizen or resident might differ significantly from those described in this Prospectus. See "Suitability of an Investment in Certificates--Availability and Applicability to Investors of Federal Income Tax Credits."

                           "TAX SHELTER" REGISTRATION

Section 6111 of the tax code requires persons who organize offerings classified as "tax shelters" (a "Registration Tax Shelter") (as defined therein for purposes of this requirement) to register them with the IRS. When Boston Capital registered as a Registration Tax Shelter with the IRS, it was given Registration Tax Shelter identification number 93355000022, which investors must include on their tax returns for the period of time in which they are investors. In addition, Boston Capital will be required to keep a list of investors' names and addresses and must furnish such list to the IRS upon request. The IRS Temporary and Proposed Regulations provide that the following disclosure should be made:

     ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE IRS.

Upon the sale or transfer of certificates, selling investors must provide the purchaser with the tax shelter registration number (as well as the name, address and taxpayer identification number) of Boston Capital, and inform the purchaser that he must attach a Form 8271 to his tax return.

In addition, investors who transfer their certificates are required to maintain a list of specific data concerning the purchaser (regarding his name, address, date of purchase and taxpayer identification number) and inform the purchaser of his similar obligation.

              FUTURE FEDERAL INCOME TAX LEGISLATION AND REGULATIONS

Congress enacted comprehensive tax reform legislation in the 1986 Tax Act. No assurance can be given that the current Congress or any future

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Congress will not enact other federal income tax legislation that could adversely affect the tax consequences of ownership of certificates, or that the Treasury Department will not promulgate new regulations with similar adverse effects.

ANY SUCH FUTURE LEGISLATION OR REGULATIONS ENACTED OR PROMULGATED AFTER THE ISSUANCE OF THE LEGAL OPINIONS ANTICIPATED TO BE RENDERED IN CONNECTION WITH THE ASSIGNMENT OF CERTIFICATES TO INVESTORS MAY AFFECT THE ABILITY OF COUNSEL TO RENDER SUCH OPINIONS.

                              STATE AND LOCAL TAXES

In addition to the federal income tax consequences described above, investors should also consider other potential state and local tax consequences of the purchase of certificates, and should consult their tax advisor regarding state and local tax consequences. Depending upon such factors as the state and local residence or domicile of the investor and applicable state and local laws, tax benefits that are available for federal income tax purposes may not be available to investors for state or local income tax purposes and additional state and local tax liabilities may be incurred. It is the responsibility of each investor to satisfy himself as to the consequences of any state or local income tax or other tax to which he is subject by reason of his participation in Boston Capital.

Depending upon the state in which an investor resides and the location and eligibility therefor of one or more apartment complexes, a state housing tax credit may be available against the income tax payable in that state.

                                  THE OFFERING

Boston Capital anticipates offering 7,000,000 certificates in two Series, namely Series 45 and Series 46. Series 45 will consist of at least 250,000 certificates and may consist of all certificates not already purchased by investors. The minimum purchase for each investor is 500 certificates ($5,000), except that employees of Boston Associates or its affiliates, and/or previous investors in public limited partnerships sponsored by Boston Capital Corporation, may purchase a minimum of 200 certificates ($2,000). Additional investments must be made in multiples of 100 certificates ($1,000). There will be no sales to discretionary accounts without the prior specific written approval of the investor.


Series 45 will be offered first and Series 46 will begin after Series 45 is finished. Series 45 will begin in July 2003 and is expected to continue through September 2003, but Series 45 could be concluded earlier or extended by Boston Associates for an indefinite period of time, and is subject to the condition that subscriptions for at least 250,000 certificates be accepted by Boston Associates no later than twelve months from the commencement of each series.

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Subscription proceeds will be placed in an interest-bearing escrow account with the escrow agent, and released to Boston Capital only on a closing date. Within seventy-five days after the end of the fiscal quarter following a closing date, subscribers who were admitted as investors will be paid interest accrued on their escrowed funds until the applicable closing date, less any escrow fees and expenses. Subscriptions for certificates will be accepted or rejected by Boston Associates, in its sole discretion, within thirty days of receipt, but the issuance of certificates to an investor shall be subject to acceptance of subscriptions for a sufficient number of certificates to effectuate a closing. If not accepted or rejected within thirty days of receipt by Boston Capital, any subscriptions shall be deemed to be accepted. Boston Capital will refund all monies paid on rejected subscriptions within ten days of such rejection without interest. Until subscriptions for at least 250,000 certificates in any series are received, no subscriber will be recognized as an investor and funds paid by the subscribers will be deposited with the escrow agent.

No certificates in any series will be sold unless Boston Associates receives and accepts subscriptions for at least 250,000 certificates prior to the expiration or termination of the applicable series offering period. If subscriptions for fewer than 250,000 certificates have been received and accepted from qualified investors by the expiration or termination of the applicable series offering period, no certificates of such series will be sold and all funds received from subscribers will be refunded within 10 days after the expiration or termination of the applicable series offering period, together with accrued interest thereon in the case of subscribers whose subscriptions have been accepted. If, prior to the expiration or termination of the applicable series offering period, Boston Associates has received and accepted subscriptions for at least 250,000 certificates in its sole discretion, Boston Associates may release the subscription proceeds from escrow and the subscribers will be admitted as investors (the "initial closing"). Any purchase of certificates by Boston Associates and its affiliates and employees of its affiliates will not be considered in order to meet the minimum offering of a particular series.

The date on which the initial closing takes place with respect to any series pursuant to the foregoing provisions is referred to as an initial closing date. After the initial closing and prior to the expiration or termination of the applicable series offering period, Boston Associates may, but is not required to, accept additional subscriptions for such series in excess of 250,000 certificates--up to the total of authorized certificates not already purchased by investors and admit such subscribers as investors with subscription proceeds being released from escrow and subscribers admitted as investors not later than the last day of the calendar month following the date upon which their subscriptions were accepted by the Boston Associates.

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Boston Associates and its affiliates and employees of its affiliates may purchase certificates aggregating not more than 15% of the certificates authorized for sale in any series, excluding certificates which comprise any part of the minimum offering of 250,000 certificates with respect to a particular series; provided, however, that the affiliated persons must hold the certificates for investment purposes only, and not for immediate resale. These persons will acquire certificates on the same terms and conditions as other investors, except they will not pay selling commissions, the Dealer-Manager Fee, the non-accountable expense allowance, nor the accountable due diligence expense reimbursement otherwise payable to the Dealer-Manager from Boston Capital. In addition, investors will not have to pay selling commissions equal to 7% ($0.70) per certificate, if they use the services of a NASD-registered investment advisor that charges the investor a fee for its services. The net offering proceeds to Boston Capital with respect to both kinds of purchases will be the same as for certificates sold to other investors.

The offering amount of each series may be increased, in the sole discretion of Boston Associates, up to the total amount of authorized but unissued certificates at any time prior to the expiration or termination of the applicable series offering period.

Boston Capital will account for, and issue information with respect to, each series of certificates separately. Organization and offering expenses, Boston Capital's working capital reserve and other general expenses of Boston Capital may be allocated pro rata among the series based on the number of certificates in each series.

To the extent that additional certificates are sold in additional series, each such series may be required to reimburse prior series for its pro rata portion of organization and offering expenses. All of Boston Capital's operating expenses attributable to operating partnership interests allocated to a particular series of certificates will be charged to that series. Boston Associates will apportion operating expenses and other costs which are not specifically allocable to a particular series among the appropriate series upon the advice of its accountants. The allocations and distributions of profits, credits and losses, net cash flow and sale, refinancing and liquidation proceeds, and all other priorities and allocations set forth under "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals" will be separately determined for each series of certificates. Voting rights with respect to matters that are only applicable to a particular series of certificates will be exercisable only by investors as to such series.

All series of certificates will:

- have substantially identical investment objectives in generating tax credits, and possibly state housing tax credits;

-    provide for no duplication of property management or other fees;

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-    provide for substantially identical compensation to Boston Associates and its affiliates;

- provide for investment in operating partnership interests under substantially the same terms and conditions.

Additionally, operating partnership interests may be invested in jointly by series of certificates, or may be invested in jointly by a series of certificates with another similar offering, provided that (1) the two programs have similar investment objectives, (2) there are no duplicate property management or other fees, (3) the compensation to the sponsors of each program is substantially similar, (4) each program will have a right of first refusal if the other program wishes to sell its operating partnership interest and (5) the investment of each program is on substantially the same terms and conditions.

There is a potential risk that investors in a series of certificates may not acquire a controlling interest in a joint investment or, that if an equal interest is acquired by each program, there may be a potential risk of impasse on decisions.

THE CERTIFICATES OF DIFFERENT SERIES WILL SHARE IN DIFFERENT POOLS OF OPERATING PARTNERSHIP INTERESTS AND, THEREFORE, INVESTORS IN DIFFERENT SERIES MIGHT RECEIVE DIFFERENT RETURNS ON THEIR INVESTMENTS.

Because each series of Boston Capital will be treated as though it were a separate partnership sharing in a separate and distinct pool of operating partnership interests and because the purchase of certificates in any one series will not entitle an investor to any interest in any other Series of Boston Capital, historical financial information regarding Boston Capital, which is comprised of prior Series, is not provided in this Prospectus. However, information regarding the prior performance of each series within Boston Capital and their affiliates is provided under the section of this Prospectus entitled "Prior Performance of Boston Associates and its Affiliates" and "Appendix I--Tabular Information Concerning Prior Limited Partnerships." In addition, audited financial information regarding Boston Associates and the Assignor Limited Partner is provided in Appendix I. Any investor may obtain a copy of Boston Capital's most recent Form 10-K and/or Form 10-Q at no charge upon written request to Boston Capital Tax Credit Fund IV L.P., One Boston Place, Suite 2100, Boston, Massachusetts 02108, Attention: Jeffrey Goldstein.

SELLING ARRANGEMENTS

The certificates are offered on a best efforts basis through Boston Capital Services, Inc., the Dealer-Manager. The Dealer-Manager is an affiliate of Boston Associates. The Dealer-Manager will receive as compensation selling commissions of 7% of the public offering price of the certificates sold hereby ($0.70 per certificate) except that for purchases of more than

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10,000 certificates ($100,000), the selling commissions will be reduced as set forth in the table below. The incremental reduction in selling commissions on purchases of more than 10,000 certificates will not change Boston Capital's net proceeds, but will be reflected by a reduction in the price per certificate on such purchases as set forth in the table below.

     NUMBER OF CERTIFICATES                       SELLING                    PRICE
           PURCHASED                             COMMISSION             PER CERTIFICATE
---------------------------------       -----------------------------   ---------------
First 10,000 certificates               7.0%  ($0.70 per certificate)       $ 10.00
Next 10,000 certificates                6.5%  ($0.65 per certificate)       $  9.95
Next 10,000 certificates                5.5%  ($0.55 per certificate)       $  9.85
Next 10,000 certificates                4.5%  ($0.45 per certificate)       $  9.75
Next 10,000 certificates                3.5%  ($0.35 per certificate)       $  9.65
Next 10,000 certificates and over       2.5%  ($0.25 per certificate)       $  9.55

Reductions apply in a graduated manner, i.e., for purchases above 10,000 certificates, selling commissions of $0.70 per certificate will nonetheless be payable on the first 10,000 certificates purchased and, thereafter, $0.65 per certificate will be payable on each certificate purchased from 10,100 to 20,000 certificates, $0.55 per certificate will be payable on each certificate purchased from 20,100 to 30,000, $0.45 per certificate will be payable on each certificate purchased from 30,100 to 40,000, $0.35 per certificate will be payable on each certificate purchased from 40,100 to 50,000 and $0.25 per certificate will be payable on each certificate purchased in excess of 50,100.

In order to purchase certificates, the subscriber must complete and properly execute, or, to the extent permitted by applicable state law, have completed and executed on his behalf by the Dealer-Manager or Soliciting Dealer, the Investor Form attached hereto. Each subscription for certificates must be accompanied by tender of the sum of $10 (less any applicable quantity discount) per certificate ($8.95 in the case of Boston Associates, its affiliates and employees of its affiliates). By executing the Investor Form, or agreeing to have the Investor Form executed on his behalf, the subscriber agrees to be bound by all the terms of the Fund Agreement, which is set forth in full as Exhibit A. Provisions of the Fund Agreement are summarized under the caption "Summary of Provisions of the Fund Agreement."

The Dealer-Manager also will receive (1) a non-accountable expense allowance in an amount up to 1% of the public offering price of the certificates sold and (2) a Dealer-Manager Fee in an amount equal to 2% of the public offering price of the certificates sold, the aggregate of which will be utilized for wholesaling expenses including reallowances.

Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the NASD and approval by the Dealer-Manager, the Dealer-Manager may establish sales incentive programs for registered representatives of Soliciting Dealers or may reimburse the

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Soliciting Dealers for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. The aggregate value of incentives paid directly to individual registered representatives will not exceed $100.00. The Soliciting Dealers will have sole discretion as to how they will distribute sales incentives to their respective registered representatives. The value of any sales incentives will be included in total underwriting compensation subject to the limitations set forth herein. The Dealer-Manager may also pay cash compensation directly to the Soliciting Dealers with such payments to be reflected on the books of those Soliciting Dealers as compensation in connection with the offering.

Investors who have engaged the services of a registered investment advisor may agree with the participating Soliciting Dealer selling the certificates and the Dealer-Manager to reduce the amount of selling commissions payable with respect to such sale to as low as zero. The net offering proceeds to Boston Capital will not be affected by such reduction and all such sales must still be made through Soliciting Dealers. Neither Boston Associates, the Dealer-Manager or its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to recommend an investment in Boston Capital.

At the sole discretion of each Soliciting Dealer, the Soliciting Dealers and their employees may purchase certificates aggregating not more than 10% of the certificates authorized for sale in any series on the same terms and conditions as other investors, except they will not pay that portion of any Selling Commissions which may otherwise be re-allowed to the Soliciting Dealer by the Dealer-Manager. The net offering proceeds to Boston Capital of each such sale, however, will be the same as for the certificates sold to the public. Any purchases of certificates by Soliciting Dealers and their employees will not be considered in order to meet the minimum offering of a particular series.

The Dealer-Manager may re-allow all or any portion of the 7% Selling Commissions, 2% Dealer-Manager Fee and the 1% non-accountable expense allowance to Soliciting Dealers in respect of any certificates sold through such Soliciting Dealer's efforts. Soliciting Dealers may elect to pay their registered representatives any re-allowed selling commissions over a period of up to seven years. None of the 0.5% accountable due diligence expense reimbursement will be paid to the Dealer-Manager or its affiliates, but will be paid to the Soliciting Dealers. Unused amounts from the 0.5% accountable due diligence expense reimbursement will be used to purchase operating partnership interests. The aggregate compensation to be paid to the Dealer-Manager and Soliciting Dealers from whatever source and at all levels of sales will not exceed 10% of the offering proceeds plus a maximum of one-half of one percent for bona fide due diligence expenses.

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

The agreement entered into by Boston Capital and Boston Associates with the Dealer-Manager and the selling agreements between the Dealer-Manager and Soliciting Dealers will contain cross-indemnity clauses for the benefit of the Soliciting Dealers with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Dealer-Manager and the Soliciting Dealers may be deemed underwriters as that term is defined in the Securities Act of 1933, as amended.

                               ESCROW ARRANGEMENTS

All proceeds of the offering will be deposited and held in trust for the benefit of the purchasers of certificates in an escrow account or accounts with the Escrow Agent to be used only for the specific purposes set forth under "Estimated Use of Proceeds." These proceeds may be temporarily invested in bank time deposits, certificates of deposit, bank money market accounts and government securities. Subscription proceeds deposited may not be withdrawn by subscribers. An investor should make the subscription check payable to "Wainwright Bank & Trust/BCTC IV Escrow Account."

Upon recognition as an investor, a subscriber for certificates will be entitled to receive an amount equal to the amount of the interest earned on his subscription proceeds held in the escrow account from the day after such proceeds were received in the escrow account until but not including the closing date. Such distribution will be made within seventy-five days of the end of the fiscal quarter following the closing date, and will be made prior to, and without regard to, any distributions from Boston Capital to which the investors are entitled as described under "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals."

                   SUMMARY OF PROVISIONS OF THE FUND AGREEMENT

By tendering payment for certificates and by acceptance of the confirmation of purchase or delivery of the certificate, an investor shall be deemed to have assented to be bound by all the terms and conditions of the Fund Agreement, the form of which is set out in its entirety at the end of this Prospectus as Exhibit A. The investors will become Assignees of the Assignor Limited Partner of Boston Capital and as such, their rights will also be governed by the terms of the Fund Agreement. An investor executing an Investor Form shall have assented to be bound by all the terms and conditions of the Fund Agreement.

Prospective investors should study the form of Fund Agreement carefully before subscribing for certificates. The following statements and the statements in this Prospectus concerning the Fund Agreement and related matters are merely a summary, do not purport to be complete and in no way modify or amend, and are qualified in their entirety by reference to the Fund Agreement.

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                         WITHDRAWAL OF BOSTON ASSOCIATES

Subject to the consent of a majority in interest of the limited partners including the Assignor Limited Partner, voting as instructed by a majority in interest of the investors, Boston Associates may withdraw or sell, transfer or assign its interest upon giving sixty days notice to the limited partners of its intention to withdraw upon admission of a substitute general partner, who has satisfied certain conditions, including, among other things, that:

(1)  such person agrees to and executes the Fund Agreement;

(2) Counsel or counsel for the investors renders an opinion that such person's selection and admission is in accordance with the Delaware Revised Uniform Limited Partnership Act;

(3) that such person has sufficient net worth and meets all other requirements of the IRS necessary for Boston Capital to continue to be classified as a partnership for federal income tax purposes; provided that the interests of the investors are not adversely affected.

Subject to Section 6.02 of the Fund Agreement, Boston Associates may designate additional persons to be general partners, whose interests shall be such as shall be agreed upon by Boston Associates and such additional general partners, provided that the interests of the investors shall not be adversely affected.

                          REMOVAL OF BOSTON ASSOCIATES

A majority in interest of the limited partners, including the Assignor Limited Partner, voting as instructed by the investors, is entitled to remove Boston Associates from Boston Capital and elect a new general partner.

Upon the removal of Boston Associates, any rights--including, but not limited to, rights to its Fund Interest and fees--or liabilities of Boston Associates which matured prior to such removal will not be affected. See "Voting Rights and Meetings."

              LIABILITY OF PARTNERS AND INVESTORS TO THIRD PARTIES

Boston Associates will be liable for all general obligations of Boston Capital to the extent not paid by Boston Capital. Boston Associates will not be liable for any nonrecourse obligations of Boston Capital contracted for with third parties.

No limited partner or investor is personally liable for the debts, liabilities, contracts or any other obligations of Boston Capital; a limited partner and investor shall only be liable to pay his capital contribution as and when due, unless, in addition to the exercise of his rights and powers as a limited partner or investor, he takes part in the control of the business of Boston Capital. However, the Delaware Revised Uniform

Partnership Act provides that if a limited partner receives a distribution from Boston Capital at the time that such distribution was in violation of Section 17-607(a) of the Act or the Fund Agreement, then that limited partner shall be liable to Boston Capital for the amount of such distribution for a period of three years from the date of such distribution. A distribution in violation of
Section 17-607(a) of the Act is a distribution where, after giving effect to the distribution, all liabilities of Boston Capital other than liabilities to limited partners on account of their interests, and nonrecourse liabilities, exceed the fair value of Boston Capital's assets, excluding that portion of the fair value subject to nonrecourse liability. It is expected that similar liabilities would be applicable to investors.

           WITHDRAWAL OF CAPITAL AND REDEMPTION OF INVESTORS' INTEREST

Each investor may look solely to the assets of Boston Capital or the assets of Boston Capital attributable to his series of certificates, as the case may be, for any distributions, and will have no recourse against any other investor or any limited partner of Boston Capital. No limited partner or investor has the right to request withdrawal of his capital from Boston Capital, and as set forth in Section 3.04(b) of the Fund Agreement, Boston Associates has no personal liability for the repayment of such capital. No partner or investor is entitled to demand or receive any return of his capital contribution other than from liquidation, sale or refinancing proceeds, to the extent available, as provided in the Fund Agreement; nor is any limited partner or investor entitled to receive property other than cash upon dissolution and termination of Boston Capital. Boston Capital does not intend to purchase or redeem the interests of limited partners or investors. Nothing described above alters the limitation on liability of Boston Associates or its affiliates pursuant to Section 5.08(a) of the Fund Agreement.

                          MANAGEMENT OF BOSTON CAPITAL

Boston Associates has the sole right to manage the business of Boston Capital.

                               MERGERS AND ROLLUPS

Section 10.02(h) of the Fund Agreement prohibits the merger or combination of Boston Capital with any other entity.

                           VOTING RIGHTS AND MEETINGS

Investors have no right to participate in the management or control of Boston Capital's business. The Fund Agreement provides, however, that the Assignor Limited Partner will vote its limited partnership interest as directed by the investors. Accordingly, the limited partners, including the Assignor Limited Partner voting on behalf of and as instructed by the investors, owning a majority in interest of the total interests of Boston Capital will have the right to vote to:

- approve or disapprove the sale of all or substantially all of the assets of Boston Capital at any one time; provided, however, only investors in a

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

     particular series will have the right to vote on the sale of operating partnership interests attributable to that series;

- amend the Fund Agreement, except that, without the approval of any limited partner affected thereby, no such amendment may (1) alter the rights and obligations of such limited partner under the Fund Agreement, (2) modify the order of distributions of cash or allocations of profits, credits and losses to such limited partner, (3) or modify the method of determining distributions of cash and allocations of profits, credits and losses to such limited partner and (4) without the consent of all limited partners and investors, no such amendment may allow the investors to take part in the management or control of Boston Capital's business or otherwise modify their limited liability;

-    remove a general partner and elect a replacement;

-    dissolve Boston Capital.

Notwithstanding the foregoing, Boston Associates may amend the Fund Agreement without the consent of the limited partners with respect to certain matters which are not adverse to the interests of the investors. Boston Associates may at any time call a meeting of investors or call for a vote without a meeting of the investors. See Section 12.02 of the Fund Agreement.

Under the Delaware Revised Uniform Limited Partnership Act, limited partners may not take part in the control of the business of a partnership. Under Delaware law presently applicable, a limited partner will not be deemed to be taking part in the control of the business by voting on one or more of the following matters: (1) sale of all or substantially all of the assets of Boston Capital,
(2) amendment to the partnership agreement, (3) change in the nature of its business, (4) removal of a general partner, (5) dissolution of the partnership and (6) admission of a general or a limited partner.

There will be no annual or other periodic meetings of the investors. However, Boston Associates must call meetings of the investors for any purpose upon written request of limited partners, including the Assignor Limited Partner voting on behalf of and as instructed by the investors, owning in the aggregate 10% or more in interests. In addition, Boston Associates shall, upon written request of limited partners owning in the aggregate 10% or more in interests, submit any matter upon which they are entitled to vote to the limited partners and investors for a vote without a meeting. The Assignor Limited Partner will call for a meeting or a vote if so instructed by the investors holding the requisite percentage of interests. With respect to matters applicable to any particular series of certificates, the above-described provisions will be applicable only to investors in such series.

Unlike shareholders of a corporation, limited partners, including the Assignor Limited Partner acting on behalf of the investors, will not have

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any appraisal or dissenters' rights in the event that the Fund Agreement is amended against their wishes.

                        AMENDMENTS TO THE FUND AGREEMENT

In addition to amendments to the Fund Agreement approved by a majority in interest of the limited partners, including the Assignor Limited Partner acting on behalf of the investors described above, Boston Associates may amend the Fund Agreement without the consent of the limited partners or investors to:

- add or substitute general partners and limited partners if such addition or substitution is in compliance with the provisions of the Fund Agreement;

- add to the general partners' representations, duties or obligations or to surrender any right or power granted to them;

- cure any ambiguity in or correct or supplement any provision that may be inconsistent with the manifest intent of the Fund Agreement or the administrative efficiency of Boston Capital;

- comply with the requirements of the staff of the Securities and Exchange Commission, any state securities commission, any national securities exchange or NASDAQ.

None of the foregoing amendments may be adverse to the interests of the limited partners or investors.

                           DISSOLUTION AND LIQUIDATION

Boston Capital shall continue in full force and effect until December 31, 2043, or until dissolution or adjudication of incompetence of a sole general partner, the passing of ninety days after the sale of all of the apartment complexes or operating partnership interests, as applicable, or until such time as is reasonably needed to wind up Boston Capital's affairs, the election by a majority in interest of the limited partners, including the Assignor Limited Partner voting on behalf of and as instructed by the investors to dissolve Boston Capital or the occurrence of any other event causing dissolution of Boston Capital under the laws of the State of Delaware. Boston Capital would also be dissolved upon the removal or withdrawal of Boston Associates, unless Boston Associates has been or is to be replaced by a substitute general partner designated by a vote of the beneficiaries including the Assignor Limited Partner voting as instructed by the investors.

In the event of the occurrence of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of Boston Associates, and unless it is decided by vote of a majority in interest of the limited partners, including the Assignor Limited Partner voting as instructed by the investors, to continue Boston Capital and designate a successor general partner, the

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liquidator shall liquidate Boston Capital's assets and distribute its proceeds in accordance with the priorities set forth in the Fund Agreement.

                                  TAX ELECTION

Upon a transfer of one or more certificates or limited partnership interests by the investors, Boston Capital is authorized, but does not intend, to make the election provided for under Section 754 of the tax code to adjust the basis of Boston Capital's property.

                         TAX MATTERS PARTNER DESIGNATION

Pursuant to Section 6231 of the tax code and its regulations and Section 9.06 of the Fund Agreement, Boston Associates shall designate itself as the tax matters partner for purposes of federal income tax audits of Boston Capital income, gain, loss, deduction or credit.

                                BOOKS AND RECORDS

Boston Capital's fiscal year begins April 1 of each year.

Boston Capital will use the accrual method of accounting.

Boston Capital's books and records shall include information relating to the status of each apartment complex, information with respect to any sales of goods or services by Boston Associates or its affiliates to Boston Capital, and a list of the names and addresses of all limited partners and investors.

Boston Capital's books and records shall be maintained at the office located at One Boston Place, Suite 2100, Boston, Massachusetts 02108. Such books and records shall be available there for examination by any limited partner or investor, or his duly authorized representative, at any and all reasonable times. Any limited partner or investor, or his duly authorized representative, shall, upon paying the costs of duplication and mailing, be entitled to a copy of audited financial statements of operating partnership(s) as soon as practicable after receipt thereof from the operating partnership(s) and of the most recently available list of the names and addresses of the limited partners and investors.

                              SUCCESSOR IN INTEREST

The provisions of the Fund Agreement are binding upon the limited partners and investors, and are binding upon and inure to the benefit of their heirs, executors, administrators, successors and assigns.

                                POWER OF ATTORNEY

Each investor, by acquiring certificates, irrevocably appoints and empowers Boston Associates as its attorney-in-fact to execute, acknowledge and swear to all instruments and file all documents requisite to carrying out the intention and purpose of the Fund Agreement.

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

                                 APPLICABLE LAW

The Fund Agreement shall be construed and enforced in accordance with the laws of the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall be governed by federal securities laws or the laws of the appropriate state, as applicable.

                                SALES LITERATURE

In connection with this offering made hereby, the Dealer-Manager and Soliciting Dealers may make use of a brochure entitled "Boston Capital Tax Credit Fund IV" and prepared by Boston Capital, which describes certain aspects of Boston Capital, Boston Associates and its affiliates. In certain jurisdictions such supplemental material may not be available. The offering of certificates will be made only by means of this Prospectus. Although the information contained in the sales material will be consistent with the information contained in this Prospectus, such information will not purport to be complete. Any such sales material will not be part of this Prospectus and it should be read only in conjunction with this Prospectus.

                                     EXPERTS

The financial statements of the Assignor Limited Partner and Boston Associates included in this Prospectus have been included in reliance on the reports of Reznick Fedder & Silverman, independent certified public accountants, given on the authority of the firm as experts in auditing and accounting.

The balance sheet of BCA Associates Limited Partnership included in this Prospectus has been included in reliance on the report of Kevin P. Martin & Associates, P.C., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

The statements under the heading "Federal Income Tax Matters" have been reviewed by Nixon Peabody LLP in Washington, D.C., and have been included herein, to the extent such statements constitute matters of law, in reliance upon the authority of the firm as an expert thereon.

                                INVESTOR REPORTS

Financial information contained in all reports to investors will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles and will include, where applicable, a reconciliation to information furnished to investors for income tax purposes--such income tax information will be on the cash basis. The balance sheet, income statement and certain other financial information in the annual report of Boston Capital will contain an opinion of independent certified public accountants and will be furnished to investors within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid by Boston Capital to Boston Associates and its affiliates, together with a description of any new agreements with affiliates. The annual report will also summarize Boston Capital's activities during the year.

Boston Capital's fiscal year will end on March 31 each year. Tax information will be provided to the investors within seventy-five days following the close of each calendar year. Boston Capital will distribute to the investors, (1) within forty-five days after the end of each of the first three fiscal quarters of each year, unaudited quarterly financial information with respect to Boston Capital, together with a summary report of its quarterly operations and (2) within 120 days after the end of the fourth fiscal quarter of each year, audited financial information with respect to Boston Capital and a statement of the services rendered to Boston Capital by Boston Associates and its affiliates and the payments by Boston Capital to them of fees and other compensation, reimbursed expenses and other cash distributions during such fiscal period, and until all operating partnership interests have been acquired, a description of any new operating partnership interests and the related apartment complexes, other than those, if any, described in this Prospectus acquired during the fiscal period.

All reports will set forth required information for each series separately to the extent applicable.

                                  LEGAL MATTERS

Legal matters in connection with the offering of the certificates will be passed upon by Nixon Peabody LLP, 401 9th Street, N.W., Suite 900, Washington, D.C 20004, as counsel to Boston Capital. In addition, Nixon Peabody LLP in Washington, D.C. prepared the description of federal income tax consequences under the caption "Federal Income Tax Matters."

                             REGISTRATION STATEMENT

A Registration Statement under the Securities Act of 1933 has been filed with the Securities and Exchange Commission, Washington, D.C. with respect to these securities offered. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

This Prospectus contains a fair summary of the material terms of all of the exhibits to the Registration Statement and the documents referred to herein. Boston Capital has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statements therein not misleading.

                                    GLOSSARY

Additional definitions of terms can be found in Article II of the Fund
Agreement.

"ACQUISITION FEE" means the total of all fees and commissions paid by any party in connection with Boston Capital's acquisition of operating partnership interests, including the Asset Acquisition Fee, and in connection with the operating partnerships' acquisition of apartment complexes, but excluding a development fee paid to a person who is not an affiliate of Boston Associates in connection with the actual development of an apartment complex by an operating partnership. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, development fee, nonrecurring management fee or any fee of a similar nature, however designated. For the purposes of this definition, development fee shall mean a fee for packaging of an apartment complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific apartment complex, either initially or at a later date.

"AFFILIATE" means, when used with respect to a specified person, (1) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (2) any person that is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, director, partner or trustee, or with respect to which the specified person serves in a similar capacity, (3) any person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities, (4) any person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing or (5) any person treated as a controlling person for purposes of Section V.E.1(a) of the NASAA Guidelines. For purposes of this definition, the term "Affiliate" shall not be deemed to include any law firm (or member or associate thereof) providing legal services to Boston Capital, Boston Associates or any affiliate of any of them.

"BOSTON ASSOCIATES" means Boston Capital Associates IV L.P., a Delaware limited partnership, in its capacity as the general partner of Boston Capital.

"BOSTON CAPITAL" means the limited partnership formed as of October 5, 1993, under the Delaware Revised Uniform Limited Partnership Act and known as Boston Capital Tax Credit Fund IV L.P.

"CAPITAL ACCOUNT" means a separate account maintained and adjusted (1) for each Limited Partner and the separate subaccount of the capital account of the Assignor Limited Partner maintained and adjusted for each investor in accordance with the terms of the Fund Agreement, and (2) for each partner of an operating partnership in accordance with the terms of the applicable Operating Partnership Agreement.

"CAPITAL TRANSACTION" means: (1) the sale by Boston Capital of all or part of its interest in an operating partnership, or any other transaction affecting Boston Capital, including its receipt of its share of the proceeds of a capital transaction as to an operating partnership, which is not in the ordinary course of its business, and (2) with respect to an operating partnership, any transaction the proceeds of which are not includable in determining net cash flow of the operating partnership, including, without limitation, the sale or other disposition of all or substantially all the assets of such operating partnership and any refinancing of the applicable permanent mortgage loan, but excluding the payment to the operating partnership of capital contributions.

"DEALER-MANAGER" means Boston Capital Services, Inc. ("BCS"), a Massachusetts corporation which is an affiliate of Boston Associates.

"ESCROW AGENT" means Wainwright Bank & Trust Company, Boston, Massachusetts, in its capacity as such.

"FRONT END FEES" means fees and expenses paid by any party for any services rendered during and in connection with Boston Capital's organizational or acquisition phase, including other Acquisition Fees, Organization and Offering Expenses, plus Selling Commissions and any other similar fees, although none are anticipated, however, designated by Boston Associates. For purposes of this definition "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with Boston Capital's acquisition of operating partnership interests (including the Asset Acquisition Fee, payable by Boston Capital from Gross Proceeds to Boston Associates or its affiliate(s) pursuant to
Section 5.15 of the Fund Agreement) and in connection with the operating partnerships' acquisition of apartment complexes, but excluding development fees paid to persons who are not affiliates of Boston Associates in connection with the actual development of apartment complexes by operating partnerships. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, nonrecurring management fee or any fee of a similar nature, however designated. For purposes of this definition, "Acquisition Expenses" means the total of all legal fees and expenses, travel and communication expenses in connection with the negotiations, costs of real estate consultants and appraisals, engineering and market studies, accountants' fees, title and recording fees and miscellaneous expenses associated with Boston Capital's acquisition of operating partnership interests and the operating partnerships' acquisition of apartment complexes, whether or not acquired, including any expenses that may have been paid by an operating general partner that will be reimbursed by Boston Capital or included in the purchase price of the apartment complexes or operating partnership interests, to the extent such expenses are not includable in Boston Capital's tax credit basis with respect to that apartment complex.

"INTEREST" or "FUND INTEREST" means the entire ownership interest of a limited partner in Boston Capital at any particular time, including the right of such limited partner to any and all benefits to which a limited partner may be entitled under the Fund Agreement and the Act, together with the obligations of such limited partner to comply with all the terms and provisions of the Fund Agreement. Reference to a majority, or specified percentage, in interest of the limited partners means (subject to the provisions of Section 12.11 of the Fund Agreement with respect to matters applicable to any particular series of certificates) limited partners whose combined capital contributions represent over 50%, or such specified percentage, respectively, of the capital contributions of all limited partners (the Assignor Limited Partner will vote Fund Interests on behalf of and in accordance with the written directions of the investors). The term "Interest" may also mean the beneficial interest of an investor in the Fund Interest of the Assignor Limited Partner, if the context so requires. As the context may require, the term "Interest" may also mean the limited partnership interest of Boston Capital in an operating partnership.

"LIQUIDATION, SALE OR REFINANCING PROCEEDS" means (a) as to an operating partnership: (i) the gross proceeds resulting from (A) the liquidation of operating partnership assets, (B) the gross proceeds resulting from any sale of the applicable apartment complex or refinancing of the applicable permanent mortgage loan, and/or (C) any other capital transaction, less (ii) the expenses of the operating partnership incident to such capital transaction (including in the case of a refinancing the cost of retiring any existing mortgage or other secured indebtedness), before any application or distribution of such proceeds pursuant to the Operating Partnership Agreement and (b) as to Boston Capital:
(i) the gross proceeds (A) resulting from the liquidation of Boston Capital's assets, (B) received by Boston Capital from an operating partnership as a result of the occurrence of a capital transaction as to such Operating Partnership, (C) resulting from any sale of the interest of the Boston Capital in any Operating Partnership, and/or (D) resulting from any other capital transaction, less (ii), in the case of (A), (C) and (D) immediately above, the expenses of Boston Capital incident to such capital transaction, before any application or distribution of such proceeds pursuant to the Fund Agreement.

"NASAA GUIDELINES" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

"NET CASH FLOW" means, with respect to any year or other applicable period, (a) all revenues received by Boston Capital during such period, plus (b) any amounts which Boston Associates releases from the Working

Capital Reserve (other than amounts placed in the Working Capital Reserve from Net Offering Proceeds) as being no longer necessary to hold as part of the Working Capital Reserve, less: (i) operating expenses of Boston Capital paid from revenues during the period, including any expenses paid to Boston Associates, but not including such amounts paid from the Working Capital Reserve, (ii) all cash payments made from revenues of Boston Capital during such period to discharge Fund indebtedness, and (iii) all amounts from revenues, if any, added to the Working Capital Reserve during such period.

"NET OFFERING PROCEEDS" means the total amount of funds received by Boston Capital. on behalf of the Assignor Limited Partner from the investors in connection with the offering, exclusive of Selling Commissions, as described in "The Offering-Selling Arrangements."

"ORGANIZATION AND OFFERING EXPENSES" means (a) an accountable due diligence expense reimbursement to the Dealer-Manager in an amount up to $.05 per certificate sold, (b) the Dealer-Manager Fee to the Dealer-Manager, (c) a non accountable expense allowance to the Dealer-Manager in an amount up to $.10 per certificate sold, (d) an accountable expense reimbursement to Boston Associates and its affiliates, and (e) accountable expenses paid by Boston Capital directly or by Boston Associates and affiliates in connection with the organization of Boston Capital, the structuring of Boston Capital's investments and the offering of certificates, as more specifically described under the caption "Compensation and Fees--Organization, Offering and Acquisition Phase."

"REGULATORY AGREEMENT" means an agreement entered into between an operating partnership and a federal, state or local agency or unit of general local government, which agreement sets forth certain terms under which the applicable apartment complex is to be developed and/or operated.

"SALES PREPARATION FEE" means the fee payable by an operating partnership to an operating general partner for its services in preparing an apartment complex for sale, in an amount anticipated to be 3% of the gross sales price of the apartment complex.

"WORKING CAPITAL RESERVE" means funds of Boston Capital held in reserve, anticipated to be initially established in an amount of 4% of gross offering proceeds, to be available for contingencies relating to the operation, management and administration of the apartment complexes, the operating partnerships, and Boston Capital, including the payment of the annual Fund Management Fee. In addition, funds held in the Working Capital Reserve will also be available for option and/or other payments which may be necessary to secure the acquisition of operating partnership interests. Amounts held in the Working Capital Reserve may at any time, in the discretion of Boston Associates, be added to net cash flow or liquidation, sale or refinancing proceeds.

                      [This Page Intentionally Left Blank]

                           REZNICK FEDDER & SILVERMAN
             CERTIFIED PUBLIC ACCOUNTS - A PROFESSIONAL CORPORATION

       7700 OLD GEORGETOWN ROAD, SUITE 400, BETHESDA, MARYLAND 20814-6224
                    PHONE (301) 652-9100, FAX (301) 652-1848
                                   www.rfs.com

                          INDEPENDENT AUDITORS' REPORT

To the Partners of
Boston Capital Associates IV L.P.

We have audited the accompanying balance sheet of Boston Capital Associates IV L.P. as of December 31, 2002. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Boston Capital Associates IV L.P. as of December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                          REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
March 13, 2003

                        BOSTON CAPITAL ASSOCIATES IV L.P.

                                  BALANCE SHEET

                                DECEMBER 31, 2002

                         LIABILITIES
Investment in limited partnership (note C)                     $  (1,675,786)
                                                               =============
Partner's deficit (note B)
  General partner                                                    (16,757)
  Limited partner                                                 (1,659,029)
                                                               -------------
                                                                  (1,675,786)
                                                               =============
                                                               $
                                                               =============

       The accompanying notes are an integral part of this balance sheet.

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Boston Capital Associates IV L.P. (the "Partnership") was organized under the laws of the State of Delaware as of October 5, 1993, to act as the general partner of, and to acquire and hold a general partnership interest in, Boston Capital Tax Credit Fund IV L.P.

INVESTMENT IN LIMITED PARTNERSHIP

The Partnership accounts for its investment in Boston Capital Tax Credit Fund IV L.P. (the "Limited Partnership") using the equity method, whereby the Partnership adjusts the investment cost for its share of the Operating Partnership's results of operations and for any distributions received or accrued.

Pursuant to Statement of Position 78-9 ("SOP 78-9"), Accounting for Investments in Real Estate Ventures, as the element of control by Boston Capital Associates IV, L.P. does not exist over Boston Capital Tax Credit Fund IV L.P., the Limited Partnership is not consolidated with Boston Capital Associates IV, L.P. The lack of control is demonstrated by certain rights the limited partners of Boston Capital Tax Credit Fund IV L.P. are granted in the Partnership Agreement.

The Limited Partnership maintains its financial statements based on a March 31 year end and the Partnership utilizes a calendar year end.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities", an interpretation of ARB No. 51, "Consolidated Financial Statements", which provides new accounting guidance on when to consolidate a variable interest, as defined in FIN 46, in another entity. FIN 46 applies to variable interests in variable interest entities acquired after January 31, 2003. For nonpublic entities, such as the Partnership, FIN 46 should be implemented no later than December 31, 2004. The general partner is in the process of analyzing FIN 46 to determine the impact, if any, on the Partnership's financial statements. Management has not yet made any determination of the potential impact FIN 46 might have on the Partnership's current accounting for its investments in the Limited Partnership or whether any of those investments might be required to be consolidated.

NOTE B--PARTNERS' CAPITAL CONTRIBUTIONS

The Partnership has one general partner--C&M Associates d/b/a BCA Associates Limited Partnership and one limited partner--Capital Investment Holdings IV. As of October 5, 1993, the general partner and the limited partner are obligated to make capital contributions of $100 and $1,400, respectively. At December 31, 2002, these amounts remain receivable from the general partner and limited partner, respectively. Under the terms of the Partnership Agreement, the general partner has no obligation to make additional capital contributions to the Partnership, except possibly upon liquidation. There are no additional capital contributions due from the limited partner.

NOTE C--INVESTMENT IN LIMITED PARTNERSHIP

On October 5, 1993, the Partnership was admitted as the general partner in Boston Capital Tax Credit Fund IV L.P. The Limited Partnership was formed to invest in real estate by acquiring, holding, and disposing of limited partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes. Pursuant to SOP 78-9, the Partnership has a legal obligation to the Limited Partnership as its general partner. As such, the investment has been taken below zero. The negative investment balance of $1,675,786 represents losses from the Limited Partnership in excess of capital contributed as of December 31, 2002. However, there are no support arrangements between the Partnership and the Limited Partnership. The Partnership's investment in limited partnership at December 31, 2002 is summarized as follows:

  Investment in limited partnership                            $  (1,675,786)
  Miscellaneous difference                                            (6,030)
                                                               -------------
  Deficit per limited partnership's financial statements       $  (1,681,816)
                                                               =============

The summarized balance sheets of the Limited Partnership at December 31, 2002 (unaudited) and March 31, 2002 (audited) and the summarized combined statements of operations for the period April 1, 2002 through December 31, 2002 (unaudited) and the year ended March 31, 2002 (audited) are as follows:

                                  BALANCE SHEET

                                                 UNAUDITED           AUDITED
                                                DECEMBER 31,        MARCH 31,
                                                    2002              2002
                                               --------------    --------------
                     ASSETS
INVESTMENT IN OPERATING LIMITED PARTNERSHIPS   $  426,033,753    $  410,857,851
OTHER ASSETS
  Cash and cash equivalents                        10,034,252        18,950,441
  Investments                                       3,526,103         7,474,493
  Notes receivable                                 19,779,125        17,736,231
  Acquisition costs                                29,470,366        24,043,671
  Other assets                                     33,495,145        14,311,335
                                               --------------    --------------
                                               $  522,338,744    $  493,374,022
                                               ==============    ==============

        LIABILITIES AND PARTNERS' EQUITY
LIABILITIES
  Capital contributions payable                $   38,610,576    $   38,224,714
  Line of credit                                           --         5,708,074
  Accounts payable--affiliates                     15,734,096        12,227,766
  Accounts payable and accrued expenses             3,422,477           897,555
                                               --------------    --------------
                                                   57,767,149        57,058,109

PARTNERS' EQUITY
  Limited partners                                466,230,256       437,739,660
  General partner                                  (1,681,816)       (1,446,904)
  Accumulated other comprehensive income               23,157            23,157
                                               --------------    --------------
                                                  464,571,591       436,315,913
                                               --------------    --------------
                                               $  522,338,744    $  493,374,022
                                               ==============    ==============

                                                 UNAUDITED
                                               PERIOD APRIL 1,      AUDITED
                                                2002 THROUGH       YEAR ENDED
                                                DECEMBER 31,       MARCH 31,
                                                   2002              2002
                                               --------------    --------------
          STATEMENT OF OPERATIONS
INCOME
  Interest income and other                    $      696,391    $      926,439
                                               --------------    --------------
Share of losses from operating limited
 partnerships                                     (18,406,385)      (30,093,432)
                                               --------------    --------------
EXPENSES
  Fund management fee                               3,971,497         4,762,222
  Amortization                                        537,145           603,339
  General and administrative expenses                 677,540           893,561
  Professional fees                                   517,585           634,694
  Organization                                         77,364           183,946
                                               --------------    --------------
                                                    5,781,131         7,077,762
                                               --------------    --------------
NET LOSS                                       $  (23,491,125)   $  (36,244,755)
                                               ==============    ==============
  Net loss allocated to general partner        $     (234,912)   $     (362,447)
                                               --------------    --------------
  Net loss allocated to limited partner        $  (23,256,213)   $  (35,882,308)
                                               --------------    --------------

                        BOSTON CAPITAL ASSOCIATES IV L.P.

                                  BALANCE SHEET

                              AS OF MARCH 31, 2003

                                   (UNAUDITED)

                  LIABILITIES
Investment in Limited Partnership                                $   (1,779,008)
                                                                 ==============
Partners' Deficit
  General Partner                                                       (17,789)
  Limited Partner                                                    (1,761,219)
                                                                 --------------
                                                                     (1,779,008)
                                                                 ==============
                                                                 $            0
                                                                 ==============

                       KEVIN P. MARTIN & ASSOCIATES, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                              BUSINESS CONSULTANTS
                             BUSINESS IDEAS AT WORK

KEVIN P. MARTIN, CPA                           SOUTH SHORE EXECUTIVE PART
KEVIN P. MARTIN, JR, CPA, MST                       TEN FORBES WEST
-------------------                             BRAINTREE, MA 02184-2696
KENNETH J. DAVIN, CPA                              -------------------
GARRETT H. DALTON, III, CPA, MBA                  VOICE 781, 380. 3520
LISA A. MARTIN, CPA, MST                           FAX 781. 380. 7836
                                                EMAIL INFO@KPMONLINE.COM

                          INDEPENDENT AUDITORS' REPORT

To the Partners of
BCA Associates Limited Partnership
One Boston Place
Boston, MA 02108-4406

We have audited the accompanying balance sheet of BCA Associates Limited Partnership (a Massachusetts Limited Partnership) as of December 31, 2002. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of BCA Associates Limited Partnership as of December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

March 4, 2003                                 KEVIN P. MARTIN & ASSOCIATES, P.C.
Braintree, Massachusetts

                       BCA ASSOCIATES LIMITED PARTNERSHIP
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)

                                  BALANCE SHEET

                                DECEMBER 31, 2002

                     ASSETS
CURRENT ASSETS:
  Cash                                            $     776,078
  Total current assets                                  776,078
OTHER ASSETS:
  Investments                                        (6,329,241)
                                                  -------------
                                                  $  (5,553,163)
                                                  =============

        LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                $         436
  Total current liabilities                                 436
  PARTNERS' EQUITY                                   (5,553,599)
                                                  -------------
                                                  $  (5,553,163)
                                                  =============

    The accompanying notes are an integral part of this financial statement.

                       BCA ASSOCIATES LIMITED PARTNERSHIP
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENT

                                DECEMBER 31, 2002

The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America. The following is a summary of significant accounting policies:

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS--C & M Associates was formed as a Massachusetts general partnership pursuant to an agreement dated July 1, 1982 to derive acquisition, consulting and management fees from various investment limited partnerships. Effective June 1, 2001, pursuant to an Amended and Restated Agreement of Limited Partnership, the partnership was reconstituted as a Massachusetts Limited Partnership and named "BCA Associates Limited Partnership" (the "Partnership"). John P. Manning and Herbert F. Collins, previously the two general partners of C & M Associates, became limited partners of BCA Associates Limited Partnership and a new general partner was admitted, C & M Management Inc., for a capital contribution of $500,000.

BCA Associates Limited Partnership owns partnership interests in entities which own multiple apartment complexes located in various states. The partnerships are subject to long-term subsidy contracts, mortgage restrictions as to prepayments and priority distributions to limited partners.

METHOD OF ACCOUNTING--The financial statements of the Partnership are prepared on the accrual basis of accounting, and include only those assets, liabilities and results of operations of the Partnership which relate to the business of BCA Associates Limited Partnership.

BCA Associates Limited Partnership does not currently syndicate individual private limited partnerships. However, BCA Associates Limited Partnership continues to act as general partner in various public individual and corporate private limited partnerships which are syndicated through an affiliate.

In accordance with Statement of Position 78-9 ACCOUNTING FOR INVESTMENTS IN REAL ESTATE VENTURES, (PARAGRAPH .09), we have not consolidated any of the investment partnerships as the limited partners have approval rights over certain decisions, such as the right to replace the general partner or partners, approve the sale or refinancing of principal assets or approve acquisition of principal partnership assets.

REVENUE RECOGNITION POLICY--BCA Associates Limited Partnership currently conducts no acquisition or consulting activities and earns no revenue.

ALLOCATION OF EXPENSES--There is no allocation of expenses to BCA Associates Limited Partnership from its general partner or any other affiliated entities or from BCA Associates Limited Partnership to affiliated entities.

INCOME TAXES--No provision for income taxes is made in the balance sheet of the Partnership since the individual partners, not the entity, are allocated the tax effect of items of income, deduction and credits to be reported.

CASH AND CASH EQUIVALENTS--The Partnership considers all highly liquid investments with a maturity of three months or less, when purchased, to be "cash equivalents." The Partnership maintains its cash balances in one financial institution located in Boston, Massachusetts.

USE OF ESTIMATES--The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2--INVESTMENTS--The Partnership owns a general partnership interest in several hundred investment partnerships (the Funds) which invest in affordable residential rental real estate throughout the United States. The investments are accounted for using the equity method.

BCA Associates Limited Partnership is the general partner of the investment partnership and does not have a responsibility to guarantee or fund real estate operating partnerships.

There are no support arrangements between BCA Associates Limited Partnership and Boston Capital Associates IV LP or any other entities.

NOTE 3--LINE OF CREDIT--The Partnership is a guarantor on a $40 million revolving bank line of credit of another partnership, in which BCA Associates Limited Partnership is affiliated as sponsor and through common control. Under the terms of the loan agreement dated June 1, 2001, the loan bears interest at the prime rate plus .25% or Libor plus 250 basis points which ever is in effect from time to time. The Partnership has guaranteed 25% of the principal and 100% of the interest outstanding. As of December 31, 2002, there is no outstanding liability of BCA Associates Limited Partnership under the line of credit. There is, however, $5,659,039 outstanding to the affiliate, of which BCA Associates Limited Partnership has guaranteed $1,414,760.

NOTE 4--EQUITY--The Partnership's equity is comprised of the following as of December 31, 2002:

                                         GENERAL       LIMITED
                                         PARTNER       PARTNERS         TOTAL
                                        ---------    ------------    ------------
Partners' equity at December 31, 2001   $ 500,002    $ (5,984,930)   $ (5,484,928)
Net Income for the period ended
  December 31, 2002                            --         (68,671)        (68,671)
                                        ---------    ------------    ------------
Partners'equity at December 31, 2002    $ 500,002    $ (6,053,601)   $ (5,553,599)
                                        =========    ============    ============

NOTE 5--RECENT ACCOUNTING PRONOUNCEMENTS--In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities", an interpretation of ARB No. 51, "Consolidated Financial Statements", which provides new accounting guidance on when to consolidate a variable interest, as defined in FIN 46, in another entity. FIN 46 applies to variable interests in variable interest entities acquired after January 31, 2003. For nonpublic entities, such as the Partnership, FIN 46 should be implemented no later than December 31, 2004. The general partner is in the process of analyzing FIN 46 to determine the impact, if any, on the Partnership's financial statements. Management has not yet made any determination of the potential impact FIN 46 might have on the Partnership's current accounting for its investments in operating partnerships or whether any of those investments might be required to be consolidated.

                       KEVIN P. MARTIN & ASSOCIATES, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                              BUSINESS CONSULTANTS
                             BUSINESS IDEAS AT WORK

KEVIN P. MARTIN, CPA                           SOUTH SHORE EXECUTIVE PART
KEVIN P. MARTIN, JR, CPA, MST                       TEN FORBES WEST
-------------------                             BRAINTREE, MA 02184-2696
KENNETH J. DAVIN, CPA                              -------------------
GARRETT H. DALTON, III, CPA, MBA                  VOICE 781, 380. 3520
LISA A. MARTIN, CPA, MST                           FAX 781. 380. 7836
                                                EMAIL INFO@KPMONLINE.COM

To The Partners
BCA Associates Limited Partnership
One Boston Place
Boston, MA 02108-4406

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of BCA Associates Limited Partnership (a Massachusetts Limited Partnership) as of May 5, 2003. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of BCA Associates Limited Partnership, as of May 5, 2003, in conformity with accounting principles generally accepted in the United States of America.

                                              KEVIN P. MARTIN & ASSOCIATES, P.C.


May 5, 2003
Braintree, Massachusetts

                       BCA ASSOCIATES LIMITED PARTNERSHIP

                      (A MASSACHUSETTS LIMITED PARTNERSHIP)

                                  BALANCE SHEET

                                   MAY 5, 2003

                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                       $   7,350,944
                                                  -------------
   Total current assets                               7,350,944
                                                  -------------
OTHER ASSETS:
  Investments                                        (6,321,264)
                                                  -------------
                                                  $   1,029,680
                                                  =============

        LIABILITIES AND PARTNERS' EQUITY
PARTNERS' EQUITY                                  $   1,029,680
                                                  =============

    The accompanying notes are an integral part of this financial statement.

                       BCA ASSOCIATES LIMITED PARTNERSHIP
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)

                             NOTES TO BALANCE SHEET

                                   MAY 5, 2003

The accompanying balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America. The following is a summary of significant accounting policies:

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS--C & M Associates was formed as a Massachusetts general partnership pursuant to an agreement dated July 1, 1982 to derive acquisition, consulting and management fees from various investment limited partnerships. Effective June 1, 2001, pursuant to an Amended and Restated Agreement of Limited Partnership, the partnership was reconstituted as a Massachusetts Limited Partnership and named "BCA Associates Limited Partnership" (the "Partnership"). John P. Manning and Herbert F. Collins, previously the two general partners of C & M Associates, became limited partners of BCA Associates Limited Partnership and a new general partner was admitted, C & M Management Inc., for a capital contribution of $500,000.

BCA Associates Limited Partnership owns partnership interests in entities which own multiple apartment complexes located in various states. The partnerships are subject to long-term subsidy contracts, mortgage restrictions as to prepayments and priority distributions to limited partners.

METHOD OF ACCOUNTING--The balance sheet of the Partnership is prepared on the accrual basis of accounting, and includes only those assets, liabilities and results of operations of the Partnership which relate to the business of BCA Associates Limited Partnership.

BCA Associates Limited Partnership does not currently syndicate individual private limited partnerships. However, BCA Associates Limited Partnership continues to act as general partner in various public individual and corporate private limited partnerships which are syndicated through an affiliate.

In accordance with Statement of Position 78-9 ACCOUNTING FOR INVESTMENTS IN REAL ESTATE VENTURES, (PARAGRAPH .09), we have not consolidated any of the investment partnerships as the limited partners have approval rights over certain decisions, such as the right to replace the general partner or partners, approve the sale or refinancing of principal assets or approve acquisition of principal partnership assets.

REVENUE RECOGNITION POLICY--BCA Associates Limited Partnership currently conducts no acquisition or consulting activities and earns no revenue.

ALLOCATION OF EXPENSES--There is no allocation of expenses to BCA Associates Limited Partnership from its general partner or any other affiliated entities or from BCA Associates Limited Partnership to affiliated entities.

INCOME TAXES--No provision for income taxes is made in the balance sheet of the Partnership since the individual partners, not the entity, are allocated the tax effect of items of income, deduction and credits to be reported.

CASH AND CASH EQUIVALENTS--The Partnership considers all highly liquid investments with a maturity of three months or less, when purchased, to be "cash equivalents." The Partnership maintains its cash balances in one financial institution located in Boston, Massachusetts.

USE OF ESTIMATES--The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2--INVESTMENTS--The Partnership owns a general partnership interest in several hundred investment partnerships (the Funds) which invest in affordable residential rental real estate throughout the United States. The investments are accounted for using the equity method.

BCA Associates is the general partner of the investment partnership and does not have a responsibility to guarantee or fund real estate operating partnerships.

There are no support arrangements between BCA Associates Limited Partnership and Boston Capital Associates IV LP or any other entities.

NOTE 3--LINE OF CREDIT--The Partnership is a guarantor on a $40 million revolving bank line of credit of another partnership, in which BCA Associates Limited Partnership is affiliated as sponsor and through common control. Under the terms of the loan agreement dated June 1, 2001, the loan bears interest at the prime rate plus .25% or Libor plus 250 basis points which ever is in effect from time to time. The Partnership has guaranteed 25% of the principal and 100% of the interest outstanding. As of May 5, 2003, there is no outstanding liability of BCA Associates Limited Partnership under the line of credit. There is, however, $5,659,039 outstanding to the affiliate, of which BCA Associates Limited Partnership has guaranteed $1,414,760.

NOTE 4--EQUITY--The Partnership's equity is comprised of the following as of May 5, 2003:

                                         GENERAL       LIMITED
                                         PARTNER       PARTNERS         TOTAL
                                        ---------    ------------    ------------
Partners' equity at December 31, 2002   $ 500,002    $ (6,053,601)   $ (5,553,599)
Capital contribution                           --       6,575,302       6,575,302
Net income for the period ended
  May 5, 2003                                   1           7,976           7,977
                                        ---------    ------------    ------------
Partners' equity at May 5, 2003         $ 500,003    $    529,677    $  1,029,680
                                        =========    ============    ============

NOTE 5--RECENT ACCOUNTING PRONOUNCEMENTS--In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities", an interpretation of ARB No. 51, "Consolidated Financial Statements", which provides new accounting guidance on when to consolidate a variable interest, as defined in FIN 46, in another entity. FIN 46 applies to variable interests in variable interest entities acquired after January 31, 2003. For nonpublic entities, such as the Partnership, FIN 46 should be implemented no later than December 31, 2004. The general partner is in the process of analyzing FIN 46 to determine the impact, if any, on the Partnership's financial statements. Management has not yet made any determination of the potential impact FIN 46 might have on the Partnership's current accounting for its investments in operating partnerships or whether any of those investments might be required to be consolidated.

                       BCA ASSOCIATES LIMITED PARTNERSHIP

                             (f/k/a C&M ASSOCIATES)

                                  BALANCE SHEET

                              AS OF MARCH 31, 2003

                                   "UNAUDITED"

                     ASSETS
  Cash                                            $     778,983
  Investments                                        (6,329,241)
                                                  -------------
                                                  $  (5,550,258)
                                                  =============

        LIABILITIES AND PARTNERS' EQUITY
  Accounts payable--affiliates                    $         436
                                                  -------------
                                                            436
                                                  -------------
PARTNERS' EQUITY                                     (5,550,694)
                                                  -------------
                                                  $  (5,550,258)
                                                  =============

                       KEVIN P. MARTIN & ASSOCIATES, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                              BUSINESS CONSULTANTS
                             BUSINESS IDEAS AT WORK

KEVIN P. MARTIN, CPA                           SOUTH SHORE EXECUTIVE PART
KEVIN P. MARTIN, JR, CPA, MST                       TEN FORBES WEST
-------------------                             BRAINTREE, MA 02184-2696
KENNETH J. DAVIN, CPA                              -------------------
GARRETT H. DALTON, III, CPA, MBA                  VOICE 781, 380. 3520
LISA A. MARTIN, CPA, MST                           FAX 781. 380. 7836
                                                EMAIL INFO@KPMONLINE.COM

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
C&M Management, Inc.
One Boston Place
Boston, MA 02108-4406

We have audited the accompanying balance sheet of C&M Management, Inc. (a Massachusetts C Corporation) as of December 31, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of C&M Management, Inc. as of December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Kevin P. Martin & Associates, P.C.
May 5, 2003
Braintree, Massachusetts

                              C&M MANAGEMENT, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2002

                     ASSETS
ASSETS:
  Investment in BCA Associates                    $     500,002
                                                  =============

              STOCKHOLDERS' EQUITY
STOCKHOLDERS' EQUITY:                             $     500,002
                                                  =============

    The accompanying notes are an integral part of this financial statement.

                              C&M MANAGEMENT, INC.

                          NOTES TO FINANCIAL STATEMENT

                                DECEMBER 31, 2002

The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America. The following is a summary of significant accounting policies:

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS--C & M Management, Inc. (the "Corporation") was formed as a Massachusetts Corporation pursuant to the Articles of Incorporation dated May 23, 2001 to engage in real estate ventures of all kinds, including, but not limited to, participating as a general partner and/or a limited partner of partnerships engaged in owning, developing, managing and/or operating real property.

C&M Management, Inc.'s sole asset is an investment in BCA Associates Limited Partnership, a Massachusetts Limited Partnership.

METHOD OF ACCOUNTING--The balance sheet of the Corporation is prepared on the accrual basis of accounting, and includes only those assets, liabilities, and members' equity of the Corporation which relate to the business of C&M Management, Inc.

In accordance with Statement of Position 78-9 ACCOUNTING FOR INVESTMENTS IN REAL ESTATE VENTURES, (PARAGRAPH .09), we have not consolidated BCA Associates Limited Partnership as the limited partners have approval rights over certain decisions, such as the right to replace the general partner or partners, approve the sale or refinancing of principal assets or approve acquisition of principal partnership assets.

REVENUE RECOGNITION POLICY--C & M Management, Inc. currently conducts no acquisition or consulting activities and earns no revenue.

ALLOCATION OF EXPENSES--There is no allocation of expenses to C & M Management, Inc. from affiliated entities or from C & M Management, Inc. to affiliated entities.

USE OF ESTIMATES--The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

NOTE 2--INVESTMENTS--The Corporation owns a general partnership interest in BCA Associates Limited Partnership, a Massachusetts Limited Partnership which invests in affordable residential rental real estate throughout the United States. The investments are accounted for using the equity method.

There are no support arrangements between C & M Management, Inc. and BCA Associates Limited Partnership or any other entities.

NOTE 3--RECENT ACCOUNTING PRONOUNCEMENTS--In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities", an interpretation of ARB No. 51, "Consolidated Financial Statements", which provides new accounting guidance on when to consolidate a variable interest, as defined in FIN 46, in another entity. FIN 46 applies to variable interests in variable interest entities acquired after January 31, 2003. For nonpublic entities, such as the Partnership, FIN 46 should be implemented no later than December 31, 2004. The general partner is in the process of analyzing FIN 46 to determine the impact, if any, on the Partnership's financial statements. Management has not yet made any determination of the potential impact FIN 46 might have on the Partnership's current accounting for its investments in operating partnerships or whether any of those investments might be required to be consolidated.

                       KEVIN P. MARTIN & ASSOCIATES, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                              BUSINESS CONSULTANTS
                             BUSINESS IDEAS AT WORK

KEVIN P. MARTIN, CPA                           SOUTH SHORE EXECUTIVE PART
KEVIN P. MARTIN, JR, CPA, MST                       TEN FORBES WEST
-------------------                             BRAINTREE, MA 02184-2696
KENNETH J. DAVIN, CPA                              -------------------
GARRETT H. DALTON, III, CPA, MBA                  VOICE 781, 380. 3520
LISA A. MARTIN, CPA, MST                           FAX 781. 380. 7836
                                                EMAIL INFO@KPMONLINE.COM

To the Board of Directors of
C&M Management, Inc.
One Boston Place
Boston, MA 02108-4406

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of C&M Management, Inc. (a Massachusetts C Corporation) as of May 5, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of C&M Management, Inc. as of May 5, 2003, in conformity with accounting principles generally accepted in the United States of America.

Kevin P. Martin & Associates, P.C.
May 5, 2003
Braintree, Massachusetts

                              C&M MANAGEMENT, INC.

                                  BALANCE SHEET

                                   MAY 5, 2003

                     ASSETS
ASSETS:
Investment in BCA Associates                      $     500,003
                                                  =============

              STOCKHOLDERS' EQUITY
STOCKHOLDERS' EQUITY                              $     500,003
                                                  =============

    The accompanying notes are an integral part of this financial statement.

                              C&M MANAGEMENT, INC.

                          NOTES TO FINANCIAL STATEMENT

                                   MAY 5, 2003

The accompanying balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America. The following is a summary of significant accounting policies:

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS--C&M Management, Inc. (the "Corporation") was formed as a Massachusetts Corporation pursuant to the Articles of Incorporation dated May 23, 2001 to engage in real estate ventures of all kinds, including, but not limited to, participating as a general partner and/or a limited partner of partnerships engaged in owning, developing, managing and/or operating real property.

C&M Management, Inc.'s sole asset is an investment in BCA Associates Limited Partnership, a Massachusetts Limited Partnership.

METHOD OF ACCOUNTING--The balance sheet of the Corporation is prepared on the accrual basis of accounting, and includes only those assets, liabilities, and members' equity of the Corporation which relate to the business of C&M Management, Inc.

In accordance with Statement of Position 78-9 ACCOUNTING FOR INVESTMENTS IN REAL ESTATE VENTURES, (PARAGRAPH .09), we have not consolidated BCA Associates Limited Partnership as the limited partners have approval rights over certain decisions, such as the right to replace the general partner or partners, approve the sale or refinancing of principal assets or approve acquisition of principal partnership assets.

REVENUE RECOGNITION POLICY--C & M Management, Inc. currently conducts no acquisition or consulting activities and earns no revenue.

ALLOCATION OF EXPENSES--There is no allocation of expenses to C & M Management, Inc. from affiliated entities or from C & M Management, Inc. to affiliated entities.

USE OF ESTIMATES--The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

NOTE 2--INVESTMENTS--The Corporation owns a general partnership interest in BCA Associates Limited Partnership, a Massachusetts Limited Partnership which invests in affordable residential rental real estate throughout the United States. The Investments are accounted for using the equity method.

There are no support arrangements between C&M Management, Inc. and BCA Associates Limited Partnership or any other entities.

NOTE 3--RECENT ACCOUNTING PRONOUNCEMENTS--In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities", an interpretation of ARB No. 51, "Consolidated Financial Statements", which provides new accounting guidance on when to consolidate a variable interest, as defined in FIN 46, in another entity. FIN 46 applies to variable interests in variable interest entities acquired after January 31, 2003. For nonpublic entities, such as the Partnership, FIN 46 should be implemented no later than December 31, 2004. The general partner is in the process of analyzing FIN 46 to determine the impact, if any, on the Partnership's financial statements. Management has not yet made any determination of the potential impact FIN 46 might have on the Partnership's current accounting for its investments in operating partnerships or whether any of those investments might be required to be consolidated.

                              C&M MANAGEMENT, INC.

                                  BALANCE SHEET

                              AS OF MARCH 31, 2003

                                   "UNAUDITED"

                     ASSETS
Investments in BCA Associates                     $     500,003
                                                  =============

              STOCKHOLDERS' EQUITY
STOCKHOLDERS' EQUITY                              $     500,003
                                                  =============

                           REZNICK FEDDER & SILVERMAN
             CERTIFIED PUBLIC ACCOUNTS - A PROFESSIONAL CORPORATION

       7700 OLD GEORGETOWN ROAD, SUITE 400, BETHESDA, MARYLAND 20814-6224
                    PHONE (301) 652-9100, FAX (301) 652-1848
                                   www.rfs.com

                             BCTC IV ASSIGNOR CORP.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder
BCTC IV Assignor Corp.

We have audited the accompanying balance sheet of BCTC IV Assignor Corp. as of December 31, 2002. This balance sheet is the responsibility of the corporation's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of BCTC IV Assignor Corp. as of December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                            REZNICK, FEDDER & SILVERMAN

Bethesda, Maryland
March 13, 2003

                             BCTC IV ASSIGNOR CORP.

                                  BALANCE SHEET

                                DECEMBER 31, 2002

KEVIN P. MARTIN, CPA                           SOUTH SHORE EXECUTIVE PART
KEVIN P. MARTIN, JR, CPA, MST                       TEN FORBES WEST
--------------------                            BRAINTREE, MA 02184-2696
KENNETH J. DAVIN, CPA                             --------------------
GARRETT H. DALTON, III, CPA, MBA                  VOICE 781. 380. 3520
LISA A. MARTIN, CPA, MST                           FAX 781. 380. 7836
                                                EMAIL INFO@KPMONLINE.COM

                     ASSETS
Investment in limited partnership (note B)                        $     100
                                                                  =========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Subscription payable                                              $     100
Stockholder's equity
  Common stock--1,000 shares authorized, issued and outstanding,
   $1 par value per share                                             1,000
  Less: subscription receivable                                      (1,000)
                                                                  ---------
                                                                  $     100
                                                                  =========

       The accompanying Notes are an integral part of this balance sheet.

NOTE A--ORGANIZATION

BCTC IV Assignor Corp. (the "Corporation") was organized on October 12, 1993, under the laws of the State of Delaware to act as the assignor limited partner of, and to acquire and hold a limited partnership interest in, Boston Capital Tax Credit Fund IV L.P. (the "Limited Partnership"). The Corporation will assign units of beneficial interest in its limited partnership interest to persons who purchase Beneficial Assignee Certificates (BACs), on the basis of one unit of beneficial interest for each BAC. The Corporation will not have any interest in profits, losses or distributions on its own behalf.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities", an interpretation of ARB No. 51, "Consolidated Financial Statements", which provides new accounting guidance on when to consolidate a variable interest, as defined in FIN 46, in another entity. FIN 46 applies to variable interests in variable interest entities acquired after January 31, 2003. For nonpublic entities, such as the Corporation, FIN 46 should be implemented no later than December 31, 2004. The management is in the process of analyzing FIN 46 to determine the impact, if any, on the Corporation's financial statements. Management has not yet made any determination of the potential impact FIN 46 might have on the Corporation's current accounting for its investments in the Limited Partnership or whether any of those investments might be required to be consolidated.

NOTE B--INVESTMENT IN LIMITED PARTNERSHIP

On October 12, 1993, the Corporation was admitted as the assignor limited partner in Boston Capital Tax Credit Fund IV L.P. The Limited Partnership was formed to invest in real estate by acquiring, holding, and disposing of limited partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes.

                              BCTC IV ASSIGNOR CORP

                                  BALANCE SHEET

                              AS OF MARCH 31, 2003

                                    UNAUDITED

                     ASSETS
Investment in limited partnership                                 $     100
                                                                  =========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Subscription payable                                              $     100
Stockholder's Equity
  Common stock--1,000 Shares authorized, issued and outstanding,
   $1 par value per share                                             1,000
  Less: subscription receivable                                      (1,000)
                                                                  ---------
                                                                  $     100
                                                                  =========

                         TABULAR INFORMATION CONCERNING
                           PRIOR LIMITED PARTNERSHIPS

The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this Prospectus under "Prior Performance of Boston Associates and Its Affiliates" and is qualified in its entirety by the information contained in such narrative summary.

These Tables include information for the three-year period beginning January 1, 2000, and ending December 31, 2002 (five-year period ending March 31, 2003 for Table III) relating to public programs in the aggregate sponsored by Boston Associates and its affiliates which had similar investment objectives to those of Boston Capital. Programs deemed to have "similar investment objectives" are programs receiving Government Assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations. Additionally, the programs which had similar investment objectives to those of Boston Capital also involve material risks similar to those inherent in an investment in Boston Capital. See the section of this Prospectus entitled "Risk Factors."

The programs listed in these Tables were organized by Boston Associates and its affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives Government Assistance. In the three-year period ending December 31, 2002, Boston Associates and its affiliates sponsored one public partnership. The following table identifies the number of operating partnership interests acquired in programs sponsored by Boston Associates and its affiliates as of December 31, 2002, and emphasizes Boston Capital's philosophy of broad diversification:

                           % EQUITY  # OF OPERATING               AVERAGE EQUITY
                          COMMITTED   PARTNERSHIPS                 PER OPERATING
          PROGRAM          12/31/02     ACQUIRED     # OF STATES    PARTNERSHIP
--------------------------------------------------------------------------------
Boston Capital Tax
  Credit Fund IV L.P.:
  Series 38                 100.0%         10             7       $    2,481,260
  Series 39                 100.0%          9             6       $    2,518,836
  Series 40                 100.0%         16            11       $    1,576,446
  Series 41                 100.0%         21            14       $    1,341,954
  Series 42                  93.6%         17             9       $    1,504,722
  Series 43                  52.1%         14             5       $    1,312,224

In 1993, Affiliates of the General Partner formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of tax credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of RHS and other government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

Investors in Boston Capital will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

It should not be assumed that Investors in Boston Capital will experience results comparable to those experienced by investors in the programs incorporated in the following Tables.

The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Tax Credit Fund IV L.P.
c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108-4406
Attn: Richard DeAgazio.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

Table I includes information concerning the experience of the Boston Associates and its affiliates in raising and investing funds for public limited partnerships having similar investment objectives to Boston Capital. Information is included for the sole public offering organized between January 1, 2000 and December 31, 2002, which invested in 87 operating partnerships. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

Table I is presented as if all capital contributions were received and all expenses and payments of capital were paid in the year in which the offering closed, although such transactions occur over several years.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2000 THROUGH DECEMBER 31, 2002

                                                                          PUBLIC OFFERINGS
                                      --------------------------------------------------------------------------------------------
                                        BCTC IV         BCTC IV         BCTC IV         BCTC IV         BCTC IV         BCTC IV
                                          L.P.            L.P.            L.P.             L.P.           L.P.            L.P.
                                      (SERIES 38)     (SERIES 39)     (SERIES 40)     (SERIES 41)     (SERIES 42)     (SERIES 43)
                                          2000            2000            2001            2001            2002           2002
                                      ------------    ------------    ------------    ------------    ------------    ------------
Dollar amount offered (1)             $ 25,431,000    $ 22,955,000    $ 26,269,250    $ 28,916,260    $ 27,442,620    $ 36,379,870
Dollar amount raised (100%)                    100%            100%            100%            100%            100%            100%
Less: Offering expenses
Selling commissions and
  reimbursements retained
  by affiliates (2)                           2.00%           2.00%           2.00%           2.00%           2.00%           2.00%
  Selling commissions and
    reimbursements to
    non-affiliates (3)                        8.00%           8.00%           8.00%           8.00%           8.00%           8.00%
  Legal and organizational                    2.50%           2.50%           2.50%           2.50%           2.50%           2.50%
                                      ------------    ------------    ------------    ------------    ------------    ------------
Total offering expenses                      12.50%          12.50%          12.50%          12.50%          12.50%          12.50%
                                      ============    ============    ============    ============    ============    ============
Working capital reserves                      4.00%           4.00%           4.00%           4.00%           4.00%           4.00%
Amount available for investment
  from limited partners                      83.50%          83.50%          83.50%          83.50%          83.50%          83.50%
Acquisition fees (4)                          8.50%           8.50%           8.50%           8.50%           8.50%           8.50%
Acquisition expenses (5)                      2.00%           2.00%           2.00%           2.00%           2.00%           2.00%
Cash payments to operating
  partnerships (6)                           73.00%          73.00%          73.00%          73.00%          73.00%          73.00%
                                      ------------    ------------    ------------    ------------    ------------    ------------
Total acquisition costs                      87.50%          87.50%          87.50%          87.50%          87.50%          87.50%
                                      ============    ============    ============    ============    ============    ============
Mortgage financing                    $ 13,785,926    $ 17,115,491    $ 19,043,469    $ 21,276,688    $ 19,313,102    $ 13,870,211
Additional capital (7)                $    620,502    $    137,684    $    207,897    $    126,533    $  3,134,640    $  1,169,837
                                      ------------    ------------    ------------    ------------    ------------    ------------
Total other sources                   $ 14,406,428    $ 17,253,175    $ 19,251,366    $ 21,403,221    $ 22,447,742    $ 15,040,048
Amount available for investment
  from offering proceeds              $ 22,252,125    $ 20,085,625    $ 22,985,594    $ 25,301,728    $ 24,012,293    $ 31,832,386
                                      ------------    ------------    ------------    ------------    ------------    ------------
Total development costs               $ 36,658,553    $ 37,338,800    $ 42,236,960    $ 46,704,949    $ 46,460,035    $ 46,872,434
                                      ============    ============    ============    ============    ============    ============
Percentage leverage (8)                      37.61%          45.84%          45.09%          45.56%          41.57%          29.59%
Date offering began                       Feb 2000        Aug 2000        Feb 2001        Aug 2001        Feb 2002        Aug 2002
Average length of
  offering (days)                              159             184             181             153             181             122
Months to invest 90% of
  amount available                               2               2               3               5               1             N/A

                                NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Includes only 1.0% of the Dealer-Manager Fee as the remaining 1.0% was re-allotted to unaffiliated brokers. In addition, included is the 1.0% nonaccountable expense allowance which is considered an offering expense.

Note 3: Includes selling commissions of 7% and the re-allottment by Boston Capital Services, Inc. of 1.0% of its Dealer-Manager Fee.

Note 4: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition of operating partnership interests.

Note 5: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 6: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown for 2002 includes 11.89% of public partnerships' funds not yet committed.

Note 7: Additional capital represents funds contributed by the operating general partners. Properties financed by RHS after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 8: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

                                    TABLE II

                     COMPENSATION TO SPONSOR AND AFFILIATES

                    JANUARY 1, 2000 THROUGH DECEMBER 31, 2002

Table II sets forth the aggregate amount of all compensation earned by or paid to the General Partner and its Affiliates between January 1, 2000 and December 31, 2002 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

                                           PUBLIC OFFERINGS
                                      ----------------------------
                                        BCTC IV         BCTC IV
                                         L.P.            L.P.
                                      (SERIES 38)     (SERIES 39)
                                         2000             2000
                                      ------------    ------------
Date offering commenced                   Feb 2000        Aug 2000
Dollar amount raised (1)              $ 25,431,000    $ 22,921,000
Amounts paid and/or payable to
  sponsor and affiliates from
  proceeds (1):
Underwriting fees (2)                      508,620         458,420
Acquisition fees                         2,161,635       1,948,285
Acquisition expense
  reimbursement                            508,620         458,420
Asset management fee                       454,989         327,518
Dollar amount of cash generated
  from operating partnerships
  before payments to sponsors (3)            3,777               0
Amounts paid to sponsors from
  operations (4)                                 0               0

Table II sets forth the aggregate amount of all compensation earned by or paid to the General Partner and its Affiliates between January 1, 2000 and December 31, 2002 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

                                                             PUBLIC OFFERINGS
                                      ------------------------------------------------------------
                                        BCTC IV         BCTC IV         BCTC IV         BCTC IV
                                          L.P.            L.P.            L.P.            L.P.
                                      (SERIES 40)     (SERIES 41)     (SERIES 42)     (SERIES 43)
                                         2001            2001            2002            2002
                                      ------------    ------------    ------------    ------------
Date offering commenced                   Feb 2001        Aug 2001        Feb 2002        Aug 2002
Dollar amount raised (1)              $ 26,269,250    $ 28,916,260    $ 27,442,620    $ 36,379,870
Amounts paid and/or payable to
  sponsor and affiliates
  from proceeds (1):
Underwriting fees (2)                      525,385         578,325         548,852         727,597
Acquisition fees (3)                     2,232,886       2,457,882       2,332,623       3,092,289
Acquisition expense
  reimbursement                            525,385         578,325         548,852         727,597
Asset management fee                       302,518         233,897          88,991          15,671
Dollar amount of cash
  generated from operating
  partnerships before
  payments to sponsors (4)                       0               0               0               0
Amounts paid to sponsors from
  operations (5)                                 0               0               0               0

                                NOTES TO TABLE II

Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to the General Partner, its affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The Acquisition Fee is a flat fee calculated as a percentage of each certificate sold. It is earned for selecting, evaluating, negotiating and closing series' investments in apartment complexes.

Note 4: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 2002 would include 2000-2002 cash distributions for the partnership organized in 2000. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 5: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the operating results of prior partnerships having similar investment objectives to the Fund which were closed between January 1, 1998 and December 31, 2002. The public investment partnerships own interests in 157 operating partnerships.

Table III includes the actual tax credits received on a $1,000 investment. Table III-A includes the actual tax credits received as a percentage of capital invested by an investor. For example, if an investor received $21 of tax credits on a $1,000 investment for a particular year in Table III, Table III-A would show that for that year the investor received approximately 2.1% of its investment.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis", which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 1998

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 32)

                                                                  FOR THE FINANCIAL STATEMENT
                                                                    PERIOD ENDED MARCH 31,
                                               1999           2000           2001           2002            2003
                                           -----------    -----------    -----------    -----------      -----------
Gross Revenues                                 727,112        342,051        316,656         46,041           29,408
Profit on sale of properties                         0              0              0              0                0
Less:
  Losses from operating
    partnerships (1)                            56,660     (1,245,350)    (2,669,373)    (2,062,829)      (1,894,224)
  Operating Expenses (3)                      (505,039)      (554,745)      (432,918)      (375,702)        (391,514)
  Interest Expense                                   0              0              0              0
  Depreciation (2)                              (8,897)       (29,738)       (36,303)       (36,625)         (36,624)
Net Income--GAAP Basis                         269,836     (1,487,782)    (2,821,938)    (2,429,115)      (2,292,954)
Taxable Income
  from operations (4)                         (451,885)    (1,514,735)    (2,903,227)    (3,037,663)      (2,529,990)
  gain on sale                                       0              0              0              0                0
Cash generated from operations (6)           1,149,015        261,990       (291,574)      (284,985)         (77,662)
Cash generated from sales                            0              0              0              0                0
Cash generated from refinancing                      0              0              0              0                0
Cash generated from operations,
  sales and refinancing                      1,149,015        261,990       (291,574)      (284,985)         (77,662)
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0                0
  from sales and refinancing                         0              0              0              0                0
  from other                                         0              0              0              0                0
Cash generated (deficiency) after
  cash distributions                         1,149,015        261,990       (291,574)      (284,985)         (77,662)
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)                                      0              0              0              0                0
Cash generated (deficiency) after
  cash distributions and
  special items                              1,149,015        261,990       (291,574)      (284,985)         (77,662)

TAX & DISTRIBUTION DATA                                    FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       1998           1999           2000            2001            2002
                                           -----------    -----------    -----------    -----------      -----------
Federal Income Tax Results
  Federal Credit (5)                                21             41             89            102              104
  State Credit                                       0              0              0              0                0
  Ordinary Income (loss)                           (10)           (31)           (61)           (65)             (53)
    from operations                                (10)           (31)           (61)           (65)             (53)
    from recapture                                   0              0              0              0                0
  Capital gain (loss)                                0              0              0              0                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                0              0              0              0                0
    Return of capital                                0              0              0              0                0
  Source (on cash basis):
    Sales                                            0              0              0              0                0
    Refinancing                                      0              0              0              0                0
    Operations                                       0              0              0              0                0
    Other                                            0              0              0              0                0
Amount remaining invested
  in program properties                                                                                        98.53%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 1998

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 33)

                                                                     FOR THE FINANCIAL STATEMENT
                                                                       PERIOD ENDED MARCH 31,
                                               1999           2000           2001           2002            2003
                                           -----------    -----------    -----------    -----------      -----------
Gross Revenues                                 256,081        312,853        197,659         21,827            1,841
Profit on sale of properties                         0              0              0              0                0
Less:
  Losses from operating
    partnerships (1)                           187,290       (595,041)    (1,294,005)    (1,059,178)        (892,301)
  Operating Expenses (3)                      (239,965)      (396,338)      (260,722)      (195,327)        (200,918)
  Interest Expense                                   0              0              0              0                0
  Depreciation (2)                              (9,308)       (26,578)       (27,066)       (27,266)         (27,276)
Net Income--GAAP Basis                         194,098       (705,104)    (1,384,134)    (1,259,944)      (1,118,654)
Taxable Income
  from operations (4)                         (147,561)      (661,228)    (1,692,569)    (1,581,039)      (2,347,325)
  gain on sale                                       0              0              0              0                0
Cash generated from operations (6)             (85,106)        75,787       (108,662)      (181,083)           4,072
Cash generated from sales                            0              0              0              0                0
Cash generated from refinancing                      0              0              0              0                0
Cash generated from operations,
  sales and refinancing                        (85,106)        75,787       (108,662)      (181,083)           4,072
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0                0
  from sales and refinancing                         0              0              0              0                0
  from other                                         0              0              0              0                0
Cash generated (deficiency) after
  cash distributions                           (85,106)        75,787       (108,662)      (181,083)           4,072
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)                                      0              0              0              0                0
Cash generated (deficiency) after
  cash distributions and
  special items                                (85,106)        75,787       (108,662)      (181,083)           4,072

TAX & DISTRIBUTION DATA                                    FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       1998           1999           2000            2001            2002
                                           -----------    -----------    -----------    -----------      -----------
Federal Income Tax Results
  Federal Credit (5)                                19             37             94            103              105
  State Credit                                       0              0              0              0                0
  Ordinary Income (loss)                            (2)           (25)           (56)           (54)             (51)
    from operations                                 (2)           (25)           (56)           (54)             (51)
    from recapture                                   0              0              0              0                0
  Capital gain (loss)                                0              0              0              0                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                0              0              0              0                0
    Return of capital                                0              0              0              0                0
  Source (on cash basis):
    Sales                                            0              0              0              0                0
    Refinancing                                      0              0              0              0                0
    Operations                                       0              0              0              0                0
    Other                                            0              0              0              0                0
Amount remaining invested
  in program properties                                                                                        99.15%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 1998

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 34)

                                                                     FOR THE FINANCIAL STATEMENT
                                                                       PERIOD ENDED MARCH 31,
                                               1999           2000           2001           2002            2003
                                           -----------    -----------    -----------    -----------      -----------
Gross Revenues                                 156,247        385,293        125,489          5,402            2,482
Profit on sale of properties                         0              0              0              0                0
Less:
  Losses from operating
    partnerships (1)                              (218)      (468,712)    (2,140,987)    (1,760,695)      (1,610,062)
  Operating Expenses (3)                      (116,080)      (573,910)      (364,760)      (314,016)        (334,801)
  Interest Expense                                   0              0              0              0                0
  Depreciation (2)                                   0        (41,853)       (44,236)       (43,940)         (43,938)
Net Income--GAAP Basis                          39,949       (699,182)    (2,424,494)    (2,113,249)      (1,986,319)
Taxable Income
  from operations (4)                            1,650       (787,448)    (2,964,741)    (2,364,060)      (2,276,581)
  gain on sale                                       0              0              0              0                0
Cash generated from operations (6)            (114,918)       (33,256)      (236,495)          (770)         (38,602)
Cash generated from sales                            0              0              0              0                0
Cash generated from refinancing                      0              0              0              0                0
Cash generated from operations,
  sales and refinancing                       (114,918)       (33,256)      (236,495)          (770)         (38,602)
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0                0
  from sales and refinancing                         0              0              0              0                0
  from other                                         0              0              0              0                0
Cash generated (deficiency) after
  cash distributions                          (114,918)       (33,256)      (236,495)          (770)         (38,602)
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)                                      0              0              0              0                0
Cash generated (deficiency) after
  cash distributions and
  special items                               (114,918)       (33,256)      (236,495)          (770)         (38,602)

TAX & DISTRIBUTION DATA                                    FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       1998           1999           2000            2001            2002
                                           -----------    -----------    -----------    -----------      -----------
Federal Income Tax Results
  Federal Credit (5)                                 0             16             79             98               98
  State Credit                                       0              0              0              0                0
  Ordinary Income (loss)                            15            (19)           (83)           (66)             (64)
    from operations                                 15            (19)           (83)           (66)             (64)
    from recapture                                   0              0              0              0                0
  Capital gain (loss)                                0              0              0              0                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                0              0              0              0                0
    Return of capital                                0              0              0              0                0
  Source (on cash basis):
    Sales                                            0              0              0              0                0
    Refinancing                                      0              0              0              0                0
    Operations                                       0              0              0              0                0
    Other                                            0              0              0              0                0
Amount remaining invested in
  program properties                                                                                           99.62%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 1999

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 35)

                                                                     FOR THE FINANCIAL STATEMENT
                                                                       PERIOD ENDED MARCH 31,
                                               1999           2000           2001           2002            2003
                                           -----------    -----------    -----------    -----------      -----------
Gross Revenues                                   1,803        567,711        236,430         81,661           56,678
Profit on sale of properties                         0              0              0              0                0
Less:
  Losses from operating
    partnerships (1)                                 0       (194,048)    (1,875,497)      (875,205)      (1,198,689)
  Operating Expenses (3)                        (8,570)      (410,088)      (338,492)      (288,877)        (259,102)
  Interest Expense                                   0              0              0              0                0
  Depreciation (2)                                   0       (225,179)      (128,479)      (129,251)        (129,236)
Net Income--GAAP Basis                          (6,767)      (261,604)    (2,106,038)    (1,211,672)      (1,530,349)
Taxable Income
  from operations (4)                                0       (309,302)    (2,632,426)    (1,573,175)      (2,093,874)
  gain on sale                                       0              0              0              0                0
Cash generated from operations (6)          (2,095,601)     1,894,591       (188,620)      (114,631)        (191,844)
Cash generated from sales                            0              0              0              0                0
Cash generated from refinancing                      0              0              0              0                0
Cash generated from operations,
  sales and refinancing                     (2,095,601)     1,894,591       (188,620)      (114,631)        (191,844)
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0                0
  from sales and refinancing                         0              0              0              0                0
  from other                                         0              0              0              0                0
Cash generated (deficiency) after
  cash distributions                        (2,095,601)     1,894,591       (188,620)      (114,631)        (191,844)
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)                                      0              0              0              0                0
Cash generated (deficiency) after
  cash distributions and
  special items                             (2,095,601)     1,894,591       (188,620)      (114,631)        (191,844)

TAX & DISTRIBUTION DATA                                             FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                      1999           2000            2001            2002
                                                          -----------    -----------    -----------      -----------
Federal Income Tax Results
  Federal Credit (5)                                                4             39             88               95
  State Credit                                                      0              0              0                0
  Ordinary Income (loss)                                           (9)           (75)           (49)             (63)
    from operations                                                (9)           (75)           (49)             (63)
    from recapture                                                  0              0              0                0
  Capital gain (loss)                                               0              0              0                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                               0              0              0                0
    Return of capital                                               0              0              0                0
  Source (on cash basis):
    Sales                                                           0              0              0                0
    Refinancing                                                     0              0              0                0
    Operations                                                      0              0              0                0
    Other                                                           0              0              0                0
Amount remaining invested in
  program properties                                                                                           99.36%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 1999

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 36)

                                                             FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                                   2000           2001          2002           2003
                                               -----------    -----------   -----------    -----------
Gross Revenues                                     175,394         83,521         9,428          9,488
Profit on sale of properties                             0              0             0              0
Less:
  Losses from operating partnerships (1)          (160,352)      (457,746)   (1,268,122)      (982,302)
  Operating Expenses (3)                          (240,981)      (231,839)     (182,579)      (189,293)
  Interest Expense                                       0              0             0              0
  Depreciation (2)                                 (78,850)       (86,996)      (88,463)       (88,463)
Net Income--GAAP Basis                            (304,789)      (693,060)   (1,529,736)    (1,250,570)
Taxable Income from operations (4)                (149,757)    (1,901,563)     (508,805)    (1,616,793)
  gain on sale                                           0              0             0              0
Cash generated from operations (6)                (119,222)        38,217       (76,103)        50,551
Cash generated from sales                                0              0             0              0
Cash generated from refinancing                          0              0             0              0
Cash generated from operations, sales
  and refinancing                                 (119,222)        38,217       (76,103)        50,551
Less: Cash distributions to investors
  from operating cash flow                               0              0             0              0
  from sales and refinancing                             0              0             0              0
  from other                                             0              0             0              0
Cash generated (deficiency) after
  cash distributions                              (119,222)        38,217       (76,103)        50,551
Less: Special items (not including sales and
  refinancing) (identify and quantify)                   0              0             0              0
Cash generated (deficiency) after cash
  distributions and special items                 (119,222)        38,217       (76,103)        50,551

TAX & DISTRIBUTION DATA                                 FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                           1999           2000          2001           2002
                                               -----------    -----------   -----------    -----------
Federal Income Tax Results
  Federal Credit (5)                                     2             64            99             98
  State Credit                                           0              0             0              0
  Ordinary Income (loss)                                (8)           (85)          (24)           (76)
    from operations                                     (8)           (85)          (24)           (76)
    from recapture                                       0              0             0              0
  Capital gain (loss)                                    0              0             0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                    0              0             0              0
    Return of capital                                    0              0             0              0
  Source (on cash basis):
    Sales                                                0              0             0              0
    Refinancing                                          0              0             0              0
    Operations                                           0              0             0              0
    Other                                                0              0             0              0
Amount remaining invested
  in program properties                                                                          99.91%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 1999

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 37)

                                                             FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                                   2000           2001          2002           2003
                                               -----------    -----------   -----------    -----------
Gross Revenues                                     145,974        331,766        11,642          3,813
Profit on sale of properties                             0              0             0              0
Less:
  Losses from operating partnerships (1)           (44,958)      (318,507)     (750,493)    (1,337,643)
  Operating Expenses (3)                          (154,532)      (237,477)     (217,896)      (215,182)
  Interest Expense                                       0              0             0              0
  Depreciation (2)                                       0        (91,645)      (94,713)       (94,823)
Net Income--GAAP Basis                             (53,516)      (315,863)   (1,051,460)    (1,643,835)
Taxable Income from operations (4)                  (9,645)      (390,505)     (911,637)    (2,021,202)
  gain on sale                                           0              0             0              0
Cash generated from operations (6)                  (4,554)        96,442      (131,190)       (93,768)
Cash generated from sales                                0              0             0              0
Cash generated from refinancing                          0              0             0              0
Cash generated from operations, sales
  and refinancing                                   (4,554)        96,442      (131,190)       (93,768)
Less: Cash distributions to investors
  from operating cash flow                               0              0             0              0
  from sales and refinancing                             0              0             0              0
  from other                                             0              0             0              0
Cash generated (deficiency) after
  cash distributions                                (4,554)        96,442      (131,190)       (93,768)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                   0              0             0              0
Cash generated (deficiency) after cash
  distributions and special items                   (4,554)        96,442      (131,190)       (93,768)

TAX & DISTRIBUTION DATA                                 FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                           1999           2000          2001           2002
                                               -----------    -----------   -----------    -----------
Federal Income Tax Results
  Federal Credit (5)                                     0             14            71             91
  State Credit                                           0              0             0              0
  Ordinary Income (loss)                                (1)            (9)          (37)           (80)
    from operations                                     (1)            (9)          (37)           (80)
    from recapture                                       0              0             0              0
  Capital gain (loss)                                    0              0             0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                    0              0             0              0
    Return of capital                                    0              0             0              0
  Source (on cash basis):
    Sales                                                0              0             0              0
    Refinancing                                          0              0             0              0
    Operations                                           0              0             0              0
    Other                                                0              0             0              0
Amount remaining invested
  in program properties                                                                          99.93%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2000

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 38)

                                                             FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                                   2000           2001          2002           2003
                                               -----------    -----------   -----------    -----------
Gross Revenues                                       1,437        207,525        92,319         14,985
Profit on sale of properties                             0              0             0              0
Less:
  Losses from operating partnerships (1)                 0       (133,908)   (1,230,809)      (892,478)
  Operating Expenses (3)                           (83,131)      (219,590)     (216,080)      (194,567)
  Interest Expense                                       0              0             0              0
  Depreciation (2)                                       0              0       (50,939)       (98,914)
Net Income--GAAP Basis                             (81,694)      (145,973)   (1,405,509)    (1,170,974)
Taxable Income from operations (4)                       0       (151,741)   (1,685,712)    (1,415,038)
  gain on sale                                           0              0             0              0
Cash generated from operations (6)                 361,642        156,853      (161,584)       110,534
Cash generated from sales                                0              0             0              0
Cash generated from refinancing                          0              0             0              0
Cash generated from operations, sales
  and refinancing                                  361,642        156,853      (161,584)       110,534
Less: Cash distributions to investors
  from operating cash flow                               0              0             0              0
  from sales and refinancing                             0              0             0              0
  from other                                             0              0             0              0
Cash generated (deficiency) after cash
  distributions                                    361,642        156,853      (161,584)       110,534
Less: Special items (not including sales and
  refinancing) (identify and quantify)                   0              0             0              0
Cash generated (deficiency) after cash
  distributions and special items                  361,642        156,853      (161,584)       110,534

                                                              FOR THE TAX PERIOD
TAX & DISTRIBUTION DATA                                       ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                    2000       2001      2002
                                                          ------     ------    ------
Federal Income Tax Results
  Federal Credit (5)                                          11         45        90
  State Credit                                                 0          0
  Ordinary Income (loss)                                     (30)       (67)      (55)
    from operations                                          (30)       (67)      (55)
    from recapture                                             0          0         0
  Capital gain (loss)                                          0          0         0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                          0          0         0
    Return of capital                                          0          0         0
  Source (on cash basis):
    Sales                                                      0          0         0
    Refinancing                                                0          0         0
    Operations                                                 0          0         0
    Other                                                      0          0         0
Amount remaining invested in program properties                                 99.44%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2000

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 39)

                                                                 FOR THE FINANCIAL STATEMENT
                                                                    PERIOD ENDED MARCH 31,
                                                             2001           2002           2003
                                                          -----------    -----------    -----------
Gross Revenues                                                 49,735        116,518          2,441
Profit on sale of properties                                        0              0              0
Less:
  Losses from operating partnerships (1)                        3,760       (996,269)    (1,093,075)
  Operating Expenses (3)                                     (196,332)      (222,619)      (159,861)
  Interest Expense                                                  0              0              0
  Depreciation (2)                                                  0        (24,477)       (90,324)
Net Income--GAAP Basis                                       (142,837)    (1,126,847)    (1,340,819)
Taxable Income from operations (4)                             69,342     (1,165,268)    (1,639,228)
  gain on sale                                                      0              0              0
Cash generated from operations (6)                           (147,183)       (71,182)       (16,079)
Cash generated from sales                                           0              0              0
Cash generated from refinancing                                     0              0              0
Cash generated from operations, sales
  and refinancing                                            (147,183)       (71,182)       (16,079)
Less: Cash distributions to investors
  from operating cash flow                                          0              0              0
  from sales and refinancing                                        0              0              0
  from other                                                        0              0              0
Cash generated (deficiency) after cash distributions         (147,183)       (71,182)       (16,079)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                            (147,183)       (71,182)       (16,079)

                                                                  FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                 DECEMBER 31,
PER $1,000 INVESTED (7)                                      2000           2001           2002
                                                          -----------    -----------    -----------
Federal Income Tax Results
  Federal Credit (5)                                                0             22             84
  State Credit                                                      0              0              0
  Ordinary Income (loss)                                           11            (55)           (71)
    from operations                                                11            (55)           (71)
    from recapture                                                  0              0              0
  Capital gain (loss)                                               0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                            0              0
    Investment income                                               0              0              0
    Return of capital                                               0              0              0
  Source (on cash basis):
    Sales                                                           0              0              0
    Refinancing                                                     0              0              0
    Operations                                                      0              0              0
    Other                                                           0              0              0
Amount remaining invested in program properties                                               98.54%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 40)

                                                                 FOR THE FINANCIAL STATEMENT
                                                               STATEMENT PERIOD ENDED MARCH 31,
                                                             2001           2002           2003
                                                          -----------    -----------    -----------
Gross Revenues                                                  2,317        147,345        119,938
Profit on sale of properties                                        0              0              0
Less:
  Losses from operating partnerships (1)                            0       (438,656)      (986,508)
  Operating Expenses (3)                                     (113,781)      (306,075)      (222,136)
  Interest Expense                                                  0              0              0
  Depreciation (2)                                                  0              0        (32,319)
Net Income--GAAP Basis                                       (111,464)      (597,386)    (1,121,025)
Taxable Income from operations (4)                                  0       (586,896)    (1,086,143)
  gain on sale                                                      0              0              0
Cash generated from operations (6)                         (1,922,962)       836,927        209,484
Cash generated from sales                                           0              0              0
Cash generated from refinancing                                     0              0              0
Cash generated from operations, sales
  and refinancing                                          (1,922,962)       836,927        209,484
Less: Cash distributions to investors
  from operating cash flow                                          0              0              0
  from sales and refinancing                                        0              0              0
  from other                                                        0              0              0
Cash generated (deficiency) after cash distributions       (1,922,962)       836,927        209,484
Less: Special items (not including sales and
  refinancing) (identify and quantify)                              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                          (1,922,962)       836,927        209,484

                                                           FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                          DECEMBER 31,
PER $1,000 INVESTED (7)                                      2001           2002
                                                          -----------    -----------
Federal Income Tax Results
  Federal Credit (5)                                           14             79
  State Credit                                                  0              0
  Ordinary Income (loss)                                      (19)           (42)
    from operations                                           (19)           (42)
    from recapture                                              0              0
  Capital gain (loss)                                           0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                        0
    Investment income                                           0              0
    Return of capital                                           0              0
  Source (on cash basis):
    Sales                                                       0              0
    Refinancing                                                 0              0
    Operations                                                  0              0
    Other                                                       0              0
Amount remaining invested in program properties                            99.65%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 41)

                                                         FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                                             2002           2003
                                                         ------------    -----------
Gross Revenues                                                 52,147         74,991
Profit on sale of properties                                        0              0
Less:
  Losses from operating partnerships (1)                      (94,125)    (1,443,650)
  Operating Expenses (3)                                     (241,945)      (346,349)
  Interest Expense                                                  0              0
  Depreciation (2)                                                  0       (133,377)
Net Income--GAAP Basis                                       (283,923)    (1,848,385)
Taxable Income from operations (4)                           (120,068)    (2,867,903)
  gain on sale                                                      0              0
Cash generated from operations (6)                            (47,951)       (48,190)
Cash generated from sales                                           0              0
Cash generated from refinancing                                     0              0
Cash generated from operations, sales
  and refinancing                                             (47,951)       (48,190)
Less: Cash distributions to investors
  from operating cash flow                                          0              0
  from sales and refinancing                                        0              0
  from other                                                        0              0
Cash generated (deficiency) after cash distributions          (47,951)       (48,190)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                              0              0
Cash generated (deficiency) after cash
  distributions and special items                             (47,951)       (48,190)

                                                           FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                          DECEMBER 31,
PER $1,000 INVESTED (7)                                      2001           2002
                                                          -----------    -----------
Federal Income Tax Results
  Federal Credit (5)                                                1             45
  State Credit                                                      0              0
  Ordinary Income (loss)                                           (7)           (95)
    from operations                                                (7)           (95)
    from recapture                                                  0              0
  Capital gain (loss)                                               0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                            0
    Investment income                                               0              0
    Return of capital                                               0              0
  Source (on cash basis):
    Sales                                                           0              0
    Refinancing                                                     0              0
    Operations                                                      0              0
    Other                                                           0              0
Amount remaining invested in program properties                                99.94%

                                   TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 42)

                                                             FOR THE FINANCIAL STATEMENT
                                                               PERIOD ENDED MARCH 31,
                                                               2002               2003
                                                            ----------          ---------
Gross Revenues                                                     986            121,043
Profit on sale of properties                                         0                  0
Less:
  Losses from operating partnerships (1)                             0           (404,748)
  Operating Expenses (3)                                      (111,253)          (237,706)
  Interest Expense                                                   0                  0
  Depreciation (2)                                                   0                  0
Net Income--GAAP Basis                                        (110,267)          (521,411)
Taxable Income from operations (4)                                   0           (755,961)
  gain on sale                                                       0                  0
Cash generated from operations (6)                          (1,322,182)         1,306,517
Cash generated from sales                                            0                  0
Cash generated from refinancing                                      0                  0
Cash generated from operations, sales
  and refinancing                                           (1,322,182)         1,306,517
Less: Cash distributions to investors
  from operating cash flow                                           0                  0
  from sales and refinancing                                         0                  0
  from other                                                         0                  0
Cash generated (deficiency) after cash distributions        (1,322,182)         1,306,517
Less: Special items (not including sales and
  refinancing) (identify and quantify)                               0                  0
Cash generated (deficiency) after cash
  distributions and special items                           (1,322,182)         1,306,517

                                                                 FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                DECEMBER 31,
PER $1,000 INVESTED (7)                                                 2002
                                                                 ------------------------
Federal Income Tax Results
  Federal Credit (5)                                                          16
  State Credit                                                                 0
  Ordinary Income (loss)                                                     (30)
    from operations                                                          (30)
    from recapture                                                             0
  Capital gain (loss)                                                          0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                          0
    Return of capital                                                          0
  Source (on cash basis):
    Sales                                                                      0
    Refinancing                                                                0
    Operations                                                                 0
    Other                                                                      0
Amount remaining invested in program properties                              100%

                                   TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 43)

                                                       FOR THE FINANCIAL STATEMENT
                                                         PERIOD ENDED MARCH 31,
                                                                  2003
                                                       ---------------------------
Gross Revenues                                                              30,298
Profit on sale of properties
Less:
  Losses from operating partnerships (1)                                  (304,873)
  Operating Expenses (3)                                                  (215,795)
  Interest Expense                                                               0
  Depreciation (2)                                                               0
Net Income--GAAP Basis                                                    (490,370)
Taxable Income from operations (4)                                        (193,688)
  gain on sale                                                                   0
Cash generated from operations (6)                                      (1,103,274)
Cash generated from sales                                                        0
Cash generated from refinancing                                                  0
Cash generated from operations, sales and refinancing                   (1,103,274)
Less: Cash distributions to investors
  from operating cash flow                                                       0
  from sales and refinancing                                                     0
  from other                                                                     0
Cash generated (deficiency) after cash distributions                    (1,103,274)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                           0
Cash generated (deficiency) after cash
  distributions and special items                                       (1,103,274)

                                                          FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                         DECEMBER 31,
PER $1,000 INVESTED (7)                                            2002
                                                          ------------------------
Federal Income Tax Results
  Federal Credit (5)                                                        4
  State Credit                                                              0
  Ordinary Income (loss)                                                   (3)
    from operations                                                        (3)
    from recapture                                                          0
  Capital gain (loss)                                                       0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                       0
    Return of capital                                                       0
  Source (on cash basis):
    Sales                                                                   0
    Refinancing                                                             0
    Operations                                                              0
    Other                                                                   0
Amount remaining invested in program properties                           100%

                                   TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 44)

                                                        FOR THE FINANCIAL STATEMENT
                                                           PERIOD ENDED MARCH 31,
                                                                   2003
                                                        ---------------------------
Gross Revenues                                                         1,379
Profit on sale of properties
Less:
  Losses from operating partnerships (1)                                   0
  Operating Expenses (3)                                            (116,399)
  Interest Expense                                                         0
  Depreciation (2)                                                         0
Net Income--GAAP Basis                                              (115,020)
Taxable Income from operations (4)                                    (6,086)
  gain on sale                                                             0
Cash generated from operations (6)                                   701,819
Cash generated from sales                                                  0
Cash generated from refinancing                                            0
Cash generated from operations, sales and refinancing                701,819
Less: Cash distributions to investors
  from operating cash flow                                                 0
  from sales and refinancing                                               0
  from other                                                               0
Cash generated (deficiency) after cash distributions                 701,819
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                     0
Cash generated (deficiency) after cash
  distributions and special items                                    701,819

                               NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents the amortization by the investment partnerships of its organization expense over a 60-month period commencing in the month initial investor admission occurs.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

Note 8: The information provided in the tables labeled "Tax & Distribution Data per $1,000 invested on a Tax Basis" is through the period December 31, 2002.

                                   TABLE III-A

Table III-A summarizes the Actual Tax Credit results during the period January 1, 1988 through December 31, 2002, of the four public partnerships sponsored by affiliates of Boston Associates. The Actual Tax Credits represent annual tax credits as a percentage of capital invested by an investor. The percentage is calculated by dividing the amount of tax credits received for the period by the amount of capital invested. For example, for each dollar invested in BCTC 1, the investor received approximately $0.1096 of tax credits in 1989. Likewise, the headings "Cumulative" and "Overall Tax Credit Objective" represent cumulative tax credits as a percentage of capital invested by an investor.

                                   FINAL                            ACTUAL TAX CREDITS (%)(3)(4)
                    EQUITY        CLOSING    ---------------------------------------------------------------------------
  PROGRAM           RAISED         DATE       1988     1989       1990(1)    1991     1992     1993      1994     1995
---------------   ------------  ------------ ------   -------    ---------  -------  -------  -------   -------  -------
BCTC 1             12,999,000     Dec. 1988   1.00     10.96       21.81     14.02    14.01    14.05     14.01    14.01
BCTC 2 (CA)(2)      8,303,000     Apr. 1989             4.15       24.78     29.17    26.75    16.91     10.96    10.43
BCTC 3             28,822,000      May 1989            11.99       18.46     12.72    12.66    12.80     12.80    12.73
BCTC 4             29,788,160     Jun. 1989             7.74       17.16     13.58    12.32    12.57     12.24    12.24
BCTC 5 (CA)(2)      4,899,000     Jul. 1989             7.03       24.18     24.93    21.29    15.02     11.01    10.59
BCTC 6             12,935,780    Sept. 1989             2.91       15.21     14.56    13.15    12.99     12.91    12.90
BCTC II 7          10,361,000     Dec. 1989             6.16       11.70     16.93    11.78    11.96     12.04    12.04
BCTC II 9          41,574,018      May 1990                         9.30     11.34    11.68    12.39     13.30    13.56
BCTC II 10         24,288,998     Aug. 1990                         3.10     10.24    11.85    13.97     14.47    14.62
BCTC II 11         24,735,003     Dec. 1990                         4.50      7.78    12.13    12.67     13.16    13.20
BCTC II 12         29,710,003      May 1991                                   4.70    10.91    11.98     14.12    14.61
BCTC II 14         55,728,996     Dec. 1991                                   3.80     8.79    12.32     13.83    14.23
BCTC III 15        38,705,000     Jun. 1992                                            3.10     9.07     13.22    14.29
BCTC III 16        54,293,000     Dec. 1992                                            1.40     4.36      8.56    13.75
BCTC III 17        50,000,000      May 1993                                                     3.14      8.21    13.42
BCTC III 18        36,162,000     Oct. 1993                                                     0.07      7.18    12.67
BCTC III 19        40,800,000     Dec. 1993                                                     0.00      1.82    10.10
BCTC IV 20         38,667,000     Jun. 1994                                                               2.10     8.29
BCTC IV 21         18,927,000    Sept. 1994                                                               0.00     3.43
BCTC IV 22         25,644,000     Dec. 1994                                                               0.00     4.59
BCTC IV 23         33,366,000     Jun. 1995                                                                        2.50
BCTC IV 24         21,697,000    Sept. 1995                                                                        1.36
BCTC IV 25         30,248,000     Dec. 1995                                                                        0.00
BCTC IV 26         39,959,000     Jun. 1996
BCTC IV 27         24,607,000    Sept. 1996
BCTC IV 28         39,999,000     Jan. 1997

                                     ACTUAL TAX CREDITS (%)(3)(4)
                  -----------------------------------------------------------------
  PROGRAM           1996      1997      1998      1999     2000     2001      2002
---------------   --------   -------   -------   -------  -------  -------  -------
BCTC 1              14.01     14.02     11.94      1.10    -1.45     0.00     0.00
BCTC 2 (CA)(2)      10.12     10.12     10.12      9.58     3.56     0.92     0.56
BCTC 3              12.73     12.72     12.37      5.97     0.52     0.44     0.44
BCTC 4              12.25     12.26     12.26      9.50     0.44     0.00     0.00
BCTC 5 (CA)(2)      10.30     10.30      9.98      9.53     1.85     0.83     0.06
BCTC 6              13.47     12.71     12.72     11.33     2.84     0.25     0.16
BCTC II 7           12.04     12.04     12.04      7.08     5.07     2.97     0.42
BCTC II 9           13.67     13.67     13.56     12.63     8.06     2.69     2.26
BCTC II 10          14.60     14.60     14.43     13.06    11.39     3.96     2.05
BCTC II 11          13.20     13.20     13.15     13.11    12.39     6.33     1.01
BCTC II 12          14.58     14.62     14.59     14.56    14.52     9.57     3.56
BCTC II 14          14.33     14.35     14.18     14.14    13.94    12.55     4.83
BCTC III 15         14.65     14.69     14.66     14.56    14.54    14.54    11.43
BCTC III 16         14.05     14.00     14.00     14.00    14.00    13.99    13.97
BCTC III 17         13.97     13.97     13.97     13.97    13.61    13.49    13.46
BCTC III 18         13.31     13.34     13.34     13.32    13.34    13.34    13.35
BCTC III 19         12.45     13.28     13.33     13.33    13.33    13.33    13.33
BCTC IV 20          13.24     13.30     13.32     13.32    13.32    13.32    13.32
BCTC IV 21           9.07     11.34     11.90     12.03    12.09    12.06    12.05
BCTC IV 22          10.28     11.95     12.54     12.65    12.63    12.63    12.48
BCTC IV 23           8.97     12.88     13.10     13.10    13.10    13.10    13.10
BCTC IV 24           5.03     11.21     12.75     12.76    12.72    12.75    12.76
BCTC IV 25           1.34     10.77     12.52     12.28    12.52    12.37    12.37
BCTC IV 26           2.10      5.90     10.04     11.34    11.83    11.82    11.82
BCTC IV 27           0.74      2.01      6.85      9.82    11.29    11.40    11.40
BCTC IV 28           0.00      0.66      4.90      8.80    10.44    10.47    10.53

                                                OVERALL
                   CUMU-    CUMULATIVE TIME    TAX CREDIT
                  LATIVE     INVESTED THRU     OBJECTIVE
  PROGRAM         (%)           2002             (%)
---------------  --------  -----------------  ------------
BCTC 1             143.49        14 yrs.        130-150
BCTC 2 (CA)(2)     168.13    13 yrs. 8 mos.      170
BCTC 3             139.35    13 yrs. 7 mos.     130-150
BCTC 4             134.56    13 yrs. 6 mos.     130-150
BCTC 5 (CA)(2)     156.90    13 yrs. 5 mos.     150-170
BCTC 6             138.11    13 yrs. 3 mos.     130-150
BCTC II 7          134.27        13 yrs.        130-140
BCTC II 9          138.11    12 yrs. 7 mos.     130-150
BCTC II 10         142.34    12 yrs. 4 mos.     130-150
BCTC II 11         135.83        12 yrs.        130-150
BCTC II 12         142.32    11 yrs. 7 mos.     140-160
BCTC II 14         141.29        11 yrs.        140-160
BCTC III 15        138.75    10 yrs. 6 mos.     140-160
BCTC III 16        126.08        10 yrs.        140-160
BCTC III 17        121.21     9 yrs. 7 mos.     140-160
BCTC III 18        113.26     9 yrs. 2 mos.     140-160
BCTC III 19        104.30        9 yrs.         140-160
BCTC IV 20         103.53     8 yrs. 6 mos.     130-150
BCTC IV 21          83.97     8 yrs. 3 mos.     130-150
BCTC IV 22          89.75        8 yrs.         130-150
BCTC IV 23          89.85     7 yrs. 6 mos.     130-150
BCTC IV 24          81.34     7 yrs. 3 mos.     130-150
BCTC IV 25          74.17        7 yrs.         130-150
BCTC IV 26          64.85     6 yrs. 6 mos.     120-140
BCTC IV 27          53.51     6 yrs. 3 mos.     120-140
BCTC IV 28          45.80    5 yrs. 11 mos.     120-140

                                           FINAL
                       EQUITY             CLOSING
  PROGRAM              RAISED              DATE
-------------      ----------------      ----------
BCTC IV 29               39,918,000       Jun. 1997
BCTV IV 30               26,490,750      Sept. 1997
BCTC IV 31               44,057,750       Jan. 1998
BCTC IV 32               47,431,000       Jun. 1998
BCTC IV 33               26,362,000      Sept. 1998
BCTC IV 34               35,273,000       Feb. 1999
BCTC IV 35               33,004,625       Jun. 1999
BCTC IV 36               21,068,375      Sept. 1999
BCTC IV 37               25,125,000       Jan. 2000
BCTC IV 38               25,431,000       Jul. 2000
BCTC IV 39               22,921,000       Jan. 2001
BCTC IV 40               26,269,250       Jul. 2001
BCTC IV 41(5)            28,966,260       Jan. 2002
BCTC IV 42(5)            27,442,620       Jul. 2002
BCTC IV S43                               Jan. 2003
BCTC IV S44                               Apr. 2003
                   ----------------
Total              $  1,206,979,588

                                                           ACTUAL TAX CREDIT (%)(3)(4)
                --------------------------------------------------------------------------------------------------------------------
PROGRAM         1988    1989    1990(1)    1991    1992    1993    1994    1995    1996  1997   1998    1999    2000   2001     2002
                ----    ----    ------     ----    ----    ----    ----    ----    ----  ----   ----    ----    ----   ----     ----
BCTC IV 29                                                                               0.00   4.92    8.39   10.76   10.79   10.79
BCTV IV 30                                                                               0.00   1.93    7.49   10.25   10.61   10.57
BCTC IV 31                                                                               0.00   2.83    8.05   10.29   10.34   10.32
BCTC IV 32                                                                                      2.08    4.11    8.87   10.24   10.35
BCTC IV 33                                                                                      1.95    3.66    9.40   10.32   10.50
BCTC IV 34                                                                                      0.00    1.60    7.89    9.79    9.79
BCTC IV 35                                                                                              0.39    3.95    8.79    9.54
BCTC IV 36                                                                                              0.16    6.39    9.87    9.80
BCTC IV 37                                                                                              0.00    1.37    7.13    9.10
BCTC IV 38                                                                                                      1.35    4.49    9.18
BCTC IV 39                                                                                                              2.20    8.36
BCTC IV 40                                                                                                              1.81    8.00
BCTC IV 41(5)                                                                                                           0.04    4.47
BCTC IV 42(5)                                                                                                                   2.04
BCTC IV S43                                                                                                                     0.67
BCTC IV S44                                                                                                                     0.00

Total

                                                   OVERALL TAX
                   CUMU-     CUMULATIVE TIME         CREDIT
                  LATIVE      INVESTED THRU        OBJECTIVE
  PROGRAM           (%)            2002               (%)
-------------     ------     ---------------       -----------
BCTC IV 29         45.65      5 yrs. 6 mos.          110-130
BCTV IV 30         40.85      5 yrs. 3 mos.          110-130
BCTC IV 31         41.83      4 yrs. 11 mos.         110-130
BCTC IV 32         35.65      4 yrs. 6 mos.          110-120
BCTC IV 33         35.83      4 yrs. 3 mos.          110-120
BCTC IV 34         29.07      3 yr. 10 mos.          100-120
BCTC IV 35         22.67       3 yr. 6 mos.          100-110
BCTC IV 36         26.22       3 yr. 3 mos.          100-110
BCTC IV 37         17.60      2 yr. 11 mos.          100-110
BCTC IV 38         15.02       2 yr. 5 mos.          95-100
BCTC IV 39         10.56      1 yr. 11 mos.          95-100
BCTC IV 40          9.81       1 yr 5 mos.           95-100
BCTC IV 41(5)       4.51         11 mos.             95-100
BCTC IV 42(5)       2.04          5 mos.           97.5-102.5
BCTC IV S43         0.67
BCTC IV S44         0.00

Total

                              NOTES TO TABLE III-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for federal housing tax credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual federal housing tax credit, otherwise allowable for 1990. Where this election was made, the annual federal housing tax credit has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2)  These programs offered both California and federal housing tax credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be tax credits which may mean that a material portion of each tax credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

BCTC is Boston Capital Tax Credit Fund.
BCTC II is Boston Capital Tax Credit Fund II.
BCTC III is Boston Capital Tax Credit Fund III.
BCTC IV is Boston Capital Tax Credit Fund IV.

                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP


                                                         As of December 16, 1993

                               TABLE OF CONTENTS

                        AGREEMENT OF LIMITED PARTNERSHIP

                                                                                PAGE
                                                                                ----
                                    ARTICLE I
CONTINUATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM                          A-1
  1.01  Continuation of Partnership                                              A-1
  1.02  Name, Place of Business and Name and Address of Resident Agent           A-1
  1.03  Purpose                                                                  A-2
  1.04  Term                                                                     A-2

                                   ARTICLE II
DEFINED TERMS                                                                    A-2
  2.01  Defined Terms                                                            A-2

                                   ARTICLE III
PARTNERS AND CAPITAL                                                            A-15
  3.01  General Partner                                                         A-15
  3.02  Limited Partner                                                         A-15
  3.03  Assignees                                                               A-16
  3.04  Partnership Capital                                                     A-18
  3.05  Liability of Partners and Assignees                                     A-20

                                   ARTICLE IV
DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS, CREDITS AND LOSSES               A-21
  4.01  Allocations of Profits, Credits and Losses and
         Distributions of Cash Available for Distribution                       A-21
  4.02  Distributions of Liquidation, Sale or Refinancing Proceeds              A-22
  4.03  Allocation of Gains and Losses                                          A-22
  4.04  Determination of Allocations and Distributions
         Among Partners and Assignees                                           A-23
  4.05  Capital Accounts                                                        A-26
  4.06  Authority of General Partners to Vary Allocations to
         Preserve and Protect Partners' Intent                                  A-26
  4.07  Allocations Between and Among Series                                    A-27
  4.08  Special Allocations                                                     A-27

                                    ARTICLE V
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER                           A-28
  5.01  Management of the Partnership                                           A-28
  5.02  Authority of the Managing General Partner                               A-31
  5.03  Authority of General Partner and Its Affiliates to
         Deal with Partnership and Operating Partnerships                       A-34
  5.04  General Restrictions on Authority of General Partner                    A-38
  5.05  Management Obligations                                                  A-40
  5.06  Delegation of Authority                                                 A-42
  5.07  Other Activities                                                        A-42
  5.08  Limitation on Liability of General Partner and
         Assignor Limited Partner; Indemnification                              A-42
  5.09  Tax Status of Partnership                                               A-44
  5.10  Fiduciary Duty; Derivative Action                                       A-44
  5.11  Agency Agreement                                                        A-45
  5.12  Restrictions on Authority to Deal with General Partner and Affiliates   A-45
  5.13  Additional Restrictions on the General Partner                          A-45
  5.14  Accounting Fee Advances                                                 A-46
  5.15  Asset Acquisition Fee                                                   A-46
  5.16  Partnership Management Fee                                              A-47

                                                                                PAGE
                                                                                ----
                                   ARTICLE VI
CHANGES IN GENERAL PARTNERS                                                     A-47
  6.01  Withdrawal of the General Partner                                       A-47
  6.02  Admission of a Successor or Additional General Partner                  A-48
  6.03  Consent of Assignees and Limited Partners to
         Admission of Successor or Additional General Partner                   A-49
  6.04  Removal of a General Partner                                            A-49
  6.05  Effect of Removal, Bankruptcy, Death, Withdrawal,
         Dissolution or Incompetency of a General Partner                       A-49

                                   ARTICLE VII
TRANSFERABILITY OF LIMITED PARTNERS' INTERESTS AND TRANSFERABILITY OF BACS      A-50
  7.01  Assignments of the Interest of the Assignor Limited Partner             A-50
  7.02  Conversion of BACs                                                      A-51
  7.03  Assignees of Limited Partners; Substitute Limited Partners              A-51
  7.04  Joint Ownership of Interests                                            A-52
  7.05  Assignability of BACs                                                   A-52

                                  ARTICLE VIII
DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP                                  A-53
  8.01  Events Causing Dissolution                                              A-53
  8.02  Liquidation                                                             A-54

                                   ARTICLE IX
BOOKS AND RECORDS, ACCOUNTING REPORTS, TAX MATTERS                              A-56
  9.01  Books and Records                                                       A-56
  9.02  Accounting Basis and Fiscal Year                                        A-57
  9.03  Bank Accounts                                                           A-57
  9.04  Reports                                                                 A-57
  9.05  Section 754 Elections                                                   A-59
  9.06  Designation of Tax Matters Partner                                      A-59
  9.07  Duties of Tax Matters Partner                                           A-59
  9.08  Authority of Tax Matters Partner                                        A-59
  9.09  Expenses of Tax Matters Partner                                         A-60

                                    ARTICLE X
MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND ASSIGNEES                    A-61
  10.01 Meetings                                                                A-61
  10.02 Voting Rights of Limited Partners and Assignees                         A-62
  10.03 Voting by the Assignor Limited Partner on Behalf of BAC Holders         A-64
  10.04 Management of the Partnership                                           A-65
  10.05 Other Activities                                                        A-65

                                   ARTICLE XI
ASSIGNMENT OF BENEFICIAL INTERESTS TO ASSIGNEES AND RIGHTS OF ASSIGNEES         A-66
  11.01 Assignment of Beneficial Interests to Assignees                         A-66
  11.02 Rights of Assignees of the Assignor Limited Partner                     A-66
  11.03 Fiduciary Duty of Assignor                                              A-67
  11.04 Preservation of Tax Status and Preservation of Partnership Status       A-67

                                                                                PAGE
                                                                                ----
                                   ARTICLE XII
MISCELLANEOUS PROVISIONS                                                        A-68
  12.01 Appointment of Managing General Partner as Attorney-in-Fact             A-68
  12.02 Signatures; Amendments                                                  A-69
  12.03 Ownership by Limited Partners or Assignees of
         General Partners or Its Affiliates                                     A-70
  12.04 Binding Provisions                                                      A-70
  12.05 Applicable Law                                                          A-71
  12.06 Counterparts                                                            A-71
  12.07 Separability of Provisions                                              A-71
  12.08 Captions                                                                A-71
  12.09 Disallowance of Expenses                                                A-71
  12.10 Entire Agreement                                                        A-71
  12.11 Series Treated as Separate Partnerships; Exceptions                     A-71

                               BOSTON CAPITAL TAX
                               CREDIT FUND IV L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP

                                    RECITALS

Whereas, as of October 1, 1993, Boston Capital Associates IV L.P., a Delaware limited partnership (the "General Partner"), as the General Partner, executed a Certificate of Limited Partnership (the "Certificate") forming a limited partnership under the Delaware Revised Uniform Limited Partnership Act known as Boston Capital Tax Credit Fund IV L.P. (the "Partnership"), which Certificate was filed with the Delaware Secretary of State on October 5, 1993.

Whereas, the Partners of Boston Capital Tax Credit Fund IV L.P. desire to (i) set forth additional terms and conditions with respect to the Partnership, (ii) set forth in full the terms and conditions of their agreements and understandings in a single instrument, and (iii) continue the Partnership.

Now, Therefore, in consideration of the mutual promises made herein, the parties, intending to be legally bound, agree to continue Boston Capital Tax Credit Fund IV L.P. as follows:

                                    ARTICLE I

                     CONTINUATION, NAME, PLACE OF BUSINESS,
                                PURPOSE AND TERM

1.01. CONTINUATION OF PARTNERSHIP.

The undersigned hereby continue Boston Capital Tax Credit Fund IV L.P. as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S) 17-101 ct seq.). To the extent that the laws of other jurisdictions shall be applicable to the operations of the Partnership, the Partnership is intended to be qualified as a foreign limited partnership or a partnership in commendam under such laws.

1.02. NAME, PLACE OF BUSINESS AND NAME AND ADDRESS OF RESIDENT AGENT.

The name of the Partnership is Boston Capital Tax Credit Fund IV L.P. The address of the principal place of business and office of the Partnership is c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, Massachusetts 02108. Notification of any change in the Partnership's place of business and principal office shall be given to the Limited Partners and Assignees.

The address of the registered office and the name and address of the registered agent for service of process is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware.

1.03. PURPOSE.

The purpose of the Partnership is to invest in real estate by acquiring, holding, and disposing of limited partnership interests in Operating Partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated Apartment Complexes and to engage in other activities necessary or appropriate to the foregoing in order to:

  (1) provide tax benefits in the form of Federal Housing Tax Credits and Rehabilitation Tax Credits which may be applied, subject to certain strict limitations, against federal income tax liability from active, portfolio and/or passive income; provided, however, that with respect to any series of certificates which will invest in Operating Partnerships generating State Housing Tax Credits, the Partnership's objective will be to provide current tax benefits in the form of Federal Housing Tax Credits, Rehabilitation Tax Credits and State Housing Tax Credits;

  (2) provide tax benefits in the form of passive losses which may be applied to offset passive income (if any);

  (3) preserve and protect the Partnership's capital and provide capital appreciation and cash distributions from a Capital Transaction as to the Partnership.

1.04. TERM.

The Partnership began as of October 5, 1993, and shall continue in full force and effect until December 31, 2043, or until dissolution prior thereto pursuant to the provisions hereof, and upon the filing of a Certificate of Cancellation with the Delaware Secretary of State in accordance with Article VIII.

                                   ARTICLE II

                                  DEFINED TERMS

2.01. DEFINED TERMS.

The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article II. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

"ACCOUNTANTS" means Reznick Fedder & Silverman, of Bethesda, Maryland, or such other nationally recognized firm of independent certified public accountants as shall be engaged from time to time by the Managing General Partner on behalf of the Partnership.

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"ACCOUNTING FEE" means the fee paid to the Accountants for the preparation of the Partnership tax returns and the annual financial reports to the Partners.

"ACCOUNTING FEE ADVANCES" means any advances made by the General Partner to the Partnership for payment of all or part of any Accounting Fee, as set forth in
Section 5.14.

"ACQUISITION EXPENSES" means including but not limited to, the total of all legal fees and expenses, travel and communication expenses in connection with negotiations, costs of real estate consultants and appraisals, engineering and market studies, accountants' fees, title and recording fees, and miscellaneous expenses, associated with the Partnership's acquisition of Operating Partnership Interests and the Operating Partnerships' acquisition of Apartment Complexes, whether or not acquired, including any expenses that may have been paid by an Operating General Partner that will be reimbursed by the Partnership or included in the acquisition price of the Apartment Complexes or Operating Partnership Interests.

"ACQUISITION FEES" means the total of all fees and commissions paid by any party in connection with the Partnership's acquisition of Operating Partnership Interests (including the Asset Acquisition Fee) and in connection with the Operating Partnerships' acquisition of Apartment Complexes, but excluding a development fee paid to a Person who is not an Affiliate of the General Partner in connection with the actual development of an Apartment Complex by an Operating Partnership on or after acquisition of the Apartment Complex by the Operating Partnership. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, development fee, nonrecurring management fee or any fee of a similar nature, however designated. For the purposes of this definition, development fee shall mean a fee for packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Apartment Complex, either initially or at a later date.

"ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time during the term of the Partnership.

"ADJUSTED CAPITAL CONTRIBUTION" means the Capital Contribution of a Partner or Assignee, as the context may require, which for purposes of this definition shall be deemed to be $10 per certificate or Limited Partnership Interest reduced (but not below zero) by any return of such Capital Contributions under
Section 3.04(c) and Section 3.04(d) and by any distribution of Liquidation, Sale or Refinancing Proceeds which represent a return of such Capital Contribution.

"AFFILIATE" means, when used with reference to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under

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common control with the specified Person, (ii) any Person that is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, (iv) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing or (v) any Person treated as a Controlling Person. An Affiliate of the Partnership or of a General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership or any other Affiliate of the Partnership if such Person is not otherwise an Affiliate of the Partnership or a General Partner. For purposes of this definition, the term "Affiliate" shall not be deemed to include any law firm (or member or associate thereof) providing legal services to the Partnership, the Managing General Partner or any Affiliate of any of them.

"AGGREGATE COST" means the sum(s) of (i) any capital contributions anticipated to be made by the Partnership to the Operating Partnerships, plus (ii) the proportionate amount of the mortgage loans on, and other debts related to, the Apartment Complexes, which proportionate amount is equal to the Partnership's initial, pro rata interest in the profits, losses and credits of the Operating Partnerships. The amount of the "Aggregate Cost" will be determined after the completion of investment of Net Proceeds in the Operating Partnerships in accordance with Section 5.04(q).

"AGREEMENT" means this Agreement of Limited Partnership, as originally executed and as amended from time to time.

"APARTMENT COMPLEX" means the land and buildings comprising each of the multifamily housing developments owned by the Operating Partnerships.

"ASSET ACQUISITION FEE" means the fee payable by the Partnership from Gross Proceeds to the General Partner or its Affiliate(s) pursuant to Section 5.15, for analyzing and evaluating potential investments in Operating Partnerships, negotiating the terms of such investments and any miscellaneous activities related to the selection of and investment in Operating Partnership Interests.

"ASSIGNEE" means any Person who has been assigned one or more units of beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner, which assignment is represented by a certificate, but which Person is not a Limited Partner.

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"ASSIGNMENT AGREEMENT" means an agreement pursuant to which the Assignor Limited
Partner assigns units of beneficial interest in its Limited Partnership Interest to Assignees.

"ASSIGNOR LIMITED PARTNER" means BCTC IV Assignor Corp., a Delaware corporation which is an Affiliate of the General Partner.

"BAC" means the beneficial interest of an Assignee in the Limited Partnership Interest of the Assignor Limited Partner, attributable to an original Capital Contribution of $10.00 ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates).

"BAC HOLDER" means any Person who has been assigned one or more units of beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner, which assignment is represented by a BAC, but which Person is not a Limited Partner.

"BANKRUPTCY" or "Bankrupt" as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been dismissed within 60 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereby or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 60 days.

"BCS" means Boston Capital Services, Inc., a Massachusetts corporation which is the Dealer-Manager and an Affiliate of the General Partner.

"BCSG" means BCS Group, Inc., a Massachusetts corporation and an Affiliate of the General Partner.

"BOSTON CAPITAL" means Boston Capital Corporation, a Massachusetts corporation and an Affiliate of the General Partner.

"CAPITAL ACCOUNT" means the separate capital account maintained and adjusted for each Partner and the separate subaccount of the Capital Account of the Assignor Limited Partner maintained and adjusted for each Assignee in accordance with the terms of Section 4.05.

"CAPITAL CONTRIBUTION" means the total amount of money contributed to the Partnership (prior to the deduction of any selling commissions or expenses) by all the Partners or any class of Partners, or by any one Partner, as the

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context may require (or the predecessor holders of the Interests of such Persons or Person), and with respect to the Assignees, the Capital Contribution of the Assignor Limited Partner made on behalf of the Assignees.

"CAPITAL TRANSACTION" means the sale by the Partnership of all or part of its Interest in an Operating Partnership, or any other transaction affecting the Partnership, including the receipt by the Partnership of its share of the proceeds of a Capital Transaction as to an Operating Partnership, which is not in the ordinary course of the Partnership's business. As the context may require, the term "Capital Transaction" shall, as to an Operating Partnership, mean any transaction the proceeds of which are not includable in determining net cash flow of the Operating Partnership, including, without limitation, the sale or other disposition of all or substantially all the assets of such Operating Partnership and any refinancing of the applicable Permanent Mortgage Loan, but excluding the payment to such Operating Partnership of capital contributions of the Partnership.

"CASH AVAILABLE FOR DISTRIBUTION" means, with respect to any period, Net Cash Flow less any amounts set aside from Net Cash Flow for deposit into the Working Capital Reserve.

"CASH FLOW" means Net Cash Flow plus amounts available each year for payment of Accounting Fees, Accounting Fee Advances, reimbursement for Acquisition Expenses and payment of the Partnership Management Fee, as set forth in Section 4.01(a).

"CAUSE" means, with respect to Section 5.08 and Section 5.13 hereof only, conduct which constitutes fraud, bad faith, negligence, misconduct or breach of fiduciary duty.

"CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

"CONSENT" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 10.01 hereof or the prior written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require, subject to the provisions of Section 12.11.

"CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation with respect to an Apartment Complex.

"CONTROLLING PERSON" means any Person, whatever his title, who performs functions for a General Partner or any Affiliate of a General Partner similar to those of the Chairman or member of the Board of Directors, or executive officer such as the President, Executive Vice President or Senior Vice President, Corporate Secretary, or Treasurer, or any Person holding a 5% or more equity interest in any General Partner, or any Person having the

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power to direct or cause the direction of a General Partner, whether through the ownership of voting securities, by contract or otherwise.

"DEALER-MANAGER" means Boston Capital Services, Inc. ("BCS"), a Massachusetts corporation which is an Affiliate of the General Partner.

"DEALER-MANAGER FEE" means the fee payable by the Partnership to the Dealer-Manager for its services with respect to the Offering.

"DEVELOPMENT FEE" means a fee for packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Apartment Complex, either initially or at a later date.

"ESCROW AGENT" means Wainwright Bank & Trust Co., Boston, Massachusetts, in its capacity as such.

"FEDERAL HOUSING TAX CREDIT" means the low income housing tax credit allowed for low income housing developments pursuant to Section 42 of the Code.

"FRONT END FEES" means fees and expenses paid by any party for any services rendered during and in connection with the Partnership's organizational or acquisition phase, including Acquisition Fees, Acquisition Expenses, Organization and Offering Expenses, plus Selling Commissions and any other similar fees, although none are anticipated, however designated by the General Partner. For purposes of this definition, "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the Partnership's acquisition of Operating Partnership Interests (including the Asset Acquisition Fee, payable by the Partnership from Gross Proceeds to the General Partner or its Affiliate(s) pursuant to Section 5.15 hereof) and in connection with the Operating Partnerships' acquisition of Apartment Complexes, but excluding development fees paid to Persons who are not Affiliates of the Sponsor in connection with the actual development of Apartment Complexes by Operating Partnerships. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, nonrecurring management fee or any fee of a similar nature, however designated. For purposes of this definition, "Acquisition Expenses" means including but not limited to, the total of all legal fees and expenses, travel and communication expenses in connection with the negotiations, costs of real estate consultants and appraisals, engineering and market studies, accountants' fees, title and recording fees and miscellaneous expenses, associated with the Partnership's acquisition of Operating Partnership Interests and the Operating Partnerships' acquisition of Apartment Complexes, whether or not acquired, including any expenses that may have been paid by an Operating General Partner that will be reimbursed by the Partnership or included in the purchase price of the Apartment Complexes or Operating Partnership Interests.

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"GENERAL PARTNER(S)" means Boston Capital Associates IV L.P., or, as applicable, any Person(s) who, at the time of reference thereto, has been admitted as a successor to its Partnership Interest or as an additional General Partner, in each such Person's capacity as a General Partner. During such time as Boston Capital Associates IV L.P., or any successor to the Interest of Boston Capital Associates IV L.P., shall be the sole general partner of the Partnership, the terms "General Partner(s)" and "Managing General Partner" shall be deemed to be identical in meaning and may be employed interchangeably in this Agreement.

"GOVERNMENT ASSISTANCE" means any form of local, state or federal assistance, including, without limitation, mortgage insurance, rental assistance payments, permanent mortgage financing, interest reduction payments, bond financing, Tax Credits, State Housing Tax Credits or any other form of loan, grant, insurance or guarantee.

"GROSS PROCEEDS" means the total amount of money contributed to the Partnership by the Assignor Limited Partner, which amount will be equal to (i) $10 times the aggregate number of BACs sold to BAC Holders other than (to the extent applicable) the General Partner, its Affiliates and employees of its Affiliates pursuant to the Offering, plus (ii) $8.95 times the aggregate number of BACs sold to the General Partner, its Affiliates and employees of its Affiliates pursuant to the Offering.

"INTEREST" or "Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement and the Delaware Revised Uniform Limited Partnership Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. Reference to a majority, or specified percentage, in interest of the Limited Partners means, subject to the provisions of Section 12.11 with respect to matters applicable to any particular series of certificates, the Limited Partners (including the Assignor Limited Partner) whose combined Capital Contribution represents over 50%, or such specified percentage, respectively, of the Capital Contribution of all Limited Partners. The ownership interests of the Limited Partner(s) in the Partnership are sometimes referred to herein as "Limited Partnership Interest(s)."

"INVESTMENT IN PROPERTIES" means the amount of Capital Contributions actually paid or allocated to Operating Partnership Interests acquired by the Partnership (including the purchase of such properties, Working Capital Reserves allocable thereto (except that Working Capital Reserves in excess of 5% shall not be included), and other cash payments such as interest and taxes, but excluding Front-End Fees).

"INVESTMENT DATE" means the date or dates, from time to time, when the proceeds of the Offering are released from the Escrow Agent to the

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Partnership through the Assignor Limited Partner (on behalf of the Assignees)
and upon the satisfaction of the conditions described in Sections 3.02 and 3.03.

"LIMITED PARTNER" means any Person who is a Limited Partner, whether the Assignor Limited Partner, a Substitute Limited Partner, or a former Assignee or General Partner whose Partnership Interest has been converted into a Limited Partnership Interest, at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

"LIMITED PARTNERSHIP INTEREST" means the Interest held by a Limited Partner, including the Interest held by the Assignor Limited Partner the beneficial interest of which is assigned to the Assignees.

"LIQUIDATOR" means the General Partner, or, if there is none at the time in question, such other Person who may be appointed in accordance with applicable law who shall be responsible to take all action related to the winding up and distribution of assets of the Partnership.

"LIQUIDATION, SALE OR REFINANCING PROCEEDS" means (a) the gross proceeds (i) resulting from the liquidation of Partnership assets, (ii) received by the Partnership from an Operating Partnership as a result of the occurrence of a Capital Transaction as to such Operating Partnership, (iii) resulting from any sale of the Interest of the Partnership in any Operating Partnership, and/or
(iv) resulting from any other Capital Transaction, less (b) in the case of (i),
(ii) and (iii) immediately above, the expenses of the Partnership incident to such Capital Transaction, before any application or distribution of such proceeds pursuant to this Agreement.

"MANAGING GENERAL PARTNER" means Boston Capital Associates IV L.P., in its capacity as a General Partner, so long as it shall be a General Partner, or any successor to the Interest of Boston Capital Associates IV L.P., or a General Partner who becomes Managing General Partner pursuant to Section 8.01(a) upon the removal of the former Managing General Partner. During such time as Boston Capital Associates IV L.P., or any successor to the Interest of Boston Capital Associates IV L.P., shall be the sole general partner of the Partnership, the terms "Managing General Partner" and "General Partner(s)" shall be deemed to be identical in meaning and may be employed interchangeably in this Agreement.

"NASAA GUIDELINES" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

"NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

"NET CASH FLOW" means, with respect to any year or applicable period, (a) all Revenues received by the Partnership during such period (not including depreciation), plus (b) any amounts which the Managing General

                                       A-9
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Partner releases from the Working Capital Reserve (other than amounts placed in the Working Capital Reserve from Net Offering Proceeds) as being no longer necessary to hold as part of the Working Capital Reserve, less (i) cash funds used to pay operating expenses of the Partnership paid from Revenues during the period, including any expenses paid to the Managing General Partner, but not including such amounts paid from the Working Capital Reserve, (ii) all cash payments made from Revenues during such period to discharge Partnership indebtedness, and (iii) all amounts from Revenues, if any, added to the Working Capital Reserve during such period.

"NET PROCEEDS" means the Gross Proceeds less expenses incurred by the Partnership in connection with its organization and the offering and sale of BACs, including Selling Commissions.

"NON-PROFIT OPERATING PARTNERSHIP" means an Operating Partnership which has a non-profit sponsor as its Operating General Partner, and as to which certain limitations or restrictions on the distribution of Cash Flow and/or Liquidation, Sale or Refinancing Proceeds may apply.

"NOTICE" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of receipt of Notice.

"OFFERING" means the offering of BACs by the Partnership pursuant to the terms and conditions described in the Prospectus.

"OPERATING EXPENSES" means, with respect to any period, except to the extent paid with cash withdrawn from the Working Capital Reserve therefor, the amount of expenses incurred by the Partnership in such period in the ordinary course of the Partnership's business for all expenses, including, but not by way of limitation, computer costs, advertising, promotion, management, salaries, insurance, brokerage fees, taxes, accounting, bookkeeping, legal, travel and telephone. Operating Expenses may include reimbursement to the General Partner and its Affiliates for the administrative services necessary to the prudent operation of the Partnership and the management of its investments, provided that any such reimbursement shall be at the lower of the General Partner's actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location; provided, however, that the General Partner or its Affiliates may not be reimbursed for rent or depreciation, utilities, capital equipment, other administrative expenses or salaries or fringe benefits incurred by or allocated to any of their controlling persons (as defined in Section V.E.1. of the NASAA Guidelines).

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"OPERATING GENERAL PARTNER" means with respect to an Operating Partnership, the general partner(s) under its Operating Partnership Agreement.

"OPERATING PARTNERSHIP" means each of the limited partnerships or limited liability companies owning an Apartment Complex in which the Partnership invests as a limited partner or member, as applicable, which Apartment Complexes are expected to be qualified pursuant to Section 42(g) of the Code.

"OPERATING PARTNERSHIP AGREEMENT" means the limited partnership agreement or operating agreement, as applicable, of each of the Operating Partnerships, as amended from time to time.

"OPERATING PARTNERSHIP INTEREST" means the ownership interest of the Partnership in an Operating Partnership at any particular time, including the right of the Partnership to any and all benefits to which the Partnership may be entitled as provided in the applicable Operating Partnership Agreement.

"OPERATING PARTNERSHIP MANAGEMENT FEE" means the fee paid to a Person providing partnership management services to an Operating Partnership.

"ORGANIZATIONAL AND OFFERING EXPENSES" means those expenses incurred in connection with or related to the formation and qualification of the Partnership, the structuring of the Partnership's investments, the registration and qualification of the BACs under applicable federal and state laws and the marketing, advertising, distribution, sale and processing of the certificates including without limitation: (a) the costs of preparing, printing, filing and delivering a registration statement with respect to the BACs, the Prospectus (including any amendments thereof or supplements thereto), a "Blue Sky Survey" and all underwriting and sales agreements, including the cost of all copies thereof supplied to the Dealer-Manager and the Soliciting Dealers, (b) the cost of preparing and printing this Agreement, other solicitation material and related documents and the cost of filing and recording such BACs or other documents as are necessary to comply with the laws of the State of Delaware for the formation of a limited partnership and thereafter for the continued good standing of a limited partnership, (c) the cost of any escrow arrangements, including any compensation to the Escrow Agent, (d) filing fees payable to the Securities and Exchange Commission, to state securities commissions and to the National Association of Securities Dealers, Inc., (e) fees of the Partnership's counsel and Accountants, and (f) the Dealer-Manager Fee, a non-accountable expense allowance of up to $0.10 per BAC and an accountable due diligence expense reimbursement of up to $0.05 per BAC, payable to the Dealer-Manager.

"PARTNER" means any General Partner or any Limited Partner.

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"PARTNERSHIP" means the limited partnership formed as of October 5, 1993, under the Act and known as Boston Capital Tax Credit Fund IV L.P., as said limited partnership may from time to time be constituted.

"PARTNERSHIP MANAGEMENT FEE" means the annual fee for Partnership management services payable pursuant to Section 5.16 to the General Partner or its Affiliate; the Partnership Management Fee is defined in the Prospectus as the "Fund Management Fee".

"PERMANENT MORTGAGE LOAN" means with respect to an Operating Partnership, the permanent mortgage loan to be made to the Operating Partnership by a permanent mortgage lender, and which will be secured by a mortgage or deed of trust and other related security documents and financing statements.

"PERMITTED TEMPORARY INVESTMENTS" means investments in short-term, highly liquid investments, including, without limitation, debt securities or money market funds which invest in debt securities.

"PERSON" means any individual, partnership, corporation, joint venture, trust or other legal entity.

"PURCHASE PRICE" means the price paid upon the purchase or sale of a particular property, including the amount of Acquisition Fees and all liens and mortgages on the property, but excluding points and prepaid interest.

"PRIORITY RETURN" means an amount equal to the amount, if any, by which (i) the Priority Return Base as to a particular series, exceeds (ii) the aggregate amount of cash, Tax Credits and State Housing Tax Credits, where applicable, actually distributed or allocated by the Partnership to the Assignees and Limited Partners as to such series, for each BAC as signed to the Assignees and Limited Partners as to such series, in each case on a cumulative basis to the date of a Capital Transaction as to such series of the Partnership.

"PRIORITY RETURN BASE" means an aggregate amount of cash, Tax Credits and State Housing Tax Credits, where applicable, to be distributed and allocated by the Partnership to the Assignees and Limited Partners as to a particular series, per year during the holding period(s) of the investments of such series, for each BAC assigned to the Assignees and Limited Partners as to such series, expressed as a percentage of the Capital Contributions of such BAC Holders and Limited Partners, as set forth in a supplement to the Prospectus at the time of the commencement of the applicable Series Offering Period. The Priority Return Base shall never be less than 6%, the calculation of which shall commence no later than the end of the calendar quarter in which a Capital Contribution is made.

"PROFITS, CREDITS AND LOSSES" means the income or loss of the Partnership for federal income tax purposes, as computed in accordance with the requirements of
Section 704(b) of the Code, including related tax items

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such as tax credits, capital gains and losses, tax preferences and recapture, but excluding any gains or losses arising from a Capital Transaction as to an Operating Partnership or the Partnership.

"PROSPECTUS" means the prospectus contained in the registration statement File No. 33-99602, filed with the Securities and Exchange Commission for the registration of BACs and/or Limited Partnership Interests under the Securities Act of 1933, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under said Act.

"REGULATIONS" means the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.

"REHABILITATION TAX CREDIT" means the historic rehabilitation tax credit allowed for the rehabilitation of certified historic structures pursuant to Section 47 of the Code.

"REPORTING FEE" means the fee to be paid to an Affiliate of the General Partner by the Operating Partnerships for services in connection with preparing reports regarding the Operating Partnerships.

"REPURCHASE EVENT" means an event pursuant to which an Operating General Partner will be required, at the direction of the General Partner on behalf of the Partnership, to repurchase the Interest of the Partnership in the applicable Operating Partnership.

"REVENUES" means all cash receipts of the Partnership during any period except for Capital Contributions, Liquidation Sale or Refinancing Proceeds or the proceeds of any loan to the Partnership.

"ROLL-UP" means (i) a transaction involving the acquisition, merger, conversion, consolidation, or reorganization of the Fund and the issuance of securities of a Roll-Up Entity; or (ii) any change in the rights, preferences or privileges of Partners or BAC Holders in the Fund; or any change that would have the effect of:

  A) materially changing the amount, terms or conditions of promoter or General Partner compensation;

  B) amending the voting rights of the BAC Holders;

  C) listing the Fund on a national securities exchange, or on the Automated Quotation System of the National Association of Securities Dealers;

  D) changing the fundamental investment objectives of the Fund;

  E) materially altering the duration of the Fund.

"ROLL-UP ENTITY" means a limited partnership, real estate investment trust, corporation, business trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

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"SCHEDULE A" means the schedule(s), as may be amended from time to time, of
Partners' names, addresses, Capital Contributions and Interest (expressed as a percentage of all Partners' Interests), which schedule, in its initial form, is attached hereto and made a part hereof.

"SELLING COMMISSIONS" means the selling commissions payable to the Dealer-Manager, in connection with the Offering, all or a portion of which may be reallowed to the Soliciting Dealers.

"SOLICITING DEALER" means any of the participating soliciting dealers assisting the Dealer-Manager in the sale of the BACs.

"SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, and any Affiliate of such Person, but does not include (a) any Person whose only relationship with the Partnership or the General Partner is that of an independent property manager whose only compensation from the Partnership is in the form of fees for the performance of property management services, or (b) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation from the Partnership is for professional services rendered in connection with the Offering or the operations of the Partnership. A Person may also be a Sponsor by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more Persons, (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (iii) having a substantial number of relationships and contacts with the Partnership, (iv) possessing significant rights to control the Partnership's properties or (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry.

"SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.03.

"STATE HOUSING TAX CREDIT" means a low-income housing tax credit allowed against state income tax liability pursuant to the applicable laws of a state.

"TAX CREDIT" means the Federal Housing Tax Credit and, as applicable, the Rehabilitation Tax Credit.

"TAX MATTERS PARTNER" means the Partner designated as the Tax Matters Partner of the Partnership by the Managing General Partner pursuant to the provisions of
Section 9.06.

"WORKING CAPITAL RESERVES" means funds held in reserve, anticipated to be initially established in an amount of 4% of Gross Offering Proceeds, to be available for contingencies relating to the operation, management and administration of the Apartment Complexes, the Operating Partnerships, and the Partnership, including payment of the annual Partnership Management Fee. In addition, funds held in the Working Capital Reserve will also be available for option and/or other payments which may be necessary to secure the acquisition of Operating Partnership Interests. Amounts held in the Working Capital Reserve may at any time, in the discretion of the General Partner, be added to Net Cash Flow or Liquidation, Sale or Refinancing Proceeds.

                                   ARTICLE III

                              PARTNERS AND CAPITAL

3.01. GENERAL PARTNER.

The General Partner is Boston Capital Associates IV L.P. The name, address and Capital Contribution of the General Partner is as set forth in Schedule A. The General Partner shall not be required to make any additional Capital Contributions to the Partnership. The Interest of the General Partner is 1%.

3.02. LIMITED PARTNER.

The Assignor Limited Partner is BCTC IV Assignor Corp. The name, address and Capital Contribution of the Assignor Limited Partner is as set forth in Schedule
A. The Interest of the Assignor Limited Partner is 99%.

On the first Investment Date of the first series of BACs, the Partnership shall redeem the initial Capital Contribution of the Assignor Limited Partner and the Assignor Limited Partner shall make a Capital Contribution to the Partnership equal to the proceeds from the issuance of the BACs closed and released on such Investment Date.

The Managing General Partner and the Assignor Limited Partner shall authorize and cause the Escrow Agent to transfer to the Partnership all proceeds (less a Dealer-Manager Fee in the amount of 2% of Gross Proceeds, an accountable due diligence expense reimbursement to the Dealer-Manager in the amount of up to 0.5% of Gross Proceeds, a non-accountable expense allowance to the Dealer-Manager in the amount of up to 1% of Gross Proceeds and Selling Commissions to the Dealer-Manager and/or other selected broker-dealers in the amount of 7% of Gross Proceeds (less any applicable quantity discount with respect to the Selling Commissions), which Dealer-Manager Fee, due diligence reimbursement, expense allowance and Selling Commissions shall not be payable by the General Partner or its Affiliates or employees of its Affiliates with respect to BACs purchased by them) received from Persons who purchased BACs pursuant to the Offering, and all such proceeds transferred by the Assignor Limited Partner shall be treated as Capital Contributions to the Partnership made by the Assignor Limited Partner on behalf of, and as nominee for, the Assignees. The Assignor Limited Partner shall make additional Capital Contributions on each Investment Date thereafter (if any) equal to the additional proceeds from the issuance of BACs released on each applicable Investment Date. The Assignor Limited Partner shall not be required to make any additional Capital Contribution to the Partnership. Other than to serve as Assignor Limited Partner, the Assignor Limited Partner has no other business purpose and will not engage in any other activity or incur any debts. The Assignor Limited Partner may not withdraw from the Partnership without the Consent of all Persons who are then Assignees.

3.03. ASSIGNEES.

(a) On each Investment Date, the Assignor Limited Partner is authorized and directed to issue BACs to the Assignees representing the assignment of beneficial interests in the Limited Partnership Interest of the Assignor Limited Partner to the Assignees, provided, however, that not fewer than 250,000 BACs and not more than 50,000,000 BACs (including all BACs previously sold in any series as of such Investment Date) may be issued and sold. Any BACs sold to the General Partner and/or its Affiliates shall not be included in the calculation of the minimum amount of BACs in any series. It is hereby understood and agreed that the Assignor Limited Partner shall assign such BACs to other Persons, as may be provided in an Assignment Agreement executed among the Partnership, the Managing General Partner, and the Assignor Limited Partner on its own behalf and on behalf of the Assignees, in connection with the Offering. A Person shall be eligible to become an Assignee at such time as he has (1) agreed to purchase a minimum investment of 500 or more BACs, (2) paid the sum of $10.00 in cash (less any applicable quantity discount with respect to the Selling Commission) for each BAC purchased ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates), and (3) obtained the consent of the Managing General Partner or its designee to such purchase and assignment, the granting or denial of which shall be within the absolute discretion of the Managing General Partner. Each BAC shall represent one Unit of beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner. Purchasers of certain numbers of BACs may receive quantity discounts with respect to Selling Commissions. The offering of BACs in each series will not exceed 12 months, or such lesser period as may be determined by the General Partner, in its sole discretion.

(b) Payment for all orders for BACs shall be received by the Partnership in trust and deposited in an escrow account with the Escrow Agent. Upon acceptance by the Managing General Partner of orders for at least 250,000 BACs, the Escrow Agent shall release Gross Proceeds (less Selling Commissions and other compensation payable to the Dealer-Manager), to the Partnership, and the Persons whose payments have been so closed and released shall become Assignees no later than the next business day after the date of such release. Such funds as shall be received by the Partnership shall be contributed to the capital of the Partnership and the Capital Account of the Assignor Limited Partner (and therefore, the subdivided Capital Accounts of the Assignees). Thereupon, the Assignees shall be credited on the books and records of the Partnership with such Capital Contributions. The Persons holding such BACs shall be recognized as Assignees with all the rights attendant thereto under this Agreement no later than the next business day after the date of release of funds from the escrow account.

After the initial Investment Date, prospective Assignees whose orders or subscriptions are approved by the Managing General Partner shall, to the extent feasible, be treated as Assignees as of the close of business on the business day following the day the Partnership receives such Person's Capital Contribution. All monies paid by Persons whose orders are rejected by the Managing General Partner shall be returned by the Escrow Agent to such subscribers, without interest, within 10 days after such rejection. In any event, prospective Assignees shall be treated as Assignees not later than the last day of the calendar month following the date upon which their subscriptions were accepted by the General Partner. The Managing General Partner shall have thirty (30) days to accept the subscription of any Person.

The aggregate interest of the Assignees (through the Assignor Limited Partner) shall be 99% of the Partnership Interests. The aggregate interest of each Assignee in the Partnership shall be determined in accordance with a ratio which shall be multiplied by 99%. That ratio shall be determined as follows: the numerator shall be the number of BACs owned by each Assignee; the denominator shall be the total number of BACs owned by all Assignees.

(c) The Managing General Partner is hereby authorized to do all things necessary to accomplish the purpose of this Section 3.03, including, but not limited to, registering the BACs under the Securities Act of 1933, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission, qualifying the BACs for sale with state securities regulatory authorities, perfecting exemptions upon such terms and conditions as the Managing General Partner may deem advisable, and entering into an agency agreement with the Dealer-Manager on behalf of the Partnership.

(d) Immediately upon the release by the Escrow Agent of funds of prospective Assignees and the delivery of such funds to the Partnership, the Assignor Limited Partner shall be credited on the books and records of the Partnership with additional Capital Contributions in the amount of such orders, and its initial Capital Contribution will be returned. On each

Investment Date, an Assignment Agreement between the Partnership and the Assignor Limited Partner (as a Limited Partner of the Partnership and on behalf of the Assignees) shall be executed to reflect the number of BACs purchased by Assignees. The Assignor Limited Partner's rights and interest in such Limited Partnership Interests shall be deemed to have been transferred and assigned to the Assignees in accordance with Section 11.01.

(e) The name, address and Capital Contribution of any Limited Partner (other than the Assignor Limited Partner) shall be set forth in a schedule to this Agreement at such times as such other Limited Partners may be admitted hereto pursuant to Sections 7.02, 7.03 or 11.04.

(f) A creditor who makes a nonrecourse loan to the Partnership shall not have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a creditor or secured creditor, as the case may be.

(g) The Partnership may sell BACs aggregating not more than 15% of the total BACs authorized for sale in any series directly to either the General Partner or any Affiliate of the General Partner or employees of such Affiliates. Any BACs acquired by the General Partner or its Affiliates will be on the same terms and conditions as other Investors, except that they will not pay the 7% Selling Commissions, the 2% Dealer-Manager Fee, the non-accountable expense allowance of up to 1% or the accountable due diligence expense reimbursement of up to 0.5% otherwise payable to the Dealer-Manager.

(h) All interest income earned on Offering proceeds prior to the date the Offering proceeds are released to the Partnership on behalf of the Assignor Limited Partner pursuant to this Section 3.03 shall be allocated and paid solely to Assignees, within 75 days of the end of the fiscal quarter following the applicable Investment Date, in the amount earned by their respective shares of Offering proceeds, less any escrow fees and expenses, and the General Partner shall not receive any portion of such interest income.

3.04. PARTNERSHIP CAPITAL.

(a) No Partner or Assignee shall be paid interest on any Capital Contribution; provided, however, that if no assignments are made from the Assignor Limited Partner to the Assignees, subscription proceeds shall be returned to the Assignees with a pro rata portion of any interest earned thereon.

(b) The Partnership shall not redeem or repurchase any Partnership Interest or BAC, and no Partner or Assignee shall have the right to withdraw, or receive any return of, his Capital Contribution, except as specifically provided herein. No Capital Contribution may be returned in the form of property other than cash or cash equivalents. The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner or Assignee. Nothing in this Section 3.04 shall alter the limitation on liability of the General Partner or its Affiliates pursuant to Section 5.08(a).

(c) Any portion of the Capital Contributions of the Assignees with respect to the first series of BACs (except for any amounts utilized to pay Partnership Operating Expenses, or Organizational and Offering Expenses, or any amounts set aside for the Working Capital Reserve) which is not invested or committed for investment in Operating Partnership Interests within 24 months from the date the Prospectus is declared effective by the Securities and Exchange Commission (or, with respect to Capital Contributions of the Assignees of subsequent series of BACs, if any, 24 months from the commencement of such series offering(s)) (subject to the Partnership's authority to substitute Operating Partnership Interests for previously- committed investments in Operating Partnership Interests) shall be distributed to the Assignees by the Partnership as a return of capital, without reduction for any Selling Commission paid with respect to such Capital Contributions by the Partnership to the Dealer-Manager or the Soliciting Dealers and subject to the provisions of Section 5.15 of this Agreement relating to the return of a pro rata portion of the Asset Acquisition Fee. For the purpose of this Agreement, funds will be deemed to have been committed for investment in Operating Partnership Interests and will not be returned to the Assignees to the extent such funds are deposited in the Working Capital Reserve or to the extent that written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings with respect to such investments shall be at any time executed, and as to which some portion of the funds have been invested. Any return of Capital Contributions previously made by the Partnership to the Operating Partnerships during the first 24 months after the making of such Capital Contributions, and any other funds which have been earned or returned to the Partnership with respect to Operating Partnership Interests and any Liquidation, Sale or Refinancing Proceeds otherwise received within 36 months from the Partnership's acquisition of Operating Partnership Interests shall, in the discretion of the Managing General Partner, be invested in additional Operating Partnership Interests, placed in the Working Capital Reserve or returned to the Assignees in proportion to their respective Capital Accounts as a return of capital, provided that in no event shall the Managing General Partner make any reinvestments in Operating Partnership Interests later than 36 months from the final Investment Date. Any such funds which are not so invested or placed in the Working Capital Reserve as permitted by the preceding sentence within six months of the completion of the construction period of all of the Apartment Complexes owned by the

Operating Partnerships shall be returned to Assignees in proportion to their respective Capital Accounts as a return of capital; provided, further, that a sufficient portion of such funds shall be distributed to Assignees and Limited Partners to cover their estimated income tax liabilities, if any, arising out of the receipt of such funds.

(d) Any return of capital under this Section 3.04 shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Delaware Revised Uniform Limited Partnership Act and Assignees receiving any such return shall not be obligated to return any such money to the Partnership or a creditor of the Partnership.

3.05. LIABILITY OF PARTNERS AND ASSIGNEES.

The liability of each Limited Partner or Assignee for the losses, debts, liabilities and obligations of the Partnership shall be limited to his Capital Contribution (or, in the case of Assignees, the Capital Contribution made on his behalf) and his share of any undistributed profits of the Partnership; provided, however, that under applicable law a Limited Partner or Assignee may be liable to the Partnership to the extent of previous distributions made to him, with interest, if the Partnership does not have sufficient assets to discharge its liabilities. No Limited Partner or Assignee shall be required to lend any funds to the Partnership or, after his Capital Contribution (or, in the case of Assignees, the Capital Contribution made on his behalf) has been paid pursuant to Section 3.03, to make any further Capital Contribution to the Partnership. It is the intent of the Partnership that, for purposes of establishing liability of the Limited Partners and Assignees as discussed in this Section 3.05, no distribution (or any part of any distribution) made to any Limited Partner or Assignee pursuant to Section 4.01 of this Agreement shall be deemed a return or withdrawal of capital, and that no Limited Partner or Assignee shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. If any court of competent jurisdiction holds, however, that, notwithstanding the provisions of this Agreement, any Limited Partner or Assignee is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner or Assignee and not of the General Partner. To the extent that the Assignor Limited Partner is required to return any distributions or repay any amount by law or pursuant to this Section 3.05, each Assignee who has received any portion of such distribution agrees, by virtue of accepting such distribution, to pay his proportionate share of such amount to the Assignor Limited Partner immediately upon Notice by the Assignor Limited Partner to such Assignee. To the extent that any Limited Partner or Assignee fails to return such distribution to the Partnership, the Managing General Partner may withold further distributions to such Limited Partner or Assignee as an offset. In the event that the Assignor Limited Partner is determined to have unlimited liability for the debts of the Partnership, nothing set forth herein shall be construed to require Assignees to assume any portion of such liability.

                                   ARTICLE IV

                 DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS,
                               CREDITS AND LOSSES

4.01. ALLOCATIONS OF PROFITS, CREDITS AND LOSSES AND DISTRIBUTIONS OF CASH AVAILABLE FOR DISTRIBUTION.

(a) Prior to the initial Investment Date, any Profits, Credits and Losses and any Cash Available for Distribution will be specially allocated to the General Partner, determined on the basis of an interim closing of the Partnership's books on that date. Thereafter, all Profits, Credits and Losses and all Cash Available for Distribution, after payment of Accounting Fees, reimbursement to the General Partner of payments to the Accountants for the preparation of Partnership tax returns and other reports, reimbursement to the General Partner and its Affiliates for any unreimbursed Acquisition Expenses, and payment of the Partnership Management Fee, shall be allocated and distributed 99% to the Assignees and Limited Partners as a group, and 1% to the General Partner, annually; provided that the distributions of cash to the General Partner pursuant to this subparagraph (a) shall be subordinated to the Priority Return.

(b) Distributions of Cash Available for Distribution, if any, shall be made annually, within 180 days after the end of the annual period to which they relate every calendar year.

(c) In the event that the deduction of all or a portion of any fee paid or incurred out of Cash Flow or Net Cash Flow by the Partnership to a Partner or an Affiliate of a Partner is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Partnership, the Partnership shall then allocate to such Partner an amount of gross income of the Partnership for such year equal to the amount of such fee as to which the deduction is disallowed.

(d) In accordance with Section 704(c) of the Code (relating to allocations with respect to appreciated contributed property) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall be allocated, solely for tax purposes, among the Partners and Assignees so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

4.02. DISTRIBUTIONS OF LIQUIDATION, SALE OR REFINANCING PROCEEDS.

(a) Except as may be required by Section 8.02(c), all Liquidation, Sale or Refinancing Proceeds shall be applied and distributed in the following amounts and order of priority:

  (i) to the payment of debts and liabilities of the Partnership (including any expenses of the Partnership incident to any such liquidation, sale or refinancing of an Apartment Complex or of the Partnership's interest in an Operating Partnership), excluding loans or other debts and liabilities of the Partnership to the General Partner or any Affiliate (such debts and liabilities, in the case of a nonliquidating distribution, to be only those which are then required to be paid or, in the judgment of the Managing General Partner, required to be provided for);

  (ii) to any additions to the Working Capital Reserve or other reserves as the Managing General Partner deems reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

  (iii) to the repayment of any unrepaid loans theretofore made by the General Partner and/or any Affiliates to the Partnership for Partnership obligations and to the payments of any unpaid amounts owing to the General Partner and/or its Affiliates under this Agreement, including repayment of any Accounting Fee Advances and payment of any unpaid Partnership Management Fees;

  (iv) the balance, 95% to the Assignees and Limited Partners and 5% to the General Partner; provided that the distribution to the General Partner pursuant to this subparagraph (iv) shall be subordinated to a return of all of the Assignees' and Limited Partners' Capital Contribution and to the Priority Return.

(b) If there are insufficient funds to make payment in full of all amounts under any subsection of Section 4.02(a), the funds then available for payment shall be allocated proportionately among the Persons entitled to payment pursuant to such subsection; provided, however, that within any subsection, funds shall be distributed in the order of any priority specifically stated therein.

(c) Subject to the provisions of Section 3.04(c), distributions of Liquidation, Sale or Refinancing Proceeds, if any, shall be made quarterly, within 45 days after the end of each calendar quarter to which such proceeds relate.

4.03. ALLOCATION OF GAINS AND LOSSES.

(a) All gains (but not losses) arising from the sale, exchange or other disposition of all or substantially all the property owned by an Operating

Partnership or the Partnership's interest in an Operating Partnership shall be allocated in the following manner:

  (i) first, that portion of gains (including any profits treated as ordinary income for federal income tax purposes) shall be allocated to the Partners or Assignees who have negative Capital Account balances in an amount equal to and in proportion to such balances; provided that no gain shall be allocated to a Partner or Assignee under this Section 4.03(a)(i) once such Partner's or Assignee's Capital Account is brought to zero;

  (ii) second, gain in excess of the amount allocated under Section 4.03(a)(i) shall be allocated to the Partners and Assignees in the amount and to the extent necessary to increase their Capital Accounts so that the proceeds distributed under Section 4.02(a)(iv) will be distributed in accordance with the positive balance in the Partners' and Assignees' respective Capital Accounts.

(b) All losses shall be allocated as follows:

  (i) first, an amount of loss to the Partners and Assignees to the extent and in such proportions as the respective balances in all Partners' and Assignees' Capital Accounts;

  (ii) second, any remaining loss to the Partners and Assignees in accordance with the manner in which they bear the economic risk of loss or, if none, in accordance with their Interests.

(c) Each Partner shall retain his respective Interest in the Partnership attributable to property described in Section 751(a) of the Code ("interest in Section 751 property") for so long as such Partner has an Interest in the Partnership. Accordingly, any portion of the gains which are allocated pursuant to Section 4.03(d) above, and which are treated as ordinary income for federal income tax purposes under Section 1245 and 1250 of the Code, shall be allocated to those Partners who have an interest in Section 751 property, in proportion to the amounts of such Partners' respective interests in Section 751 property.

(d) Notwithstanding any other provision of this Agreement to the contrary that may be expressed or implied herein, the Interests of the General Partners, in the aggregate, in each item of Partnership income, gain, loss, deduction or credit will be equal to at least 1% of each of those items at all times during the existence of the Partnership.

4.04. DETERMINATION OF ALLOCATIONS AND DISTRIBUTIONS AMONG PARTNERS AND
ASSIGNEES.

(a) Except as provided in Sections 4.04(d) and 4.04(e), all Profits, Credits and Losses allocable to the Limited Partners and Assignees and all Cash Available for Distribution and all Liquidation, Sale or Refinancing Proceeds distributable to the Limited Partners and Assignees shall be allocated or distributed, as the case may be, to each Limited Partner and Assignee entitled to such allocation or distribution in the ratio which the BACs or Limited Partnership Interests owned by such Limited Partner or Assignee bears to the total BACs and Limited Partnership Interests owned by all Limited Partners and Assignees entitled to such allocation or distribution; provided, however, that any distribution pursuant to Section 4.02(a)(iv) shall be made to each Limited Partner or Assignee entitled to such distribution in the ratio which the positive balance in such Limited Partner's or Assignee's Capital Account bears to the total positive balances in the Capital Accounts of all Limited Partners and Assignees entitled to such distribution as of the date of the Liquidation, Sale or Refinancing.

(b) Except as provided in Section 4.04(c), all Profits, Credits and Losses allocable to the Limited Partners and Assignees, as a group, shall be allocated, and all Cash Available for Distribution distributable to the Limited Partners and Assignees, as a group, shall be distributed, as the case may be, to the Persons recognized by the Partnership as the holders of record of BACs or Limited Partnership Interests as of the last day of the calendar month for which such allocation or distribution is to be made.

(c) All Profits, Credits and Losses for a Partnership year allocable to any BACs or Limited Partnership Interests which has been transferred during such year shall be allocated between the transferor and the transferee based upon the number of monthly periods on the last day of which each was recognized (in accordance with Section 7.02(b)) as the holder of record of the BACs or Limited Partnership Interests for purposes of this Section, without regard to the results of Partnership operations during particular monthly periods of such year and without regard to whether cash distributions were made to either the transferor or transferee.

(d) All Profits, Credits and Losses arising from an event giving rise to Liquidation, Sale or Refinancing Proceeds allocable to the Limited Partners and Assignees shall be allocated, and all Liquidation, Sale or Refinancing Proceeds arising from such Liquidation, Sale or Refinancing distributable to the Limited Partners and Assignees shall be distributed, as the case may be, to the Persons who are holders of record of BACs or Limited Partnership Interests as of the date of such Liquidation, Sale or Refinancing, or on a different record date as may be established by the Managing General Partner within ten days thereof. All Profits, Credits and Losses and all Liquidation, Sale or Refinancing Proceeds which are attributable to a Liquidation, Sale or Refinancing but which are not received by the Partnership as cash upon a Liquidation, Sale or Refinancing but which will be received later by the Partnership as a result of an installment or other deferred sale shall be allocated or distributed, as the case may be, to the Persons recognized (in accordance with Sections 7.03(e) and 11.01(a) in the case of a transfer of BACs or Limited Partnership Interests) as the holders of BACs or Limited Partnership Interests as of the date such Liquidation, Sale or Refinancing Proceeds are received by the Partnership or on a different record date within ten days thereof as may be established by the Managing General Partner.

(e) In the event that there is more than one Investment Date with respect to any series, all Cash Available for Distribution, and all Profits, Credits and Losses allocable to the Limited Partners and Assignees in such series as a class for the period commencing with the first day following the previous Investment Date and ending on the last day preceding the next succeeding Investment Date shall be distributed or allocated solely to those Persons who held BACs or Limited Partnership Interests as of or prior to the Investment Date occurring within such period, on the basis of an interim closing of the Partnership's books on such dates. In the event that the BACs are listed on a national exchange or included for quotation on NASDAQ, the General Partner is authorized to allocate Profits, Credits and Losses and to make distributions of cash or other property, so as to equalize the BACs on an economic basis and to equalize any differences in Capital Accounts attributable to multiple Investment Dates.

(f) Any portion of the gains treated as ordinary income for federal income tax purposes under Section 1245 and 1250 of the Code ("Recapture Amount") shall be allocated on a dollar for dollar basis to those Partners and Assignees to whom the items of Partnership deduction or loss giving rise to the Recapture Amount had been previously allocated.

(g) Subject to the requirements of Section 469 of the Code, if any, in the event that there is a determination that any provision of the Code requiring imputation of interest is applicable to the Capital Contributions of any Partner or Assignee or any loan between a Partner or Assignee and the Partnership, any income or deduction attributable to such Capital Contribution or loan (whether stated or unstated) shall be allocated solely to such partner. The amount of any imputed interest attributable to Capital Contribution of a Partner or Assignee shall not be included in such Partner's or Assignee's Capital Account to the extent previously included as capital.

(h) Notwithstanding any other provision in this Agreement, income, gain, loss and deduction with respect to property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for Federal income tax purposes shall be shared among Partners so as to take account of such variation in a manner consistent with the principles of
Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

4.05. CAPITAL ACCOUNTS.

A separate Capital Account shall be maintained and adjusted for each Partner in accordance with the Code and the Regulations. There shall be credited to each Partner's Capital Account the amount of his capital contributed (including the Capital Contributions of the Assignor Limited Partner on behalf of the Assignees), the fair market value of any property contributed to the capital of the Partnership (net of any liabilities secured by such property), such Partner's distributive share of the Profits, Credits and Losses of the Partnership, and such Partner's share of any tax-exempt income of the Partnership; and there shall be charged against each Partner's Capital Account the amount of all Cash Available for Distribution distributed to such Partner, all Liquidation, Sale or Refinancing distributed to such Partner, the fair market value of any property distributed to such Partner (net of any liabilities secured by such property), such Partner's distributive share of the Losses of the Partnership, and allocations to such Partner of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code. Each Partner's Capital Account shall be maintained and adjusted in accordance with the Code and Treasury Regulations thereunder, including expressly, but not by way of limitation, the adjustments to Capital Accounts under Section 704(b) of the Code and the Treasury Regulations thereunder. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treas. Reg. (S)1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. It is the intent of the Partners that the Capital Accounts maintained under this Agreement be determined and maintained throughout the full term of this Agreement in accordance with the accounting rules of Treas. Reg. (S)1.704-(b)(2)(iv). The Assignor Limited Partner's Capital Account shall be subdivided into separate Capital Accounts for each Assignee and shall be maintained and adjusted for each Assignee in accordance with the foregoing.

4.06. AUTHORITY OF GENERAL PARTNERS TO VARY ALLOCATIONS TO PRESERVE AND PROTECT PARTNERS' INTENT.

It is the intent of the Partners that each Partner's or Assignee's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Article IV to the fullest extent permitted by Section 704(b) of the Code. The General Partner is authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in this Article IV to the extent that, allocating income, gain, loss, deduction, or credit (or item thereof) in the manner provided for in this Article IV in the opinion of tax advisors to the Partnership would cause the determinations and allocations of each Partner's or Assignee's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 4.06 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article IV in the opinion of tax advisors to the Partnership and no amendment of this Agreement or approval of any Partner or Assignee shall be required.

4.07. ALLOCATIONS BETWEEN AND AMONG SERIES.

To the extent that BACs are issued in series, allocations and distributions of each item set forth in this Article IV shall be made and accounted for separately for each series of BACs.

4.08. SPECIAL ALLOCATIONS.

(a) Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner or Assignee shall be specially allocated, before any other allocation is made under this Agreement, items of income and gain for such year (and, if necessary, for subsequent taxable years) in amounts equal to the greater of (i) the amounts needed to eliminate any deficit Capital Account balance (reduced by the portion of such deficit balances (A) that must be restored upon liquidation, if any, and (B) that would be eliminated under Treas. Reg. (S)1.704-2(b) if the Partnership were liquidated at such time, and increased by the items described in Treas. Reg. (S)1.704-1(b)(2)(ii)(d)(4), (5) and (6)), or (ii) the portion of each such Partner's share of the net decrease in Partnership Minimum Gain during such year (as specified in Treas. Reg. 1.704-2(b) and (d)) that is allocable to the disposition of Partnership property subject to one or more nonrecourse liabilities of the Partnership. The items so allocated shall be determined in accordance with Treas. Reg. (S)1.704-2(b), (g) and (j). This provision is intended to comply with the minimum gain charge BAC requirement of the Treasury Regulations under Section 704(b) of the Code and shall be interpreted consistently therewith.

(b) Except as provided in Section 4.08(a) hereof, in the event any Partner or Assignee unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. (S)1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations under Code Section 704(b)) the deficit balance in each such Partner's or Assignee's Capital Account as quickly as possible, provided that an allocation pursuant to this Section 4.08(b) shall be made only if and to the extent that such Partner or Assignee has a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Section 4 have been tentatively made, as if this Section 4.08(b) were not in this Agreement.

(c) In the event that a Partner or Assignee has a deficit Capital Account balance at the end of any Partnership year that exceeds the sum of (i) the amount that such Partner or Assignee must repay to the Partnership upon liquidation, if any, and (ii) the amount that such Partner or Assignee is deemed to be obligated to restore under Treas. Reg. (S)1.704-2(g), such Partner or Assignee shall be allocated items of Partnership income in the amount of such excess as soon as possible, provided that an allocation pursuant to this Section 4.08(c) shall be made only if and to the extent that such Partner or Assignee has a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Section 4 have been tentatively made, as if this Section 4.08(c) were not in this Agreement.

(d) The allocations set forth in this Section 4.08 (the "Regulatory Allocations") are intended to comply with certain requirements of Treas. Reg.
(S)1.704-1(b) and Treas. Reg. (S)1.704-2. Notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Partners or Assignees so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Partner or Assignee shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

(e) If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain charge BAC to the extent that any of the exceptions provided in Treas. Reg.
(S)1.704-2(i)(4) applied consistently with Treas. Reg. (S)1.704-2(f)(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treas Reg. (S)1.704-2(i)(4) under Section 704 of the Code.

                                    ARTICLE V

                      RIGHTS, OBLIGATIONS AND POWERS OF THE
                                 GENERAL PARTNER

5.01. MANAGEMENT OF THE PARTNERSHIP.

(a) The General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership to the best of its ability and to use its best efforts to carry out the purpose of the Partnership. In so doing, the General Partner shall take all actions necessary or appropriate to protect the interests of the Limited Partners and the Assignees. The General Partner shall devote such time as is necessary to the affairs of the Partnership. The General Partner shall not receive compensation therefor from the Partnership other than as expressly provided herein. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control, and it shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

(b) Subject to the other provisions of this Agreement, Boston Capital Associates IV L.P. shall be the Managing General Partner. All decisions made for and on behalf of the Partnership by the Managing General Partner shall be binding upon the Partnership. Except as expressly otherwise set forth elsewhere in this Agreement, the Managing General Partner (acting for and on behalf of the Partnership), in extension and not in limitation of the rights and powers given by this or by the other provisions of this Agreement shall, in its sole discretion, have full and entire right, power and authority in the management of the Partnership business to do any and all things necessary to effectuate the purpose of the Partnership. Without limiting the foregoing grant of authority but subject to the other provisions of this Agreement, the Managing General Partner, in its capacity as General Partner shall have the right, power and authority, acting for and on behalf of the Partnership, to do all acts and things set forth in Section 5.02. No Person dealing with the Managing General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any facts or circumstances bearing up on the existence of such authority.

(c) The Managing General Partner shall, after the release from escrow of orders for BACs pursuant to Section 3.03, establish the Working Capital Reserve out of Capital Contributions in an amount of not less than 4% of the Gross Proceeds. The Working Capital Reserve may be increased or reduced by the Managing General Partner as it deems appropriate under the circumstances from time to time.

(d) All of the Partnership's Operating Expenses shall be billed to and paid by the Partnership. In the event that legitimate Partnership expenses are billed by its creditors to the Managing General Partner rather than the Partnership, subject only to the limitations herein which apply generally to the Partnership's expenses, such expenses shall be paid by the Partnership. The Operating Expenses to be paid by the Partnership in connection with the Partnership's business include without limitation: (i) all costs of personnel employed by the Partnership and involved in the business of the Partnership, except as prohibited pursuant to Section 5.01(e) below,

(ii) all costs of borrowed money, taxes and assessments applicable to the Partnership (including interest or other changes on loans or letters of credit by or obtained by the General Partners or their Affiliates), (iii) legal, audit, accounting and appraisal fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to independent contractors, mortgage bankers, finders, brokers and servicers, consultants, real estate brokers, and other agents, (vi) expenses in connection with the acquisition, sale, exchange or other disposition and financing of the Operating Partnership Interests, (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership and
(viii) costs incurred in connection with any litigation or regulatory proceeding in which the Partnership is involved except as may be prohibited by
Section 5.08.

(e) Reimbursements to the General Partner or any of its Affiliates shall not be allowed, except for reimbursement of (i) Organizational and Offering Expenses,
(ii) the actual cost to the General Partners or such Affiliates of goods and materials supplied by unaffiliated parties used for or by the Partnership, or in the case of any goods and materials purchased from the General Partner or its Affiliates, 90% of the competitive price of such goods and materials and (iii) the direct expenses, including, but not limited to, travel and telephone, of them or their employees on Partnership business, and direct out-of-pocket expenses incurred in rendering legal, accounting, bookkeeping, computer, printing, public relations and any other administrative services necessary to the prudent operation of this Partnership, which services could be performed by independent parties. Reimbursement of expenses shall not exceed the lesser of the cost of such expenses or the amount which an independent party would charge for such services. Notwithstanding the foregoing, the General Partner and its Affiliates (including the Assignor Limited Partner) may be reimbursed for the administrative services necessary to the prudent operation of the Partnership, provided that any such reimbursement shall be at the lower of the General Partner's actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee. The General Partner or its Affiliates may not be reimbursed for general overhead expenses in connection with the ongoing administration of the Partnership during its operational phase, such as rent, depreciation, utilities, capital equipment and other administrative expenses, or the salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any of their Controlling Persons.

The amount of Organization and Offering Expenses are estimated to be 5.5% of the Gross Proceeds applicable to the first 250,000 BACs issued, and may be proportionally more if fewer than 250,000 BACs are issued and proportionally less with respect to the issuance of additional BACs. Subsequent series (if applicable) may therefore be required to reimburse the first series for that pro rata share of such items.

Notwithstanding the terms and conditions of Sections 5.01(d) and (e) above, if Front End Fees exceed the percentage of Gross Proceeds (after investment in Invested Properties and deposit into the Working Capital Reserve) allowable therefor pursuant to Section IV.C.2. of the NASAA Guidelines, the excess will be paid by the General Partner and not the Partnership.

The annual report of the Partnership will include a breakdown of the amounts actually reimbursed to the General Partner and its Affiliates. The Accountants for the Partnership will certify that the amounts actually reimbursed were costs incurred in the management of the Partnership. The methods of verification used by the Accountants will be in accordance with generally accepted auditing standards and other auditing procedures which the Accountants consider appropriate, including but not limited to, review of the time records of the employees of the General Partner and its Affiliates, and review of the nature of the tasks performed by such employees for which the General Partner is reimbursed.

The method of verification shall at minimum provide: (a) a review of the time records of individual employees, the cost of whose services were reimbursed and
(b) a review of the specific nature of the work performed by each such employee. The additional costs of such verification will be itemized by said Accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this provision only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above.

5.02. AUTHORITY OF THE MANAGING GENERAL PARTNER.

(a) Subject to Sections 5.03 and 5.04, the Managing General Partner for, and in the name and on behalf of, the Partnership is hereby authorized, without limitation:

  (i) to negotiate for and enter into agreements to acquire, hold, encumber, sell, dispose of and otherwise manage the Operating Partnership Interests, at such price and upon such terms, as it deems to be in the best interests of the Partnership, the Limited Partners and Assignees;

  (ii) to give the consent of the Partnership in its capacity as a limited partner of an Operating Partnership to any action proposed to be taken by such Operating Partnership which, under the provisions of its Operating

  Partnership Agreement, requires the consent of the Investment Partnership, including the sale or refinancing of any Apartment Complex;

  (iii) to waive any condition precedent to the making of an installment of capital contributions to an Operating Partnership or to waive any material default by an Operating General Partner in the performance of his obligations under any Operating Partnership Agreement;

  (iv) to designate, on the behalf of the Investment Partnership, a successor Operating General Partner, to the extent so provided in any Operating Partnership Agreement;

  (v) to require the applicable Operating General Partner(s) to repurchase an Operating Partnership Interest upon the occurrence of a repurchase event under the applicable Operating Partnership Agreement;

  (vi) to execute any applicable documents which the General Partner deems necessary or appropriate in connection with the development and financing of any Apartment Complex in which the Partnership acquires an interest;

  (vii) to acquire by purchase, lease, exchange or otherwise, any real or personal property;

  (viii) to borrow money and issue evidences of indebtedness, and to secure the same by mortgage, deed of trust, pledge or other lien on any Operating Partnership Interest or other assets of the Partnership;

  (ix) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Partnership, and to pay fees, expenses, salaries, wages and other compensation to such Persons;

  (x) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

  (xi) to determine the appropriate accounting method or methods to be used by the Partnership (the Partnership intends to utilize the accrual method of accounting);

  (xii) to cause the Partnership to make or revoke any of the elections referred to in Sections 195, 709, 732, 754, or 1017 of the Code or any similar provisions enacted in lieu thereof or any other elections beneficial to the Assignees and the Partners of the Partnership;

  (xiii) to allocate income, gain, loss, deduction, or credit (or item thereof) in accordance with Article IV of this Agreement;

  (xiv) to establish and maintain the Working Capital Reserve, originally in the amount of not less than 4% of Gross Proceeds, and thereafter in such amounts as it deems appropriate from time to time;

  (xv) to amend this Agreement to reflect the substitution of Limited Partners, and to amend this Agreement as provided for in Section 12.02;

  (xvi) to invest all funds not immediately needed in the operation of the business, including, but not limited to (A) the Net Proceeds prior to investment in and allocation to specific Operating Partnerships, (B) the Net Proceeds allocated for subsequent investment in a particular Operating Partnership or (C) the Working Capital Reserve, in Permitted Temporary Investments;

  (xvii) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from any Person who has provided any services to, lent money to, sold property to, or purchased property from the General Partner or any of its Affiliates or who may in the future provide services to, lend money to, sell to or purchase property from such parties;

  (xviii) to obtain loans for the Partnership from the General Partner or any Affiliate of the General Partner in accordance with the requirements of
  Section 5.03;

  (xix) to prepare and file with the Securities and Exchange Commission a registration statement with respect to the Offering and take all actions necessary or desirable to cause such registration statement to be declared effective by the Securities and Exchange Commission; to prepare and distribute, or cause to be distributed, the Prospectus; and to take any and all other actions to effectuate the Offering;

  (xx) to cooperate with the Assignor Limited Partner to facilitate the issuance of one or more series of BACs;

  (xxi) to take such actions as are necessary and appropriate to permit or restrict the transfer of BACs, including the listing of the BACs on, and/or the delisting of the BACs from (pursuant to Section 11.04), public trading markets or include the BACs for quotation on the National Association of Securities Dealers Automated Quotation System; provided that the General Partner may not take such actions to list the BACs for quotation or trading until counsel to the Partnership has rendered its opinion that it is substantially more likely than not that listing the BACs will not cause the Partnership to be treated as a corporation for federal income tax purposes;

  (xxii) to deal with, delegate, enter into an agreement, agreements, or contracts with a financial institution or other entity to conduct, on its behalf, transfers of BACs, including correspondence with the Assignees, preparing, transmitting and doing all other necessary actions to effect transfers, assignments or other dispositions of BACs as requested by Assignees and to do all other acts authorized hereunder in connection with such administrative activities relating to the Assignees; provided however, that except as set forth in Sections 7.03(c) and 7.05(c), the cost of such services shall be borne by the Partnership for ordinary and necessary business expenses with respect to the provision of services to the Partners and Assignees. Further, any contractual arrangement between the Partnership and the transfer agent with respect to the BACs shall not relieve the Managing General Partner of its fiduciary duties hereunder;

  (xxiii) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership.

(b) With respect to all of its obligations, powers and responsibilities under this Agreement, the Managing General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

(c) All series of BACs will (i) have substantially identical investment objectives in generating Tax Credits, and possibly State Housing Tax Credits,
(ii) provide for no duplication of property management or other fees, (iii) provide for substantially identical compensation to the General Partner and its Affiliates and (iv) provide for investment in Operating Partnership Interests under substantially the same terms and conditions. Additionally, Operating Partnership Interests may be invested in jointly by series of BACs only in accordance with the conditions set forth in Section 5.05(c).

5.03. AUTHORITY OF GENERAL PARTNER AND ITS AFFILIATES TO DEAL WITH PARTNERSHIP AND OPERATING PARTNERSHIPS.

(a) The General Partner and its Affiliates may not be an Operating General Partner, unless there has been a material and adverse breach of the Operating Partnership Agreement by the unaffiliated Operating General Partner. In such instance, the affiliated Operating General Partner shall fully comply with all provisions of Section V.H.6 of the NASAA Guidelines. An Affiliate of the General Partner may, and shall have the right to, act as management agent of any Apartment Complex on terms and conditions permitted by any applicable governmental regulations or any applicable requirements of any lender and as set forth in Section 5.03(b).

(b) (i) Except in extraordinary circumstances, the General Partner or any Affiliate shall not have the right to contract or otherwise deal with any Operating Partnership for the sale of goods or services or the lending of money to an Operating Partnership or the Operating General Partners, except for:

  (i) Apartment Complex management services, the fee for which shall be as set forth in Section 5.03(b)(ii) hereof, (ii) loans made by, or guaranteed by, the General Partner or its Affiliates and (iii) for those dealings, contracts or provision of services described in this Agreement. Extraordinary circumstances shall only be presumed to exist where there is an emergency situation requiring immediate action and the services required are not immediately available from unaffiliated parties. All services rendered shall be rendered pursuant to a written contract which shall contain a clause allowing termination without penalty on sixty (60) days Notice. Goods and services will be provided at the lesser of actual cost or the price charged for such goods or services by independent parties. Any payment made to the General Partner or any Affiliate for such goods, services or loans shall be fully disclosed to all Assignees and Limited Partners in the reports required hereunder. Neither the General Partner nor any Affiliate shall, by the making of lump sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 5.03(b).

  (ii) Property management, rent-up or leasing fees shall be paid to the General Partner or any of its Affiliates only for services actually rendered and shall be in an amount equal to the lesser of (i) fees competitive in price and terms with those of non-Affiliated Persons rendering comparable services in the locality where the Apartment Complex is located and which could reasonably be available to the Partnership or (ii) 5% of such Apartment Complex's gross revenues. No duplicate property management fees or other fees shall be paid to any Person.

(c) In the event extraordinary circumstances arise, the General Partner and its Affiliates may provide construction services. The General Partner or its Affiliates shall not provide such services to the Partnership unless it believes that it has an adequate staff to do so and unless such provision of goods and construction services is part of its ordinary and ongoing business in which it has previously engaged, independent of the activities of the Partnership. Such services being provided shall be reasonable for and necessary to the Partnership, shall be actually furnished to the Partnership and, shall be provided at the lower of 100% of the construction contract rate with respect to the applicable Apartment Complex or 90% of the competitive price charged for such services by independent parties for comparable goods and services in the same geographic location (except that in the case of transfer agent, custodial and similar banking-type fees, and insurance fees, the compensation, price or fee shall be at the lesser of cost or the compensation, price or fee of any other Person rendering comparable services as aforesaid). Cost of services as used herein means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the Partnership's Accountants. The costs of verification of costs reimbursed to the General Partner or its Affiliates contained in the annual report may be reimbursed only to the extent, when added to the costs of such goods or services rendered, that the sum does not exceed the competitive rate for such services.

(d) All services provided by the General Partner or any Affiliates pursuant to
Section 5.03(c) shall be rendered pursuant to this Agreement or a written contract, which contract precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty on 60 days Notice to the General Partner by the vote of the majority in Interest of the Limited Partners and the BAC Holders (the Assignor Limited Partner acting according to the direction of the BAC Holders). The General Partner and its Affiliates shall not have the right to contract or otherwise deal with the Partnership for the sale of goods or services, except for those dealings, contracts or provision of services on terms described in this Agreement.

(e) The following prohibitions shall apply with respect to the General Partner and its Affiliates: (i) neither the General Partner nor any such Affiliate shall be given an exclusive right to sell, or exclusive employment to sell, any Apartment Complex, (ii) the Partnership shall not lend money to the General Partner or any Affiliate of the General Partner, (iii) neither the General Partner nor any Affiliate of the General Partner shall make any loan to the Partnership if such loan provides for a prepayment penalty or the interest rates and other finance charges and fees in connection with such loan are in excess of the rate or fees at which the Partnership could have borrowed from an independent bank under comparable circumstances or, if lower, the rate which the General Partner or such Affiliate paid to obtain the funds to make the loan to the Partnership compounded monthly and (iv) no compensation or fees may be paid by the Partnership or an Operating Partnership to the General Partner or its Affiliates except as described in this Agreement or in the Prospectus, and in no event shall the aggregate compensation payable to the Partnership, the General Partner or its Affiliates exceed the amounts permitted under Section IV of the NASAA Guidelines.

(f) Notwithstanding any provisions of this Section 5.03, neither the General Partner nor any of its Affiliates shall:

  (i) receive any rebate or give-up, or participate in any reciprocal arrangement, of which would circumvent the provisions of the Partnership Agreement;

  (ii) receive any compensation for providing insurance brokerage services to the Partnership, unless such services and compensation are provided in compliance with Section 5.03(b), and (x) the cost of providing such services is no greater than the lowest quotes obtained from two unaffiliated insurance agencies and the coverage and terms are comparable, and (y) at least 75% of the insurance brokerage service gross revenues of the General Partner or its Affiliates are derived from other than insurance brokerage services provided to Affiliates;

  (iii) provide "financing" to the Partnership, as that term is defined in
  Section I.B.17. of the NASAA Guidelines as the indebtedness encumbering program properties, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not greater than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months. Nothing in this definition shall be construed as prohibiting a bonafide prepayment provision in the financing agreement;

  (iv) charge the Partnership for, or take from any other Person, any property management fee with respect to Partnership property or assets, except as provided in Section 5.03(b);

  (v) pay or award, directly or indirectly, any commission or other compensation (other than normal sales commissions and reimbursement of expenses payable to registered broker-dealers which may include cash incentives under a program submitted for review and approval by the National Association of Securities Dealers, Inc. ("NASD") in accordance with Section 5(f) of Appendix F to
  Section 34 of the NASD Rules of Fair Practice) to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise such investor to purchase BACs.

(g) Notwithstanding any provision in this Agreement, in no event shall the General Partner or its Affiliates provide services or receive compensation other than as allowed by Sections V.E.2 and V.J. of the NASAA Guidelines.

5.04. GENERAL RESTRICTIONS ON AUTHORITY OF GENERAL PARTNER.

In exercising management and control of the Partnership, the General Partner, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the authority to perform all acts which the Partnership is authorized to perform. However, the General Partner shall not have any authority to:

  (a) perform any act in violation of this Agreement or any applicable law or regulation thereunder;

  (b) do any act required to be approved or ratified in writing by all Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees) under the Act, unless the right to do so is expressly otherwise given in this Agreement;

  (c) without the Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), sell or otherwise dispose of all or substantially all of the assets of the Partnership in a single sale or disposition or in a series of contemporaneous sales or dispositions with a view towards distribution;

  (d) borrow from the Partnership;

  (e) elect to dissolve the Partnership without the Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees) (unless a greater number of Limited Partners is then required under the Act);

  (f) do any act which would make it impossible to carry on the ordinary business of the Partnership;

  (g) confess a judgment against the Partnership;

  (h) possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose;

  (i) admit a Person as a General Partner, except as provided in this Agreement;

  (j) knowingly perform any act that would subject any Assignee to liability as a general partner in any jurisdiction;

  (k) invest Partnership funds in junior trust deeds, land sale contracts or similar obligations;

  (l) invest in or underwrite the securities of other issuers, except as provided in Sections 5.02(a)(xvi) or 9.03; provided, however, that the General Partner may temporarily invest Partnership funds in money market funds or other suitable investments (other than funds organized as limited partnerships);

  (m) invest Partnership funds in investments organized and/or operated by its Affiliates other than as set forth in Sections 5.03(a) and 5.05(c) hereof;

  (n) allocate any income, gain, loss, deduction, or credit (or any item thereof) to any Partner or Assignee if, and only to the extent that, such allocation will cause the determinations and allocations of income, gain, loss, deduction, or credit (or any item thereof) provided for in Article IV hereof not to be permitted by Section 704(b) and the Treasury Regulations promulgated thereunder;

  (o) issue senior securities or offer BACs or Partnership Interests in exchange for property other than cash;

  (p) utilize Net Proceeds for any purpose other than as set forth in this Agreement and in the Prospectus;

  (q) utilize for Investment in Properties less than the greater of (i) 82.5% of the Gross Proceeds reduced by 0.1625% for each 1% of financing encumbering the Apartment Complex; or (ii) 69.5% of the Gross Proceeds. To calculate the percentage of financing encumbering the Apartment Complex, divide the amount of financing by the Purchase Price, excluding Front End Fees and multiply the quotient by .1625% to determine the percentage deducted from 82.5%;

  (r) make loans to the Partnership or accept loans on behalf of the Partnership from any Affiliate of the General Partners that do not comply with Section 5.03(e)(iii);

  (s) utilize any Liquidation, Sale or Refinancing Proceeds to acquire additional Operating Partnership Interests, except that with respect to each series of BACs, any return of Capital Contributions received by the Partnership from any Operating Partnership during the first 24 months after acquisition of such Operating Partnership Interests and any Liquidation, Sale or Refinancing Proceeds otherwise received within 36 months from the Partnership's acquisition of Operating Partnership Interests may, in the discretion of the General Partner, be invested in additional Operating Partnership Interests, placed in the Working Capital Reserve, or refunded to Investors in such series, provided that in no event shall the General Partner make any reinvestments in Operating Partnership Interests with respect to a particular series of BACs later than 36 months from the final Investment Date with respect to such series; provided, further, that (i) a sufficient portion of such funds shall be distributed to BAC Holders to cover their estimated income tax liabilities, if any, arising out of the receipt of such funds, and
  (ii) any compensation to the General Partner and/or its Affiliates in the event of a reinvestment is subject to the limitations set forth in Sections 5.03, 5.04(q), 5.15 and 5.16 of this Agreement;

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  (t) invest in limited partnership interests of programs other than programs which own and operate a property to be qualified pursuant to Section 42(g) of the Code;

  (u) invest in Operating Partnership Interests jointly with other programs, except in accordance with the conditions set forth in Section 5.05(c);

  (v) sell, lease or lend Partnership assets to the General Partner or any Affiliate of the General Partner or purchase or lease property from the General Partner or its Affiliates, or acquire property from a program in which the General Partner or its Affiliates have an interest, or sell or lease an Apartment Complex to an Operating Partnership;

  (w) reinvest Net Cash Flow (excluding Liquidation, Sell or Refinancing Proceeds) in Operating Partnership Interests;

  (x) incur Partnership indebtedness exceeding 85% of the value of the Partnership's assets;

  (y) take any action to merge or Roll-Up the Partnership with or into any other entity.

5.05. MANAGEMENT OBLIGATIONS.

In conducting the business of the Partnership, the General Partners shall be bound by the following:

  (a) The Partnership's interest in any Operating Partnership shall not be acquired with a view to resale and shall be acquired for long-term appreciation.

  (b) The Partnership shall normally seek to minimize depreciation recapture and to defer capital gain taxes by not selling any interest in any Operating Partnership, or by not causing, or consenting to, the sale of any Apartment Complex unless proceeds arising from such sale are likely to be sufficient to meet the federal tax liabilities at the then maximum rate of the Assignees or the Limited Partners arising from such sale.

  (c) Operating Partnership Interests may be invested in jointly by series of BACs, or may be invested in jointly by a series of BACs with another publicly registered program (either of such parties referred to as a "Program"), provided that any joint investment in Operating Partnership Interests will satisfy the following conditions:

    (i) the two Programs have substantially identical investment objectives;

    (ii) there are no duplicate property management or other fees;

    (iii) the compensation to the sponsor of each Program is substantially identical in each Program;

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  (iv) each Program will have a right of first refusal if the other Program wishes to sell its Operating Partnership Interest;

  (v) the investment of each Program is on substantially the same terms and conditions.

(d) Operating Partnership Interests may also be invested in jointly with an affiliated Program which is not publicly registered if in addition to the requirements set forth in Section 5.05(c), such investment is necessary to relieve the Sponsor from any commitment to purchase an Operating Partnership Interest in compliance with this Agreement prior to the closing of the Offering.

(e) The completion of any Apartment Complex which is under construction at the time of the acquisition of an Operating Partnership Interest by the Partnership shall be secured by a completion bond in the amount of the contract price or other satisfactory security, which may include, but is not limited to, the following:

  (i) A written guarantee of completion by a Person, supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees;

  (ii) A retention of a reasonable portion of the capital contributions to the Operating Partnership and/or fees to the Operating General Partner(s) as a potential offset in the event the Operating General Partner does not perform in accordance with the Operating Partnership Agreement.

(f) All acquisitions by the Partnership of Operating Partnership Interests in Operating Partnerships owning Apartment Complexes must be supported by either
(i) an appraisal prepared by a competent, independent appraiser or (ii) FmHA Forms 1924-13 (estimate and BAC of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or any successor or FmHA or HUD form, any comparable form of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses figures. The appraisal or governmental form(s) shall be maintained in the Partnership's records for at least five years, and shall be available for inspection and duplication by any Partner or Assignee. Such appraisal or governmental form(s) shall demonstrate that the total amount of indebtedness incurred by the Operating Partnerships shall not exceed the sum of 85% of the Aggregate Cost of all Apartment Complexes which have not been refinanced, and 85% of the aggregate fair market value of all refinanced Apartment Complexes, as determined by the lender as of the date of refinancing. Notwithstanding the foregoing, however, to the extent any Apartment Complexes are financed by (i) loans insured or guaranteed by the full faith and credit of the United States government, or of a state or local government, or by an agency or instrumentality of any of the foregoing, and/or (ii) loans received by any of the foregoing, following termination of the Offering, the total amount of indebtedness incurred by the Operating Partnerships with respect to such Apartment Complexes shall not exceed the sum of 100% of the Aggregate Cost of all such Apartment Complexes which have not been refinanced, and 100% of the aggregate fair market value of all such refinanced Apartment Complexes, as determined by the lender as of the date of refinancing.

5.06. DELEGATION OF AUTHORITY.

Subject to the provisions of this Article V, the General Partner may delegate all or any of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

5.07. OTHER ACTIVITIES.

The General Partner and any Affiliate may engage in or possess interests in other business ventures of every kind and description for its own account, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, apartment complexes similar to the Apartment Complexes. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

5.08. LIMITATION ON LIABILITY OF GENERAL PARTNER AND ASSIGNOR LIMITED PARTNER; INDEMNIFICATION.

(a) Neither the General Partner, its Affiliates nor the Assignor Limited Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Limited Partners or BAC Holders for any act or omission performed or omitted by such General Partner or Assignor Limited Partner if the General Partner determines in good faith, that the act or omission was in the best interests of the Partnership, provided that such General Partner's or Assignor Limited Partner's conduct did not constitute Cause. Notwithstanding the foregoing, the General Partner shall be liable to the Partnership, Limited Partners, or BAC Holders for violations of federal securities laws for which lack of Cause is not a defense. The Partnership shall indemnity and hold harmless the General Partner and its Affiliates, including, the Assignor Limited Partner against and for any loss, liability or damage incurred by any of them or the Partnership by reason of any act performed or omitted to be performed by them in good faith, in connection with the business of the Partnership including all judgments, costs and attorneys' fees (which costs and attorneys' fees may not be paid as incurred, except as provided in Section 5.08 (c)) and any amounts expended in settlement of any claims of liability, loss or damage, provided that the indemnified Person's conduct did not constitute Cause if the General Partner determines, in good faith, that such course of conduct was in the best interests of the Partnership. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or BAC Holder shall have any personal liability on account thereof. Notwithstanding any provision of this subsection to the contrary, the General Partner shall be presumed to be personally liable to creditors for the debts of the Partnership.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, neither the General Partner, its Affiliates nor the Assignor Limited Partner, any Person acting as a broker-dealer or the Partnership shall be indemnified with regard to any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that federal or state securities laws, rules or regulations were violated by the General Partner or by any such above listed Persons unless: (A) (i) the General Partner or other Persons seeking indemnification are successful in defending such action on the merits of each count involving such violation and the court approves indemnification of the litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approved indemnification of the litigation costs or (iii) a court of competent jurisdiction approves a settlement of such claims and finds that indemnification of the settlement and related costs should be made and (B) such indemnification is specifically approved by a court of law which shall have been advised as to the then-current position of the Securities and Exchange Commission, the Massachusetts Securities Commission, the Missouri Securities Commission, Tennessee Securities Division and other applicable state securities laws administrators regarding indemnification for violations of securities laws. Notwithstanding the provisions of Section 5.08(a), the Assignor Limited Partner shall not be indemnified by the Partnership against any loss, damage or liability and related expenses (including attorneys' fees) incurred by reason of any action or inaction performed or omitted to be performed by the Assignor Limited Partner in connection with activities of the Assignor Limited Partner acting exclusively in its capacity as Assignor Limited Partner on behalf of the BAC Holders. Further, to the extent the Assignor Limited Partner otherwise would be entitled to indemnification pursuant to Section 5.08(a), indemnification shall be provided only so long as the Assignor Limited Partner is an Affiliate of the General Partner.

(c) The General Partner, its Affiliates, including the Assignor Limited Partner may receive advances from the Partnership for payment of their costs and attorneys' fees as incurred only if each of the following three conditions are satisfied: (A) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership (B) the legal action is initiated by a third party who is not a Partner or BAC Holder and (C) the General Partner, its Affiliates, including the Assignor Limited Partner undertake to repay the advanced funds to the Partnership in cases in which they are not entitled to indemnification pursuant to Section 5.08(a).

(d) The Partnership shall not incur the cost of liability insurance which insures any party for any liability as to which such parties are prohibited from being indemnified under this Section 5.08.

(e) For purposes of Sections 5.08(a), (b) and (c) only, "Affiliates" shall be defined to mean any Person (A) performing services on behalf of the Partnership who (1) directly or indirectly controls or is controlled by or is under common control with the specified Person, (2) is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (3) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of the voting securities of the specified Person or (4) is an officer, director, general partner, trustee or holder of 10% or more of the voting securities of any of the foregoing and (B) acting in a manner within the scope of authority granted to a General Partner by this Agreement.

5.09. TAX STATUS OF PARTNERSHIP.

The General Partner shall use its best efforts to meet such requirements of the Code, including any net worth requirements, as interpreted from time to time by the Internal Revenue Service, any other agency of the federal government, or the courts, necessary to assure that the Partnership will be classified as a partnership for federal income tax purposes.

5.10. FIDUCIARY DUTY; DERIVATIVE ACTION.

The General Partner owes the same fiduciary duty to the BAC Holders as the General Partner owes to the Limited Partners. An Assignee may bring a derivative action to enforce a right of the Partnership to recover a judgment to the same extent as a Limited Partner has such a right. No BAC Holder or Limited Partner may alter, by means of contract, the fiduciary duty owed to him by the General Partner under common law.

5.11. AGENCY AGREEMENT.

The Partnership shall execute an Agency Agreement with the Dealer-Manager pursuant to which said firm will assist the Partnership in the sale of BACs, be paid Selling Commissions, accountable and non-accountable due diligence expense reimbursements and a Dealer-Manager Fee therefor, all as described in Section 3.02, and be indemnified by the General Partner against certain liabilities. Neither the General Partner nor the Assignor Limited Partner shall directly or indirectly pay or award any commissions or other compensation to any Person engaged by a potential Assignee for investment advice as an inducement to such advisor to advise the purchaser of BACs; provided, however, that notwithstanding the preceding sentence, sales commissions payable to a registered broker-dealer or other properly licensed person shall not be prohibited.

5.12. RESTRICTIONS ON AUTHORITY TO DEAL WITH GENERAL PARTNER AND AFFILIATES.

Other than as specifically authorized in this Agreement or with respect to other transactions unrelated to this Partnership, the Managing General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with any General Partner or any Affiliate of any General Partner.

5.13. ADDITIONAL RESTRICTIONS ON THE GENERAL PARTNER.

(a) If any public offering is made by the General Partner or any of its Affiliates of interests in a partnership or of beneficial assignee interests in a partnership, which partnership intends to invest in investments which would satisfy the same criteria and standards of investments to be made by the Partnership, the following criteria will be followed with respect to determining which entity should acquire such investments: The General Partner and its Affiliates will review the investment portfolio of each such entity (including any series being offered by each such partnership) and will in their sole determination decide which such entity will acquire the investment on the basis of various factors such as the amount of funds available and the length of time such funds have been available for investment; the cash requirements of each such entity; and the effect of the acquisition on each such entity's portfolio. If funds should be available to two or more public limited partnerships to purchase a given investment and all factors have been evaluated and deemed equally applicable to each entity (including any series being offered by each such partnership), then the General Partner and its Affiliates will acquire such investments for the entities on a basis of rotation with the order of priority determined by the dates of formation of the entities (including any series being offered by each such partnership).

(b) No investment in any Operating Partnership will be made unless the General Partner or its designee, exercising the rights of the Partnership (or such designee) as a limited partner in an Operating Partnership, and in any event acting on behalf of the Partnership, is provided certain rights under the terms of the Operating Partnership Agreement substantially similar to the rights set forth below: (i) the right to remove and replace the applicable Operating General Partner(s) on the basis of the performance and discharge of the Operating General Partner(s) obligations constituting Cause, (ii) the right to approve or disapprove of certain transactions not in the ordinary courses of business, including the right to approve or disapprove any sale or refinancing of an Apartment Complex, (iii) the right to receive information and/or reports with regard to the financial and physical condition of an Apartment Complex owned by an Operating Partnership, (iv) the right to approve or disapprove the dissolution of the applicable Operating Partnership, (v) the right to direct an Operating General Partner to convene meetings and to submit matters to a vote,
(vi) the right to approve or disapprove amendments to the applicable Operating Partnership Agreement materially and adversely affecting the Partnership's investment in the Operating Partnership and (vii) the right to have access, inspect and copy the books and records of the applicable Operating Partnership.

(c) Neither the General Partner nor its Affiliates (except the Partnership) shall become a limited partner in an Operating Partnership whose Operating General Partner is an Affiliate of the General Partner.

5.14. ACCOUNTING FEE ADVANCES.

In the event that the Partnership does not have sufficient funds in 1993 to pay the fee to the Accountants for the preparation of Partnership tax returns and other reports (the "Accounting Fee"); the General Partner shall advance up to $5,000 to the Partnership to pay the Accounting Fee incurred with respect to such year. Thereafter, the General Partner may, but shall not be obligated to, advance funds to enable the Partnership to pay the Accounting Fee. Any amounts so advanced (the "Accounting Fee Advances") shall be repaid by the Partnership from the Cash Flow of the Partnership or, if applicable, from Liquidation, Sale or Refinancing Process.

5.15. ASSET ACQUISITION FEE.

The General Partner or its Affiliates shall receive from the Partnership an Asset Acquisition Fee for the services of the General Partner and/or its Affiliate(s) in connection with selecting, evaluating and negotiating the terms of investments in Operating Partnership Interests. The amount of the Asset Acquisition Fee shall be equal to 8.5% of the Gross Proceeds, reduced by any Acquisition Fees paid to the General Partner or its Affiliates by the Operating Partnerships or Operating General Partners. A pro rata portion of such fee will be refunded to the Partnership to the extent that investments in Operating Partnership Interests are not made. Notwithstanding the foregoing, payment of the Asset Acquisition Fee described therein shall be payable only for services actually rendered.

5.16. PARTNERSHIP MANAGEMENT FEE.

The Partnership shall pay the General Partner or an Affiliate thereof an annual Partnership Management Fee commencing in 1993 of 0.5% of the Aggregate Cost of the Apartment Complexes then held by the Operating Partnerships. The Partnership Management Fee shall be payable, on a cumulative basis, solely from Cash Flow of the Partnership, or from the proceeds of a Capital Transaction as provided in
Section 4.02. The Partnership Management Fee shall be prorated in 1993 based on the number of months remaining in the year after the initial Investment Date. In the event a reporting fee is paid to an Affiliate of the General Partner by an Operating Partnership for services in preparing reports for such Operating Partnership, the annual Partnership Management Fee will be reduced by the amount of any such reporting fee to the extent the combined amounts of both fees exceed 0.5% of the Aggregate Cost of the Apartment Complexes on an annual basis.

                                   ARTICLE VI

                           CHANGES IN GENERAL PARTNERS

6.01. WITHDRAWAL OF THE GENERAL PARTNER.

(a) Except in the event of the Bankruptcy or dissolution of the General Partner as provided in Section 6.05, without the prior Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), Boston Capital Associates IV L.P. shall not be entitled to withdraw from the Partnership or to sell, transfer or assign its Interest as General Partner. Upon such withdrawal by Boston Capital Associates IV L.P. and subject to the Consent of such number of Limited Partners (if any) as are then required under the Delaware Revised Uniform Limited Partnership Act (including the Assignor Limited Partner voting as instructed by the Assignees), Boston Capital Associates IV L.P. may substitute as General Partner in the Partnership any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets.

(b) In the event that Boston Capital Associates IV L.P. withdraws from the Partnership or sells, transfers or assigns its entire Interest, it shall be and shall remain liable for all obligations and liabilities incurred by it as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time of such withdrawal, sale, transfer or assignment shall have become effective.

(c) The General Partner may at any time designate additional Persons to be General Partners, whose Interest(s) in the Partnership shall be such as agreed upon by the General Partner and such additional General Partners, provided that the Interests of the Assignees shall not be affected thereby.

Such additional Persons shall become additional General Partners only upon meeting the conditions provided in Section 6.02.

6.02. ADMISSION OF A SUCCESSOR OR ADDITIONAL GENERAL PARTNER.

A Person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

  (a) except as permitted in Section 6.01(a), the admission of such Person shall have been Consented to, or ratified, by not less than a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees) voting together as a class or by such greater number of Limited Partners (including the Assignor Limited Partner) as are then required under the Act to Consent to, or ratify, the admission of a general partner;

  (b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement, by executing a counterpart hereof, and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

  (c) if such Person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement;

  (d) counsel for the Partnership or the Limited Partners and Assignees, as the case may be, shall have rendered an opinion to the Partnership that the admission of such Person is in conformity with the Act and that none of the actions taken in connection with the admission of such Person are in violation of the Act, will impair the limited liability of the Assignees, will cause the termination or dissolution of the Partnership or will cause the Partnership to be classified other than as a partnership for federal income tax purposes;

  (e) the interests of the Assignees are not affected thereby.

6.03. CONSENT OF ASSIGNEES AND LIMITED PARTNERS TO ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNER.

Unless otherwise prohibited under the Act at the time that such Consent is necessary, each of the Assignees by the execution of this Agreement by the Assignor Limited Partner Consents to the admission of any Person as a successor or additional General Partner to which at the time there has been given the express Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees). Upon receipt of such Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), such admission shall, without any further Consent or approval of the Limited Partners or the Assignees, be the act of all the Limited Partners and Assignees.

6.04. REMOVAL OF A GENERAL PARTNER.

Subject to Section 10.02, a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), without the Consent or other action by the General Partner may remove any General Partner and elect a replacement therefor.

6.05. EFFECT OF REMOVAL, BANKRUPTCY, DEATH, WITHDRAWAL, DISSOLUTION OR INCOMPETENCY OF A GENERAL PARTNER.

(a) In the event of the Bankruptcy of a General Partner or the withdrawal, death or dissolution of a General Partner or an adjudication that a General Partner is incompetent (which term shall include, but not be limited to, insanity) the business of the Partnership shall be continued with Partnership property by the other General Partners (and the other General Partners, by execution of this Agreement and/or an amendment hereto, as applicable, expressly so agree to continue the business of the Partnership); provided, however, that if the withdrawn, Bankrupt, deceased, dissolved or incompetent General Partner is then the sole General Partner, the provisions of Section 8.01 shall be applicable.

(b) Upon the removal, withdrawal, Bankruptcy, death, dissolution or adjudication of incompetency of a General Partner such General Partner shall immediately cease to be a General Partner. The value of the General Partner's interest is to be determined by agreement between the General Partner so removed and the Partnership, or in the absence of such agreement, by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the General Partner so removed and the Partnership. If a General Partner is removed for cause, it shall be required to sell its General Partner's interest at one-half its value to a substitute General Partner. Any method of payment to a General Partner involuntarily removed may be an interest bearing promissory note with a term of no less than five years with equal annual installments bearing interest at the Prime Rate; provided that such note will become due and payable when Liquidation, Sale or Refinancing Proceeds with respect to the last Operating Partnership Interest held by the Partnership are received. Any method of payment to a General Partner that voluntarily withdraws from the Partnership will be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the withdrawing General Partner otherwise would have received under this Partnership Agreement had it not withdrawn. Nothing in this Section 6.05(b) shall affect any rights or liabilities of the Bankrupt, deceased, dissolved or incompetent General Partner which matured prior to the Bankruptcy, death, dissolution or incompetence of such General Partner.

(c) If, at the time of withdrawal, removal, Bankruptcy, death, dissolution or adjudication of incompetence of a General Partner, the withdrawn, removed, Bankrupt, deceased, dissolved or incompetent General Partner was not the sole General Partner of the Partnership, the remaining General Partner or Partners shall immediately (i) give Notice to the Limited Partners and Assignees of such withdrawal, removal, Bankruptcy, death, dissolution or adjudication of incompetence and (ii) prepare such amendments of this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer, termination or conversion (as the case may be) of the Interest of the withdrawn, removed, Bankrupt, deceased, dissolved or incompetent General Partner.

(d) All parties hereto hereby agree to take all actions and to execute all documents necessary or appropriate to effect the foregoing provisions of this
Section 6.05.

                                   ARTICLE VII

                      TRANSFERABILITY OF LIMITED PARTNERS'
                      INTERESTS AND TRANSFERABILITY OF BACS

7.01. ASSIGNMENTS OF THE INTEREST OF THE ASSIGNOR LIMITED PARTNER.

(a) Pursuant to Section 11.01(a), the Assignor Limited Partner shall assign units of beneficial interest in its Limited Partnership Interest to each Person purchasing BACs pursuant to Section 3.03, each of which is equivalent to the number of BACs so purchased. The Partnership shall recognize as an Assignee each Person to whom the Assignor Limited Partner assigns such beneficial interests as of such dates as provided in Section 3.03, provided that the Partnership has received from each such Assignee proceeds in the amount of $10.00 (subject to quantity discounts with respect to selling commissions) per BAC ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates) for a minimum of 500 BACs.

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(b) The Assignor Limited Partner shall remain an Assignor Limited Partner on the books and records of the Partnership notwithstanding the assignment of all of the beneficial interest in its Limited Partnership Interest until such time as the Assignor Limited Partner transfers its position as the Assignor Limited Partner to another Person or Persons.

(c) All Persons becoming Assignees shall be bound by the terms and conditions of, and shall be entitled to all rights of, Limited Partners under this Agreement.

(d) Other than pursuant to this Section and Section 11.01(a), the Assignor Limited Partner may not transfer or assign a beneficial interest in its Partnership Interest without the prior written Consent of the Managing General Partner or its designee.

7.02. CONVERSION OF BACs.

After the termination of the offering with respect to any series of BACs, on at least a semi-annual basis, any BAC Holder who desires to convert his BACs into Limited Partnership Interests may do so by fulfilling the requirements of
Section 7.03 for the admission of Substitute Limited Partners and the payment of the legal and administrative costs and recording fees (currently estimated to be $500). Persons who effect such conversion will receive one Limited Partnership Interest for each BAC they convert and shall not thereafter be permitted to re-exchange their Limited Partnership Interests for BACs. The Capital Account of the Assignor Limited Partner shall be reduced by an amount equal to the Capital Account of such former BAC Holder and such amount will be credited to such BAC Holder's account as a Substitute Limited Partner. BACs which have been converted into Limited Partnership Interests will be cancelled and will not be reissued. Persons who convert BACs into Limited Partnership Interests may request and receive from the Partnership BACs representing such Limited Partnership Interests.

7.03. ASSIGNEES OF LIMITED PARTNERS; SUBSTITUTE LIMITED PARTNERS.

(a) The Partnership need not recognize for any purpose any assignment or transfer of all or any fraction of the Partnership Interest of a Limited Partner admitted to the Partnership pursuant to Sections 7.02, 10.02(b) or 11.04 unless
(i) the Partnership shall have received a fee in the amount established by it from time to time sufficient to reimburse it for all its actual costs (currently estimated to be $500) in connection with such assignment or transfer (applicable only to transfers of Limited Partners admitted pursuant to Section 7.04), (ii) the Partnership shall have received such evidence of the authority of the parties to such assignment or transfer, including, but not by way of limitation, certified corporate resolutions and BACs of fiduciary authority, as its counsel may request and (iii) there shall have been filed with the Partnership and recorded on the Partnership's

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books a duly executed and acknowledged counterpart of the instrument making such assignment or transfer, and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, represents that such assignment or transfer was made in accordance with all applicable laws and regulations (including investor suitability requirements) and in all other respects is satisfactory in form and substance to the General Partners. Except as provided in Section 4.04(d), Substitute Limited Partners shall be recognized as such no later than on the first day of the calendar month following the month in which the Partnership receives the instrument of assignment provided in this
Section 7.02.

(b) Any Limited Partner who shall assign all his Partnership Interest shall cease to be a Limited Partner of the Partnership, except that unless and until a Substitute Limited Partner is admitted in his stead, such Limited Partner shall retain the statutory rights of an assignor of a limited partnership interest under the Delaware Revised Uniform Limited Partnership Act.

7.04. JOINT OWNERSHIP OF INTERESTS.

(a) Subject to the other provisions of this Agreement, Limited Partnership Interests or BACs may be acquired by two or more individuals, who shall, at the time they acquire such Limited Partnership Interests or BACs, indicate to the Partnership whether the Limited Partnership Interests or BACs are being held by them as joint tenants with the right of survivorship, as tenants-in-common or as community property. In the absence of any such designation, they shall be presumed to hold such Limited Partnership Interests or BACs as tenants-in-common. Any Consent of the Limited Partners and Assignees shall require the action or vote of all owners of any such jointly held Limited Partnership Interests or BACs.

(b) Upon Notice to the Managing General Partner from all owners of any jointly held Limited Partnership Interests or BACs and the submission of such documentation as may be required, the General Partner shall (unless otherwise instructed by the owners) cause the Limited Partnership Interests or BACs to be divided into two or more equal portions, except that there may be no partial Limited Partnership Interests or BACs in any such portion, which shall thereafter be owned separately by each of the former owners.

7.05. ASSIGNABILITY OF BACs.

Subject to the provisions of this Agreement, including Section 11.04, the General Partner in its discretion may cause the BACs to be freely transferable by an Assignee to a Person who shall become a substitute Assignee. To the extent such transfers are permitted, they will be subject to the following limitations:

  (a) no transfer shall be permitted if it would result, when considered with all other transactions in BACs and Partnership Interests within the

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  previous twelve months, in the Partnership being considered to have been terminated within the meaning of Section 708 of the Code;

  (b) no transfer shall be permitted if such transfer of BACs would be in violation of any applicable federal or state securities law (including any investor suitability requirements);

  (c) no transfer fee shall be imposed by the Partnership for the transfer of BACs;

  (d) any attempted transfer of BACs in contravention of the provisions of this Section shall not be recognized by the Partnership;

  (e) the Partnership shall recognize the transferee of a BAC as the BAC Holder on the Partnership's books and records as of the last business day of the calendar month during which the Partnership or its agent receives all necessary documentation with respect to the transfer (unless such documentation is received less than five business days prior to the last business day of a calendar month, in which case the transferee will be recognized as the BAC Holder on the last business day of the next calendar month following such receipt);

  (f) in order to record a trade on its books, the Partnership is under no obligation to, but may require such evidence of transfer or assignment and authority of the transferor or assignor (including signature guarantees), an opinion of counsel to the effect that there has been no violation of federal or state securities laws in the assignment or transfer, as the Managing General Partner may determine;

  (g) in order to record a trade on its books, the Partnership will require evidence of the transferee's suitability under state securities laws and the Code, as the Managing General Partner may determine.

                                  ARTICLE VIII

                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

8.01. EVENTS CAUSING DISSOLUTION.

(a) The Partnership shall dissolve upon the happening of any of the following events:

  (i) the Bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a General Partner who is at that time the sole General Partner;

  (ii) the passage of ninety (90) days after the Liquidation, Sale or Refinancing of all Apartment Complexes and/or Operating Partnership Interests, as applicable and this sale or other disposal substantially all other tangible assets of the Partnership;

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  (iii) the vote by a majority in Interest of the Limited Partners, or such greater number as are then required under the Delaware Revised Uniform Limited Partnership Act (including the Assignor Limited Partner voting as instructed by the Assignees), pursuant to Section 10.02(a)(ii) to dissolve the Partnership;

  (iv) the expiration of the term of the Partnership specified in Section 1.04;

  (v) any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

Notwithstanding the foregoing, the Partnership shall not be dissolved upon the occurrence of the Bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a General Partner if (a) all of the remaining General Partners, if applicable, elect within 30 days after such an event to continue the business of the Partnership or (b) within 90 days, after the withdrawal of a General Partner, all of the remaining Partners (including the Assignor Limited Partner voting as instructed by a majority in Interest of the Assignees or such greater number as is then required under the Act) agree in writing to continue the business of the Partnership, and, if the General Partner who became Bankrupt, died, dissolved, withdrew or was removed or adjudicated incompetent was the sole General Partner, designates a substitute General Partner. If all of the remaining General Partners elect to continue the Partnership pursuant to (a) in the preceding sentence, and if the General Partner who became Bankrupt, died, dissolved, withdrew or was removed or adjudicated incompetent was the Managing General Partner, all of the rights and obligations of the Managing General Partner hereunder shall be assumed by a General Partner selected by the remaining General Partners or, if there is only one remaining General Partner, by such sole remaining General Partner.

(b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a BAC of Cancellation shall be filed with the Delaware Secretary of State and the assets of the Partnership shall have been distributed as provided in Section 8.02. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners and Assignees shall continue to be governed by this Agreement.

8.02. LIQUIDATION.

(a) Upon dissolution of the Partnership, the Managing General Partner or other liquidator (the "Liquidator") shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Section 8.02 and cause the cancellation of the Partnership's BAC of limited partnership;

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(b) After payment of liabilities owing to creditors of the Partnership, the
Managing General Partner or the Liquidator shall set aside as a reserve such amount as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Said reserve may be paid over by the Managing General Partner or the Liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Managing General Partner or the Liquidator may deem advisable, the amount in such reserve shall be distributed to the Partners and Assignees in the manner set forth in Section 8.02(c).

(c) After paying such liabilities and providing for such reserves, the Managing General Partner or the Liquidator shall cause the remaining assets of the Partnership to be distributed to the Partners or Assignees. All distributions to the Partners or Assignees upon liquidation of the Partnership, shall be deemed to be distributions arising from Liquidation, Sale or Refinancing and shall be made as distributions of Liquidation, Sale or Refinancing Proceeds in accordance with Section 4.02.

It is the intent of the Partners and Assignees that, upon liquidation of the Partnership, all distributions to the Partners or Assignees be made in accordance with the Partners' or Assignees' respective Capital Account balances and the Partners and Assignees believe that distributions in accordance with
Section 4.02 will effectuate such intent. In the event that, upon liquidation, there is any conflict between distributions pursuant to the Partners' or Assignees' respective Capital Account balances and the intent of the Partners and Assignees with respect to distributions as provided in Section 4.02, the Liquidator shall, notwithstanding the provisions of Sections 4.01, 4.03 and 4.04, allocate the Partnership's gains and losses in a manner that will cause the distribution of Liquidation, Sale or Refinancing Proceeds to the Partners or Assignees to be in accordance with the Partners' or Assignees' respective Capital Account balances. After paying such liabilities and providing for such reserves, the Managing General Partner shall cause the remaining assets of the Partnership to be distributed to the Partners or Assignees. All distributions to the Partners or Assignees upon liquidation of the Partnership shall be deemed to be distributions arising from a Liquidation, Sale or Refinancing and shall be made as distributions of Liquidation, Sale or Refinancing Proceeds in accordance with Section 4.02.

(d) If the Managing General Partner shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners or Assignees, the Managing General Partner may, after having given Notice to all the Limited Partners and Assignees, to the extent not then prohibited by any applicable law of any jurisdiction in which the Partnership is then formed or qualified defer liquidation of, and withold from distribution, for a reasonable time any assets of the Partnership

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except those necessary to satisfy the Partnership's debts and obligations. No distributions in kind shall be made.

(e) Upon dissolution of the Partnership, if there is no Managing General Partner, such other Person who may be appointed in accordance with applicable law shall be responsible to take all action related to the winding up and distribution of assets of the Partnership and shall perform the actions of the Managing General Partner described in this Section 8.02.

(f) Each Limited Partner or Assignee shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and his share of Cash Available for Distribution, Liquidation, Sale or Refinancing Proceeds, and Profits, Credits and Losses, and shall have no recourse therefor, upon dissolution, or otherwise, against any General Partner or Limited Partner or Assignee. No Partner or Assignee shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership. Nothing in this Section 8.02(f) shall alter the limitation on liability of the General Partner or its Affiliates pursuant to
Section 5.08(a).

                                   ARTICLE IX

               BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX MATTERS

9.01. BOOKS AND RECORDS.

(a) The Partnership shall maintain at the principal office of the Partnership the following records, which are available for examination and copying there at the request, and at the expense, of any Partner or Assignee or his duly authorized representative during ordinary business hours or, copies of which may be requested by any Partner or Assignee or his duly authorized representative provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Person making such request:

  (i) a current list, updated at least quarterly, of the full name and last known home or business address and business telephone number of each Partner and Assignee, set forth in alphabetical order and each Partners' or Assignees' related interest in the Partnership. Any requests for copies of said list shall be mailed within 10 days of the request thereof. A Partner or Assignee may request a copy of said list, without limitation, for matters relating to voting rights under the Agreement and the exercise of rights under federal proxy laws.

  (ii) a copy of the BAC and of this Agreement, together with executed copies of any powers of attorney pursuant to which this Agreement, and any amendments hereto, has been executed;

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  (iii) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years;

  (iv) copies of (1) any effective written partnership agreements and (2) any financial statements of the Partnership for the three most recent years;

  (v) for a period of at least five years, copies of each appraisal received pursuant to Section 5.05(f);

  (vi) the Partnership books.

(b) The Managing General Partner or its agent or designee shall maintain for a period of at least six years a record of the information obtained to indicate that an Assignee meets the suitability standards set forth in the Prospectus.

(c) If a Partner or Assignee must compel production of the list set forth in
Section 9.01(a)(i), then the General Partner will pay the Partner's or Assignee's actual costs and damages, including attorneys' fees. It shall be a defense that the actual purpose and reason for the requests is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the Partner or Assignee relative to the affairs of the Partnership. The General Partner may require the requesting party to represent that the list is not requested for a commercial purpose unrelated to the Partner's or Assignee's interest in the Partnership. The remedies provided hereunder are in addition to, and shall not in any way limit, other remedies available to Partners or Assignees under federal law, or the laws of any state.

9.02. ACCOUNTING BASIS AND FISCAL YEAR.

The Partnership will initially utilize the accrual method of accounting. The fiscal year of the Partnership shall begin on April 1st of each calendar year.

9.03. BANK ACCOUNTS.

The bank accounts of the Partnership shall be maintained in such banking institutions as the Managing General Partner shall determine. All deposits and other funds not immediately needed in the operation of the business may be invested in Permitted Temporary Investments, as directed by the Managing General Partner; provided, however, prior to the sale by the Partnership of the minimum number of BACs, no funds paid by subscribers for BACs shall be invested in tax-exempt notes or bonds. The funds of the Partnership shall not be commingled with the funds of any other Person.

9.04. REPORTS.

(a) Within 45 days after the end of each of the first three fiscal quarters of each year, the Managing General Partner shall send to each Person who was an Assignee during such quarter certain unaudited financial information with respect to the Partnership as of the end of, such fiscal quarter,

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together with a report of the activities of the Partnership during such fiscal quarter.

(b) Within 120 days after the end of the fourth quarter in each fiscal year, the Managing General Partner shall cause to be prepared and distributed to each person who was an Assignee at any time during the quarter then ended (i) a detailed statement describing (a) any new agreement, contract or arrangement required to be reported by Section 5.03(b) and (b) the amount of all fees, other compensation and amounts paid by the Partnership during such fiscal period to any General Partner or any Affiliate of any General Partner which may be included in the financial statements sent to BAC Holders and (ii) until the Capital Contributions of the Assignees shall be fully invested, a report of acquisitions of Operating Partnership Interest.

(c) The Managing General Partner shall send to each Person who was an Assignee at any time during the year then ended such tax information as shall be necessary for the preparation by such Assignee of his federal income tax return and required state income and other tax returns with regard to jurisdictions in which the Partnership is formed or qualified or owns investments. The Managing General Partner shall send this information within 75 days after the end of each year.

(d) Within 120 days after the end of each fiscal year, the Managing General Partner shall send to each Person who was an Assignee at any time during the fiscal year then ended (i) the balance sheet of the Partnership as of the end of such year and statements of operations, changes in Partners' and Assignees' capital and changes in financial position of the Partnership for such year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Accountants containing an opinion of the Accountants, (ii) a statement of Cash Available for Distribution for such year (which need not be audited), (iii) a report of the activities of the Partnership during such year and (iv) a statement (which need not be audited) showing distributions per Unit by admission date at any time during such year in respect of such year, which statement shall identify distributions from (a) Cash Available for Distribution generated during the year, (b) Cash Available for Distribution generated during prior years which has been held as reserves, (c) proceeds from a Capital Transaction, (d) lease payments on net leases with builders and sellers and (e) the Working Capital Reserve and other sources.

(e) A copy of each report referred to in this Section 9.04 shall be filed with all securities commissions requiring such filing at the time required by such commissions.

(f) If BACs are issued in series, all reports described in this Section 9.04 shall set forth required information for each series separately, as applicable.

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9.05. SECTION 754 ELECTIONS.

In the event of a transfer of all or any part of the Interest of an Assignee, the Partnership may, but is not required to elect, pursuant to Section 754 of the Code (or any corresponding provision of succeeding law), to adjust the basis of the Partnership property.

9.06. DESIGNATION OF TAX MATTERS PARTNER.

The Managing General Partner is hereby authorized to designate itself or any other General Partner, as Tax Matters Partner of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. Each Partner and Assignee, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

9.07. DUTIES OF TAX MATTERS PARTNER.

(a) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits interest and taxpayer identification number of each Partner and Assignee to the Secretary of the Treasury or his delegate (the "Secretary").

(b) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Partner and Assignee informed of the administrative and judicial proceedings for the adjustment at the Partnership or Operating Partnership level of any item required to be taken into account by a Partner and Assignee for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

(c) If the Tax Matters Partner, on behalf of the Partnership, receives a notice with respect to a Partnership tax audit from the Secretary or from the Tax Matters Partner of the Operating Partnership, the Tax Matters Partner shall, within 30 days of receiving such notice forward a copy of such notice to the Persons who hold or held an interest (through their Interest in the Partnership or the BACs) in the Profits, Losses and Credits of such Operating Partnership for the Operating Partnership taxable year to which the notice relates.

9.08. AUTHORITY OF TAX MATTERS PARTNER.

The Tax Matters Partner is hereby authorized, but not required:

(a) to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners or Assignees, except that such settlement

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agreement shall not bind any Partner or Assignee who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner or Assignee;

(b) in the event that a notice of a final administrative adjustment at the Partnership or Operating Partnership level of any item required to be taken into account by a Partner or Assignee for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or the United States Claims Court;

(c) to intervene in any action brought by any other Partner or Assignee for judicial review of a final adjustment;

(d) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(e) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner or Assignee for tax purposes, or an item affected by such item;

(f) to take any other action on behalf of the Partners or Assignees or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

9.09. EXPENSES OF TAX MATTERS PARTNER.

The Partnership shall indemnity and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners or Assignees. The payment of all such expenses shall be made before any distributions are made from Cash Flow or the Working Capital Reserve are set aside by the Managing General Partner. Neither the General Partner, or any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.08 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

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                                   ARTICLE X

                      MEETINGS AND VOTING RIGHTS OF LIMITED
                             PARTNERS AND ASSIGNEES

10.01. MEETINGS.

(a) Except as otherwise provided in Section 10.01(b), the Managing General Partner may, and at the written request signed by 10% or more in Interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) shall, submit any matter to the Limited Partners and Assignees upon which the Limited Partners and Assignees are entitled to vote for a vote by written Consent without a meeting. With regard to all matters to be brought before the Limited Partners, the Assignor Limited Partner shall act for and at the direction of the Assignees.

(b) Meetings of the Limited Partners and Assignees for any purpose may be called by the Managing General Partner at any time and, after receipt of a written request for such a meeting signed by 10% or more in Interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) the Managing General Partner shall notify in person or in writing by a certified mailing all Limited Partners (including the Assignor Limited Partner) and Assignees of such request within ten days of receiving such request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the Managing General Partner or, if the meeting is called upon the request of Assignees, as designated by such Assignees. In addition, the Managing General Partner shall submit any matter upon which the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) are entitled to act to the Limited Partners and Assignees for a vote by written Consent without a meeting.

(c) Any meeting called pursuant to Section 10.01(b) shall be held not less than 15 days nor more than 60 days after the date of the receipt of the request for such meeting. Notice to each Limited Partner and Assignee shall be given at his record address, or at such other address which he may have furnished in writing to the Managing General Partner or Assignor Limited Partner. Such Notice shall state the place, date and hour of the meeting and shall indicate that the Notice is being issued at the direction of, or by, the Partner or Partners calling the meeting. Included with such notice shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any proposal to be acted upon at the meeting. The Partnership will provide proxies or written consents which provide for approval and disapproval of each matter to be

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acted upon at the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a majority in Interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) shall constitute a quorum at all meetings of the Limited Partners and the Assignees; provided, however, that if there be no such quorum, holders of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting on behalf of the Assignees) so present or so represented may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of Limited Partners and Assignees need be given to any Limited Partner or Assignee who attends in person or is represented by proxy, except for a Limited Partner or Assignee attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner or Assignee entitled to such Notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

(d) For the purpose of determining the Limited Partners entitled to vote on, or to vote at, any meeting of the Limited Partners, or any adjournment thereof, or to vote by written Consent without a meeting, and the Assignees entitled to direct the voting of the Assignor Limited Partner on any such occasion, the Managing General Partner or the Limited Partners requesting such meeting or vote may fix, in advance, a date as the record date of any such determination of Limited Partners and Assignees. Such date shall not be more than 50 days nor less than 10 days before any such meeting or submission of a matter to the Limited Partners and Assignees for a vote by written Consent.

(e) At each meeting of Limited Partners and Assignees, the Limited Partners and Assignees present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

(f) The provisions of this Section 10.01 are subject to the provisions of
Section 12.11.

10.02. VOTING RIGHTS OF LIMITED PARTNERS AND ASSIGNEES.

(a) The consent of 80% in Interest of the Limited Partners (or of such greater number of Limited Partners as are then required under the Act) (it being understood that the Assignor Limited Partner is voting at the direction of the Assignees), shall be required to approve any transaction involving the sale, transfer or other disposition of all or substantially all of the assets of the Partnership when the consideration to be received by Limited Partners or Assignees does not consist entirely of cash, prior to the consummation of such transaction.

(b) A majority in Interest of the Limited Partners (or of such greater number of Limited Partners as are then required under the Act) (it being understood that the Assignor Limited Partner is voting at the direction of the Assignees), without the concurrence of the General Partner, may: (i) amend this Agreement, subject to the conditions that such amendment (a) may not in any manner allow the Limited Partners or Assignees to take part in the management or control of the Partnership's business or otherwise modify their limited liability and (b) may not, without the Consent of the Partner affected and subject to the provisions of Section 6.05(b), alter the rights, powers and duties of such Partner as set forth in Article V, the interest of such Partner in Profits, Credits and Losses, or Cash Available for Distribution, or Liquidation, Sale or Refinancing Proceeds as set forth in this Agreement; (ii) dissolve the Partnership, (iii) remove any General Partner and elect a replacement therefore,
(iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership at any one time (including the Partnership's interest in all of the Operating Partnerships) and (v) advise the General Partner to: (a) remove any Operating General Partner from an Operating Partnership or (b) disapprove any material and adverse amendment to the Operating Partnership Agreement. If so advised, the General Partner shall promptly take such action as may be required to remove such Operating General Partner or to disapprove such amendment, in accordance with the terms of the Operating Partnership Agreement. If the Limited Partners (including the Assignor Limited Partner voting at the direction of the Assignees) vote to remove a General Partner pursuant to this Section 10.02, they shall provide the removed General Partner with Notice thereof, which Notice shall set forth the date upon which such removal is to become effective.

(c) Any General Partner removed pursuant to this Section shall, upon such removal, have the rights afforded to it pursuant to Section 6.05. Assignees, or any successor General Partner proposed by them, shall have the option, but not the obligation, to acquire, upon payment of any agreed upon value or the fair market value therefor, the Interest in the Partnership of any General Partner so removed. Any dispute as to fair market value shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The cost of arbitration shall be borne equally by the removed General Partner and the Partnership.

(d) Any General Partner removed pursuant to this Section shall remain liable for all obligations and liabilities incurred by him as General Partner before such removal shall have become effective, but shall be free of any obligation or liability as General Partner incurred on account of the activities of the Partnership from and after the time such removal shall have become effective.

(e) A Limited Partner shall be entitled to cast one vote for each Limited Partnership Interest which he owns and an Assignee shall be entitled to direct the Assignor Limited Partner to cast one vote for each BAC which he owns: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner for each Limited Partner or the Assignor Limited Partner for each Assignee prior to such meeting or (ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner for each Limited Partner or the Assignor Limited Partner for each Assignee prior to the date upon which the votes of Limited Partners and Assignees are to be counted. Every proxy must be signed by the Limited Partner or Assignee or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner or Assignee executing it. Only the votes of Limited Partners and Assignees of record on the Notice date, whether at a meeting or otherwise, shall be counted. The General Partner shall not be entitled to vote. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners. Assignees may give proxies only to the Assignor Limited Partner. The Assignor Limited Partner will vote in accordance with the directions of the Assignees so that each Interest of an Assignee will be voted separately.

(f) The provisions of this Section 10.02 are subject to the provisions of
Section 12.11.

(g) Notwithstanding anything herein to the contrary, the General Partner and any affiliated partnerships or corporations which purchased BACs may not vote as Limited Partners and may not direct the Assignor Limited Partner to vote on their behalf with respect to matters set forth in Section 10.02(b)(iii); provided, however, that the above-described restriction shall not apply in the event the BACs are listed for trading and the applicable stock exchange or NASDAQ prohibits restrictions on voting rights of the BAC Holders or Limited Partners.

(h) The merger or combination of the Partnership with another entity shall be prohibited.

10.03. VOTING BY THE ASSIGNOR LIMITED PARTNER ON BEHALF OF BAC HOLDERS.

The Assignor Limited Partner hereby agrees that, with respect to any matter on which a vote of the Limited Partners is taken, the Consent of the

Limited Partners is required or any other action of the Limited partners is required or permitted, it shall vote its Limited Partnership Interest or grant such Consent or take such action (other than solely administrative actions as to which the Assignor Limited Partner has no discretion) only for the sole benefit of, and in accordance with the written instructions of the BAC Holders to which units of beneficial interest in such Limited Partnership Interest have been assigned. The General Partner shall provide notice to the BAC Holders containing information regarding any matters to be voted upon or as to which any Consent or other action is requested or proposed sufficiently in advance of the date of the vote, Consent or action for which instructions are requested to permit BAC Holders to provide written instructions and shall otherwise establish reasonable procedures for any such request for instructions. The Partnership and the General Partners hereby agree to permit BAC Holders to attend any meetings of Partners and the Assignor Limited Partner shall, upon the written request of BAC Holders owning BACs which represent in the aggregate 10% or more of all of the outstanding BACs, request the General Partners to call a meeting of Partners pursuant to Section 10.01 or to submit a matter to the Assignor Limited Partner without a meeting pursuant to this Agreement. The General Partners shall give the Limited Partners and BAC Holders Notice of any meeting to be held pursuant to Section 10.01(a) or (b) at the same time and manner as such Notice is required to be given to the Assignor Limited Partner pursuant to Section 10.01(c).

10.04. MANAGEMENT OF THE PARTNERSHIP.

No Limited Partner or Assignee shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner or Assignee shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner or Assignee shall have any power or authority with respect to the Partnership except insofar as the Consent of the Limited Partners or Assignees shall be expressly required.

10.05. OTHER ACTIVITIES.

The Limited Partners and Assignees may engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation, serving as general or limited partner of other partnerships which own, either directly or through interests in other partnerships, apartment complexes similar to the Apartment Complexes. Neither the Partnership nor any of the Partners or Assignees shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.

                                   ARTICLE XI

                       ASSIGNMENT OF BENEFICIAL INTERESTS
                      TO ASSIGNEES AND RIGHTS OF ASSIGNEES

11.01. ASSIGNMENT OF BENEFICIAL INTERESTS TO ASSIGNEES.

(a) The Assignor Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Assignees all of the Assignor Limited Partner's rights and beneficial interest in and to the Limited Partnership Interest held by the Assignor Limited Partner, such transfer and assignment made in the number of units equal to the number of BACs purchased by each such Person no later than the next business day following the day such Person's funds are released to the Partnership, on behalf of the Assignor Limited Partner, of any proceeds from the Offering. The rights and interest so transferred and assigned shall include the following:

  (i) all rights to receive distributions of Capital Contributions pursuant to
  Section 3.04(c);

  (ii) all rights with respect to profits, credits, losses and cash distributions pursuant to Article IV;

  (iii) all rights to receive any proceeds of sales or refinancings pursuant to
  Section 4.02 or liquidation of the Partnership pursuant to Section 8.02;

  (iv) all rights to inspect books and records and to receive reports pursuant to Article IX;

  (v) all rights which Limited Partners have, or may have in the future, under the Act, except as otherwise provided herein.

(b) The General Partner, by the execution of this Agreement, irrevocably Consents to and acknowledges that (i) the transfer and assignment pursuant to
Section 11.01(a) by the Assignor Limited Partner to the Assignees of the Assignor Limited Partner's rights and beneficial interest in its Limited Partnership Interest is effective and (ii) the Assignees are intended to be third party beneficiaries of all rights and privileges of the Assignor Limited Partner in respect of its Limited Partnership Interest. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Assignor Limited Partner's rights and privileges may be exercised by the Assignees.

11.02. RIGHTS OF ASSIGNEES OF THE ASSIGNOR LIMITED PARTNER.

(a) The Assignees shall share pari passu on the basis of one unit of beneficial interest in the Assignor Limited Partner's Limited Partnership Interest for one BAC, and shall be considered as a single class with respect to all rights to receive distributions of Net Cash Flow, Liquidation, Sale or

Refinancing Proceeds, allocations of Profits, Credits and Losses, and other determinations of allocations and distributions pursuant to this Agreement.

(b) Limited Partners (including the Assignor Limited Partner voting the Interests of the Assignees at their direction) shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy or by written Consent), as a single class with each Limited Partner entitled to one vote per Partnership Interest and each BAC Holder entitled to one vote per BAC through the Assignor Limited Partner.

11.03. FIDUCIARY DUTY OF ASSIGNOR.

Pursuant to Section VII.E.3. of the NASAA Guidelines and in conformance with the terms of this Agreement, the Assignor shall have fiduciary responsibility for the safekeeping of any funds and assets of the Assignees and shall not permit the use of such funds and assets other than for the benefit of the Assignees.

11.04. PRESERVATION OF TAX STATUS AND PRESERVATION OF PARTNERSHIP STATUS.

(a) The Managing General Partner may, upon advice of counsel, restrict, halt or suspend trading of BACs to prevent a termination of the Partnership for federal income tax purposes which is deemed harmful to the Assignees. In the event of such suspension, the transferring or assigning Assignee will be notified in such event, and any deferred transfers or assignments will be affected (in chronological order to the extent practicable), as of the first day of the next succeeding period in which such transfers or assignments can be affected without either premature termination of the Partnership for tax purposes or any adverse effects from such premature termination, as the case may be. In the event transfers or assignments are suspended for the foregoing reasons, the General Partner will give notice of such suspension to Assignees as soon as practicable.

(b) The Managing General Partner may, upon advice of counsel, (i) restrict or halt trading in BACs, (ii) cause the delisting of BACs from public trading markets, (iii) require a purchaser of BACs (at no additional cost) to be admitted to the Partnership as a Limited Partner, (iv) require a BAC Holder (at no additional cost) to become a Limited Partner, and/or (v) take such other action with respect to the manner in which BACs are being or may be transferred or traded, as it may deem necessary or appropriate (including causing the amendment of this Agreement in connection therewith), in order to preserve the status of the Partnership as a partnership, prevent a termination of the Partnership for federal income tax purposes which is deemed harmful to the Assignees, prevent federal income tax treatment of the Partnership as an association taxable as a corporation, insure that BAC Holders will be treated as limited partners of the Partnership for state law and federal income tax purposes and/or qualify the Partnership as a pass-through entity pursuant to the provisions of any future legislation.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.01. APPOINTMENT OF MANAGING GENERAL PARTNER AS ATTORNEY-IN-FACT.

(a) Each Limited Partner, including each Substitute Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints, with full power of substitution, the Managing General Partner, acting through any partner of its general partner, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices this Agreement, and such other documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

  (i) all BACs and other instruments (including counterparts of this Agreement), and any amendment thereof, which any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Delaware Revised Uniform Limited Partnership Act on the date thereof) in a jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners and Assignees;

  (ii) any other instrument or document which may be required to be filed by the Partnership under Federal law or under the laws of any state in which any such Person deems it advisable to file;

  (iii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

  (iv) any instrument or document, including amendments to this Agreement, which may be required to (A) effect the continuation of the Partnership, the admission of any Limited Partners, any Substitute Limited Partner or any additional or successor General Partner, or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), (B) to reflect any reductions in amount of contributions of Partners or (C) to make a correction to any Exhibit thereto.

(b) The appointment by each Limited Partner of each of such Persons as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and such power shall survive the removal, Bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the BACs or Partnership Interests of such Person; provided, however, that in the event of a transfer by a Limited Partner or a BAC Holder of all or any part of his Interests, the foregoing power of attorney of a transferor Limited Partner or BAC Holder shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

12.02. SIGNATURES; AMENDMENTS.

(a) Each Limited Partner, additional General Partner and successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments in such manner and at such time as the Managing General Partner shall determine. By so signing, each Limited Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided, however, that no such counterpart shall be binding if and until it shall have been accepted by the Managing General Partner.

(b) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the Consent of the Limited Partners (or the Assignees), (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, (ii) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with the manifest intent of this Agreement or the administrative efficiency of the Partnership and (iii) to delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commissioner or similar official, or by any national securities exchange or NASDAQ, which addition or deletion is deemed by such Commission, agency, entity or official to be for the benefit or protection of Limited Partners or the Assignees; provided, however, that no amendment shall be adopted pursuant to this Section 12.02(b) unless the adoption thereof (1) is for the benefit of, or not adverse to the interests of, the Limited Partners and the Assignees, (2) is not inconsistent with Section

5.01, (3) does not affect the distribution of Cash Available for Distribution or Liquidation, Sale or Refinancing Proceeds or the allocation of Profits, Credits and Losses among the Limited Partners or the Assignees and (4) does not affect the limited liability of the Limited Partners or the Assignees or the status of the Partnership as a partnership for federal income tax purposes.

(c) If this Agreement shall be amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be signed by the Managing General Partner and by the Person to be substituted (which signature of the Person to be substituted may be made by such Person's attorney-in-fact), and if a Limited Partner is to be substituted, either by the assigning Limited Partner or by the Managing General Partner pursuant to its authority to act as Attorney-in-Fact on behalf of the assigning Limited Partner. If this Agreement shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by the other General Partners and by such additional General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner or Partners.

(d) In making any amendments, there shall be prepared and filed by the Managing General Partner for recording such documents and BACs if and to the extent required to be prepared and filed under the Act.

12.03. OWNERSHIP BY LIMITED PARTNERS OR ASSIGNEES OF GENERAL PARTNER OR ITS AFFILIATES.

No Limited Partner or Assignee shall at any time, either directly or indirectly, own any stock or other interest in any General Partner or in any Affiliate of any General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Limited Partners and Assignees would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. Each Limited Partner and Assignee shall promptly supply any information requested by the Managing General Partner in order to establish compliance by the Limited Partner or Assignee with the provisions of this Section 12.03.

12.04. BINDING PROVISIONS.

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

12.05. APPLICABLE LAW.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this section.

12.06. COUNTERPARTS.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart, except that no counterpart shall be binding unless signed by the Managing General Partner.

12.07. SEPARABILITY OF PROVISIONS.

Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

12.08. CAPTIONS.

Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

12.09. DISALLOWANCE OF EXPENSES.

Any fee paid to any General Partner pursuant to this Agreement which is disallowed as a deductible expense for federal income tax purposes shall constitute, for federal income tax purposes, a special allocation of gross income to the General Partner receiving such fee.

12.10. ENTIRE AGREEMENT.

This Agreement, together with the Exhibits attached hereto, sets forth all (and is intended by all parties to be an integration of all) of the promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

12.11. SERIES TREATED AS SEPARATE PARTNERSHIPS; EXCEPTIONS.

(a) Except as otherwise provided in Section 12.11(b), this Partnership Agreement shall apply to each series of BACs as though each such series were a separate partnership and the terms set forth herein shall be applied identically in each series. The General Partners shall maintain separate bank accounts and books and records for each series and shall credit income and apportion Operating Expenses and other costs which are not specifically allocable to a particular series among all outstanding series upon the advice of the Accountants.

(b) Section 12.11(a) shall not apply in the following instances:

  (i) if the topics of a meeting or a vote without a meeting concern more than one series of BACs, then for purposes of Section 10.01 all affected series will be combined and treated as a single class;

  (ii) the right of Limited Partners and Assignees set forth in Sections 10.02(a) and (b) may be exercised only by a majority in interest (or such greater percentage as is then required under the Act) of the Limited Partners of all affected series (including the Assignor Limited Partner acting for and at the direction of BAC Holders of all affected series) voting as a single class.

(c) In the event that a creditor asserts a claim against the assets of the Partnership and it can be determined by the nature of the creditor's claim that such claim is attributable to one series only, and that series' funds are insufficient to satisfy the claim, then the General Partner will assume liability for any unsatisfied portion of the creditor's claim. In the event of such claim against more than one series, if the proportional liability of a particular series can be determined, such series will only be liable for such proportional amount of the claim; if such series' funds are insufficient to satisfy the proportional amount of the claim, the General Partner will assume liability for any unsatisfied portion thereof.

IN WITNESS WHEREOF, the parties hereto hereunder affix their signatures and seals on December 16, 1993.

                                        GENERAL PARTNER:

                                        BOSTON CAPITAL ASSOCIATES IV L.P.

                                        By: Boston Capital Associates,
                                          its General Partner

                                        By:        /s/ Herbert F. Collins
                                           ------------------------------------
                                                     Herbert F. Collins
                                                      General Partner

                                        By:        /s/ John P. Manning
                                           ------------------------------------
                                                     John P. Manning
                                                     General Partner

                                        ASSIGNOR LIMITED PARTNER:
                                        BCTC IV ASSIGNOR CORP.

                                        By:        /s/ John P. Manning
                                           ------------------------------------
                                                     John P. Manning
                                                       President

BOSTON CAPITAL                   BOSTON CAPITAL TAX CREDIT FUND IV INVESTOR FORM
 THE TAX CREDIT EXPERTS

I.  INVESTOR INFORMATION  (Please Type or Print Clearly)

/ / This investment is for Series __________
/ / I have previously invested in Series ________


  Individual Name                                 Social Security Number

--------------------------------------------    -------------------------------
  Joint Name                                      Social Security Number

--------------------------------------------    -------------------------------
  Entity Name                                     Taxpayer Identification Number

--------------------------------------------    --------------------------------
  Home Address
-------------------------------------------------------------------------------
  City                    State          Zip Code           Home Telephone

----------------------  -------------  ----------------   ---------------------
  Occupation              Fax Number (OPTIONAL)             E-mail Address

----------------------  -------------------------------   ---------------------

  Check One / / Mr. / / Mrs.  / / Ms. / / Mr. & Mrs.  / / Dr.  / / Other ______

II. LEGAL FORM OF OWNERSHIP

 / / Individual (01)  / / Community       / / Partnership (04)  / / Grantor
                          Property (15)                             Trust/Living
                                                                     Trust (07)
 / / JTWROS (08)      / / Tenants in     / / Corporation (05)   / / Other
                          Common (09)                               (specify)

III. INVESTMENT INFORMATION

Investment Amount  $______________      Minimum Investment: $5,000
                                        (Additional increments: $1,000)

MAKE CHECKS PAYABLE TO: "WB&T/BCTC FUND IV ESCROW ACCOUNT"

IV. INVESTOR SIGNATURE (IF REQUIRED)

Investors who are residents of the states of Alabama, Arizona, Arkansas, California, Iowa, Maine, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon,
South Dakota, Texas, Washington, and Wisconsin must make the following representations and sign below. In addition, certain Soliciting Dealers have internally determined that Investor Signatures will be required. Each Account Executive should consult with his or her central office regarding an Investor Signature requirement. If there is such a requirement, please have your client complete the information and make the representations that follow by signing below.

I hereby confirm that I have received a Prospectus relating to the offering of Beneficial Assignee Certificates ("BACs") representing assignments of limited partnership interests in Boston Capital Tax Credit Fund IV L.P. and that I meet the minimum suitability standards regarding annual income and net worth as disclosed in the Prospectus.

  Signature of First Investor                           Date

---------------------------------------------------------------------------

  Signature of Second Investor                          Date

---------------------------------------------------------------------------

  FOR INTERNAL USE ONLY
  B/D No.                     Check No.            - CONTINUED ON THE OTHER SIDE

  -------------------------   -----------------

                                 BOSTON CAPITAL TAX CREDIT FUND IV INVESTOR FORM side two

V.  BROKER/DEALER INFORMATION

/ / Please check if new address


  Account Executive Broker/Dealer Firm

----------------------------------------       --------------------------------

  Account Executive's Branch Address

-------------------------------------------------------------------------------

  City                 State       Zip Code         Telephone

-------------------  ---------   ---------------  -----------------------------

                       Fax Number (OPTIONAL)         E-mail Address

                     ----------------------------  ---------------------------

The undersigned represents that he has complied with the requirements of the rules of fair practice of the NASD with respect to the subscriber whose name appears on the above Investor Form and hereby certifies that he has reasonable grounds to believe on the basis of information obtained from the investor concerning his objectives, financial situation and needs and any other information known to the undersigned that the investment in the interests is suitable for the investor, and, in addition, has informed the investor as to the lack of liquidity and marketability of the interests.

  Account Executive's Signature
  and/or Branch Manager                               Date

--------------------------------------------------  ---------------------------


           MAKE CHECKS PAYABLE TO: "WB&T/BCTC FUND IV ESCROW ACCOUNT"
              Submit Documents To:  BOSTON CAPITAL SERVICES
                                    ESCROW ADMINISTRATOR
                                    ONE BOSTON PLACE, SUITE 2100
                                    BOSTON, MASSACHUSETTS 02108-4406
                                    (617) 624-8900 OR (800) 866-2282

                                 BOSTON CAPITAL
                             TAX CREDIT FUND IV L.P.

                                       IV

                                   PROSPECTUS

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
Suitability of an Investment in Certificates                                   3
Summary                                                                       14
Additional Summary Information for Corporate Investors                        27
Estimated Use of Proceeds                                                     32
Risk Factors                                                                  34
Fiduciary Responsibility of Boston Associates                                 43
Conflicts of Interest                                                         45
Compensation and Fees                                                         51
Investment Objectives and Acquisition Policies                                55
Investment in Operating Partnerships                                          71
Tax Credit Programs                                                           72
Government Assistance Programs                                                83
Management                                                                    94
Prior Performance of Boston Associates and Its Affiliates                    101
Description of Certificates                                                  106
Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals  109
Federal Income Tax Matters                                                   113
The Offering                                                                 162
Summary of Provisions of the Fund Agreement                                  168
Sales Literature                                                             174
Experts                                                                      174
Investor Reports                                                             174
Legal Matters                                                                175
Registration Statement                                                       175
Glossary                                                                     176
Reports of Independent Certified Public Accountants, Financial
Statements and Tabular Information Concerning Prior Limited
Partnerships                                                                 I-1
Exhibit A--Fund Agreement                                                    A-1
Exhibit B--Investor Form                                                     B-1

                          BOSTON CAPITAL/SERVICES, INC.
                          One Boston Place, Suite 2100
                              Boston, MA 02108-4406
                        (617) 624-8900 or (800) 866-2282
                              www.BostonCapital.com

For a period of ninety days after the date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in the distribution, may be required to deliver a prospectus. This obligation is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.